UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
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ev3 Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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3033 Campus Drive
Plymouth, Minnesota 55441
April 9, 2010
Dear Fellow Stockholders:
We are pleased to invite you to join us for the ev3 Inc. Annual Meeting of Stockholders to be held on Tuesday, May 25, 2010, at 2:00 p.m., local time, at our new corporate offices located at 3033 Campus Drive, Plymouth, Minnesota 55441. Details about the meeting, nominees for election to the Board of Directors and other matters to be acted on at the meeting are presented in the Notice of Annual Meeting of Stockholders and proxy statement that follow.
It is important that your shares be represented at the meeting, regardless of the number of shares you hold and whether you plan to attend the meeting in person. Accordingly, please exercise your right to vote by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials you received for the meeting or, if you received a paper copy of the proxy materials, by completing, signing, dating and returning your proxy card or by using Internet or telephone voting as described in the proxy statement.
We are again pleased this year to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our meeting.
On behalf of ev3’s Board of Directors and management, it is our pleasure to express our appreciation for your continued support.
Sincerely,

/s/ Robert J. Palmisano	/s/ Daniel J. Levangie
Robert J. Palmisano	Daniel J. Levangie
President and Chief Executive Officer	Chairman of the Board
Your vote is important. Please exercise your right to vote as soon as possible by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials you received for the meeting or, if you received a paper copy of the proxy materials, by completing, signing, dating and returning your proxy card or by using Internet or telephone voting as described in the proxy statement. By doing so, you may save us the expense of additional solicitation.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 25, 2010

To the Stockholders of ev3 Inc.:
     The Annual Meeting of Stockholders of ev3 Inc., a Delaware corporation, will be held on Tuesday, May 25, 2010, at 2:00 p.m., local time, at ev3’s corporate offices at 3033 Campus Drive, Plymouth, Minnesota 55441 for the following purposes:
1.	To elect three directors, each to serve for a term of three years.

2.	To consider a proposal to approve the ev3 Inc. Third Amended and Restated 2005 Incentive Plan.

3.	To consider a proposal to approve the ev3 Inc. Amended and Restated Employee Stock Purchase Plan.

4.	To consider a proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2010.

5.	To transact such other business as may properly come before the meeting or any adjournment of the meeting.
     Only stockholders of record at the close of business on March 29, 2010 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof. A stockholder list will be available at ev3’s corporate offices beginning May 14, 2010 during normal business hours for examination by any stockholder registered on ev3’s stock ledger as of the record date for any purpose germane to the annual meeting.

By Order of the Board of Directors,
/s/ Kevin M. Klemz
Kevin M. Klemz
Senior Vice President, Secretary and Chief Legal Officer

April 9, 2010
Plymouth, Minnesota

Page
Proxy Solicitation Costs	118
Other Business	118

3033 Campus Drive
Plymouth, Minnesota 55441

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
MAY 25, 2010

The board of directors of ev3 Inc. is soliciting your proxy for use at the 2010 Annual Meeting of Stockholders to be held on Tuesday, May 25, 2010. The board of directors expects to make available to our stockholders beginning on or about April 9, 2010 the Notice of Annual Meeting of Stockholders, this proxy statement and a form of proxy on the Internet or has sent these materials to stockholders.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
Our proxy statement and annual report to stockholders, which includes our annual report on Form 10-K, are available at www.proxyvote.com/ev3. Pursuant to rules adopted by the Securities and Exchange Commission, or SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice Regarding the Availability of Proxy Materials to certain of our stockholders of record and beneficial owners (excluding those stockholders of record and beneficial owners who previously have requested that they receive electronic or paper copies of our proxy materials). All stockholders have the ability to access our proxy materials on the website referred to in the Notice Regarding the Availability of Proxy Materials or request to receive a printed set of our proxy materials. Instructions on how to access our proxy materials over the Internet or to request a printed copy may be found in the Notice Regarding the Availability of Proxy Materials. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. We believe that this process should expedite your receipt of our proxy materials, lower the costs of our Annual Meeting and reduce the environmental impact of our meeting.
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Date, Time, Place and Purposes of Meeting
The Annual Meeting of Stockholders of ev3 Inc. will be held on Tuesday, May 25, 2010, at 2:00 p.m., local time, at ev3’s corporate offices located at 3033 Campus Drive, Plymouth, Minnesota 55441, for the purposes set forth in the Notice of Annual Meeting of Stockholders.

Who Can Vote
Stockholders of record at the close of business on March 29, 2010 will be entitled to notice of and to vote at the meeting or any adjournment of the Annual Meeting. As of that date, there were 112,945,011 shares of our common stock outstanding. Each share of our common stock is entitled to one vote on each matter to be voted on at the Annual Meeting. Stockholders are not entitled to cumulate voting rights.
How You Can Vote
Your vote is important. Whether you hold shares directly as a stockholder of record or beneficially in “street name” (through a broker, bank or other nominee), you may vote your shares without attending the Annual Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your stockbroker or nominee.
If you are a stockholder whose shares are registered in your name, you may vote your shares in person at the meeting or by one of the three following methods:
•	Vote by Internet, by going to the web address http://www.proxyvote.com and following the instructions for Internet voting shown on the Notice of Internet Availability of Proxy Materials or on your proxy card.

•	Vote by Telephone, by dialing 1-800-690-6903 and following the instructions for telephone voting.

•	Vote by Proxy Card, by completing, signing, dating and mailing the enclosed proxy card in the envelope provided if you received a paper copy of these proxy materials. If you vote by Internet or telephone, please do not mail your proxy card.
If your shares are held in street name, you may receive a separate voting instruction form or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically using the Internet or telephone.
The deadline for voting by telephone or by using the Internet is 11:59 p.m., Eastern Daylight Savings Time, on Monday, May 24, 2010. Please see the Notice of Internet Availability of Proxy Materials, your proxy card or the information your bank, broker, or other holder of record provided to you for more information on your options for voting.
If you return your signed proxy card or use Internet or telephone voting before the Annual Meeting, the named proxies will vote your shares as you direct. You have three choices on each matter to be voted on.
For the election of directors, you may:
•	Vote FOR any one or more of the three nominees for director,

•	Vote AGAINST any one or more of the three nominees for director or

•	ABSTAIN from voting on any one or more of the three nominees for director.

For each of the other proposals, you may:
•	Vote FOR the proposal,

•	Vote AGAINST the proposal or

•	ABSTAIN from voting on the proposal.
If you send in your proxy card or use Internet or telephone voting, but do not specify how you want to vote your shares, the proxies will vote your shares FOR all three of the nominees for director and FOR all of the other proposals set forth in the Notice of Annual Meeting of Stockholders.
How Does the Board Recommend that You Vote
The board of directors unanimously recommends that you vote FOR the three nominees for director and FOR the approval of all of the other proposals set forth in the Notice of Annual Meeting of Stockholders.
How You May Revoke or Change Your Vote
If you are a stockholder whose shares are registered in your name, you may revoke your proxy at any time before it is voted by one of the following methods:
•	Submitting another proper proxy with a more recent date than that of the proxy first given by following the Internet or telephone voting instructions or completing, signing, dating and returning a proxy card to us.

•	Sending written notice of revocation to our Corporate Secretary.

•	Attending the Annual Meeting and voting by ballot.
Quorum Requirement
The presence at the Annual Meeting, in person or by proxy, of the holders of a majority (56,472,506 shares) of the outstanding shares of our common stock as of the record date will constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by proxies marked “For,” “Against” or “Abstain” are counted in determining whether a quorum is present. In addition, a “broker non-vote” is counted in determining whether a quorum is present. A “broker non-vote” is a proxy returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received by the broker from the customer, and the broker does not have discretionary authority to vote on behalf of such customer on such matter.
Vote Required
Assuming a quorum is represented at the Annual Meeting, either in person or by proxy, the election of the three nominees for director will be decided by a majority vote, which under our bylaws means the number of shares voted “For” a director must exceed the number of votes cast “Against” that director. Pursuant to our corporate governance guidelines, each of the three nominees for director has agreed to tender an irrevocable offer of resignation which will be automatically effective upon such person’s receiving, in an uncontested election, less than the requisite vote necessary for such person’s re-election pursuant to our bylaws. In the event that a nominee for re-election fails to receive the requisite vote in an uncontested election, the nominating, corporate governance and compliance committee of our board of directors will consider the resignation offer and make a recommendation to our board of directors. The independent members of our board of directors will then act on the nominating, corporate governance and compliance committee’s recommendation within 90 days following certification of the stockholder vote.
The approval of each of the other proposals described in this proxy statement requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy and entitled to vote. In addition, under the Listing Rules of the NASDAQ Stock Market, the approval of the ev3 Inc. Third Amended and Restated 2005 Incentive Plan (Proposal Two) and the approval of the ev3 Inc. Amended and Restated Employee Stock Purchase Plan (Proposal Three) require the affirmative vote of a majority of the total votes cast on the proposal.
If your shares are held in “street name” and you do not indicate how you wish to vote, your broker is permitted to exercise its discretion to vote your shares on certain “routine” matters. The election of directors (Proposal One), the approval of the ev3 Inc. Third Amended and Restated 2005 Incentive Plan (Proposal Two) and the approval of the ev3 Inc. Amended and Restated Employee Stock Purchase Plan (Proposal Three) are not “routine” matters; whereas, the ratification of the selection of our independent registered public accounting firm (Proposal Four) is a “routine” matter. Accordingly, if you do not direct your broker how to vote for a director in Proposal One or how to vote for Proposal Two or Proposal Three, your broker may not exercise discretion and may not vote your shares. For purposes for Proposal One, Proposal Two and Proposal Three, broker non-votes are considered to be shares represented by proxy at the meeting but are not considered to be shares “entitled to vote” or “votes cast” at the meeting. As such, a broker non-vote will not be counted as a vote “For” or “Against” with respect to a director in Proposal One or a vote “For” or “Against” Proposal Two or Proposal Three and, therefore, will have no effect on the outcome of the vote on any such proposal. Proxies marked “Abstain” will be counted in determining the total number of shares “entitled to vote” and “votes cast” on each of the proposals and will have the effect of a vote “Against” a director or a proposal.

STOCK OWNERSHIP

Significant Stockholders
The following table sets forth information as to individuals and entities that have reported to the SEC or have advised us that they are a beneficial owner, as defined by the SEC’s rules and regulations, of more than five percent of our outstanding common stock.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
Warburg, Pincus Equity Partners, L.P.(1)	27,151,570	24.0%
FMR LLC(2)	16,838,219	14.9%
Individuals and Entities Affiliated with John B. Simpson, Ph.D., M.D.(3)	8,428,581	7.5%
D.E. Shaw Valence Portfolios, L.L.C.(4)	7,323,417	6.5%

(1)	According to a Schedule 13D/A filed with the SEC on August 4, 2009, each of Warburg, Pincus Equity Partners, L.P., a Delaware limited partnership, Warburg Pincus Partners LLC, a New York limited liability company, Warburg Pincus & Co., or WP, a New York general partnership, and Warburg Pincus LLC, or WP LLC, a New York limited liability company (collectively referred to as the “Warburg Pincus Entities”), shares with the other Warburg Pincus Entities the voting and investment control of all of the shares of common stock such Warburg Pincus Entity may be deemed to beneficially own. Charles R. Kaye and Joseph P. Landy are each managing general partners of WP and co-presidents and managing members of WP LLC and may be deemed to control each of the Warburg Pincus Entities. Each of these individuals disclaims beneficial ownership of all shares of common stock of ev3 that the Warburg Pincus Entities may be deemed to beneficially own. The address of the Warburg Pincus Entities is 450 Lexington Avenue, New York, New York 10017.

(2)	According to a Schedule 13G/A filed with the SEC on February 16, 2010, FMR LLC had sole power to vote 113,842 shares and FMR LLC and Edward C. Johnson, III had sole power to dispose of 16,838,219 shares. Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, is also deemed to beneficially own 16,724,377 shares in its capacity as an investment adviser to various investment companies. The address of FMR LLC and Edward C. Johnson, III is 82 Devonshire Street, Boston, MA 02109.

(3)	According to the most recent Schedule 13D/A filed by Dr. Simpson with the SEC on November 28, 2007 and information known to ev3. Includes: (i) 541 shares directly held by Dr. Simpson, (ii) 6,629,180 shares held by The Simpson Family Trust, of which John B. Simpson, Ph.D., M.D. and his spouse Rita Lynn Simpson serve as co-trustees and share voting and investment control; (iii) 800,263 shares held by the John David Simpson Trust II, a trust for the benefit of Dr. and Ms. Simpson’s son, of which Dr. and Mrs. Simpson serve as co-trustees and share voting and investment control; (iv) 292,787 shares held by FoxHollow, a California limited partnership, of which Dr. and Mrs. Simpson serve as co-general partners and share voting and investment control; (v) 53,832 shares personally held by Ms. Simpson, individually, which shares she shares voting and investment control with her spouse, Dr. Simpson; (vi) 325,989 shares held by the John Bush Simpson Annuity Trust III, of which Dr. Simpson serves as sole trustee; and (vii) 325,989 shares held by the Rita Lynn Simpson Annuity Trust III, of which Dr. Simpson serves as sole trustee. Dr. and Mrs. Simpson disclaim beneficial ownership of the shares, except to the extent of their individual respective pecuniary interest therein. The address of Dr. and Mrs. Simpson and their affiliated entities is 309 Manuella Avenue, Woodside, California 94062.

(4)	According to a Schedule 13G/A filed with the SEC on February 16, 2010, David E. Shaw and D.E. Shaw & Co., L.P. each beneficially own 7,323,417 shares in the name of D. E. Shaw Valence Portfolios, L.L.C., each with shared voting power. David E. Shaw does not own any shares directly. By virtue of David E. Shaw’s position as president and sole shareholder of D. E. Shaw & Co., Inc., which is the general partner of D. E. Shaw & Co., L.P., which in turn is the investment adviser and the managing member of D. E. Shaw Valence Portfolios, L.L.C., David E. Shaw may be deemed to have the shared power to vote or direct the vote of, and the shared power to dispose or direct the disposition of, the 7,323,417 shares as described above and, therefore, David E. Shaw may be deemed to be the beneficial owner of such shares. David E. Shaw disclaims beneficial ownership of such 7,323,417 shares. The address of D.E. Shaw Valence Portfolios, L.L.C. is 120 W. 45th Street, Tower 45, 39th Floor, New York, New York 10036.

Directors and Executive Officers
The following table sets forth information known to us regarding the beneficial ownership of our common stock as of March 29, 2010 for:
•	each of our current directors and nominees for directors;

•	our current President and Chief Executive Officer, our current Senior Vice President and Chief Financial Officer, our former Senior Vice President and Chief Financial Officer and other current executive officers named in the Summary Compensation Table under the heading “Executive Compensation—Summary of Cash and Other Compensation” (we collectively refer to these persons as our “named executive officers”); and

•	all of our current directors and executive officers as a group.
The number of shares beneficially owned by a person includes shares subject to options held by that person that are currently exercisable or that become exercisable within 60 days of March 29, 2010, shares subject to stock grants which vest over time and/or upon the achievement of certain milestones and are subject to forfeiture until vested and shares subject to restricted stock units which vest over time and/or upon the achievement of certain milestones and become issuable within 60 days of March 29, 2010. Percentage calculations assume, for each person and group, that all shares that may be acquired by such person or group pursuant to options currently exercisable or that become exercisable or restricted stock units that vest within 60 days of March 29, 2010 are outstanding for the purpose of computing the percentage of common stock owned by such person or group. However, those unissued shares of common stock described above are not deemed to be outstanding for calculating the percentage of common stock owned by any other person.
Except as otherwise indicated, the persons in the following table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and subject to the information contained in the notes to the table. Unless otherwise indicated, the address for each of the individuals in the table below is c/o ev3 Inc., 3033 Campus Drive, Plymouth, Minnesota 55441.

	Shares Beneficially Owned(1)(2)
Name	Number	Percentage
Directors:
John K. Bakewell	96,488	*
Jeffrey B. Child	130,524	*
Richard B. Emmitt(3)	2,005,352	1.8%
Douglas W. Kohrs	100,379	*
Daniel J. Levangie	146,488	*
John L. Miclot	32,359	*
Robert J. Palmisano	730,862	*
Thomas E. Timbie	166,488	*
Elizabeth H. Weatherman(4)	27,233,298	24.1%
Named Executive Officers:
Robert J. Palmisano	730,862	*
Shawn McCormick	98,204	*
Patrick D. Spangler(5)	90,942	*
Pascal E.R. Girin	512,757	*
Stacy Enxing Seng	476,690	*
Brett A. Wall	154,407	*
All directors and executive officers as a group (18 persons) (6)	32,514,114	28.2%

*	Represents beneficial ownership of less than one percent of our common stock.

(1)	Includes for the persons listed below the following shares subject to options held by that person that are currently exercisable or become exercisable within 60 days of March 29, 2010, shares subject to restricted stock grants which vest over time and/or upon the achievement of certain milestones and are subject to forfeiture until vested, and shares subject to restricted stock units which vest over time and/or upon the achievement of certain milestones and will become issuable within 60 days of March 29, 2010:

Name	Stock Options	Restricted Stock	Restricted Stock Units
Directors:
John K. Bakewell	80,617	4,148	—
Jeffrey B. Child	110,337	4,148	—
Richard B. Emmitt	65,857	4,148	—
Douglas W. Kohrs	84,621	7,897	—
Daniel J. Levangie	80,617	4,148	—
John L. Miclot	16,768	7,796	—
Robert J. Palmisano	626,353	79,743	—
Thomas E. Timbie	150,617	4,148	—
Elizabeth H. Weatherman	65,857	4,148	—
Named Executive Officers:
Robert J. Palmisano	626,353	79,743	—
Shawn McCormick	46,667	45,303	—
Patrick D. Spangler	78,906	12,036	—
Pascal E.R. Girin	311,904	25,941	123,388
Stacy Enxing Seng	349,411	90,170	—
Brett A. Wall	113,498	34,429	—
All directors and executive officers as a group (18 persons)	2,472,665	501,291	123,388

(2)	Includes 3,196,750 shares held by Ms. Weatherman in a securities brokerage account, which in certain circumstances under the terms of the standard brokerage account form may involve a pledge of such shares as collateral.

(3)	Vertical Fund I., L.P. (“VF-I”) and Vertical Fund II, L.P. (“VF-II”), each of which is a Delaware limited partnership, own shares of ev3’s common stock. Mr. Emmitt is a member and manager of The Vertical Group GP, LLC, a limited liability company, that, through other entities, controls the investment decisions made on behalf of VF-I and VF-II (collectively, the “Funds”), and Mr. Emmitt may therefore be deemed to be a beneficial owner of the shares owned by the Funds. Mr. Emmitt disclaims beneficial ownership of the shares owned by the Funds except to the extent of his indirect pecuniary interest therein. Mr. Emmitt’s address is c/o The Vertical Group, 25 DeForest Avenue, Summit, New Jersey 07901.

(4)	Ms. Weatherman is a managing director and member of WP LLC and a general partner of WP. 27,151,570 shares indicated as owned by Ms. Weatherman are included because of her affiliation with the Warburg Pincus Entities. Ms. Weatherman disclaims beneficial ownership of all shares owned by the Warburg Pincus Entities. Ms. Weatherman’s address is c/o Warburg Pincus LLC, 450 Lexington Avenue, New York, New York 10017. See note (1) to the significant stockholders ownership table above.

(5)	Mr. Spangler resigned as Senior Vice President and Chief Financial Officer effective January 19, 2009.

(6)	Includes shares beneficially owned by our current directors and executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and all persons who beneficially own more than 10 percent of the outstanding shares of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Directors, executive officers and greater than 10 percent beneficial owners are also required to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based on review of the copies of such reports and amendments to such reports furnished to us with respect to the year ended December 31, 2009, and based on written representations by our directors and executive officers, all required Section 16 reports under the Securities Exchange Act of 1934, as amended, for our directors, executive officers and beneficial owners of greater than 10 percent of our common stock were filed on a timely basis during the year ended December 31, 2009.

PROPOSAL ONE — ELECTION OF DIRECTORS

Board Structure; Number of Directors
As provided in our certificate of incorporation, our board of directors is divided into three staggered classes of directors of the same or nearly the same number. At each annual meeting of stockholders, a class of directors is elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The term of the directors will expire upon election and qualification of successor directors at the 2012 annual meeting of stockholders for the Class I directors, at the 2010 annual meeting of stockholders for the Class II directors and at the 2011 annual meeting of stockholders for the Class III directors.
Our current directors and their respective classes and terms are as follows:

Class III Directors —
Class II Directors — Term Ending	Term Ending at 2011	Class I Directors — Term Ending
at 2010 Annual Meeting	Annual Meeting	at 2012 Annual Meeting
John K. Bakewell	Daniel J. Levangie	Jeffrey B. Child
Richard B. Emmitt	Robert J. Palmisano	John L. Miclot
Douglas W. Kohrs	Elizabeth H. Weatherman	Thomas E. Timbie
On February 10, 2010, our board of directors nominated the following three individuals to serve as Class II directors with three-year terms expiring at our 2013 annual meeting of stockholders: John K. Bakewell, Richard B. Emmitt and Douglas W. Kohrs.
Our certificate of incorporation and bylaws provide that the number of directors that constitute our board of directors will be fixed from time to time by a resolution of the majority of our board of directors and will consist of at least five members. Our board of directors has fixed the number of directors at nine.
Under our certificate of incorporation, our board of directors has the power to fill vacancies on our board resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the authorized number of directors. Any director so elected by our board will hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new directorship is apportioned, and until such director’s successor is elected and qualified. Any additional directorships resulting from any increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.
Board Designation Rights
We and certain of our stockholders, including Warburg, Pincus Equity Partners, L.P. and certain of its affiliates (collectively, “Warburg Pincus”), Vertical Fund I, L.P. and Vertical Fund II, L.P. (collectively, the “Vertical Funds”), and members of our management, are parties to a holders agreement, which includes terms relating to the composition of our board of directors. The holders agreement requires us to nominate and use our best efforts to have elected to our board of directors:
•	two persons designated by Warburg Pincus and the Vertical Funds if Warburg Pincus and the Vertical Funds collectively beneficially own 20 percent or more of our common stock; or

•	one person designated by Warburg Pincus and the Vertical Funds if Warburg Pincus and the Vertical Funds collectively beneficially own at least 10 percent but less than 20 percent of our common stock.

Mr. Emmitt and Ms. Weatherman are the current designees under the holders agreement. In the event any director designated by Warburg Pincus and the Vertical Funds is unable to serve or is removed or withdraws from our board of directors, Warburg Pincus and the Vertical Funds will have the right to designate a substitute for such director. We and certain of our stockholders, including certain members of our management party to the holders agreement, have agreed to take all action within our or their respective power, including the voting of shares of common stock owned by us or them as is necessary to cause the election of the substitute director designated by Warburg Pincus and the Vertical Funds or to, upon the written request of Warburg Pincus and the Vertical Funds, remove with or without cause a director previously designated by such institutional investors.
Nominees for Director
The three nominees for election at the 2010 Annual Meeting are John K. Bakewell, Richard B. Emmitt and Douglas W. Kohrs. All of these nominees are current members of our board of directors and have consented to serve if elected. Proxies can only be voted for the number of persons named as nominees in this proxy statement, which is three.
Board Recommendation
The board of directors unanimously recommends a vote FOR the election of the three nominees named above.
If prior to the Annual Meeting, the board of directors should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the board of directors. Alternatively, the proxies, at the discretion of the board of directors, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The board of directors has no reason to believe that any of the nominees will be unable to serve.
Information About Board Nominees and Other Directors
The following table sets forth certain information that has been furnished to us by each director and each person who has been nominated by our board of directors to serve as a director of our company.

Name of Nominee/Director	Age	Principal Occupation	Director Since
Nominees for election as Class II directors for three-year terms expiring 2013
John K. Bakewell(1)	48	Executive Vice President and Chief Financial Officer of RegionalCare Hospital Partners, Inc.	2006
Richard B. Emmitt(2)	65	General Partner of The Vertical Group, L.P.	2005
Douglas W. Kohrs(3)	52	President and Chief Executive Officer of Tornier B.V.	2008

Class III directors not standing for election this year whose terms expire in 2011
Daniel J. Levangie(1)	59	Chairman of the Board of ev3 Inc. and President and Chief Executive Officer of Keystone Dental, Inc.	2007
Robert J. Palmisano	65	President and Chief Executive Officer of ev3 Inc.	2008
Elizabeth H. Weatherman(1)(3)	50	Managing Director of Warburg Pincus LLC	2005

Class I directors not standing for election this year whose terms expire in 2012
Jeffrey B. Child(1) (2)	50	Chief Financial Officer of a Family Office of an Unaffiliated Third Party	2007
John L. Miclot(3)	51	President and Chief Executive Officer of CCS Medical, Inc.	2008
Thomas E. Timbie(2)	52	President of Timbie & Company, LLC	2005

(1)	Member of nominating, corporate governance and compliance committee

(2)	Member of audit committee

(3)	Member of compensation committee
Additional Information About Board Nominees and Other Directors
The following paragraphs provide information about each nominee and each director not standing for election, including all positions he or she holds, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he or she currently serves as a director or has served as a director during the past five years. We believe that all of our director nominees and directors display personal and professional integrity; satisfactory levels of education and/or business experience; broad-based business acumen; an appropriate level of understanding of our business and its industry and other industries relevant to our business; the ability and willingness to devote adequate time to the work of our board and its committees; a fit of skills and personality with those of our other directors that helps build a board that is effective, collegial and responsive to the needs of our company; strategic thinking and a willingness to share ideas; a diversity of experiences, expertise and background; and the ability to represent the interests of all of our stockholders. The information presented below regarding each nominee or director also sets forth specific experience, qualifications, attributes and skills that led our board to the conclusion that he or she should serve as a director in light of our business and structure.
Nominees for Election as Class II Directors for Three-Year Terms Expiring in 2013
John K. Bakewell has served as one of our directors since April 2006. Mr. Bakewell currently serves as Executive Vice President and Chief Financial Officer of RegionalCare Hospital Partners, Inc., a privately-held acquirer and operator of acute care hospitals in non-urban markets, a position he has held since January 2010. From December 2000 to December 2009, Mr. Bakewell served as Executive Vice President and Chief Financial Officer of Wright Medical Group, Inc., a publicly-held orthopaedic medical device company. From July 1998 until December 2000, Mr. Bakewell served as Chief Financial Officer and Vice President of Finance and Administration with Altra Energy Technologies, Inc., a privately-held software and e-commerce solutions provider to the energy industry. From May 1993 to July 1998, Mr. Bakewell held the position of Vice President of Finance and Administration and Chief Financial Officer of Cyberonics, Inc., a publicly-held manufacturer of medical devices for the treatment of epilepsy and other neurological disorders. From October 1990 to May 1993, Mr. Bakewell served as Chief Financial Officer of ZEOS International Ltd., a publicly-held manufacturer and direct marketer of personal computers and related products. In addition to ev3, Mr. Bakewell currently serves on the board of directors of Keystone Dental, Inc., a privately-held dental implant medical device company. We believe Mr. Bakewell’s qualifications to sit on our board of directors include his significant financial experience, including his service as a chief financial officer of two publicly-held medical device companies.
Richard B. Emmitt has served as one of our directors since June 2005. Mr. Emmitt was a member of the board of managers of ev3 LLC from August 2003 through the date of the merger of ev3 LLC with and into ev3 in June 2005. Since 1989, Mr. Emmitt has been a General Partner, or a principal of a General Partner, of The Vertical Group, L.P., a privately-held investment management and venture capital firm focused on the medical device and biotechnology industries. Mr. Emmitt currently serves on the board of directors of American Medical Systems Holdings, Inc., a publicly-held company, and previously served on the board of directors of public companies including SciMed Life Systems, Wright Medical Group, Inc., and Xomed Surgical. Mr. Emmitt also serves on the board of directors of BioSET, Inc., ENTrigue Surgical, Inc., Galil Medical, Inc., Incumed, Inc., Tepha, Inc. and Tornier B.V. (Dutch), all privately-held companies. We believe Mr. Emmitt’s qualifications to sit on our board of directors include his experience with a venture capital firm focused on the medical device industry and his current and prior service on multiple other medical device company boards of directors.
Douglas W. Kohrs has served as one of our directors since August 2008. Mr. Kohrs currently serves as President and Chief Executive Officer of Tornier B.V., a privately-held global orthopedic company, a position he has held since July 2006. Mr. Kohrs served as Chief Executive Officer of American Medical Systems Holdings, Inc., a publicly-held company, from April 1999 until January 2005. He served on the board of directors of American Medical Systems Holdings from 1999 to May 2006, and served as chairman of the board from March 2004 to May 2006. In addition to ev3, Mr. Kohrs currently serves on the board of directors of Tornier B.V., a privately-held company, and The Institute for Health Technology Studies (InHealth), a not-for-profit medical device research organization. During the past five years, Mr. Kohrs previously served on the board of directors of Kyphon Inc., which was then a publicly-held company. Mr. Kohrs previously served as one of our directors from June 2005 until October 2007 at which time Mr. Kohrs voluntarily resigned in order to facilitate the completion of our merger with FoxHollow Technologies, Inc. We believe Mr. Kohrs’s qualifications to sit on our board of directors include his prior service as the chief executive officer of a publicly-held medical device company and his current service as the chief executive officer of a global orthopedic company, his current and prior service on several other medical device company boards of directors.
Class III Directors Not Standing for Election this Year Whose Terms Expire in 2011
Daniel J. Levangie has served as our Chairman of the Board since April 2008 and as one of our directors since February 2007. Mr. Levangie currently serves as a member of the board of directors and the President and Chief Executive Officer of Keystone Dental, Inc., a privately-held dental implant medical device company, and serves as a Managing Partner of Constitution Medical Investors, Inc., a Boston-based private investment firm focused on healthcare sector-related acquisitions. From July 2006 to October 2007, Mr. Levangie served as the President, Surgical Products Division, and as an Executive Vice President and director of Cytyc Corporation, a publicly-held leading provider of surgical and diagnostic products targeting women’s health and cancer, since July 2006. Prior to July 2006, Mr. Levangie held several positions with Cytyc, including Executive Vice President and Chief Operating Officer from July 2000 to June 2002, Chief Executive Officer and President of Cytyc Health Corporation from July 2002 to December 2003 and Executive Vice President and Chief Commercial Officer from January 2004 to June 2006. In addition to ev3, Mr. Levangie currently serves on the board of directors of Dune Medical Devices Ltd., a privately-held medical device company. During the past five years, Mr. Levangie previously served on the board of directors of Cytyc Corporation and Hologic Inc., a publicly-held company. We believe Mr. Levangie’s qualifications to sit on our board of directors include his prior service as an executive officer and director of a publicly-held medical device company, his current service as the chief executive officer of a medical device company, and his service on several other medical device company boards of directors.
Robert J. Palmisano has served as our President and Chief Executive Officer and as one of our directors since April 2008. Mr. Palmisano served as President and Chief Executive Officer of IntraLase Corp., a publicly-held company engaged in the design, development and manufacture of laser products for vision correction, from April 2003 to April 2007, when IntraLase was acquired by Advanced Medical Optics, Inc. From April 2001 to April 2003, Mr. Palmisano was the President, Chief Executive Officer and a director of MacroChem Corporation, a privately-held development stage pharmaceutical corporation. From April 1997 to January 2001, Mr. Palmisano served as President and Chief Executive Officer and a director of Summit Autonomous, Inc., a publicly-held global medical products company that was acquired by Alcon, Inc. in October 2000. Prior to 1997, Mr. Palmisano held various executive positions with Bausch & Lomb Incorporated, a then publicly-held global eye care company. Mr. Palmisano earned his B.A. in Political Science from Providence College. Mr. Palmisano serves on the board of directors of

Osteotech, Inc., a publicly-held company, Bausch & Lomb Incorporated and LenSx Lasers Inc., both privately-held companies and is a member of the Board of Trustees for Providence College in Providence, Rhode Island. During the past five years, Mr. Palmisano previously served on the board of directors of Abbott Medical Optics Inc., a publicly-held company. We believe Mr. Palmisano’s qualifications to sit on our board of directors include his depth of knowledge of our company and its day-to-day operations and the medical device industry due to his service as our chief executive officer, his current and prior service as a director of multiple medical device companies, and his prior service as an executive officer of multiple medical device companies.
Elizabeth H. Weatherman has served as one of our directors since June 2005. Ms. Weatherman was a member of the board of managers of ev3 LLC from August 2003 through the date of the merger of ev3 LLC with and into ev3 in June 2005. Ms. Weatherman is a General Partner of privately-held Warburg Pincus & Co., a Managing Director of Warburg Pincus LLC and a member of the firm’s Executive Management Group. Ms. Weatherman joined Warburg Pincus in 1988 and is currently responsible for the firm’s U.S. healthcare investment activities. In addition to ev3, Ms. Weatherman currently serves on the board of directors of Adlens Beacon, Inc., Bausch & Lomb, Inc., Keystone Dental, Inc. and Tornier B.V. (Dutch), all privately-held companies. During the past five years, Ms. Weatherman previously served on the board of directors of American Medical Systems Holdings, Inc., Kyphon Inc., Wright Medical Group, Inc., all publicly-held companies, as well as Bacchus Vascular, Inc., Solarent Medical, Inc. and Velocimed LLC, all privately-held companies. We believe Ms. Weatherman’s qualifications to sit on our board of directors include her experience leading the healthcare investment activities at a private equity firm and her service on multiple other medical device company boards of directors.
Class I Directors Not Standing for Election this Year Whose Terms Expire in 2012
Jeffrey B. Child has served as one of our directors since October 2007 when he was elected to our board of directors in connection with our merger with FoxHollow Technologies, Inc. Mr. Child has served as Chief Financial Officer of a family office of a privately-held unaffiliated third party since July 2004. From February 1999 through June 2003, Mr. Child served as a Managing Director, U.S. Equity Capital Markets at Banc of America Securities LLC, a subsidiary of publicly-held Bank of America Corporation. Prior to that time, he served as a Managing Director in the Healthcare Group at Banc of America Securities. Mr. Child currently serves on the board of directors of AMERIGROUP Corporation, a publicly-held multi-state managed healthcare company. Mr. Child also serves as a Trustee of the Menlo Park City School District Board of Education. During the past five years, Mr. Child previously served on the board of directors of FoxHollow Technologies, Inc., a then publicly-held company. We believe Mr. Child’s qualifications to sit on our board of directors include his years of financial experience, including his experience in healthcare investment activities at an investment bank, and his prior experience on the board of directors of a publicly-traded medical device company.
John L. Miclot has served as one of our directors since December 2008. Mr. Miclot currently serves as President and Chief Executive Officer of CCS Medical, Inc., a privately-held provider of home healthcare products, such as insulin pumps, incontinence products and respiratory equipment, a position he has held since November 2008. On July 8, 2009, CCS Medical, Inc. and its 18 related companies filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware seeking reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Bankruptcy Code. Prior to joining CCS Medical, Inc., Mr. Miclot served as Chief Executive Officer of Phillips Home Healthcare Solutions, a privately-held company, since March 2008, when Phillips acquired Respironics, Inc., a provider of sleep and respiratory products. From December 2003 to March 2008, Mr. Miclot served as President and Chief Executive Officer of Respironics, Inc., a publicly-held company. Prior to that position, Mr. Miclot served in various positions at Respironics, Inc. from 1998 to 2003, including Chief Strategic Officer and President of the Homecare Division. His previous employer, Healthdyne Technologies, Inc., a medical device company, was acquired by Respironics, Inc. in 1998. Mr. Miclot served in various positions at Healthdyne Technologies, Inc., including Senior Vice President, Sales and Marketing, from 1995 to 1998. He began his career at DeRoyal Industries, Inc., a privately-held company, and Baxter International Inc., a publicly-held company. In addition to ev3, Mr. Miclot currently serves on the board of directors of Pittsburgh Zoo & PPG Aquarium, Burger King Cancer Caring Center and the American Association for Homecare, all private companies, and Wright Medical Group, Inc., a public company. During the past five years, Mr. Miclot previously served on the board of directors of Medwave, Inc., a publicly-held company. We believe Mr. Miclot’s qualifications to sit on our board of directors his significant experience in the medical device industry, including his current and prior service as a chief executive officer of multiple medical device companies, and his service on several other medical device company boards of directors.
Thomas E. Timbie has served as one of our directors since June 2005. Mr. Timbie served as a Vice President of ev3 from April 2005 until June 2005 and as ev3’s Interim Chief Financial Officer from January 2005 until April 2005. Mr. Timbie was a member of the board of managers of ev3 LLC from March 2004. Since 2000, Mr. Timbie has been the President of Timbie & Company, LLC, a privately-held financial and management consulting firm that he founded. During 2000, Mr. Timbie was the Interim Vice President and Chief Financial Officer of e-dr. Network, Inc., a privately-held company, and from 1996 to 1999 he was the Vice President and Chief Financial Officer of Xomed Surgical Products, Inc., a then publicly-held company. In addition to ev3, Mr. Timbie currently serves on the board of directors of American Medical Systems Holdings, Inc., a publicly-held company, and Genoa Healthcare Group, LLC, a privately-held healthcare services company. During the past five years, Mr. Timbie previously served on the board of directors of Wright Medical Group Inc. and Acclarent, Inc., both publicly-held companies. We believe Mr. Timbie’s qualifications to sit on our board of directors include his years of financial experience in the medical device industry, including his prior experience as the chief financial officer of publicly-held companies, and his current and prior experience on the board of directors of other publicly-traded medical device companies.

CORPORATE GOVERNANCE
Corporate Governance Guidelines
Our board of directors has adopted corporate governance guidelines. A copy of these corporate governance guidelines can be found on the Investors—Corporate Governance section of our corporate website at www.ev3.net. Among the topics addressed in our corporate governance guidelines are:
•	Board size, composition and qualifications

•	Majority voting for directors and resignation policy

•	Board leadership and lead independent director duties

•	Board and committee meetings

•	Executive sessions of independent directors

•	Appropriate information and access

•	Conflicts of interest

•	Change of principal occupation and board memberships

•	Board compensation

•	Loans to directors and executive officers

•	Board and committee evaluations

•	Succession planning

•	Selection of director nominees

•	Director attendance at annual meetings of stockholders

•	Meeting attendance by directors and non-directors

•	Limitations on other directorships

•	Board committees

•	Ability to retain advisors

•	Retirement and term limits

•	Stock ownership by directors and executive officers

•	Board interaction with corporate constituencies

•	CEO evaluation

•	Director continuing education

•	Communication with directors
Director Independence
The board of directors has affirmatively determined that eight of our nine current directors — John K. Bakewell, Jeffrey B. Child, Richard B. Emmitt, Douglas W. Kohrs, Daniel J. Levangie, John L. Miclot, Thomas E. Timbie and Elizabeth H. Weatherman — are “independent directors” under the Listing Rules of the NASDAQ Stock Market. The Listing Rules of the NASDAQ Stock Market provide a non-exclusive list of persons who are not considered independent. For example, under these rules, a director who is, or during the past three years was, employed by the company or by any parent or subsidiary of the company, other than prior employment as an interim chairman or chief executive officer, would not be considered independent. No director qualifies as independent unless the board of directors affirmatively determines that the director does not have a material relationship with the listed company that would interfere with the exercise of independent judgment. In making an affirmative determination that a director is an “independent director,” the board of directors reviewed and discussed information provided by these individuals and by us with regard to each of their business and personal activities as they may relate to us and our management.
Board Leadership Structure
Under our corporate governance guidelines, the office of Chairman of the Board and Chief Executive Officer may or may not be held by one person. The board of directors believes it is best not to have a fixed policy on this issue and that it should be free to make this determination based on what it believes is best under the circumstances. However, the board of directors does strongly endorse the concept of an independent director being in a position of leadership. Under our corporate governance guidelines, if at any time the Chief Executive Officer and Chairman of the Board positions are held by the same person, our board of directors will elect an independent director as a lead independent director. The lead independent director will have the following duties and responsibilities in addition to such other duties and responsibilities as may be determined by the board of directors from time to time:
•	chairing the executive sessions of the board’s independent directors and calling meetings of the independent directors;

•	determining the agenda for the executive sessions of the independent directors, and participating with the Chairman of the Board in establishing the agenda for board meetings;.

•	coordinating feedback among the independent directors and our chief executive officer;

•	overseeing the development of appropriate responses to communications from stockholders and other interested persons addressed to the independent directors as a group; and

•	retaining, on behalf of the independent directors, legal counsel or other advisors as they deem appropriate in the conduct of their duties and responsibilities.
Robert J. Palmisano currently serves as our President and Chief Executive Officer and Daniel J. Levangie serves as our non-executive Chairman of the Board. Because the Chief Executive Officer and Chairman of the Board positions currently are not held by the same person, we do not have a lead independent director. We currently believe this leadership structure is in the best interests of our company and our stockholders and strikes the appropriate balance between the Chief Executive Officer’s responsibility for the strategic direction, day-to day-leadership and performance of our company and the Chairman’s responsibility to provide oversight of our company’s corporate governance and guidance to our chief executive officer and to set the agenda for and preside over board meetings.
At each regular board meeting, our independent directors meet in executive session with no company management present during a portion of the meeting. After each such executive session, our Chairman of the Board provides our Chief Executive Officer with actionable feedback from our independent directors.
Board Meetings and Attendance
Our board of directors held seven meetings during 2009. All of our directors attended 75 percent or more of the aggregate meetings of the board of directors (held during the period for which they had been a director) and all committees on which they served during 2009 (during the period that they served).
Board Committees
Our board of directors has three standing committees: audit committee, compensation committee and nominating, corporate governance and compliance committee. Each of these committees has the composition and responsibilities described below. Our board of directors may from time to time establish other committees to facilitate the management of our company and may change the composition and the responsibilities of our existing committees. Each committee has a charter which can be found on the Investors — Corporate Governance section of our corporate website at www.ev3.net.
The following table summarizes the current membership of each of our three board committees. Each of the members of the audit committee, compensation committee and nominating, corporate governance and compliance committee is an “independent director” under the Listing Rules of the NASDAQ Stock Market.

Nominating,
Corporate Governance
Director	Audit	Compensation	and Compliance
John K. Bakewell	—	—	✓
Jeffrey B. Child	✓	—	Chair
Richard B. Emmitt	✓	—	—
Douglas W. Kohrs	—	✓	—
Daniel J. Levangie	—	—	✓
John L. Miclot	—	Chair	—
Robert J. Palmisano	—	—	—
Thomas E. Timbie	Chair	—	—
Elizabeth H. Weatherman	—	✓	✓
Audit Committee
Responsibilities. Our audit committee oversees a broad range of issues surrounding our accounting and financial reporting processes and audits of our financial statements. More specifically, our audit committee’s duties and responsibilities include, among others:
•	assist our board of directors in monitoring the integrity of our financial statements, our compliance with legal and regulatory requirements as they relate to our financial statements and financial reporting obligations, our independent registered public accounting firm’s qualifications and independence, and the performance of our internal audit function and independent registered public accounting firm;

•	assume direct responsibility for the appointment, compensation, retention and oversight of the work of any independent registered public accounting firm engaged for the purpose of performing any audit, review or attest services and for dealing directly with any such independent registered public accounting firm;

•	provide a medium for consideration of matters relating to any audit issues; and

•	prepare the audit committee report that the SEC rules require be included in our annual proxy statement or annual report on Form 10-K.
The audit committee reviews and evaluates, at least annually, the performance of the audit committee and its members, including compliance of the audit committee with its charter.
Composition. The current members of our audit committee are Messrs. Child, Emmitt and Timbie. Mr. Timbie is the chair of our audit committee.
Each current member of our audit committee qualifies as “independent” for purposes of membership on audit committees pursuant to the Listing Rules of the NASDAQ Stock Market and the rules and regulations of the SEC and is “financially literate” as required by the Listing Rules of the NASDAQ Stock Market. In addition, our board of directors has determined that Mr. Timbie qualifies as an “audit committee financial expert” as defined by the rules and regulations of the SEC and meets the qualifications of “financial sophistication” under the Listing Rules of the NASDAQ Stock Market as a result of his previous experience as a chief financial officer of two public companies. These designations related to our audit committee members’ experience and understanding with respect to certain accounting and auditing matters are disclosure requirements of the SEC and the NASDAQ Stock Market and do not impose upon any of them any duties, obligations or liabilities that are greater than those generally imposed on a member of our audit committee or of our board of directors.

Meetings and Other Information. The audit committee met nine times during 2009. At four of these meetings, the audit committee met in private session with our independent registered public accounting firm. Additional information regarding our audit committee and our independent registered public accounting firm is disclosed under the “—Audit Committee Report” and “Proposal Four—Ratification of Selection of Independent Registered Public Accounting Firm” sections of this proxy statement.
Audit Committee Report
This report is furnished by the audit committee of our board of directors with respect to our consolidated financial statements for the year ended December 31, 2009.
One of the purposes of our audit committee is to oversee our accounting and financial reporting processes and the audit of our annual financial statements. Our management is responsible for the preparation and presentation of complete and accurate financial statements. Our independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of our financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report on their audit.
In performing its oversight role, our audit committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2009 with our management. Management represented to the audit committee that our financial statements were prepared in accordance with generally accepted accounting principles. Our audit committee has discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Communication With Audit Committees, as adopted by the Public Company Accounting Oversight Board in Rule 3200T and in effect for our fiscal year ended December 31, 2009. Our audit committee has received the written disclosures and the letter from Ernst & Young LLP required by the Public Company Accounting Oversight Board independence and ethics rule, Rule 3526 (Communication with Audit Committees Concerning Independence), as in effect for our fiscal year ended December 31, 2009. The audit committee has discussed with Ernst & Young LLP its independence and concluded that the independent registered public accounting firm is independent from our company and our management.
Based on the review and discussions of the audit committee described above, in reliance on the unqualified opinion of Ernst & Young LLP regarding our audited financial statements, and subject to the limitations on the role and responsibilities of the audit committee described above and in the audit committee’s charter, the audit committee recommended to our board of directors that our audited financial statements for the fiscal year ended December 31, 2009 be included in our annual report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.
This report is dated as of February 23, 2010.
Audit Committee
Thomas E. Timbie, Chair
Jeffrey B. Child
Richard B. Emmitt

Compensation Committee
Responsibilities. Our compensation committee discharges our board’s responsibilities relating to compensation of our directors, officers and certain other executives and our overall compensation and benefits structure. More specifically, our compensation committee’s duties and responsibilities include, among others:
•	review and approve goals and objectives relevant to our chief executive officer and executive officer compensation and evaluate our chief executive officer and other executive officers’ performance in light of those goals and objectives;

•	review and approve any and all compensation for our chief executive officer and other executive officers;

•	review and make recommendations to our board concerning the adoption of and any amendment to our compensation plans for all directors and executive officers, including incentive compensation plans and equity-based plans, and perform the administrative functions of such plans;

•	review and discuss with management the “Compensation Discussion and Analysis” section of our annual meeting proxy statement and based on such review and discussions make a recommendation to our board as to whether the “Compensation Discussion and Analysis” section should be included in our annual report on Form 10-K and annual meeting proxy statement in accordance with applicable rules and regulations of the SEC and any other applicable regulatory bodies;

•	review and make recommendations to our board concerning compensation for non-employee members of our board, including retainers, meeting fees, committee fees, committee chair fees, equity compensation, benefits and perquisites; and

•	review and discuss with our chief executive officer and report periodically to the board of directors plans for executive officer development and corporate succession plan for our chief executive officer and other key executive officers and employees.
The compensation committee reviews and evaluates, at least annually, the performance of the compensation committee and its members, including compliance of the compensation committee with its charter.
Composition. The current members of our compensation committee are Mr. Kohrs, Mr. Miclot and Ms. Weatherman. Mr. Miclot is the chair of our compensation committee. Each of the three current members of our compensation committee is an “independent director” under the Listing Rules of the NASDAQ Stock Market and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. Each of Mr. Kohrs and Mr. Miclot is a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.
Processes and Procedures for Consideration and Determination of Executive Compensation. As described in more detail above under the heading “—Responsibilities,” our board has delegated to our compensation committee the responsibility, among other things, to approve any and all compensation payable to our executive officers, including annual salaries, incentive compensation, long-term incentive compensation and any special or supplemental benefits or perquisites, and to administer our equity and incentive compensation plans applicable to our executive officers. Our board has retained, however, the authority to approve the adoption of and any amendment to our compensation plans for all directors and executive officers, including incentive compensation plans and equity-based plans.
Under the terms of its written charter, the compensation committee has the power and authority, to the extent permitted by our bylaws and applicable law, to delegate all or a portion of its duties and responsibilities to a subcommittee of the compensation committee; provided, that any actions taken pursuant to any such delegation are reported to the compensation committee at its next meeting. The compensation committee has delegated its power and authority to review and approve the grant of stock options, restricted stock and other discretionary awards under our equity-based plans to a subcommittee of the compensation committee consisting solely of our “non-employee directors,” who are currently Mr. Kohrs and Mr. Miclot. The compensation committee did not delegate any other duties and responsibilities to the chair, a subcommittee or any other members of the compensation committee during 2009.
In terms of the process of determining executive compensation, our compensation committee typically reviews the base salaries for all of our executive officers, including our named executive officers, at its annual December meeting. Final decisions concerning any salary changes are made at the compensation committee meeting in either December or January. Historically, at the December meeting, our compensation committee also establishes goals for the following year for our cash incentive plan, generally based on and consistent with the annual operating plan typically adopted by the board at that meeting. At its meeting in January of each year, our compensation committee typically determines the individual payout amounts under our cash incentive plan for the prior year and any base salary changes. Commencing in 2010, individual annual performance recognition grants under our equity incentive plan will be made sometime mid-year instead of in January in order to give the compensation committee another formal opportunity during the year to review executive compensation and recognize executive and other key employee performance.
Three members of our executive team play a role in our executive compensation process and regularly attend meetings of our compensation committee. Our Senior Vice President, Human Resources assists our compensation committee primarily by gathering compensation related data regarding our named executive officers and coordinating the exchange of such information and other executive compensation information among the members of our compensation committee, our compensation committee’s compensation consultant and management in anticipation of compensation committee meetings. Our Senior Vice President, Secretary and Chief Legal Officer assists our compensation committee primarily by educating the committee on executive compensation trends and best practices from a corporate governance perspective. Our President and Chief Executive Officer assists our compensation committee primarily by making formal recommendations regarding the amount and type of compensation to be paid to our executives (other than himself) and in so doing, shares information with the compensation committee from the annual performance reviews conducted with each of our executives. From time to time, our compensation committee also may request informal input on compensation related decisions from our Senior Vice President, Human Resources and our Senior Vice President, Secretary and Chief Legal Officer in light of their close participation in the process.
Our compensation committee has engaged a compensation consultant, Mercer (US) Inc., to provide information, analyses and advice regarding executive compensation. In so doing, at the request of the compensation committee, Mercer recommends a peer group of companies, collects relevant market data from these companies to allow the compensation committee to compare elements of our compensation program to those of our peers, provides information on executive compensation trends and implications for our company and makes other recommendations to the compensation committee regarding certain aspects of our executive compensation program. The compensation committee values especially Mercer’s benchmarking information and input regarding best practices and trends in executive compensation matters. To help determine the appropriate levels of compensation for each principal element of our executive compensation program, our compensation committee annually reviews the compensation levels of our named executive officers and other executives against the compensation levels of comparable positions with companies similar to ev3 in terms of products, operations and revenues. The compensation committee believes that compensation paid by peer group companies is representative of the compensation required to attract, retain and motivate ev3’s executive talent, which is why one of the goals and philosophies of the compensation committee is to target base compensation and total compensation at the 50th to 75th percentile of companies in our peer group.
In addition to the executive compensation work performed by Mercer for the compensation committee during 2009, for which Mercer was paid approximately $124,964, management engaged Mercer to provide other compensation consulting services, for which Mercer was paid approximately $12,813. The compensation committee has established procedures that it considers adequate to ensure that Mercer’s advice to the compensation committee remains objective and is not influenced by our management. These procedures include: the compensation committee has the sole authority to hire and fire Mercer; a direct reporting relationship of the Mercer consultant to the compensation committee including a summary of the work performed for our company during the preceding 12 months; and written assurances from Mercer that, within the Mercer organization, the Mercer consultant who performs services for our company has a reporting relationship and compensation determined separately from Mercer’s other lines of business and from its other work for our company. The compensation committee believes that the provision of such other services by Mercer does not compromise Mercer’s ability to provide the compensation committee an objective perspective on executive compensation. Our management, principally our Senior Vice President, Human Resources and the chair of our compensation committee, regularly consult with representatives of Mercer and generally meet with Mercer representatives prior to each compensation committee meeting. A representative of Mercer is invited on a regular basis to attend, and usually does attend, meetings of our compensation committee. All of the recommendations and decisions by our compensation committee and board of directors with respect to determining the amount or form of executive compensation under our executive compensation program were made by the compensation committee and board of directors, as the case may be, alone and may reflect factors and considerations other than the information and advice provided by Mercer.
In making final decisions regarding the form and amount of compensation to be paid to our named executive officers (other than our President and Chief Executive Officer), our compensation committee considers the recommendations of our President and Chief Executive Officer but also considers other factors, such as those listed under the heading “Compensation Discussion and Analysis—Setting Executive Compensation—Role of Compensation Committee.” The compensation committee gives great weight to the recommendations of our President and Chief Executive Officer recognizing that due to his reporting and otherwise close relationship with each executive, the President and Chief Executive Officer often is in a better position than the compensation committee to evaluate the performance of each executive (other than himself). In making its final decision regarding the form and amount of compensation to be paid to our President and Chief Executive Officer, the compensation committee considers the results of the President and Chief Executive Officer’s self-review and his individual annual performance review by the compensation committee and the recommendations of other board members. Final deliberations and decisions regarding the compensation to be paid to each of our executives are made by the compensation committee without the presence of such executive.
Processes and Procedures for Consideration and Determination of Director Compensation. As described in more detail above under the heading “—Responsibilities,” our board of directors has delegated to our compensation committee the responsibility, among other things, to review and make recommendations to our board concerning compensation for non-employee members of our board, including retainers and any other cash compensation, equity compensation, benefits and perquisites. Decisions regarding director compensation made by our compensation committee are not considered final and are subject to final review and approval by our entire board. Under the terms of its written charter, the compensation committee has the power and authority, to the extent permitted by our bylaws and applicable law, to delegate all or a portion of its duties and responsibilities to a subcommittee of the compensation committee; provided, that any actions taken pursuant to any such delegation are reported to the compensation committee at its next meeting. The compensation committee has not generally delegated any of its duties and responsibilities regarding director compensation to subcommittees, the chair or any other members of the compensation committee, but rather has taken such actions as a committee, as a whole.
Our Senior Vice President, Human Resources assists the compensation committee in gathering compensation related data regarding director compensation. In making final recommendations to the board regarding compensation to be paid to our non-employee directors, the compensation committee considers general market information regarding director compensation, including benchmarking information gathered by Mercer, and other factors that may be relevant.
Our compensation committee has engaged Mercer to provide information, analyses and advice regarding director compensation. In so doing, at the request of the compensation committee, Mercer collected relevant market data from the same peer group of companies used in connection with our determination of executive compensation to allow the compensation committee to compare elements of our director compensation program to those of our peers, provided information on director compensation trends and implications for our company and made other recommendations to the compensation committee regarding certain aspects of our director compensation program. In setting director compensation, our compensation committee targets director compensation at the 50th to 75th percentile of companies in our peer group. As with executive compensation, the compensation committee values Mercer’s benchmarking information and input regarding best practices and trends in director compensation matters.
In making final decisions regarding compensation to be paid to our non-employee directors, the board gives considerable weight to the recommendations of our compensation committee.
Meetings and Other Information. Our compensation committee met nine times during 2009. Additional information regarding our compensation committee is disclosed under the “Compensation Discussion and Analysis” and “Executive Compensation—Compensation Committee Report” sections of this proxy statement.
Nominating, Corporate Governance and Compliance Committee
Responsibilities. Our nominating, corporate governance and compliance committee provides assistance to our board in fulfilling its responsibilities relating to the nomination of directors and the oversight of corporate governance processes of our company and our compliance efforts with respect to legal and regulatory requirements and relevant company policies and procedures, including our Code of Business Conduct and Corporate Compliance Program, other than with respect to matters relating to our financial statements and financial reporting obligations and any accounting, internal accounting controls or auditing matters, which remain within the purview of our audit committee.
More specifically, our nominating, corporate governance and compliance committee’s duties and responsibilities include, among other things:
•	review and make recommendations to our board regarding the structure and composition of the board and its members;

•	identify individuals qualified to become members of our board;

•	make recommendations to the board regarding nominees for director for each annual meeting of our stockholders and to fill any vacancies that may occur between meetings of our stockholders;

•	make recommendations to our board regarding corporate governance matters and practices, including any revisions to our corporate governance guidelines; and

•	oversee our compliance efforts with respect to legal and regulatory requirements and relevant policies and procedures, including our Code of Business Conduct and Corporate Compliance Program, other than with respect to matters relating to our financial statements and financial reporting obligations and any accounting, internal accounting controls or auditing matters (which are within the purview of the audit committee).
The nominating, corporate governance and compliance committee reviews and evaluates, at least annually, the performance of the nominating, corporate governance and compliance committee and its members, including compliance of the nominating, corporate governance and compliance committee with its charter.
Composition. The current members of our nominating, corporate governance and compliance committee are Mr. Bakewell, Mr. Child, Mr. Levangie and Ms. Weatherman. Mr. Child is the chair of our nominating, corporate governance and compliance committee. Each of the four members of our nominating, corporate governance and compliance committee is an “independent director” under the Listing Rules of the NASDAQ Stock Market.
Processes and Procedures for Selecting Nominees for Our Board of Directors. In selecting director nominees for recommendation to our board of directors, the nominating, corporate governance and compliance committee first determines whether the incumbent directors whose terms expire at the meeting are qualified to serve, and wish to continue to serve, on the board. Our board believes that our company and stockholders benefit from the continued service of qualified incumbent directors because those directors have familiarity with and insight into our corporate affairs that they have accumulated during their tenure with the company. Appropriate continuity of board membership also contributes to our board’s ability to work as a collective body. Accordingly, it is the general practice of the nominating, corporate governance and compliance committee to recommend to our board and our board to re-nominate an incumbent director whose term expires at the upcoming annual meeting of stockholders if the director wishes to continue his or her service with our board, the director continues to satisfy our board’s criteria for membership on the board, the nominating, corporate governance and compliance committee believes the director continues to make important contributions to the board, and there are no special, countervailing considerations against re-nomination of the director.
In identifying and evaluating new candidates for election to our board, the nominating, corporate governance and compliance committee first solicits recommendations for nominees from persons whom the committee believes are likely to be familiar with candidates having the qualifications, skills and characteristics required for board nominees from time to time. Such persons may include current members of our board and our senior management. In addition, from time to time, if appropriate, the nominating, corporate governance and compliance committee may engage a search firm to assist it in identifying and evaluating qualified candidates.
The nominating, corporate governance and compliance committee reviews and evaluates each candidate whom it believes merits serious consideration, taking into account available information concerning the candidate, any qualifications or criteria for board membership established by the nominating, corporate governance and compliance committee, the existing composition of the board, and other factors that it deems relevant. In conducting its review and evaluation, the nominating, corporate governance and compliance committee may solicit the views of our management, our board members and any other individuals it believes may have insight into a candidate. The nominating, corporate governance and compliance committee may designate one or more of its members and/or other board members to interview any proposed candidate.
The nominating, corporate governance and compliance committee will consider recommendations for the nomination of directors submitted by our stockholders that comply with the procedural requirements set forth in our bylaws. For more information, see the information set forth under the heading “Other Matters — Director Nominations for 2011 Annual Meeting.” The nominating, corporate governance and compliance committee will evaluate candidates recommended by stockholders in the same manner as those recommended as stated above.
There are no formal requirements or minimum qualifications that a candidate must meet in order for our nominating, corporate governance and compliance committee to recommend the candidate to the board. The nominating, corporate governance and compliance committee believes that each nominee should be evaluated based on his or her merits as an individual, taking into account the needs of our company and the board at the time. However, in evaluating candidates, there are a number of criteria that the nominating, corporate governance and compliance committee generally view as relevant and are likely to consider. Some of these factors include:
•	whether the candidate is an “independent director” under the Listing Rules of the NASDAQ Stock Market and meets any other applicable independence tests under the federal securities laws and rules and regulations of the SEC;

•	whether the candidate is “financially sophisticated” and otherwise meets the requirements for serving as a member of an audit committee under the Listing Rules of the NASDAQ Stock Market;

•	whether the candidate is an “audit committee financial expert” under the rules and regulations of the SEC;

•	the needs of our company with respect to the particular talents and experience of our directors;

•	the personal and professional integrity and reputation of the candidate;

•	the candidate’s level of education and business experience;

•	the candidate’s broad-based business acumen;

•	the candidate’s level of understanding of our business and its industry and other industries relevant to our business;

•	the candidate’s ability and willingness to devote adequate time to work of our board and its committees;

•	the fit of the candidate’s skills and personality with those of other directors and potential directors in building a board that is effective, collegial and responsive to the needs of our company;

•	whether the candidate possesses strategic thinking and a willingness to share ideas;

•	the candidate’s diversity of experiences, expertise and background; and

•	the candidate’s ability to represent the interests of all stockholders and not a particular interest group.
While we do not have a stand-alone diversity policy, in considering whether to recommend any director nominee, including candidates recommended by stockholders, the nominating, corporate governance and compliance committee will consider the factors above, including the candidate’s diversity of experiences, expertise and background. The nominating, corporate governance and compliance committee seeks nominees with a broad diversity of experience, expertise and backgrounds. The nominating, corporate governance and compliance committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.
The nominating, corporate governance and compliance committee may, in its discretion, form a subcommittee to assist the committee with the identification and review of potential director candidates. Any such subcommittee may be comprised of members of our board who do not serve on the nominating, corporate governance and compliance committee and shall report directly to the committee.
Meetings. Our nominating, corporate governance and compliance committee met four times during 2009.
Code of Business Conduct
Our Code of Business Conduct applies to all of our employees, officers and directors, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and meets the requirements of the SEC. A copy of our Code of Business Conduct is available on the Investors—Corporate Governance section of our corporate website at www.ev3.net.
Stock Ownership Guidelines
In 2009, we established stock ownership guidelines for directors and executive officers. The intent of the guidelines is to align the interests of our directors and executives with the interests of our stockholders and to demonstrate our continued commitment to sound corporate governance. Stock ownership targets for directors are set at an aggregate market value equal to four times the amount of the annual retainer for directors, or $144,000. Stock ownership targets for executives are set at that number of shares of our common stock with a value equal to a multiple of the executive’s annual base salary, with the multiple equal to two times for senior vice presidents, three times for executive vice presidents and four times for our chief executive officer.
Until the applicable stock ownership target is achieved, each director and executive subject to the guidelines is required to retain an amount equal to 75% of the net shares received as a result of the exercise of stock options or the vesting of restricted stock or restricted stock units. Because directors and executives must retain a percentage of shares resulting from any exercise of ev3 stock options or the vesting of restricted stock or restricted stock units until they achieve the specified target, there is no minimum time period required to achieve the applicable stock ownership target.
Stock ownership targets are determined by including stock acquired through the open market, upon stock option exercises, purchased under our employee stock purchase plan, deferred compensation payable solely in shares of our common stock, shares held in benefit plans and restricted stock (both vested and unvested) that vests based on the passage of time. If there is a significant decline in our stock price that causes directors or executives to be out of compliance, such directors and executives will be subject to the 75% retention ratio, but will not be required to purchase additional shares to meet the applicable target.
Our compensation committee reports on compliance with the guidelines at least annually to our board of directors. Stock ownership targets are evaluated and adjusted as necessary on January 1st each year and also whenever an executive’s annual base salary changes. As of January 1, 2010, all of our directors and executives met their respective individual stock ownership guideline, except for Mr. Palmisano, Mr. McCormick, Mr. Girin and Mr. Wall. As of such date, Mr. Palmisano, Mr. McCormick and Mr. Wall had only been executives of our company for approximately 20 months, 11 months and two months, respectively. In addition, unlike other executives, until recently Mr. Girin because of his French residence received restricted stock units, or RSUs, as opposed to restricted stock. Unlike restricted stock, RSUs, like stock options, do not count toward our stock ownership guidelines. If Mr. Girin’s RSUs counted toward the guidelines, he would have been in compliance with his individual stock ownership guideline.
Board Oversight of Risk
The board of directors as a whole has responsibility for risk oversight, with more in-depth reviews of certain areas of risk being conducted by the relevant board committees that report on their deliberations to the full board. The oversight responsibility of the board and its committees is enabled by management reporting processes that are designed to provide information to the board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. The areas of risk that we focus on include regulatory, compliance, legal, compensation, competitive, operational, financial (accounting, credit, liquidity and tax), health, safety and environment, economic, political and reputational risks.
The board’s standing committees oversee risks associated with their respective principal areas of focus. The audit committee’s role includes a particular focus on the qualitative aspects of financial reporting to stockholders, on our processes for the management of business and financial risk, and for compliance with significant applicable legal, ethical and regulatory requirements as they relate to our financial statements and financial reporting obligations. The audit committee, along with management, is also responsible for developing and participating in a process for review of important financial and operating topics that present potential significant risk to our company. The compensation committee is responsible for overseeing risks and exposures associated with our compensation programs and arrangements, including our executive and director compensation programs and arrangements, and management succession planning. The nominating, corporate governance and compliance committee oversees risks relating to our compliance efforts with respect to legal and regulatory requirements and relevant company policies and procedures, including our Code of Business Conduct and Corporate Compliance Program, and risks related to our corporate governance matters and policies and director succession planning.
We recognize that a fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company. The involvement of our full board of directors in setting our business strategy is a key part of the board’s assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for our company.
We believe our current board leadership structure is appropriate and helps ensure proper risk oversight for our company for a number of reasons, including: (1) general risk oversight by our full board of directors in connection with its role in reviewing our five-year strategic plan and reviewing and approving our annual operating plan that sets forth our key business strategies and then monitoring on an on-going basis the implementation of our annual operating plan and key business strategies; (2) more detailed oversight by our standing board committees that are currently comprised of and chaired by our independent directors; and (3) the focus of our Chairman of the Board on allocating appropriate Board agenda time for discussion regarding the implementation of our annual operating plan and key business strategies and specifically risk management.
Policy Regarding Director Attendance at Annual Meetings of Stockholders
It is the policy of our board of directors that directors standing for re-election should attend our annual meeting of stockholders, if their schedules permit. One of our nine then current directors, Mr. Palmisano, attended our annual meeting of stockholders in May 2009.
Process Regarding Stockholder Communications with Board of Directors
Stockholders may communicate with our board of directors or any one particular director by sending correspondence, addressed to our Corporate Secretary, ev3 Inc., 3033 Campus Drive, Plymouth, Minnesota 55441, with an instruction to forward the communication to our board or one or more particular directors. Our Corporate Secretary will promptly forward all such stockholder communications to our board or the one or more particular directors, with the exception of any advertisements, solicitations for periodical or other subscriptions and other similar communications.

DIRECTOR COMPENSATION

Summary of Cash and Other Compensation
The following table provides summary information concerning the compensation of each individual who served as a director of our company during the year ended December 31, 2009, other than Robert J. Palmisano, our President and Chief Executive Officer, whose compensation is set forth under the heading “Executive Compensation.”
DIRECTOR COMPENSATION – 2009

	Fees Earned or Paid	Stock	Option	All Other
Name	in Cash ($)	Awards ($)(1)(2)	Awards ($)(3)(4)	Compensation($)(5)	Total ($)
John K. Bakewell	$63,500	$74,996	$75,948	$—	$214,444
Jeffrey B. Child	41,000	74,996	75,948	—	191,944
Richard B. Emmitt	43,500	74,996	75,948	—	194,444
Douglas W. Kohrs	41,000	74,996	75,948	—	191,944
Daniel J. Levangie	71,833	74,996	75,948	—	222,777
John L Miclot	43,917	74,996	75,948	—	194,861
Thomas E. Timbie	58,500	74,996	75,948	—	209,444
Elizabeth H. Weatherman	46,000	74,996	75,948	—	196,944

(1)	On May 26, 2009, each director received a stock award for 8,296 shares of common stock granted under the ev3 Inc. Second Amended and Restated 2005 Incentive Stock Plan, the material terms of which are described in more detail under the heading “Executive Compensation — Grants of Plan-Based Awards — ev3 Inc. Second Amended and Restated 2005 Incentive Stock Plan.” Such shares vest with respect to 50 percent of the underlying shares of our common stock on each of the following dates, so long as the individual remains a director of our company as of such date: May 1, 2010 and May 1, 2011. Amount reported represents the aggregate grant date fair value for stock awards granted to each director in 2009 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 718). The grant date fair value for stock awards is determined based on the closing sale price of our common stock on the date of grant.

(2)	The following table provides information regarding the aggregate number of unvested stock awards outstanding at December 31, 2009 and held by each of the directors listed in the above table:

			Number of Shares to	Number of Shares to	Number of Shares to	Number of Shares to
	Grant	Total Number of	Vest on	Vest on	Vest on	Vest on
Name	Date	Unvested Shares	May 1, 2010	August 1, 2010	December 2, 2010	May 1, 2011
John K. Bakewell	05/26/09	8,296	4,148	—	—	4,148
	05/20/08	3,788	3,788	—	—	—
Jeffrey B. Child	05/26/09	8,296	4,148	—	—	4,148
	05/20/08	3,788	3,788	—	—	—
Richard B. Emmitt	05/26/09	8,296	4,148	—	—	4,148
	05/20/08	3,788	3,788	—	—	—
Douglas W. Kohrs	05/26/09	8,296	4,148	—	—	4,148
	08/01/08	3,731	—	3,731	—	—
Daniel J. Levangie	05/26/09	8,296	4,148	—	—	4,148
	05/20/08	3,788	3,788	—	—	—
John L. Miclot	05/26/09	8,296	4,148	—	—	4,148
	12/02/08	3,648	—	—	3,648	—
Thomas E. Timbie	05/26/09	8,296	4,148	—	—	4,148
	05/20/08	3,788	3,788	—	—	—
Elizabeth H. Weatherman	05/26/09	8,296	4,148	—	—	4,148
	05/20/08	3,788	3,788	—	—	—

(3)	On May 26, 2009, each director received a stock option to purchase 19,841 shares of our common stock at an exercise price of $9.04 per share granted under the ev3 Inc. Second Amended and Restated 2005 Incentive Stock Plan, the material terms of which are described in more detail under the heading “Executive Compensation — Grants of Plan-Based Awards — ev3 Inc. Second Amended and Restated 2005 Incentive Stock Plan.” Such option expires on May 25, 2019 and vests with respect to 50 percent of the underlying shares of our common stock on each of the following dates, so long as the individual remains a director of our company as of such date: May 1, 2010 and May 1, 2011. Amount reported represents the aggregate grant date fair value for option awards granted to each director in 2009 computed in accordance with FASB ASC Topic 718. The grant date fair value is determined based on our Black-Scholes option pricing model. The grant date value per share for the option granted on May 26, 2009 was $3.8278 and was determined using the following specific assumptions:

			Expected
Risk Free	Expected	Expected	Dividend
Interest Rate	Life	Volatility	Yield
1.72%	3.85 years	54.0%	0
(4)	The following table provides information regarding the aggregate number of options to purchase shares of our common stock outstanding at December 31, 2009 and held by each of the directors listed in the above table:

	Aggregate Number of		Range of	Range of
	Securities	Exercisable/	Exercise	Expiration
Name	Underlying Options	Unexercisable	Price(s)	Date(s)
John K. Bakewell	90,537	55,348/35,189	$9.04-17.71	04/05/2016-05/26/2019
Jeffrey B. Child	125,257	90,068/35,189	9.04-23.65	06/20/2015-05/26/2019
Richard B. Emmitt	75,777	40,588/35,189	6.47-16.66	07/26/2011-05/26/2019
Douglas W. Kohrs	105,942	72,589/33,353	8.82-16.66	03/01/2015-05/26/2019
Daniel J. Levangie	90,537	47,848/42,689	9.04-20.06	02/23/2017-05/26/2019
John L. Miclot	39,175	4,833/34,342	5.14-9.04	12/02/2018-05/26/2019
Thomas E. Timbie	227,201	192,012/35,189	8.82-16.66	03/09/2014-05/26/2019
Elizabeth H. Weatherman	75,777	40,588/35,189	6.47-16.66	07/26/2011-05/26/2019
(5)	We do not generally provide perquisites and other personal benefits to our directors. Any perquisites or personal benefits actually provided to any director were less than $10,000 in the aggregate.
Overview
Compensation for our “outside” directors is designed to attract and retain experienced and knowledgeable directors and to provide equity-based compensation in order to align the interests of our directors with those of our stockholders. Our outside directors are those directors who are not our employees or consultants. The following individuals served as outside directors during 2009: John K. Bakewell, Jeffrey B. Child, Richard B. Emmitt, Douglas W. Kohrs, Daniel J. Levangie, John L. Miclot, Thomas E. Timbie and Elizabeth H. Weatherman. Robert J. Palmisano, our President and Chief Executive Officer, served as a director during 2009 but was not considered an outside director. Mr. Palmisano did not receive any additional compensation for his director service in 2009. For a description of our compensation arrangements with Mr. Palmisano during 2009, we refer you to the headings entitled “Executive Compensation” and “Compensation Discussion and Analysis.”
In setting director compensation, we follow the process and procedures described under the heading “Corporate Governance—Compensation Committee—Processes and Procedures for Consideration and Determination of Director Compensation.” From time to time, our compensation committee engages an independent consultant to review our outside director compensation. In 2009, our compensation committee engaged Mercer to review our outside director compensation. In so doing, Mercer analyzed the outside director compensation levels and practices of our peer companies. Mercer used the same April 2008 peer group of 20 peer companies as were used to gather compensation information for our executive officers at that time. We refer you to the information under the heading “Compensation Discussion and Analysis—Setting Executive Compensation—Use of Peer Group and Other Market Data”

for more information regarding the peer companies. In setting director compensation, we target compensation at the 50th to 75th percentile of companies in our peer group. Based on Mercer’s analysis of our director compensation program, our total direct compensation for the average director is aligned with the 75th percentile of our peer group, average total cash compensation for our directors is in line with the 50th percentile and the value of our equity director compensation is between the 50th and 75th percentile.
Our compensation for our outside directors for 2009 was comprised of both cash compensation and equity-based compensation. Our cash compensation was in the form of annual retainers for our board members, chairman of the board, committee chairs and committee members. Our equity-based compensation was in the form of initial and annual stock option and restricted stock grants. Each of these components is described in more detail below. We do not generally provide perquisites and other personal benefits to our outside directors.
Cash Compensation
The cash compensation paid to our outside directors consists of annual cash retainers paid to each board member, our chairman of the board, each board committee chair and each board committee member. The following table sets forth the annual cash retainers paid to our outside directors:

Description	Annual Cash Retainer
Board Member	$36,000
Chairman of the Board*	25,000
Lead Independent Director*	10,000
Audit Committee Chair	20,000
Compensation Committee Chair	10,000
Nominating, Corporate Governance and Compliance Committee Chair	10,000
Audit Committee Member (including Chair)	7,500
Compensation Committee Member (including Chair)	5,000
Nominating, Corporate Governance and Compliance Committee Member (including Chair)	5,000

*	Annual cash retainer is paid to ev3’s Chairman of the Board or ev3’s Lead Independent Director if the Chairman of the Board is also ev3’s Chief Executive Officer.
The annual cash retainers are paid in the beginning of each calendar quarter. For example, the retainers paid in the beginning of the first calendar quarter are for the period from January 1 through March 31.
Daniel J. Levangie has served as our Chairman of the Board since April 2008 and the table under the heading “Corporate Governance—Board Committees” shows on which board committees the individual directors currently serve and the current chair of each board committee. In December 2009, we changed the composition of our board committees and our board chairs. Mr. Timbie became chair of our audit committee replacing Mr. Bakewell who was removed from the audit committee; Mr. Child became chair of our nominating, corporate governance and compliance committee replacing Mr. Timbie who was removed from the nominating, corporate governance and compliance committee; and Mr. Miclot became chair of our compensation committee replacing Mr. Levangie who was removed from the compensation committee. With respect to other changes in board committee composition, Mr. Child joined the audit committee and Messrs. Bakewell and Levangie joined the nominating, corporate governance and compliance committee.
In 2009, we did not pay our outside directors separate fees for attending board and board committee meetings and we currently do not pay such separate meeting fees.

We reimburse each member of our board of directors, including directors who are not outside directors, for out-of-pocket expenses incurred in connection with attending our board and board committee meetings.
Equity-Based Compensation
A substantial portion of our outside director compensation is linked to our common stock performance. Under our current policy regarding equity-based compensation for directors, outside directors, upon their initial election to our board, automatically receive $75,000, one-half of which is paid in stock options and the remaining one-half of which is paid in restricted stock. In addition, our outside directors automatically receive on an annual basis, effective as of the date of our annual meeting of stockholders, $150,000, one-half of which is paid in stock options and the remaining one-half of which is paid in restricted stock. All of these equity awards are granted under the ev3 Inc. Second Amended and Restated 2005 Incentive Stock Plan. All of these initial and annual stock options have a term of 10 years. The initial stock options and restricted stock grants vest over a two-year period, with 50 percent of the underlying shares vesting on the one-year anniversary of the date of grant and the remaining shares vesting on the two-year anniversary of the date of grant, in each case so long as the director is still a director as of such date. The annual stock options and restricted stock grants vest over a two-year period, with 50 percent of the underlying shares vesting on May 1 of the first calendar year following the date of grant and the remaining shares vesting on May 1 of the second calendar year following the date of grant, in each case so long as the director is still a director as of such date.
We refer you to notes 1 and 3 to the Director Compensation table above for a summary of all equity-based incentive awards granted to our directors, excluding Mr. Palmisano, during the fiscal year ended December 31, 2009. We refer you to notes 2 and 4 to the Director Compensation table above for a summary of all equity-based incentive awards held by our directors, excluding Mr. Palmisano, as of December 31, 2009. Information regarding all equity-based incentive award grants to Mr. Palmisano during the fiscal year ended December 31, 2009 is set forth under the heading “Executive Compensation—Grants of Plan-Based Awards” and information regarding all equity-based incentive awards held by Mr. Palmisano as of December 31, 2009 is set forth under the heading “Executive Compensation—Outstanding Equity Awards at Fiscal Year End.”
Indemnification Agreements
We have entered into agreements with all of our directors under which we are required to indemnify them against expenses, judgments, penalties, fines, settlements and other amounts actually and reasonably incurred, including expenses of a derivative action, in connection with an actual or threatened proceeding if any of them may be made a party because he or she is or was one of our directors. We will be obligated to pay these amounts only if the director acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to our best interests. With respect to any criminal proceeding, we will be obligated to pay these amounts only if the director had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction
This Compensation Discussion and Analysis describes the material elements of the compensation awarded to, earned by or paid to:
•	our current President and Chief Executive Officer, Robert J. Palmisano;
•	our current Senior Vice President and Chief Financial Officer, Shawn McCormick;
•	our former Senior Vice President and Chief Financial Officer, Patrick D. Spangler;
•	our current Executive Vice President and Chief Operating Officer, Pascal E.R. Girin;
•	our current Executive Vice President and President, Worldwide Peripheral Vascular, Stacy Enxing Seng; and
•	our current Senior Vice President and President, International, Brett A. Wall.
These individuals are referred to in this proxy statement as our “named executive officers.” The discussion below focuses on the information contained in the tables and related footnotes and narrative primarily for 2009 under the heading “Executive Compensation” found elsewhere in this proxy statement, but also describes compensation actions taken during 2008 and 2010 to the extent we believe such disclosure enhances the understanding of our executive compensation disclosure for 2009.
Compensation Objectives and Philosophy
Our executive compensation program is designed to:
•	attract and retain executives important to the success of our company and the creation of value for our stockholders;
•	reinforce our corporate mission, vision and values;
•	motivate our executives to help fulfill our corporate mission and vision, including more specific and focused company performance objectives, while incorporating our shared values;
•	align the interest of our executives with the interests of our stockholders; and
•	reward our executives for progress toward our corporate mission and vision, the achievement of company performance objectives, the creation of stockholder value in the short and long term and their contributions, in general, to the success of our company.
In order to achieve these objectives, our compensation committee makes compensation decisions based on the following philosophies and principles:
•	We target base compensation and total compensation at the 50th to 75th percentile of companies in our peer group, with the opportunity to earn total compensation above the market median when the performance of our business meets or exceeds our plan targets.

•	As a performance-driven company, we favor having a significant component of compensation that is variable and tied to results and achievement over solely fixed compensation.
•	The portion of an executive’s total compensation that varies with performance and is therefore at risk should increase with the level of an individual’s responsibility.
•	In order to foster cooperation and communication among our executives and among their respective teams, our compensation committee places primary emphasis on company and business unit performance as measured against goals approved by our compensation committee rather than individual performance.
•	We seek to align the interests of our executives with those of our stockholders by providing a significant portion of compensation in stock-based awards.
•	We seek to limit the use of perquisites and believe they should not be a significant component of executive compensation. Perquisites are provided when customary in a specific geography (non-U.S. executives) or when necessary to attract and retain key executive talent.
Our compensation committee reviews and approves our compensation objectives and philosophy on an annual basis.
Business Context in Which 2009 Compensation Decisions Were Made
Our top business goals for 2009 were to grow at or above market rates, achieve sustained profitability, generate cash and expand our global position in the peripheral vascular and neurovascular markets to deliver superior long-term value to our stockholders. During 2009, we achieved GAAP profitability and cash generation, and our operating results reflected above market sales growth in both our peripheral vascular and neurovascular segments, continued expansion of our international business, significant improvement in our gross margins and continued expense control. Our net product sales increased 12% to $449.1 million for the year ended December 31, 2009 compared to the year ended December 31, 2008 driven by strong results across all product categories, with the exception of our plaque excision products. We added several breakthrough products to our broad endovascular portfolio that we believe will contribute to our sales in 2010, including our Pipeline Embolization Device™, which we acquired in connection with our acquisition of Chestnut Medical Technologies, Inc. during the second quarter 2009, and our TurboHawk™ Peripheral Plaque Excision System, which we commercially introduced during the third quarter 2009. Our stock price increased over 118% during 2009 and closed at $13.34 per share on December 31, 2009.
We believe our executive compensation strategy to attract, retain, motivate and reward executives was effective in 2009. We attracted new talent by hiring a new Senior Vice President and Chief Financial Officer. We retained talent by promoting three of our other named executive officers and providing them appropriate and reasonable compensation. And we motivated our executives to achieve our business goals and priorities by setting corporate and divisional financial performance objectives of revenue, operating profit, days sales outstanding and inventory days on hand and additional individual specific management objectives, most of which were achieved at or near, or in some cases, above targeted performance.
Setting Executive Compensation
Role of Compensation Committee. The responsibilities of our compensation committee include approving the compensation payable to our executive officers, including our President and Chief Executive Officer, and administering our equity and incentive compensation plans. Although final decisions regarding executive officer compensation, including compensation to be paid to our President and Chief Executive Officer, are typically made by our compensation committee, at times, our full board of directors will approve such arrangements upon recommendation of the compensation committee. For example, with respect to the compensation package for our current President and Chief Executive Officer, our full board of directors approved such arrangement upon recommendation of the compensation committee. The compensation committee determined to present its approval of the then new CEO compensation package as a recommendation to the full board of directors as opposed to final approval in light of the significance of the position to our company, the nature and total amount of the compensation package and, to a lesser extent, the fact that the board of directors was convening on the same day to approve the appointment of the CEO.
Information about our compensation committee and its composition, processes and responsibilities can be found under the heading “Corporate Governance—Board Committees—Compensation Committee.” In setting executive compensation for our named executive officers, the compensation committee considers the following primary factors:
•	each executive’s position within the company and the level of responsibility;
•	the ability of the executive to impact key business initiatives;
•	the executive’s individual experience and qualifications;
•	compensation paid to executives of comparable positions by companies similar to ev3;
•	an assessment of the risk that the executive would leave our company and the harm to our company’s business initiatives if the executive left;
•	company performance, on an overall basis and, in the case of some executives on a divisional basis, as compared to specific pre-established objectives;
•	individual performance, generally and as compared to specific pre-established objectives;
•	the executive’s current and historical compensation levels;
•	advancement potential and succession planning considerations;
•	the retention value of executive equity holdings, including outstanding stock options and stock grants;
•	the dilutive effect on our shareholders of equity-based long-term incentive awards;
•	anticipated compensation expense as determined under applicable accounting rules; and
•	“tally” sheets which detail for each executive his or her annual compensation for the last two years and an estimate for the current year, vested and unvested values of all outstanding equity awards at an assumed stock price and change in control and severance benefits potentially payable in the event of a change in control and under a termination without cause scenario, as described in more detail below under the heading “—Use of Tally Sheets.”

The compensation committee also considers the recommendations of our President and Chief Executive Officer with respect to executive compensation to be paid to other executive officers and the compensation committee’s compensation consultant in determining executive compensation for the President and Chief Executive Officer and other executive officers. The significance of any individual factor described above in setting executive compensation will vary from year to year and may vary among our named executive officers.
Role of Management. Three members of our executive team play a role in our executive compensation process and regularly attend meetings of our compensation committee. Our Senior Vice President, Human Resources assists our compensation committee primarily by gathering compensation related data regarding our named executive officers and coordinating the exchange of such information and other executive compensation information among the members of our compensation committee, our compensation committee’s compensation consultant and management in anticipation of compensation committee meetings. Our Senior Vice President, Secretary and Chief Legal Officer assists our compensation committee primarily by educating the committee on executive compensation trends and best practices from a corporate governance perspective. Our President and Chief Executive Officer assists our compensation committee primarily by making formal recommendations regarding the amount and type of compensation to be paid to our executives (other than himself). From time to time, our compensation committee also may request informal input on compensation related decisions from our Senior Vice President, Human Resources and our Senior Vice President, Secretary and Chief Legal Officer in light of their close participation in the process.
Our President and Chief Executive Officer makes recommendations to our compensation committee regarding the compensation to be paid to each executive (other than himself). In making such recommendations, our President and Chief Executive Officer considers many of the same factors listed above that the compensation committee considers in setting executive compensation. In particular, the President and Chief Executive Officer considers the peer group or market data and the results of each executive’s individual annual performance review.
After the end of each fiscal year, each executive participates in an annual performance review with our President and Chief Executive Officer to provide input about the executive’s performance for the year. During this review, the achievement level of the executive’s individual management performance objectives (known internally as MBOs) established in connection with our short-term cash incentive plan are discussed and determined, as well as the executive’s general business job performance and performance specifically in furtherance of ev3’s mission, values and vision and its quality policy. As part of this review, each executive assigns an achievement level to each of the MBOs and other performance metrics, including a brief narrative report supporting the ratings, and an overall achievement level. Our President and Chief Executive Officer next assigns an achievement level to each of the MBOs and other performance metrics, includes a brief narrative report supporting the ratings and reviews each executive’s overall achievement level for the MBOs and the overall achievement level for executive’s general performance review to ensure that it is correct. In so doing, the President and Chief Executive Officer and each executive have a discussion about their assigned achievement levels. The President and Chief Executive Officer then shares the results for each executive with the compensation committee and makes recommendations to the compensation committee regarding the form and amount of compensation to be paid to each executive (other than himself).
The performance of our President and Chief Executive Officer is also evaluated after the end of each fiscal year by our compensation committee. In connection with such review, our President and Chief Executive Officer performs a self-review that is circulated to the members of the compensation committee. In evaluating the performance of our President and Chief Executive Officer, the compensation committee reviews the self-review, discusses the performance of the President and Chief

Executive Officer amongst its members, seeks the input of other members of our board of directors, as well as other members of our executive team. In assessing the performance of our President and Chief Executive Officer, the compensation committee evaluates primarily our corporate financial performance, our progress towards fulfilling our business initiatives and the President and Chief Executive Officer’s leadership.
In making its final decision regarding the form and amount of compensation to be paid to our named executive officers (other than our President and Chief Executive Officer), our compensation committee considers the recommendations of our President and Chief Executive Officer. The compensation committee gives great weight to the recommendations of our President and Chief Executive Officer recognizing that due to his reporting and otherwise close relationship with each executive, the President and Chief Executive Officer often is in a better position than the compensation committee to evaluate the performance of each executive (other than himself). In making its final decision regarding the form and amount of compensation to be paid to our President and Chief Executive Officer, the compensation committee considers the results of the President and Chief Executive Officer’s self-review and his individual annual performance review by the compensation committee and the recommendations of other board members. Final deliberations and decisions regarding the compensation to be paid to each of our executives are made by the compensation committee without the presence of such executive.
Annual Compensation Process. Typically, our compensation committee reviews the base salaries for all of our executive officers, including our named executive officers, at its annual December meeting. In so doing, the compensation committee benchmarks the base salaries of our executives with the most recent peer group or other market data gathered by the compensation committee’s compensation consultant as described in more detail below under the headings “—Role of Compensation Consultants” and “—Use of Peer Group and Other Market Data.” Final decisions concerning any salary changes are made at the compensation committee meeting in either December or January. Historically, at the December meeting, our compensation committee also establishes goals for the following year for our annual incentive plan, generally based on and consistent with the annual operating plan typically adopted by the board at that meeting. At its meeting in January of each year, the compensation committee determines the individual payout amounts under our annual incentive plan for the prior year, any base salary changes and historically individual annual performance recognition grants under our equity incentive plan, which grants are paid in a combination of stock options and stock grants. Commencing in 2010, individual annual performance recognition grants paid in a combination of options and stock grants will be made sometime mid-year in order to give the compensation committee another formal opportunity during the year to review executive compensation and recognize executive and other key employee performance.
Role of Compensation Consultants. Our compensation committee has retained the services of Mercer (US) Inc. to provide advice with respect to executive compensation. Mercer’s engagement by the compensation committee includes reviewing and advising on all significant aspects of executive compensation. This includes base salaries, short-term cash incentives, long-term equity incentives and perquisites for executive officers, and cash compensation and long-term equity incentives for non-employee directors. In so doing, at the request of the compensation committee, Mercer recommended a peer group of companies, collected relevant market data from these companies to allow the compensation committee to compare elements of our compensation program to those of our peers, provided information on executive compensation trends and implications for our company and made other recommendations to the compensation committee regarding certain aspects of our executive compensation program. Our management, principally our Senior Vice President, Human Resources and the chair of our compensation committee, regularly consult with representatives of Mercer and generally meet with Mercer representatives prior to each compensation committee meeting. A representative of Mercer is invited on a regular basis to attend, and usually attends, meetings of our compensation committee.

In making its final decision regarding the form and amount of compensation to be paid to our executives, our compensation committee considers the information gathered by and recommendations of Mercer. The compensation committee values especially Mercer’s benchmarking information and input regarding best practices and trends in executive compensation matters.
Use of Peer Group and Other Market Data. To help determine the appropriate levels of compensation for certain elements of our executive compensation program, our compensation committee annually reviews the compensation levels of our named executive officers and other executives against the compensation levels of comparable positions with companies similar to ev3 in terms of products, operations and revenues. The elements of our executive compensation program to which the compensation committee “benchmarks” or uses to base or justify a compensation decision or to structure a framework for compensating executives include our base salary, short-term cash incentive opportunity and our long-term equity incentives. With respect to other elements of our executive compensation program such as perquisites, severance and change in control arrangements and stock ownership guidelines, our compensation committee “benchmarks” these elements on a periodic or as needed basis and in some cases uses peer group or market data more as a “market check” after determining the compensation on some other basis. For example, some of the perquisites paid to our President and Chief Executive Officer, such as the housing and car allowance and travel reimbursements, were specifically negotiated in connection with us hiring him as an executive and were specifically agreed upon in order to attract him to become our President and Chief Executive Officer and move to our corporate headquarters in Minnesota during the week from his principal residences located in Massachusetts and Florida.
The compensation committee believes that compensation paid by peer group companies is representative of the compensation required to attract, retain and motivate ev3’s executive talent, which is why one of the goals and philosophies of the compensation committee is to target base compensation and total compensation at the 50th to 75th percentile of companies in our peer group, as described in more detail below under the heading “—Market Positioning.” Our compensation committee believes that use of a peer group generally provides more relevant comparisons for purposes of benchmarking than broader survey data since the compensation committee believes that the compensation paid by the peer companies which are in the same business, with similar products and operations, and with revenues in a range similar to those of ev3 is typically more representative than broader survey data.
In May 2008, Mercer worked with our compensation committee to revise our peer group since eight of the 19 companies in the peer group created in August 2007 had been acquired or fell out of the comparative group due to mergers and acquisitions activity. Mercer recommended and our compensation committee approved the use of a revised peer group of 20 companies, 11 of which were in our previous peer group. Companies in the May 2008 peer group were public companies in the health care equipment and supplies business with products and operations similar to those of ev3, and which had annual revenues generally within the range of one-half to two times ev3’s annual net sales. For purposes of compiling the May 2008 peer group, ev3’s then estimated annual net sales were assumed to be approximately $425-430 million based on ev3’s guidance in the beginning of May 2008. ev3’s actual net sales for the year ended December 31, 2008 were $422.1 million. The May 2008 peer group includes the following companies, which had the following respective net sales or revenues for their then most recent 12 months (each in millions):

Steris Corp. ($1,240)
Cooper Companies Inc. ($976)
Conmed Corp. ($694)
Integra Lifesciences Hldgs. ($550)
American Medical Systems Hldgs ($464)
Mentor Corp. ($354)
Symmetry Medical Inc. ($256)
Peer Group – May 2008

Edwards Lifesciences Corp. ($1,091)
Hologic Inc. ($947)
Sirona Dental Systems Inc. ($685)
Haemonetics Corp. ($495)
Gen-Probe Inc. ($393)
Zoll Medical Corp. ($336)
Thoratec Corp. ($235)

Advanced Medical Optics Inc. ($1,091)
Resmed Inc. ($763)
Intuitive Surgical Inc. ($601)
Orthofix International NV ($490)
Wright Medical Group Inc. ($387)
Arthrocare ($319)

The May 2008 peer group was used to benchmark base salaries, annual cash incentives and long-term equity incentives for most of our named executive officers for 2009, and provide a market check for our executive perquisites, severance and change in control arrangements and stock ownership guidelines. With respect to the base salary information, the peer group data was aged 3.6 percent, which represented the average 2008 base salary increase for executives in the durable manufacturing industry, to reflect average annual base salary increases and thus presumably more current base salary data.
With respect to one of our named executive officers, Mr. Girin, the data from our May 2008 peer group was not helpful for purposes of benchmarking his compensation prior to his promotion to Executive Vice President and Chief Operating Officer in light of his then dual role as head of both our neurovascular division and our international business. There were no executives of comparable positions to Mr. Girin in the proxy statements of the companies in our peer group. Accordingly, the benchmarking data from Mercer with respect to this executive used alternative survey or other market data. For Mr. Girin, Mercer used market data reflecting compensation levels for positions with levels of responsibilities similar to Mr. Girin’s position (i.e., chief operating officer, head of division, head of business development and head of sales) among French multinationals in the high tech industry. Compensation data for executives of specifically French medical device companies could not be obtained. With respect to the market and survey data not relating to our peer group that was used with respect to Mr. Girin’s compensation, the identities of the individual companies included in the market data and surveys were not provided to the compensation committee, and the compensation committee did not refer to individual compensation information for such companies. Instead, Mercer only referred to the statistical summaries of the compensation information for the companies included in such market data and surveys. For purposes of benchmarking Mr. Girin’s compensation in connection with his promotion to Executive Vice President and Chief Operating Officer, the data from our peer group created in April 2009 and described below was used, which compared Mr. Girin’s compensation to other Executive Vice Presidents and Presidents.
In April 2009, Mercer worked with our compensation committee to revise our peer group since two of the 20 companies in the May 2008 peer group had been acquired or fell out of the comparative group due to mergers and acquisitions activity and an additional two companies were too large for the comparative group. Mercer recommended and our compensation committee approved the use of a revised peer group of 20 companies, 16 of which were in our previous May 2008 peer group. As with the May 2008 peer group, companies in the April 2009 peer group were public companies in the health care equipment and supplies business with products and operations similar to those of ev3, and which had annual revenues generally within the range of one-half to two times ev3’s annual net sales. For purposes of compiling the April 2009 peer group, ev3’s net sales for the then trailing 12 months were used ($408 million). The April 2009 peer group includes the following companies, which had the following respective net sales or revenues for their then most recent 12 months (each in millions):

Edwards Lifesciences Corp. ($1,238)
Intuitive Surgical Inc. ($875)
Integra Lifesciences Hldgs. ($655)
American Medical Systems Hldgs ($502)
Symmetry Medical Inc. ($423)
Thoratec Corp. ($314)
Accuray Inc. ($223)
Peer Group – April 2009

Cooper Companies Inc. ($1,069)
Sirona Dental Systems Inc. ($748)
Haemonetics Corp. ($584)
Wright Medical Group Inc. ($466)
Zoll Medical Corp. ($394)
Nuvasive Inc. ($250)
Icu Medical Inc. ($205)

Resmed Inc. ($888)
Conmed Corp. ($742)
Orthofix International NV ($520)
Gen-Probe Inc. ($456)
Arthrocare ($337)
Merit Medical Systems Inc. ($227)

The April 2009 peer group was used to benchmark base salaries, annual cash incentives and long-term equity incentives for our named executive officers for 2010, and provide a market check for our executive perquisites and executive employment, severance and change in control arrangements. With respect to the base salary information, the peer group data was aged 1.6 percent, which represented the average 2009 base salary increase for executives in the medical equipment and supplies industry, to reflect average annual base salary increases and thus presumably more current base salary data.
In reviewing benchmarking data, our compensation committee recognizes that benchmarking may not always be appropriate as a stand-alone tool for setting compensation due to the aspects of our business and objectives that may be unique to our company. Nevertheless, our compensation committee believes that gathering this information is an important part of its compensation-related decision-making process. The compensation committee believes that compensation paid by peer group companies is representative of the compensation required to attract, retain and motivate ev3’s executive talent. However, where a sufficient basis for comparison does not exist between the peer group or survey data and an executive, the compensation committee gives less weight to the peer group and survey data. For example, relative compensation benchmarking analysis does not consider individual specific performance or experience.
Market Positioning. We target base compensation and total compensation (base compensation, annual cash incentives and the grant value of long-term equity incentives) at the 50th to 75th percentile of companies in our peer group, with the opportunity to earn total compensation above the market median when the performance of our business meets or exceeds our plan targets. We believe that median to above-average positioning attracts and retains the best executive talent in a highly competitive market. At the same time, however, we are cognizant of our cost structure, especially with respect to fixed base compensation. The actual target compensation for each individual executive may be higher or lower than the targeted market position based on individual skills, experience, contribution, performance, internal equity or other factors that the compensation committee may take into account that are relevant to the individual executive. In addition, actual compensation results (e.g., amounts earned and paid each year) may be higher or lower than target based on our corporate and divisional financial and individual performance.
Use of Tally Sheets. Our compensation committee annually reviews all components of our named executive officers’ compensation as presented in tally sheets. The tally sheets provide a comprehensive view of each named executive officer’s compensation, broken down into the following components:
•	A summary of annual compensation, including target total cash compensation, the total estimated value of annual long-term incentive awards and the value of benefits and perquisites received by each named executive officer, for the last two years and an estimate for the current year;
•	A summary of the vested and unvested values of all outstanding equity awards held by each named executive officer at an assumed stock price; and

•	A summary of the change in control and severance benefits potentially payable to each named executive officer in the event of a change in control and under a termination without cause scenario.
The tally sheets provide the compensation committee with context for the decisions it makes in relation to total direct compensation. The tally sheets allow the compensation committee to holistically assess total direct compensation and the relationship of various components of the total compensation program to each other. The tally sheets also enable the compensation committee to determine how much wealth creation opportunity exists through equity-based compensation and how strong the retention power is as a result of unvested value. The tally sheets also may influence the compensation committee’s views on a variety of issues, such as changes to change in control arrangements and employment agreements, special equity grants to promote retention, or changes in long-term equity incentives.
Executive Compensation Components
The principal elements of our executive compensation program for 2009 were:
•	base salary;
•	short-term cash incentive compensation;
•	long-term equity-based incentive compensation, in the form of stock options and restricted stock awards (or units); and
•	other compensation arrangements, such as benefits made generally available to our other employees, limited executive benefits and perquisites, and severance and change in control arrangements.
In determining the form of compensation to pay our named executive officers, our compensation committee views these elements of our executive compensation program as related but distinct. Our compensation committee does not believe that significant compensation derived by an executive from one element of our compensation program should necessarily result in a reduction in the amount of compensation the executive receives from other elements. At the same time, our compensation committee does not believe that minimal compensation derived from one element of compensation should necessarily result in an increase in the amount the executive should receive from one or more other elements of compensation. As an example, the compensation committee did not increase substantially executives’ base salaries, short-term cash incentive compensation or long-term equity-based incentive compensation for 2009 so as to compensate for the substantial decrease in executives’ equity-based incentive compensation in 2008 as a result of the significant decrease in the value of our common stock during 2008.
Except as described below, our compensation committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of non-cash compensation. However, our compensation committee’s philosophy is to make a greater percentage of an executive’s compensation performance-based, and therefore at risk, as the executive’s position and responsibility increases given the influence more senior level executives generally have on company performance. Thus, individuals with greater roles and responsibilities associated with achieving our company’s objectives should bear a greater proportion of the risk that those goals are not achieved and should receive a greater proportion of the reward if objectives are met or surpassed. For example, this philosophy is illustrated by the higher cash incentive targets and equity-based awards of our President and Chief

Executive Officer, our Executive Vice President and Chief Operating Officer and our other Executive Vice President as compared to other executives.
Total Compensation Mix and Pay for Performance
The table below illustrates how total compensation for our named executive officers for 2009 was allocated between performance and non-performance based components, how performance based compensation is allocated between short-term and long-term components and how total compensation is allocated between cash and equity components.

	Total Compensation Mix
	(base salary, short-term cash incentives, long-term
	equity incentives and executive benefits and perquisites)
	% of Total		% of Performance Based		% of Total
	Compensation that is:		Total Compensation that is:		Compensation that is:
						Equity
	Performance Based (1)	Fixed(2)	Annual(3)	Long-Term(4)	Cash Based (5)	Based(6)
Robert J. Palmisano	70%	30%	35%	65%	55%	45%
Shawn McCormick	77%	23%	38%	62%	52%	48%
Patrick D. Spangler	0%	100%	N/A	N/A	100%	0%
Pascal E.R. Girin	50%	50%	42%	58%	71%	29%
Stacy Enxing Seng	77%	23%	19%	81%	38%	62%
Brett A. Wall	73%	27%	20%	80%	41%	59%

(1)	Short-term cash incentives plus long-term equity incentives divided by total compensation

(2)	Base salary plus executive benefits and perquisites divided by total compensation

(3)	Short-term cash incentives divided by short-term cash incentives plus long-term equity incentives

(4)	Long-term equity incentives divided by short-term cash incentives plus long-term equity incentives

(5)	Base salary plus short-term cash incentives and executive benefits and perquisites divided by total compensation

(6)	Long-term equity incentives divided by total compensation
Consistent with the philosophy of our executive compensation program, the majority of compensation for 2009 paid to our named executive officers other that Patrick D. Spangler, our former Senior Vice President and Chief Financial Officer, was performance-based. As a performance driven culture we favor having a significant component of compensation be variable and tied to results and achievement over solely fixed compensation. To align the interests of our named executive officers with the interests of our stockholders, a substantial majority of the performance-based compensation paid to our named executive officers in 2009 was in the form of long-term equity incentives and a significant part of the total compensation paid to our named executive officers was equity based. The compensation paid in 2009 to Pascal E.R. Girin, our Executive Vice President and Chief Operating Officer, included a larger cash-based element and smaller performance-based element than the other named executive officers because of the mobility premium payments under French tax laws relating to travel by Mr. Girin outside of France prior to his relocation from Paris, France to Irvine, California and the secondment benefits we agreed to provide Mr. Girin in order to induce him to relocate, which are described in more detail under the headings “– Executive Benefits and Perquisites and All Other Compensation” and “Executive Compensation—Summary of Cash and Other Compensation—Employment Agreement—Pascal E.R. Girin.” Because Mr. Spangler resigned in January 2009, he did not receive a short-term cash incentive payment or any long-term equity incentive grants, but he was paid non-performance based severance benefits, which increased his non-performance based and cash-based compensation relative to our other executives.
Based on compensation data gathered by Mercer in October 2009, which used our April 2009 peer group, Mercer concluded that our pay mix is reasonable compared to market practices. According to the Mercer

October 2009 data, the majority of our executive compensation is delivered through short-term and long-term incentives. Target total cash compensation (base salary plus target annual bonus) for 2009 was closer to the 75th percentile than the market median due primarily to higher than market short-term incentive targets. Target total direct compensation (target total cash compensation plus target long-term incentive) was in line with the market median for most executives, other than Mr. Girin, which was at the 75th percentile. Actual total direct compensation (which used short-term cash incentive data from 2008) was slightly below the market median due primarily to actual long-term incentive grants in 2009 being substantially below the market in large part due to the dilution constraints contained in our long-term equity incentive grant guidelines. Mercer also concluded that the relative total compensation levels of Robert J. Palmisano, our President and Chief Executive Officer, which included only one year of data since he was hired in April 2008, were well aligned with our company’s relative performance.
Base Salary
Overview. We provide a base salary for our named executive officers, which, unlike some of the other elements of our executive compensation program, is not subject to company or individual performance risk. We recognize the need for most executives to receive at least a portion of their total compensation in the form of a guaranteed base salary that is paid in cash regularly throughout the year.
Setting Initial Salaries for New Executives. We initially fix base salaries for our executives at a level we believe enables us to hire and retain them in a competitive environment and to reward satisfactory individual performance and a satisfactory level of contribution to our overall business objectives. During 2009, two of our named executive officers, Mr. McCormick and Mr. Wall, were hired, or in the case of Mr. Wall, promoted, as new executive officers of ev3.
In January 2009, we hired Mr. McCormick as our new Senior Vice President and Chief Financial Officer replacing Mr. Spangler who resigned from that position. In establishing Mr. McCormick’s base salary at $350,000, our compensation committee considered Mr. McCormick’s prior financial and other experience, including in particular his corporate development experience; his success in serving in those positions; his most recent compensation at his prior employer and the base salaries of chief financial officers of companies in our May 2008 peer group. Based on salary data gathered by Mercer in December 2008, Mr. McCormick’s base salary of $350,000 was at the 75th percentile of base salaries for chief financial officers of companies in our peer group. Based on salary data gathered by Mercer in October 2009, Mr. McCormick’s base salary of $350,000 was slightly above the 50th percentile of base salaries for chief financial officers of companies in our April 2009 peer group. Consistent with our compensation objectives, the compensation committee believed that Mr. McCormick was important to the success of our company and the creation of value for our stockholders in light of not only his strong financial background but also his extensive corporate development background and that paying Mr. McCormick a base salary at the 75th percentile was necessary to attract Mr. McCormick to ev3, especially in light of his base salary at his prior employer.
In October 2009, we promoted Mr. Wall, who was not previously an executive officer of ev3 but served as Vice President, Sales and Marketing for ev3 Neurovascular, to Senior Vice President and President, International. In establishing Mr. Wall’s base salary at $300,000, our compensation committee considered Mr. Wall’s then current base salary, his experience serving in other positions within the company, his success in serving in those positions, the base salaries of other similar executives of companies in our May 2008 peer group and Mr. Wall’s lack of experience serving as a head of a business unit. Based on salary data gathered by Mercer in December 2008 and again in October 2009, Mr. Wall’s base salary of $300,000 was below the 25th percentile of base salaries for divisional presidents of companies in our peer group. The compensation committee believed it was appropriate to pay Mr. Wall an initial base salary below the 25th percentile for several reasons: (1) Mr. Wall had not previously served as an executive officer of ev3 and thus his previous base salary was lower than other similar executives who had served in their positions for a longer period of time; (2) Mr. Wall had not served in a similar position with similar responsibilities at either ev3 or any other employer and thus did not have the experience level of our other two divisional presidents or other similar executives of companies in our peer group; and (3) Mr. Wall would be responsible for a smaller business from an operational standpoint, unlike our other two divisional presidents who were responsible for larger businesses in terms of overall operations.
Salary Increases in Connection with Promotions. We typically increase the base salaries of our named executive officers in connection with promotions to compensate our executives for their assumption of increased roles and responsibilities and to bring their base compensation closer to those for executives in comparable positions at similar companies.
In connection with her promotion to Executive Vice President and President, U.S. Peripheral Vascular in December 2008, Ms. Enxing Seng received a 10 percent increase in her base salary to $356,000. The amount of this increase was intended to compensate Ms. Enxing Seng for her increased responsibilities and to bring her base compensation more in line with executives in comparable positions at similar companies. Based on salary data gathered by Mercer in December 2008 and again in October 2009, Ms. Enxing Seng’s increased base salary after her December 2008 promotion was slightly above the 50th percentile of base salaries for executives in comparable positions with companies in our peer group.
In July 2009, at our request, Mr. Girin agreed to relocate from our Paris, France to our Irvine, California location, and in October 2009, Mr. Girin was promoted to Executive Vice President and Chief Operating Officer effective January 1, 2010. From July 2008 to October 2009, Mr. Girin’s base compensation consisted of a base salary of 259,113 Euro and up to an additional 99,672 Euro paid in “mobility premium” or “expatriation premium” payments. Such mobility premium payments were made to Mr. Girin under French tax law based on the number of days which he worked outside of France on behalf of our company. Because such payments were not subject to company or individual performance risk, we considered such payments as a form of “base compensation” for Mr. Girin. Commencing in October 2009 as a result of his relocation to Irvine, California and status as a U.S. taxpayer, we began to pay Mr. Girin a base salary paid in U.S. dollars and no additional mobility premium payments. Based on the exchange rate of one Euro to 1.5 U.S. dollars, Mr. Girin’s base salary was fixed at $538,178. Based on the market data gathered by Mercer in July 2008 and again in December 2008 reflecting compensation levels for positions with levels of responsibilities similar to Mr. Girin’s position (i.e., chief operating officer, head of division, head of business development and head of sales) among French multinationals in the high tech industry, Mr. Girin’s previous base compensation of 358,785 Euro was above the 50th percentile but below the 75th percentile of base compensation for French multinational executives in comparable positions. Based on the salary data gathered by Mercer in October 2009, which benchmarked Mr. Girin’s base salary (as calculated using an exchange rate of one Euro to 1.30852 U.S. dollars) against base salaries for executives in comparable positions (prior to Mr. Girin’s promotion to Chief Operating Officer) with companies in our peer group, Mr. Girin’s base salary was above the 75th percentile. In light of such market data and the amount of Mr. Girin’s base salary in U.S. dollars of $538,178 relative to the base salary of our President and Chief Executive Officer of $600,000, the compensation committee did not further increase Mr. Girin’s base salary in connection with his promotion to Chief Operating Officer effective in January 2010.
Annual Salary Increases. We typically increase the base salaries of our named executive officers in the beginning of each year following the completion of our prior fiscal year and individual performance reviews in an amount equal to an approximate cost of living adjustment. We do so to recognize annual increases in the cost of living and to ensure that our base salaries remain market competitive. We refer to our typical annual base salary increases as “merit increases.” In addition, we may make additional upward adjustments to a particular executive’s base salary to compensate an executive for assuming increased roles and responsibilities, to reward an executive for superior individual performance, to retain an executive at risk of recruitment by other companies, and/or to bring an executive’s base salary closer to the 50th to 75th percentile of companies in our peer group.
In lieu of merit increases for our then executive officers for 2009, the compensation committee decided to grant long-term equity incentives to such executives in an amount by which the executive’s base salary would have increased. The compensation committee decided to do this upon recommendation of our President and Chief Executive Officer for a few reasons. First, based on salary data gathered by Mercer in December 2008, the base salaries of all of our executive officers were at or slightly above the 50th percentile of base salaries for executives in comparable positions with companies in our peer group or, in the case of Mr. Girin, companies in the relevant survey or market data. Second, we did not desire to raise our executives’ base salaries at a time when the base salaries of executives of other public companies were being held at the same rate or even decreased in light of the then economic recession. Third, by granting long-term equity incentives in lieu of base salary merit increases, we increased the percentages of the executives’ long-term incentives, which in the case of several of our executives, were below the market median of the comparative data. The additional long-term equity incentives, however, were not granted to Mr. McCormick in light of his then recent hire date or Ms. Enxing Seng in light of a base salary increase she received in December 2008 in connection with her then promotion. Mr. Wall, who was not an executive officer of ev3 at that time in February 2009, received a merit increase of 3.575 percent for 2009, which was representative of the average merit increase received by other ev3 non-executive employees for 2009.
The number of long-term equity incentives granted in lieu of merit increases for 2009 was determined based on the dollar amount of the merit increase. Accordingly, on February 12, 2009, in connection with their individual annual performance recognition grants, the following named executive officers received the following additional equity grants in lieu of the following merit increases. All of these stock options and stock grants vest according to ev3’s standard vesting for individual annual performance recognition grants.

					Total Grant Date
	% of Base	Dollar Amount of			Fair Value of
	Salary Merit	Merit Increase for	Shares Underlying	Shares Underlying	Long-Term Equity
	Increase for 2009	2009	Stock Option	Stock Grant	Incentives
Robert J. Palmisano	3.500%	$21,000	4,173	1,669	$21,000
Shawn McCormick	N/A	N/A	N/A	N/A	N/A
Patrick D. Spangler	N/A	N/A	N/A	N/A	N/A
Pascal E.R. Girin(1)	3.750%	18,005	3,578	1,431	18,005
Stacy Enxing Seng	N/A	N/A	N/A	N/A	N/A
Brett A. Wall	3.575%	9,653	N/A	N/A	N/A

(1)	The conversion into U.S. dollars was based on the conversion rate as of January 30, 2009, which was one Euro to $1.30852.
In December 2009, the compensation committee decided to permit our executive officers to elect to receive any 2010 merit increase in either the form of an increased base salary or in the form of long-term equity incentives divided evenly between stock options and restricted stock grants. The compensation committee decided to do this upon recommendation of our President and Chief Executive Officer for some of the same reasons it decided to do so in 2009. First, the grant of long-term equity incentives in lieu of base salary merit increases would increase the percentages of the executives’ long-term incentives, which in the case of several of our executives, were below the market median of the comparative data, and would assist some of our executives in complying or getting closer to complying with our recently established stock ownership guidelines. Second, based on salary data gathered by Mercer in October

2009, the base salaries of most of our executive officers remained at or slightly above the 50th percentile, and in the case of Mr. Palmisano and Mr. Girin, closer to or above the 75th percentile, of base salaries for executives in comparable positions with companies in our peer group.
All of our executive officers eligible to receive merit increases elected to receive their merit increases in the form of long-term equity incentives. The number of long-term equity incentives granted was determined based on the dollar amount of the merit increase as adjusted upward by a factor of 2.5 to reflect the lost opportunity value associated with a lower base salary. The factor of 2.5 was determined by the compensation committee after consultation with Mercer and taking into account the following considerations: (1) the termination risk since executives whose employment was involuntarily terminated prior to vesting would receive no replacement for the lost merit increase; (2) the reduced total cash opportunity since not only would an executive’s 2010 compensation be lower in terms of base salary, annual incentive opportunity (which is expressed as a percentage of base salary) and long-term equity incentives (which as described below is determined pursuant to ev3’s long-term equity incentive guidelines which base long-term equity incentives on an executive’s percentage of base salary), but the executive’s future compensation would also be lower since the executive’s future base salary and accordingly, annual incentive opportunity and long-term equity incentives, would be lower, thereby having a compounding effect; and (3) the time value of money and the fact that as described below the long-term equity incentives would vest and be realized only after the completion of the full year of vesting as opposed to the merit increase which would be realized during the calendar year. As opposed to the typical four-year vesting on the long-term equity incentives, the compensation committee decided to provide for one-year cliff vesting in recognition of the fact that the long-term equity incentives were being granted in lieu of an annual base salary increase and to reduce the effect of the termination risk and time value of money factors described above.
Accordingly, on January 28, 2010, the following named executive officers received the following equity grants in lieu of the following merit increases. All of the stock options and stock grants will vest in full on January 28, 2011. Mr. Girin was not eligible to receive a merit increase in light of the recent determination of his base salary in connection with his promotion to Chief Operating Officer.

	% of Base	Dollar Amount of			Value of Long-Term
	Salary Merit	Merit Increase for	Shares Underlying	Shares Underlying	Equity
	Increase for 2010	2010	Stock Option	Stock Grant	Incentives(1)
Robert J. Palmisano	4.00%	$24,000	5,102	2,041	$60,000
Shawn McCormick	3.25%	11,375	2,418	967	28,438
Patrick D. Spangler	N/A	N/A	N/A	N/A	N/A
Pascal E.R. Girin	N/A	N/A	N/A	N/A	N/A
Stacy Enxing Seng	3.50%	12,460	2,649	1,060	31,150
Brett A. Wall	3.50%	10,500	2,232	893	26,250

(1)	The value of long-term equity incentives is based on the value calculated under our long-term incentive grant guidelines and does not necessarily match the grant date fair value of the equity awards under applicable accounting rules and as set forth in the “Grants of Plan Based Awards” table found later in this proxy statement.
Consistent with our objectives to reinforce our corporate mission, vision and values and motivate our executives to help fulfill our corporate mission and vision while incorporating our shared values, the percentage merit increase for each named executive officer for 2009 and 2010, other than Mr. Palmisano, was determined based on each executive’s overall annual performance review achievement rating (as opposed to achievement of the executive’s MBOs). As discussed above under the heading “Setting Executive Compensation—Role of Management,” the annual performance review used to determine an executive’s annual merit increase evaluates an executive’s base business job performance and performance specifically in furtherance of ev3’s mission, values and vision and its quality policy. The annual performance review ratings are on a scale of 1 to 4 and the achievement levels are as follows:

Rating	Achievement Level
4 = Exceeded	Executive’s performance is exceptional and is a role model for the assigned section

3 = Achieved	Executive consistently performs at the expected level of contribution. Employee has a solid skill foundation that will allow the executive to succeed

2 = Partially Achieved	Executive is progressing toward expected performance

1 = Not Achieved	Executive’s overall performance does not meet the expected level of contribution
Therefore, as an example, an annual performance review rating of 3.5 for 2009 and 2010 yielded a 3.5 percent merit increase in an executive’s base salary. A performance review rating of 2.0 and below resulted in no merit increase. As reflected in one of the tables above, the annual performance review ratings for our named executive officers for 2008 ranged from 3.25 percent to 3.50 percent, which based on the formula for merit increases for 2009 happened to correspond on a one-for-one basis to the range of their merit increases, and the annual performance review ratings for our named executive officers for 2009 ranged from 3.25 percent to 4.00 percent, which based on the formula for merit increases for 2010 also corresponded on a one-for-one basis to the range of their merit increases.
The percentage merit increase for Mr. Palmisano for 2009 and 2010 was determined based on his performance for the previous year. In evaluating the performance of our President and Chief Executive Officer and the amount of his percentage merit increase for 2009 and 2010, the compensation committee reviewed Mr. Palmisano’s self-review, discussed his performance amongst its members, sought the input of other members of our board of directors, as well as other members of our executive team. In assessing the performance of our President and Chief Executive Officer, the compensation committee evaluated primarily our corporate financial performance, our progress towards fulfilling our business initiatives and the President and Chief Executive Officer’s leadership. Mr. Palmisano’s merit increase for 2009 was 3.5 percent or $21,000. In setting this amount, the compensation committee considered the average percentage merit increase for 2009 which was 3.5 percent, Mr. Palmisano’s then current salary which was above the market median and Mr. Palmisano’s ability during 2008 to re-orient the organization toward a goal of sustained profitability and the establishment and implementation of a high performance management system to assist the organization in the achievement of such goal. Mr. Palmisano’s merit increase for 2010 was 4.0 percent or $24,000. In setting this amount, the compensation committee considered in particular Mr. Palmisano’s excellence in guiding the organization in 2009 resulting in a strong performance in many areas such as financial results, leadership development, delighting the customer and building a strategic framework for the future.
Short-Term Cash Incentive Compensation
Generally. Under the terms of the ev3 Inc. 2009 Employee Performance Incentive Compensation Plan, our named executive officers, as well as other executives and certain employees of our company, earned annual cash bonus payments for 2009 based on financial performance objectives and, to a lesser extent, individual performance objectives. The primary purpose of the plan was to align our short-term incentive compensation program with our financial and operating performance goals and objectives. The plan was designed to provide a direct financial incentive to our executives and certain other employees for the achievement of specific annual financial performance objectives and individual performance objectives.
Each of our named executive officers had an annual incentive target under the plan, expressed as a percentage of his or her base salary, although Mr. Girin’s incentive target was initially based on a percentage of his base salary and mobility premium payments. The level of each incentive target was based on the individual’s level of responsibility within the company. Each executive’s bonus payment under the plan was determined by multiplying the executive’s target bonus amount for the year (the executive’s incentive target times his or her base salary) by a payout percentage determined based primarily on the achievement of financial performance objectives, and in the case of all of our named executive officers, other than our President and Chief Executive Officer, certain individual performance objectives or MBOs. The maximum payout percentage was 150 percent and the minimum threshold payout percentage was 50 percent, with no payout for performance below the minimum threshold payout percentage of 50 percent. All individual performance objectives, or MBOs, were rated (on a scale from one to five with a rating of three representing target or “on plan” performance) and then weighted based on relative importance in order to obtain a weighted performance rating for each objective. All weighted performance ratings were added together to obtain an overall rating for each executive. An aggregate average for all of the objectives must have met at least a 1.5 to meet the minimum 50 percent payout threshold. Increments between rating levels were interpolated on a linear basis to determine an actual incentive percentage. For example, an overall rating of 3.5 equaled a 112.5 percent incentive percentage. For each executive, the actual incentive percentage was multiplied by the target bonus percentage to calculate the award. For example, a 112.5 percent actual incentive percentage times 50 percent target bonus equaled an award of 56.3 percent of base salary.
2009 Incentive Targets. The incentive target for each named executive officer under the plan for 2009 is as set forth in the table below, as well as the threshold, target and maximum annual bonus opportunity.

	Incentive Target	Annual Bonus Opportunity for Each Executive
Named Executive Officer	(% of Base Salary)	Threshold (50%)	Target (100%)	Maximum (150%)
Robert J. Palmisano	100%	$300,000	$600,000	$900,000
Shawn McCormick	60%	99,534	199,068	298,602
Patrick D. Spangler	N/A	—	—	—
Pascal E.R. Girin(1)	65%	174,908	349,816	524,724
Stacy Enxing Seng	65%	115,700	231,400	347,100
Brett A. Wall	40%/60%	66,987	133,973	200,960

(1)	The conversion into U.S. dollars was based on the conversion rate of one Euro to $1.50.
The threshold, target and maximum annual bonus opportunity for Mr. McCormick has been prorated to reflect his January 19, 2009 start date. Mr. Spangler did not have an incentive target under the plan since he had departed prior to the adoption of the plan. The threshold, target and maximum annual bonus opportunity for Mr. Wall has been prorated to reflect his increased incentive target to 60 percent and increased base salary received in connection with his promotion to Senior Vice President and President, International on October 5, 2009. His previous incentive target under the plan was 40 percent.
Consistent with our philosophy that executives with greater roles and responsibilities associated with achieving our company’s performance objectives should bear a greater proportion of the risk that those objectives are not achieved and should receive a greater proportion of the reward if the objectives are met or surpassed, Mr. Palmisano, our President and Chief Executive Officer, had the highest incentive target and our executives in charge of our two business segments during 2009 had the next highest incentive targets. The incentive targets of most of our executives were at or slightly above the 50th percentile compared to the incentive targets of executives with comparable positions at companies in our peer group. The incentive target for Mr. Palmisano, our President and Chief Executive Officer, was at the 75th percentile. This is consistent with our philosophy that we target base compensation and total compensation at the 50th to 75th percentile of companies in our peer group, with the opportunity to earn total compensation above the market median when the performance of our business meets or exceeds our plan targets. We believed an incentive target for Mr. Palmisano at the high end of our targeted range was appropriate in light of: (1) Mr. Palmisano’s position as chief executive officer of our company; (2) our belief that executives, especially those with the most responsibility, should have the opportunity to earn total compensation above the market median when the performance of our business meets or exceeds our plan targets; and (3) Mr. Palmisano’s extensive experience as a seasoned chief executive officer.
2009 Financial Performance Objectives. The financial performance objectives under the plan for 2009 were based on our revenue and operating profit for 2009 and days sales outstanding and inventory days on hand as of December 31, 2009, each as compared with target amounts. Each of the financial performance objectives were assigned the following weightings:

Financial Performance Objectives	Weighting
Revenue	50%
Operating Profit	30%
Days Sales Outstanding (DSO)	10%
Inventory Days on Hand (DOH)	10%
As with our prior annual incentive plans, we placed primary emphasis on our revenue objectives and a secondary but also important emphasis on our profitability objectives. Our revenue objectives are intended to encourage our executives to focus on bringing new products to market, gaining market share and expanding the existing markets that we serve. Our profitability objectives are intended to encourage our executives to focus not only on increasing revenue, but also on increasing our efficiency, optimizing our cost structure and improving our margins. During 2009, we also had DSO and DOH objectives to encourage our management and employees to focus on working capital and inventory management. We assigned these two financial performance objectives less weight, however, in light of our primary focus on increasing revenue and obtaining sustained profitability.
The table below shows the threshold, target and maximum payout percentages established for each of the four different financial performance objectives, on an overall corporate basis, and the relationship of such financial objectives to our 2009 operating plan. The shaded portion of the table shows our actual results for each of the four different corporate financial performance objectives for 2009, the resulting incentive target percentage and the relationship of such actual results to our 2009 operating plan.
Revenue (50% Weighting)

		% Plan	Incentive %
Threshold	$400.0 million	92.6%	50.0%
Target	$431.9 million	100.0%	100.0%
Maximum	$475.1 million	110.0%	150.0%
Actual	$431.7 million	100.0%	99.8%
Operating Profit (30% Weighting)

		% Plan	Incentive %
Threshold	$17.6 million	80.0%	50.0%
Target	$22.0 million	100.0%	100.0%
Maximum	$28.6 million	130.0%	150.0%
Actual	$31.1 million	141.4%	150.0%

Days Sales Outstanding (10% Weighting)

		% Plan	Incentive %
Threshold	75	80.0%	50.0%
Target	60	100.0%	100.0%
Maximum	50	120.0%	150.0%
Actual	62	96.8%	91.9%
Inventory Days on Hand (10% Weighting)

		% Plan	Incentive %
Threshold	253	80.0%	50.0%
Target	202	100.0%	100.0%
Maximum	168	120.0%	150.0%
Actual	193	104.7%	111.7%
The overall corporate payout percentage for 2009 was 115.2 percent. The payout percentages for the three specific businesses were derived from the overall corporate numbers but reflected certain internal allocations and were as follows: worldwide neurovascular (127.4 percent); U.S. peripheral vascular (94.3 percent) and international (104.3 percent).
Under the terms of the plan, the compensation committee may revise one or more of the financial performance measures or otherwise make adjustments to payouts under the plan to take into account any acquisition or disposition by our company not planned for at the time the financial measures were established, any change in accounting principles or standards, or any extraordinary or non-recurring event or item so as to equitably reflect such event or events and such that the criteria for evaluating whether a financial measure has been achieved will be substantially the same following such event as prior to such event. In determining the achievement level of our financial performance objectives for 2009, in accordance with the terms of the plan, we excluded the financial results of Chestnut Medical Technologies, Inc., which we acquired in June 2009. In addition, we excluded any impact from foreign currency exchange rates. We did not make any other adjustments to the financial performance objectives.
2009 Individual Performance Objectives. In order to foster cooperation and communication among our executives and among their respective teams, our compensation committee places primary emphasis on overall corporate and business financial performance as measured against objectives approved by our compensation committee rather than individual performance. Nonetheless, in the case of all of our named executive officers, other than our President and Chief Executive Officer, individual performance, and more specifically, the attainment of certain MBOs also affected the executives’ actual bonus payouts under the 2009 plan.
MBOs are generally three to five written, measurable and specific objectives agreed to and approved by the executive and the President and Chief Executive Officer and the compensation committee. All MBOs were weighted by agreement, with areas of critical importance or critical focus weighted most heavily. As described above, each of our named executive officers participated in a review process during the beginning of 2010 and in connection with such review was rated (on a scale from one to five with a rating of three representing target or “on plan” performance) depending upon whether, and often times, when, their MBOs for 2009 were achieved. These ratings were then used to determine the portion of the final bonus payout attributable to MBOs.
The following table indicates for each named executive officer the percentage of which MBOs determined each executive’s final bonus payout for 2009 and the final MBO rating used in determining each executive’s final bonus payout for 2009:

Named Executive Officer	MBOs Component	Final MBO Rating
Robert J. Palmisano	0%	N/A
Shawn McCormick	10%	3.6
Patrick D. Spangler	N/A	N/A
Pascal E.R. Girin	25%	3.6
Stacy Enxing Seng	25%	3.0
Brett A. Wall	25%	4.0
The MBOs for each executive for 2009 related primarily to the continued implementation of the high performance management system that we established in mid-2008 that focuses executives’ efforts on our vital few programs and action items and objectives to work toward fulfilling our corporate mission and vision. Mr. McCormick’s MBOs related to the accuracy and timing of our financial reports, improvements in communication within the finance and information technology groups, improvements in financial forecasts, completion of a profit and loss benchmarking analysis and development and implementation of a pricing process. Mr. Girin’s MBOs related to the achievement of the revenue objectives for the U.S. neurovascular and international businesses, the commercial launch of certain new products and product improvements, the acquisition or internal development of a flow diversion product and the achievement of certain regulatory milestones associated with our neuro stent. Ms. Enxing Seng’s MBOs related to achievement of the revenue, operating profit, DSO and DOH objectives for the U.S. peripheral vascular business, the number of physicians consistently using our plaque excision products, progress in our DEFINITIVE and DURABILITY clinical trials, the commercial launch of certain new products and the operating performance of the U.S. peripheral vascular senior leadership team. Mr. Wall’s MBOs related to the achievement of the overall corporate and worldwide neurovascular revenue objectives, reorganization of the neurovascular sales and marketing team, the commercial launch of certain new products and product improvements and the achievement of certain regulatory milestones associated with our neuro stent. Mr. Palmisano did not have any MBOs because the compensation committee determined that any annual bonus to be paid to Mr. Palmisano for 2009 should be based solely on the achievement of our 2009 overall corporate financial performance objectives.
2009 Bonus Payouts and Analysis. Bonus payouts made to our named executive officers under our annual incentive plan for 2009 were as follows:

	Dollar Amount of	Final Incentive Percentage
Named Executive Officer	2009 Annual Bonus Payout	or Percent of Target
Robert J. Palmisano(1)	$691,200	115.2%
Shawn McCormick	229,377	115.2%
Patrick D. Spangler	N/A	N/A
Pascal E.R. Girin(2)	458,958	121.2%
Stacy Enxing Seng	233,627	101.0%
Brett A. Wall	162,061	121.0%

(1)	Mr. Palmisano’s annual bonus amount does not include the $100,000 value of discretionary long-term equity incentives consisting of an option to purchase 8,503 shares of common stock and a stock grant for 3,401 shares of common stock that he received at the end of January 2010 in special recognition of our corporate financial performance during 2009.

(2)	Mr. Girin’s annual bonus amount payout includes an upward adjustment of $34,850 or 8.2 percent. His final incentive percentage does not reflect this upward adjustment. Including this upward adjustment, Mr. Girin’s final incentive percentage would be 131.2 percent.
The bonus payouts to Mr. Palmisano and Mr. McCormick for financial performance were based solely on overall corporate financial performance since each has responsibilities across all of our businesses. The bonus payout to Mr. Girin for financial performance was based on overall corporate performance and, to a larger extent, the financial performance of our worldwide neurovascular business, the business that he led during 2009. The bonus payout to Ms. Enxing Seng for financial performance was based on overall corporate financial performance and, to a larger extent, the financial performance of our U.S. peripheral vascular business, which she led during 2009. The bonus payout to Mr. Wall for financial performance was based on overall corporate financial performance and, to a larger extent, the financial performance of our worldwide neurovascular business, and to a lesser extent, the financial performance of our international business, both for which he was, to some extent, responsible during 2009.
The following table summarizes the various components used in determining the final incentive percentage for each named executive officer:

	MBO %/
Named	MBO Rating/	US PV%/	Worldwide Neuro %/	International %/	Overall Corporate %/	Final Incentive
Executive Officer	% Payout	% Payout	% Payout	% Payout	% Payout	% Payout
Robert J. Palmisano	0.0%	N/A	N/A	N/A	100.0%	115.2%
					115.2%

Shawn McCormick	10.0%	N/A	N/A	N/A	90.0%	115.2%
	3.60/115.0%				115.2%

Patrick D. Spangler	N/A	N/A	N/A	N/A	N/A	N/A

Pascal E.R. Girin	25.0%	N/A	50.0%	N/A	25.0%	121.2	%(1)
	3.60/115.0%		127.4%		115.2%

Stacy Enxing Seng	25.0%	50.0%	N/A	N/A	25.0%	101.0%
	3.00/100.0%	94.3%			115.2%

Brett A. Wall	25.0%	N/A	38.0%	12.0%	25.0%	121.0%
	4.00/125.0%		127.4%	104.3%	115.2%

(1)	Mr. Girin’s final incentive payout does not reflect the upward adjustment to his final bonus payout.
Under the terms of the plan, the compensation committee may modify an award by increasing or decreasing it by up to 20 percent if in its subjective judgment a participant has not been equitably treated by the mechanics of the incentive plan. Our compensation committee did not exercise any discretion in either increasing or decreasing the bonus payouts to any of our named executive officers, except in the case of Mr. Girin, who received an 8.2 percent increase in the final bonus payout, which represented a 10.0 percent increase in the amount of his final incentive percent payout. The compensation committee believed Mr. Girin deserved an upward adjustment to his final bonus payout to reward him for the outstanding performance of the worldwide neurovascular business, which exceeded each of its revenue, operating profit, DSO and DOH target objectives and in the aggregate by over 27 percent. The compensation committee also exercised its discretion and granted Mr. Palmisano $100,000 in long-term equity incentives, consisting of an option to purchase 8,503 shares and a stock grant for 3,401 shares. In so doing, the compensation committee reasoned that Mr. Palmisano was overall responsible for achievement of the corporate objectives and deserved an annual bonus in excess of his 115.2 percent payout. The compensation committee decided to grant Mr. Palmisano long-term equity incentives in lieu of an upward adjustment to his annual bonus in order to increase Mr. Palmisano’s equity in our company in furtherance of our stock ownership guidelines.
In terms of the dollar amounts of the 2009 annual bonus payouts, because the President and Chief Executive Officer and the two Executive Vice Presidents have higher incentive targets, their bonus payouts were higher than other executives. In terms of the actual incentive percentages, because the worldwide neurovascular business performed well as compared to our operating plan, executives with payouts tied more directly to the performance of this business, such as Mr. Girin and Mr. Wall, received higher actual incentive percentages used to calculate their bonus payouts.

2010 Short-Term Incentive Compensation Plan; Incentive Targets and Financial Performance Goals. In December 2009, the board of directors, upon recommendation of the compensation committee, approved the ev3 Inc. Employee Performance Compensation Plan for 2010.
The incentive target under the plan for 2010 for each named executive officer is as set forth in the table below, as well as the threshold, target and maximum annual bonus opportunity.

	Incentive Target	Annual Bonus Opportunity for Each Executive
Named Executive Officer	(% of Base Salary)	Threshold (50%)	Target (100%)	Maximum (150%)
Robert J. Palmisano	100%	$300,000	$600,000	$900,000
Shawn McCormick	60%	105,000	210,000	315,000
Pascal E.R. Girin	75%	201,817	403,634	605,450
Stacy Enxing Seng	65%	115,700	231,400	347,100
Brett A. Wall	60%	90,000	180,000	270,000
Consistent with our philosophy that executives with greater roles and responsibilities associated with achieving our company’s performance objectives should bear a greater proportion of the risk that those objectives are not achieved and should receive a greater proportion of the reward if the objectives are met or surpassed, our President and Chief Executive Officer has the highest incentive target, our Executive Vice President and Chief Operating Officer has the next highest incentive target and our other Executive Vice President has the next highest incentive target. The incentive targets of most of our executive officers are again slightly above the 50th percentile or at the 75th percentile compared to the incentive targets of executives with comparable positions at companies in our peer group, which is consistent with our philosophy that we target base compensation and total compensation at the 50th to 75th percentile of companies in our peer group, with the opportunity to earn total compensation above the market median when the performance of our business meets or exceeds our plan targets.
Each plan participant’s annual bonus payment under the 2010 plan is determined in the same manner as under the 2009 plan by multiplying the participant’s target bonus amount (the participant’s target bonus percentage times his or her annual base salary) by a payout percentage and determined based on the achievement of corporate financial objectives, as well as, in the case of Ms. Enxing Seng and Mr. Wall, additional divisional financial objectives, and non-financial individual performance objectives. As with the 2009 plan, the corporate and divisional financial objectives under the plan for 2010 are based on revenue and operating profit for 2010 and days sales outstanding and inventory days on hand as of December 31, 2010, each as compared with target amounts. In addition to overall corporate financial objectives, we will measure financial objectives for worldwide peripheral vascular, worldwide neurovascular and international. With respect to the non-financial individual performance objectives, or MBOs, the percentage of which MBOs will determine each executive’s final bonus payout for 2010 will remain the same as 2009. MBOs for 2010 were required under the terms of the plan to be finalized by the end of first quarter 2010 and were approved by the compensation committee at the end of January 2010.
As with the 2009 plan, each executive’s bonus payment under the 2010 plan will be determined by multiplying the executive’s target bonus amount for the year (the executive’s incentive target times his or her base salary) by a payout percentage determined based primarily on the achievement of the corporate financial performance objectives, and in the case of all of our named executive officers, other than our President and Chief Executive Officer, their 2010 MBOs. The maximum payout percentage is 150 percent and the minimum threshold payout percentage is 50 percent, with no payout for performance below the minimum threshold payout percentage of 50 percent. All performance measures and objectives will be rated (on a scale from one to five with a rating of three representing target or “on plan” performance) and then weighted based on relative importance in order to obtain a weighted performance rating for each objective. All weighted performance ratings will be added together to obtain an overall rating for each executive. An aggregate average for all of the objectives must meet at least a 1.5 to meet the minimum 50 percent payout threshold. Increments between rating levels will be interpolated on a linear basis to determine an actual incentive percentage.
Long-Term Equity-Based Incentive Compensation
Generally. Our compensation committee’s primary objectives with respect to long-term equity-based incentives are to align the long-term interests of our executives with the long-term interests of our stockholders by creating a strong and direct linkage between compensation and long-term stockholder return, promote stock ownership and create significant incentives for retention. Long-term equity-based incentives typically comprise a significant portion of each named executive officer’s compensation package, consistent with our philosophy and principles discussed above. For 2009, equity-based compensation comprised 45 percent of the total compensation for our current President and Chief Executive Officer and ranged from 29 percent to 62 percent of the total compensation for our other named executive officers who remain executive officers of our company.
Currently, we provide our named executive officers (and our other executives and key employees) with stock options and restricted stock awards (or units). Both our board of directors and stockholders have approved the ev3 Inc. Second Amended and Restated 2005 Incentive Stock Plan, pursuant to which our named executive officers (as well as other executives and key employees) are eligible to receive and receive equity-based incentive awards. For more information concerning the terms of this plan, we refer you to “Executive Compensation—Grants of Plan-Based Awards—ev3 Inc. Second Amended and Restated 2005 Incentive Stock Plan.” In addition, we also refer you to “Proposal Two — Approval of the ev3 Inc. Third Amended and Restated 2005 Incentive Plan.” All equity-based incentive awards granted to our named executive officers during 2009 were made under our 2005 incentive stock plan.
To assist our compensation committee in granting, and our management in recommending the grant of, equity-based incentive awards, our compensation committee each year at its December meeting, upon recommendation of Mercer, adopts long-term incentive grant guidelines for the following year. In addition to our long-term incentive grant guidelines, our board of directors has adopted a policy document entitled “Policy and Procedures Regarding Grants of Stock Options, Restricted Stock and Other Equity-Based Incentive Awards,” which includes policies that the board of directors and compensation committee generally follows in connection with granting equity-based incentive awards.
As with most components of our executive compensation program and for the reasons previously described, the compensation committee aims to provide our executives with long-term equity-based incentive opportunities that are at the 50th to 75th percentile of comparable positions in companies in our peer group data.
Types of Equity Grants. Under our long-term incentive grant guidelines and our policy document, our compensation committee generally grants three types of equity-based incentive awards to our named executive officers: performance recognition awards, promotional grants and talent acquisition grants. On occasion, our compensation committee will grant purely discretionary awards.
Performance recognition grants are discretionary annual grants that historically were made in the first quarter of the year in order to coordinate the timing with any annual base salary increases and any annual incentive plan payments, but commencing in 2010 will be made sometime in mid-year in order to give the compensation committee another formal opportunity during the year to review executive compensation and recognize executive and other key employee performance. The recipients and the size of the performance recognition grants are determined, on a preliminary basis, by our Human Resources department based on our long-term incentive grant guidelines and our then-current stock price, and then, ultimately, by our compensation committee. Under our long-term incentive grant guidelines for annual performance recognition grants, our named executive officers receive a certain percentage of their respective base salaries in stock options and restricted stock awards (or units). This is different from prior years where the guidelines provided that our executives, depending upon their grade level, would receive a certain number of shares. We moved to grant guidelines based on a percentage of base salary as opposed to a fixed number of shares to be more consistent with the equity grant practices of the companies in our peer group and to compensate to some extent for the volatility in our stock price.
Once the value of equity-based incentive awards is determined based on the percentage of base salary, one-half of the value is provided in stock options and the other one-half of the value is provided in restricted stock awards (or units). The reasons why we use both stock options and restricted stock awards (or units) are described below under the headings “—Stock Options” and “—Restricted Stock.” The target dollar value to be delivered in stock options (50% of the target total long-term equity value) is divided by the Black-Scholes value of a share of our common stock to determine the number of stock options, which number may then be rounded to the nearest whole number or in some cases multiple of 100. The number of restricted stock awards (or units) is calculated using the intended dollar value (50% of the target total long-term equity value) divided by the closing price of our common stock on the date of determination, which number may then be rounded to the nearest whole number or in some cases multiple of 100. Typically, the number of shares of restricted stock awards (or units) is fewer than the number of shares that would have been covered by a stock option of equivalent target value. The actual number of stock options and restricted stock awards (or units) granted may then be pared back so that the estimated run rate dilution under our incentive stock plan is acceptable to our compensation committee (i.e., approximately 3.0 percent for 2009). The President and Chief Executive Officer next reviews the preliminary individual awards and may make discretionary adjustments. Final proposed individual awards are then calculated by the Human Resources department based on our then-current stock price. Such proposed individual awards are then presented to the compensation committee for approval. Approved awards are then issued, with the exercise price of the stock options equal to the closing sale price of our common stock on the date of grant. In determining the number of stock options or restricted stock awards (or units) to make to an executive as part of a performance recognition grant, previous awards, whether vested or unvested, granted to such individual have no impact.
The following table describes our long-term incentive grant guidelines for annual performance recognition grants that applied to our named executive officers for 2009:

		Incentive Grant Guideline	Incentive Grant Guideline
		Expressed as % of Base	Dollar Value of
Named Executive Officer	Grade Level	Salary for Grade Level	Long-Term Incentives
Robert J. Palmisano	11	300%	$1,800,000
Shawn McCormick	9	175%	612,500
Patrick D. Spangler	9	N/A	N/A
Pascal E.R. Girin(1)	10	200%	938,955
Stacy Enxing Seng	10	200%	712,000
Brett A. Wall(2)	7	60%	131,700
	(prior to 10/5/09)	(prior to 10/5/09)	(prior to 10/5/09)
	9	175%	525,000
	(10/5/09 and after)	(10/5/09 and after)	(10/5/09 and after)

(1)	The conversion into U.S. dollars was based on the conversion rate as of January 30, 2009, which was one Euro to $1.30852.

(2)	Mr. Wall’s grade level, incentive grant guideline expressed as a percentage of base salary for grade level and incentive grant guideline dollar value of long-term incentives increased in connection with his promotion to Senior Vice President and President, International on October 5, 2009.

Consistent with our guiding principles that we seek to align the interests of our executives with those of our stockholders by providing a significant portion of compensation in stock-based awards and the portion of an executive’s total compensation that varies with performance and is therefore at risk should increase with the level of an individual’s responsibility, the incentive grant guidelines, expressed as percentages of base salary and dollar values, increase as an executive’s level of responsibility increases. The incentive grant guidelines expressed as a percentage of average base salary by grade level are benchmarked each year by Mercer against our peer group. Mr. Wall’s incentive grant guideline expressed as a percentage of base salary was 60 percent and thus much lower than our other named executive officers since at the time of the annual performance recognition grants for 2009, Mr. Wall was not an executive officer and his grade level was much lower than the other executives.
For 2010, our long-term incentive grant guidelines for annual performance recognition grants will not change from 2009 as a percentage of base salary for each executive, but the dollar grant value will change due to changes in salary levels. In addition, the size of the grants will change from 2009 in light of differences in stock price.
Performance recognition grants (also in the form of stock options and/or restricted stock awards (or units)) also may be made in connection with the promotion of an individual. The size of these grants are determined in the same manner as the annual performance recognition grants but are larger in light of the higher base salary often associated with a promotion.
Talent acquisition grants are made in the form of stock options and/or restricted stock awards (or units), and are used for new hires. These grants are considered and approved by our compensation committee as part of the compensation package of the executive at the time of hire (with the grant date and determination of fair market value and the exercise price delayed until the hire date). As with our performance recognition grants, the size of our talent acquisition grants is determined by dollar amount (as opposed to number of underlying shares), and under our long-term incentive grant guidelines, is generally two times the long-term incentive grant guidelines for annual performance recognition grants. We have set talent acquisition grants at two times the long-term incentive grant guidelines for annual performance recognition grants, upon recommendation by Mercer, and because we recognize that higher initial grants often are necessary to attract a new executive, especially an executive who may have accumulated a substantial amount of equity-based long-term incentive awards at a previous employer that the executive would typically forfeit upon acceptance of employment with us.
Finally, our compensation committee also from time to time may make purely discretionary grants, on the recommendation of our President and Chief Executive Officer (except in the case of a grant to our President and Chief Executive Officer) for exceptional performance. These grants are typically made in the form of stock options and/or restricted stock awards (or units), the number of which is determined based on the dollar amount of value intended to be delivered, our Black-Scholes option-pricing model and our stock price.
Our compensation committee made talent acquisition grants, annual and promotional performance recognition grants and discretionary grants to one or more of our named executive officers during 2009, and promotional performance recognition grants and discretionary grants to one or more of our named executive officers in the beginning of 2010, as described in more detail below under the heading “—2009 Equity Awards and Analysis.”
Stock Options. An important objective of our long-term incentive program is to strengthen the relationship between the long-term value of our stock price and the potential financial gain for employees. Stock options provide recipients with the opportunity to purchase our common stock at a price fixed on the grant date regardless of future market price. The vesting of our stock options is generally time-based.

Consistent with our historical practice, 25 percent of the shares underlying the stock option typically vest on the one-year anniversary of the date of grant (or if later, on the date of hire) and 1/36 of the shares underlying the stock option vest thereafter on the one-month anniversary of the date of grant (or date of hire). However, our compensation committee from time to time may grant options that vary from this vesting schedule, although none of the options granted during 2009 varied from our standard vesting. Our policy is to only grant options with an exercise price equal to 100 percent of the fair market value of our common stock on the date of grant.
A stock option becomes valuable only if our common stock price increases above the option exercise price and the holder of the option remains employed during the period required for the option to “vest.” This provides an incentive for an option holder to remain employed by us. In addition, stock options link a portion of an employee’s compensation to stockholders’ interests by providing an incentive to achieve corporate goals and increase the market price of our stock. Other than option grants to our French employees (including Mr. Girin for part of 2009) which may not be granted during quarterly blackout periods, we do not have any program, plan or practice to time stock option or restricted stock grants to executives in coordination with the release of material non-public information.
Restricted Stock. Restricted stock awards (or units) are intended to retain key employees, including our named executive officers, through vesting periods. Restricted stock awards (or units) provide the opportunity for capital accumulation and more predictable long-term incentive value. For grants to recipients in the United States, we make restricted stock awards of shares of our common stock, while for grants to recipients outside of the United States, we generally use restricted stock units as a performance incentive, due to the adverse tax implications in many foreign countries of receiving restricted stock awards.
Restricted stock awards are shares of our common stock that are awarded with the restriction that the recipient continuously provides services to our company (whether as an employee or as a consultant) until the date of vesting. The purpose of granting restricted stock awards is, through employee ownership, to further encourage business decisions by our executives that may drive stock price appreciation. Recipients are allowed to vote restricted stock awards as a stockholder based on the number of shares held under restriction. The recipients also are awarded dividends on the restricted stock awards held if dividends are paid on the underlying shares of common stock. The specific terms of vesting of a restricted stock award depends upon whether the award is a performance recognition grant, talent acquisition grant or discretionary grant. Performance recognition grants of restricted stock awards were typically made in the first quarter of each year and vest and become non-forfeitable in four equal annual installments on November 15th of each year, commencing on the November 15th of the year of grant. Commencing in 2010, performance recognition grants will be made mid-year of each year. Talent acquisition grants of restricted stock awards granted to new hires vest in a similar manner, except that the first installment is pro-rated, depending on the date of grant. The vesting of discretionary grants of restricted stock awards is often time-based and often similar to the vesting of our talent acquisition grants.
Restricted stock units are similar to restricted stock awards, but with a few key differences. A restricted stock unit is a commitment by us to issue a share of our common stock for each restricted stock unit at the time the restrictions in the award agreement lapse. Restricted stock units are provided to employees who are not on the United States payroll because of the different tax treatment in many other countries. Restricted stock unit awards are eligible for dividend equivalent payments if and when we pay dividends. Due to the provisions of local law, restricted stock units issued to our French employees (including Mr. Girin for part of 2009) vest on a different schedule than the one described above for restricted stock awards. These restricted stock units first vest and become non-forfeitable as to 50 percent of the underlying shares on the second anniversary of the date of grant and thereafter vest, on a cumulative basis, as to 25 percent of the underlying shares on November 15th of each subsequent year.

2009 Equity Awards and Analysis. Our compensation committee made annual and promotional performance recognition grants, talent acquisition grants and discretionary grants to one or more of our named executive officers during 2009.
In February 2009, performance recognition grants were made according to our usual schedule and process. However, the performance recognition grants for several of our executive officers were increased to reflect the additional options and restricted stock grants received by the executives in lieu of their 2009 merit increases as described in more detail above under the heading “—Base Salary—Annual Salary Increases.” We did not otherwise deviate from our long-term incentive grant guidelines. All performance recognition grants to all executives and employees, however, were cut back so as not to exceed our maximum run rate dilution of 3.0 percent for 2009.
The following table describes the actual performance recognition grants made to our named executive officers in 2009 excluding the additional options and restricted stock grants received by some of the executives in lieu of their 2009 merit increases as described in more detail under the heading “—Base Salary—Annual Salary Increases” above and how such grants compared to our long-term incentive grant guidelines for performance recognition grants for these executives for 2009:

			Value of Actual	Value of
			Performance	Long-Term	Difference
	Stock	Restricted Stock	Recognition	Incentive Grant	Between Actual
Named Executive Officer	Options	(or Units)	Grants(1)	Guideline	and Guideline
Robert J. Palmisano	243,494	97,398	$1,207,733	$1,800,000	$(592,267)
Shawn McCormick	N/A	N/A	N/A	N/A	N/A
Patrick D. Spangler	N/A	N/A	N/A	N/A	N/A
Pascal E.R. Girin	129,896	51,959	609,995	938,955	(328,960)
Stacy Enxing Seng	96,315	38,526	477,722	712,000	(234,278)
Brett A. Wall	17,825	7,125	88,381	131,700	(43,319)

(1)	The value of actual performance recognition grants is based on the value calculated under our long-term incentive grant guidelines and does not necessarily match the grant date fair value of the equity awards under applicable accounting rules and as set forth in the “Grants of Plan Based Awards” table found later in this proxy statement.
Neither Mr. McCormick nor Mr. Spangler was granted a performance recognition grant in 2009 because of Mr. McCormick’s recent hiring date and his receipt of a talent acquisition grant as described below and Mr. Spangler’s resignation prior to the performance recognition grants in February 2009.
As mentioned above, annual performance recognition grants for 2010 are expected to be made in mid-2010.
Promotional grants were made to Ms. Enxing Seng in February 2009 in connection with her December 2008 promotion and to Mr. Wall in October 2009 in connection with his promotion to Senior Vice President and President, International. Ms. Enxing Seng’s awards were cut back so as not to exceed our maximum run rate dilution of 3.0 percent for 2009. We did not otherwise deviate from our long-term incentive grant guidelines. The following table describes the promotional grants made to our named executive officers in 2009 and how such grants compared to our long-term incentive grant guidelines for promotional grants for these executives for 2009:

				Value of
			Value of Actual	Long-Term	Difference
	Stock	Restricted Stock	Promotional	Incentive Grant	Between Actual
Named Executive Officer	Options	(or Units)	Grants(1)	Guideline	and Guideline(2)
Stacy Enxing Seng	96,350	38,550	$477,958	$712,000	$(234,042)
Brett A. Wall	56,200	22,500	544,258	525,000	19,258

(1)	The value of actual promotional grants is based on the value calculated under our long-term incentive grant guidelines and does not necessarily match the grant date fair value of the equity awards under applicable accounting rules and as set forth in the “Grants of Plan Based Awards” table found later in this proxy statement.

(2)	The difference between the value of Mr. Wall’s actual promotional grants and his long-term incentive grant guideline is due to the rounding up of his equity awards to the nearest 100 shares.
In January 2010, promotional grants were made to Mr. Girin in connection with his promotion to Chief Operating Officer. Mr. Girin received a restricted stock grant of 25,941 shares and an option to purchase 64,853 shares, which together had a grant date fair value of $680,700. These awards were also subject to our maximum run rate dilution of 3.0 percent and thus were cut back from Mr. Girin’s long-term incentive grant guideline of approximately $1.1 million.
Talent acquisition grants were made to Mr. McCormick in January 2009 in connection with our hiring him as our Senior Vice President and Chief Financial Officer. These awards were cut back on a pro-rated basis so as not to exceed our maximum run rate dilution of 3.0 percent for 2009. We did not otherwise deviate from our long-term incentive grant guidelines. The following table describes the talent acquisition grants made to Mr. McCormick in 2009 and how such grants compared to our long-term incentive grant guidelines for talent acquisition grants for Mr. McCormick for 2009:

			Value of Actual	Value of
			Talent	Long-Term	Difference
	Stock	Restricted Stock	Acquisition	Incentive Grant	Between Actual
Named Executive Officer	Options	(or Units)	Grants(1)	Guideline	and Guideline
Shawn McCormick	140,000	56,000	$697,760	$1,225,000	$(527,240)

(1)	The value of actual talent acquisition grants is based on the value calculated under our long-term incentive grant guidelines and does not necessarily match the grant date fair value of the equity awards under applicable accounting rules and as set forth in the “Grants of Plan Based Awards” table found later in this proxy statement.
Discretionary grants were made to all of our executives in lieu of merit increases to their base salaries in February 2009 and again in January 2010 as described in more detail above under the heading “—Base Salary—Annual Salary Increases,” and discretionary grants were made to Mr. Palmisano in January 2010 for exceptional performance during 2009 as mentioned above under the heading “—Short-Term Cash Incentives—2009 Bonus Payouts and Analysis.” Mr. Palmisano was granted a discretionary long-term incentive award of $100,000, consisting of an option to purchase 8,503 shares of common stock and a stock grant for 3,401 shares of common stock at the end of January 2010 in recognition of our corporate financial performance during 2009. The size of this award was determined based on a desired upward adjustment of approximately 14.5 percent to Palmisano’s short-term cash incentive that the compensation committee believed Mr. Palmisano deserved to recognize his excellence in guiding the organization during 2009 resulting in a strong performance in many areas such as financial results, leadership development, delighting the customer and building a strategic framework for the future. The compensation committee determined to pay Mr. Palmisano not in cash but in long-term equity incentives in order to increase Mr. Palmisano’s equity ownership in our company and compliance toward our stock ownership guidelines.

Additional information concerning the long-term incentive compensation information for our named executive officers for 2009 is included in the Summary Compensation Table—2009. Additional information on long-term incentive awards is shown in the Grants of Plan-Based Awards—2009 Table and the Outstanding Equity Awards at Fiscal Year-End—2009 Table.
Executive Benefits and Perquisites and All Other Compensation
We provided several of our named executive officers certain executive benefits, perquisites and other compensation during 2009, including in particular Mr. Palmisano, Mr. McCormick and Mr. Girin.
We provide Mr. Palmisano certain perquisites and personal benefits under his employment agreement, including a monthly housing allowance of $5,000, a monthly automobile allowance of $1,500 and reimbursement of weekly air travel expenses between his residences in Massachusetts and Florida and Plymouth, Minnesota. In addition, we have agreed to make additional payments to Mr. Palmisano to reimburse him on a gross-up basis to the extent these payments are subject to income taxes payable by Mr. Palmisano. Although we have not in the past provided our executives significant benefits and perquisites and although we recognize that certain of the perquisites and benefits we provide Mr. Palmisano are not customary among companies in our peer group, we nonetheless agreed to provide Mr. Palmisano these benefits in order to encourage him to accept our President and Chief Executive Officer position with our company, especially in light of the fact that he is not a resident of Minnesota and his family resides in Massachusetts and Florida. Our primary intent in providing these executive benefits to Mr. Palmisano was to accommodate Mr. Palmisano’s request to ease his financial burden of commuting between his residences and our corporate headquarters in Minnesota and living during the week in Minnesota.
As an inducement to encourage Mr. McCormick to accept our Senior Vice President and Chief Financial Officer position with our company, we paid Mr. McCormick a signing bonus of $100,000 and a cash retention bonus equal to $110,000. If we terminate Mr. McCormick’s employment for cause or if Mr. McCormick terminates his employment with our company for any reason (other than death or disability) prior to January 19, 2012, Mr. McCormick will be required to repay a portion of the signing bonus and retention bonus, the amount of which depends upon when the termination of employment occurs. The bonus amounts were determined based on the amount of a relocation bonus that Mr. McCormick was required to pay his previous employer as a result of Mr. McCormick leaving his prior employer to join our company within a certain time period.
In order to induce Mr. Girin to relocate from Paris, France to Irvine, California, we entered into an amendment to his employment agreement in July 2009 pursuant to which we agreed to provide Mr. Girin several relocation and temporary transfer benefits, including, among others, a relocation allowance, reimbursement of moving and travel expenses, a monthly housing allowance or lease payment, reimbursement for any U.S. federal and state income taxes owed by Mr. Girin with respect to his compensation that exceed the amount of taxes Mr. Girin would have been obligated to pay had he not relocated to Irvine, California. The benefits we provide Mr. Girin are described in more detail under the heading “Executive Compensation—Summary of Cash and Other Compensation—Employment Agreement—Pascal E.R. Girin.” We encouraged Mr. Girin to relocate to Irvine, California to be closer to our neurovascular business headquarters. We believed his physical proximity to our neurovascular business headquarters was important in light of his then position as Executive Vice President and President, Worldwide Neurovascular and International and in anticipation of his new position as Chief Operating Officer. Prior to his secondment to Irvine, California, we provided Mr. Girin as described earlier mobility premium payments under French tax laws relating to travel by Mr. Girin outside of France. We provided Mr. Girin the mobility premium payments in lieu of part of his base salary since such payments receive tax preferred status for Mr. Girin.

In order to induce Mr. Wall to relocate from Irvine, California to Paris, France, we entered into a letter agreement with Mr. Wall in January 2010 pursuant to which we agreed to provide Mr. Wall several foreign assignment benefits, including, among others, a relocation allowance, reimbursement of moving and travel costs, an annual cost of living allowance to cover the difference in every day expenses between France and California, monthly lease and utility costs and reimbursement for any U.S. federal and state income taxes owed by Mr. Wall with respect to his compensation that exceed the amount of taxes Mr. Wall would have been obligated to pay had he not relocated to Paris, France. The benefits we provide Mr. Wall are described in more detail under the heading “Executive Compensation—Summary of Cash and Other Compensation—Employment Letter Agreement—Brett A. Wall.” We encouraged Mr. Wall to relocate to Paris, France to be closer to our international headquarters. We believed his physical proximity to our international headquarters was important in light of his new position as Senior Vice President and President, International.
The only other perquisite and personal benefit that we provide our named executive officers that are not available to all of our salaried employees generally are annual sales award trips for certain executives and their spouses. We encourage our CEO and business presidents to attend sales award trips in order to help build morale and for team building purposes. We recognize, however, that such out-of-town trips place increased demands on executive’s families and thus pay for travel and other expenses incurred by spouses of executives that choose to attend such trips.
Our named executive officers also receive other benefits, which are also received by our other employees, including 401(k) matching contributions, ability to purchase shares of our common stock at a discount with payroll deductions under our employee stock purchase plan and health, dental and life insurance benefits. We do not provide pension arrangements or post-retirement health coverage for our employees, including our named executive officers. We also do not provide any nonqualified defined contribution or other deferred compensation plans.
Employment Agreements
We entered into employment agreements with Mr. Palmisano and Mr. Girin in connection with us hiring them and recently entered into a letter agreement with Mr. Wall outlining the terms and conditions of his assignment to Paris, France. The only other employment agreements that we have entered into with our named executive officers are standard agreements that include non-compete, non-solicitation and confidentiality clauses and, in some cases, offer letters containing the principal terms of their employment, including position, base salary, annual bonus opportunity, initial equity grants and, in some cases, certain other benefits. The offer letters do not guarantee the executives any minimum time period of employment or any severance benefits upon a termination event. We have, however, entered into written change in control agreements with all of our executive officers and certain other personnel, which provide for certain cash and other benefits upon the termination of the executive officer’s employment with us in connection with a change in control, as described in more detail under the heading “Change in Control and Post-Termination Severance Arrangements” below.
In connection with our hiring of Mr. Palmisano as our new President and Chief Executive Officer, we entered into an employment and change in control agreement with him in addition to our standard confidentiality, non-competition and non-solicitation agreement. We believed it was prudent to enter into a more formal agreement with Mr. Palmisano regarding the terms of his employment rather than an offer letter in light of his position as our top executive, for our business planning purposes and for Mr. Palmisano’s benefit for certain terms of his arrangement, such as severance, to be agreed upon in advance and documented in writing. The employment agreement has an initial term expiring on April 6, 2011, and contains a provision that automatically extends the term for additional one-year periods unless either party provides notice to the other of its intent not to extend the term of the agreement at least 90 days prior to the expiration of the then current term. The purpose of the one-year evergreen provision is to ensure that a written agreement remains in place at all times during Mr. Palmisano’s employment with us. The agreement further provides that if we provide notice of our intent not to renew the agreement, it shall be treated as a termination of Mr. Palmisano’s employment by us without cause, in which case Mr. Palmisano would be entitled to the severance benefits described in more detail under the heading “Change in Control and Post-Termination Severance Arrangements—Severance Arrangements” below. The purpose of this provision is to provide Mr. Palmisano severance protection in the event we decide to terminate his employment regardless of the timing of any such decision.
As mentioned above, we also entered into an employment agreement with Mr. Girin when we hired him in 2003, which agreement we amended most recently in July 2009 in connection with Mr. Girin’s relocation to Irvine, California, and we entered into a letter agreement with Mr. Wall outlining the terms and conditions of his assignment to Paris, France. Under these agreements, we have agreed to provide these executives certain benefits as described in more detail under the heading “Executive Compensation—Summary of Cash and Other Compensation.” Under Mr. Girin’s agreement, we must give Mr. Girin at least three months notice prior to any termination and must comply with any applicable French laws regarding termination of an employee. Under Mr. Wall’s letter agreement, we have agreed to provide Mr. Wall certain severance benefits under certain circumstances as described in more detail below under the heading “—Change in Control and Post-Termination Severance Arrangements.”
Change in Control and Post-Termination Severance Arrangements
Change in Control Arrangements. To encourage continuity, stability and retention when considering the potential disruptive impact of an actual or potential corporate transaction, we have established change in control arrangements, including provisions in our incentive stock plans and written agreements with executives and other key employees, to incentivize our executives to remain with our company in the event of a change in control or potential change in control. Pursuant to the terms of our current incentive stock plan and the individual award documents provided to recipients of awards under the plan, all stock options and stock grants under the plan become immediately vested (and, in the case of options, exercisable) upon the completion of a change in control of our company. For more information, we refer you to the information under the heading “Executive Compensation—Potential Payments Upon Termination or Change in Control—Change in Control Arrangements—Generally.” Thus, the immediate vesting of stock options and stock grants is triggered by the change in control, itself, and thus is known as a “single trigger” change in control arrangement. We believe our “single trigger” equity acceleration change in control arrangements provide important retention incentives during what can often be an uncertain time for employees and provide executives with additional monetary motivation to focus on and complete a transaction that our board of directors believes is in the best interests of our stockholders rather than seeking new employment opportunities. If an executive were to leave prior to the completion of the change in control, non-vested awards held by the executive would terminate.
In addition, we have entered into agreements with our named executive officers and other executives that require us to provide them certain payments and benefits in the event of a change in control, most of which are payable only in the event their employment is terminated in connection with the change in control. The payments that are due upon the change in control are base pay owed through the date of the change in control and a pro rata portion of the executive’s target bonus plan payment based on the number of months in the year worked prior to the change in control. The payments and benefits that are due upon a termination event in connection with the change in control are a lump sum cash payment equal to 12 months (36 months, in the case of our President and Chief Executive Officer) of the executive’s then-current base salary and the full amount of the executive’s bonus plan payment for the next 12 months (or 300 percent of his bonus plan payment, in the case of our President and Chief Executive Officer), with the amount of the bonus plan payment based on the assumption that all of the performance objectives will have been satisfied at target for such year. In addition, the executive also would be entitled to group health plan benefits for the executive and his or her dependents for up to 18 months (up to 36 months, in the case of our President and Chief Executive Officer) and reasonable outplacement services. To the extent any payments received by the executive under the agreement constitute parachute payments which result in an excise tax under Section 4999 of the Internal Revenue Code, the executive will receive a gross-up payment to cover such excise tax as well as applicable taxes on such gross-up payment. These arrangements, and a quantification of the payment and benefits provided under these arrangements, are described in more detail under the heading “Executive Compensation—Potential Payments Upon Termination or Change in Control—Change in Control Arrangements.” In March 2010, we hired a new executive officer and in connection with our hiring of this executive we revised our standard change in control agreement to eliminate the requirement that we make an additional “gross-up” payment to an executive to the extent any payments received by the executive constitute parachute payments which result in an excise tax under Section 4999 of the Internal Revenue Code. We made this change as to avoid being identified by RiskMetrics Group as implementing a “problematic pay practice.” We intend to use the revised change in control agreement without the “gross-up” payment language going forward with respect to new executives.
Other than the receipt of the pro rata portion of the target annual bonus and the immediate acceleration of equity-based awards which we believe aligns our executives’ interests with those of our stockholders by allowing executives to participate fully in the benefits of a change in control as to all of their equity, in order for our named executive officers to receive any other payments or benefits as a result of a change in control of our company, there must be a termination of the executive’s employment, either by us without cause or by the executive for good reason. The termination of the executive’s employment by the executive without good reason will not give rise to additional payments or benefits either in a change in control situation or otherwise. Thus, these additional payments and benefits will not just be triggered by a change in control, but also will require a termination event not within the control of the executive, and thus are known as “double trigger” change in control arrangements. As opposed to the pro rata portion of the target annual bonus and the immediate acceleration of equity-based awards, we believe that other change in control payments and benefits should properly be tied to termination following a change in control, given the intent that these amounts provide economic security to ease in the executive’s transition to new employment.
We believe that our change in control arrangements are an important part of our executive compensation program. We believe that these arrangements mitigate some of the risk that exists for executives working in a smaller company, where there is a meaningful likelihood that the company may be acquired. These arrangements are intended to attract and retain qualified executives who may have employment alternatives that may appear to them, in light of a possible change in control of our company, to be less risky absent these arrangements. We believe that relative to our overall value, our potential change in control benefits are relatively minor. We confirm this belief on an annual basis by reviewing a tally sheet for each executive that summarizes the change in control and severance benefits potentially payable to each executive. We also believe that the form and amount of such benefits are reasonable in light of those provided to executives by companies in our peer group and other companies with which we compete for executive talent and the amount of time typically required to find executive employment opportunities. In July 2009, our compensation committee asked Mercer to conduct a formal analysis of our change in control arrangements for reasonableness and market competitiveness. Mercer advised us that similar protections, for the most part, are provided by companies in our peer group and other companies with which we compete for executive talent. We, thus, believe we must continue to offer such protections in order to remain competitive in attracting and retaining executive talent. Mercer recommended, however, we periodically review these arrangements in light of the changing nature of the competitive landscape.

Severance Arrangements. We entered into a separation and release agreement with one of our named executive officers, Mr. Spangler, in early 2009. We also entered into a consulting agreement with Mr. Spangler to ensure a smooth transition. The terms of these agreements are described in more detail under the heading “Executive Compensation—Potential Payments Upon Termination or Change in Control—Severance Arrangements—Patrick D. Spangler.” Although Mr. Spangler was employed by us “at will” and thus was not entitled to any severance or other payments upon his termination of employment, it has become our customary practice to enter into a separation agreement and release of claims and a consulting agreement with departing executives, especially if their termination of employment is at the request of ev3. The amount of the severance payment is determined based on a multiple (between one and one and one-half) of the executive’s base salary and either the full amount or a pro rata portion of the executive’s annual actual, target or maximum bonus, with higher level executives generally receiving more favorable severance payments. Severance is usually paid over time in the form of salary continuation. Departing executives with whom we enter into separation agreements also generally are entitled to payment of COBRA continuation coverage premiums for a limited time and reimbursement of outplacement services. In all cases, benefits are conditioned upon a general release of claims against us by the executive, which we believe is appropriate in light of the severance benefits being provided to the executive.
With respect to our other named executive officers, all of them, other than Mr. Palmisano and Mr. Wall, are not entitled to any severance or other payments upon their termination of employment without cause or otherwise. We are required, however, under the terms of his employment agreement to give Mr. Girin at least three months prior notice of any termination and comply with any applicable French laws. As discussed above, however, if a named executive officer were to leave ev3, our compensation committee would exercise its business judgment in determining whether or not a separation arrangement, including any severance pay, was appropriate and would determine the terms of any separation arrangement in light of all relevant circumstances including the individual’s term of employment, past accomplishments and reasons for separation from our company.
With respect to Mr. Palmisano, under the terms of his existing employment and change in control agreement, in the event we terminate Mr. Palmisano’s employment without cause or Mr. Palmisano terminates his employment for good reason, Mr. Palmisano will be entitled to receive, among other benefits, a lump sum severance payment equal to 150 percent of his then current base pay and a pro rata portion of his bonus to the extent the applicable performance objectives have been achieved. He also will be entitled to elect continuation coverage under COBRA for 18 months following the date of termination, the premiums for which will be paid by us, elect health care continuation coverage for an additional 18 months following such 18-month severance period and receive, for 18 months following the date of termination, all fringe benefits and perquisites to which he is entitled under the employment agreement and which may legally be provided by us to non-employees.
With respect to Mr. Wall, we agreed in his letter agreement outlining the terms and conditions of his assignment to Paris, France to provide him a severance package equal to 12 months base salary and outplacement services if at the end of his assignment or if upon earlier termination of the agreement, we do not offer him a mutually agreeable position within our company. We believed it was necessary to agree to such a severance provision in light of Mr. Wall’s personal sacrifice in moving himself and his family to Paris, France for a period of up to five years in furtherance of our company’s business interests.
Tax and Accounting Implications
Deductibility of Compensation for Tax Purposes Under Section 162(m). Section 162(m) of the Internal Revenue Code limits the amount that a publicly held company may deduct for compensation paid to each of its chief executive officer and its next three most highly compensated officers (but excluding the CFO)

to $1 million per year. However, this limitation does not apply, among other things, to compensation that satisfies the requirements of performance-based compensation under Section 162(m). Under IRS regulations, compensation received through the exercise of an option or stock appreciation right will be treated as performance-based compensation and will not be subject to the $1 million limit if the option or stock appreciation right and the plan pursuant to which it is granted satisfy certain requirements.
Compensation that would be recognized by our named executive officers upon exercise of any stock options granted under our 2005 incentive stock plan after July 1, 2005 and prior to October 4, 2007 would not constitute performance-based compensation under Section 162(m). Between July 1, 2005 and October 4, 2007, option awards under our 2005 incentive stock plan did not satisfy the requirements of performance-based compensation for purposes of Section 162(m) because our compensation committee during that period was not comprised solely of two or more “outside directors” within the meaning of Section 162(m). On October 4, 2007 and since such date, our compensation committee or at least the subcommittee that approves equity grants has consisted solely of members who are outside directors. We contemplate that future option and other equity awards under our 2005 incentive stock plan will continue to satisfy the requirements of performance-based compensation under Section 162(m) of the Code.
Compensation paid under our annual incentive plan does not constitute performance-based compensation under Section 162(m). Since we have substantial net operating losses, we have not viewed as a priority the qualification of our annual incentive plan as a Section 162(m) plan. However, we are proposing to amend and restate our current stock incentive plan to provide for the payment of cash incentives that would qualify as performance-based compensation under Section 162(m). We refer you to the information under the heading “Proposal Two — Approval of ev3 Inc. Third Amended and Restated 2005 Incentive Plan.”
In 2009, the only compensation we paid that exceeded the Section 162(m) deductibility limit was to Mr. Palmisano. However, because of our substantial net operating loss carryforwards, the loss of this tax deduction did not require us to pay any higher corporate taxes.
Accounting for Equity-Based Compensation. When setting and analyzing each aspect of our executive compensation program, our compensation committee typically takes into account the anticipated accounting consequences of the program design and award levels. Our compensation committee reviews accounting cost models and structures our executive compensation program in a manner that it believes properly blends the cost and benefits of the program.
Consideration of Risk and Recoupment Policy
One of the responsibilities of our audit committee is to review and assess our business risk management process, including the adequacy of our overall control environment and controls in selected areas representing significant financial and business risk. In so doing, our audit committee oversees a fraud risk assessment of our company on an annual basis. As part of this annual risk assessment, we specifically analyze whether there is excessive pressure on our management to meet financial targets set up by our board of directors, such as too high a percentage of executives’ compensation tied to sales targets and profitability incentives, and whether management’s personal financial situation is threatened by our financial performance arising from significant portions of their compensation, such as annual bonuses and equity compensation, being contingent upon achieving aggressive targets for stock price, operating results, financial position or cash flow. In December 2009, our audit committee reported to our full board of directors the results of our most recent fraud assessment.
In addition, in early 2010, our compensation committee engaged Mercer to analyze whether our compensation policies and practices for our employees are “reasonably likely to have a material adverse effect” on our company. Based in part on such results and the results of the annual risk assessment conducted by our audit committee, our compensation committee believes that our executive incentive compensation arrangements do not encourage our executives to take unnecessary or excessive risks that could threaten the value of our company. While performance-based compensation constitutes a significant percentage of our executives’ overall total compensation and thereby the compensation committee believes motivates our executives to help fulfill our corporate mission and vision, including specific and focused company performance objectives, the non-performance based compensation, for most executives for most years, is also a sufficiently high percentage of overall total compensation that the compensation committee does not believe that unnecessary or excessive risk taking is encouraged by the performance-based compensation. In addition, a significant portion of executives’ performance-based compensation is in the form of long-term equity incentives which do not encourage unnecessary or excessive risk because they generally vest over a three to four year period of time thereby focusing the executives on our company’s long-term interests.
Nonetheless, our compensation committee determined that it was prudent to review and adopt certain compensation practices that discourage unnecessary or excessive risk taking, such as a recoupment or “clawback” policy. In February 2009, our compensation committee approved a recoupment policy under which our compensation committee has the sole and absolute authority, to the full extent permitted by applicable law, to require that each executive officer agree to reimburse us for all or any portion of any cash bonus if: (1) the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a material financial restatement, (2) in the view of our compensation committee, the executive engaged in fraud or misconduct that caused or partially caused the need for a material financial restatement by us, and (3) a lower payment would have occurred based upon the restated financial results. In each such instance, we will, to the extent practicable and allowable under applicable laws, require reimbursement of any bonus in the amount by which the executive’s annual bonus for the relevant period exceeded the lower payment that would have been made based on the restated financial results, provided that we will not seek to recover bonuses paid more than one year prior to the date the applicable restatement is disclosed.
In addition, the ev3 Inc. Third Amended and Restated 2005 Incentive Plan, which was approved by our board of directors, upon recommendation of our compensation committee, in February 2010, subject to stockholder approval, also contains a “clawback” provision which provide that if a participant is determined by our compensation committee to have taken action that would constitute an “adverse action,” as that term is defined in the plan, all rights of the participant under the plan and any agreements evidencing an award then held by the participant will terminate and be forfeited and the compensation committee may require the participant to surrender and return to us any shares received, and/or to disgorge any profits or any other economic value made or realized by the participant during the period beginning one year prior to the participant’s termination of employment or other service with our company or any subsidiary, in connection with any awards or any shares issued upon the exercise or vesting of any awards.
As a matter of best practice, we will continue to monitor our executive compensation program to ensure that it continues to align the interest of our executives with those of our long-term stockholders while avoiding unnecessary or excessive risk.
Stock Ownership
We have adopted certain guidelines and policies with respect to stock ownership and equity compensation, all of which apply to our named executive officers.

In 2009, we established stock ownership guidelines for directors and executive officers. The intent of the guidelines is to align the interests of our directors and executives with the interests of our stockholders and to demonstrate our continued commitment to sound corporate governance. The stock ownership targets for our executives are that number of shares of our common stock with a value equal to a multiple of the executive’s annual base salary, with the multiple equal to two times for senior vice presidents, three times for executive vice presidents and four times for our chief executive officer. Until the applicable stock ownership target is achieved, each executive subject to the guidelines is required to retain an amount equal to 75 percent of the net shares received as a result of the exercise of stock options or the vesting of restricted stock or restricted stock units. Because executives must retain a percentage of shares resulting from any exercise of ev3 stock options or the vesting of restricted stock or restricted stock units until they achieve the specified target, there is no minimum time period required to achieve the applicable stock ownership target. For more information regarding the stock ownership guidelines, see “Corporate Governance—Stock Ownership Guidelines.” As of January 1, 2010, all of our executives met their individual stock ownership guideline, except for Mr. Palmisano, Mr. McCormick, Mr. Girin and Mr. Wall. As of such date, Mr. Palmisano, Mr. McCormick and Mr. Wall had only been executives of our company for approximately 20 months, 11 months and two months, respectively. In addition, unlike other executives, until recently Mr. Girin because of his French residence received restricted stock units, or RSUs, as opposed to restricted stock. Unlike restricted stock, RSUs, like stock options, do not count toward the stock ownership guidelines. If Mr. Girin’s RSUs counted toward the guidelines, he would be in compliance with his individual stock ownership guideline.
We have an insider trading policy that prohibits trading during periods immediately preceding the release of material non-public information, except pursuant to previously established Rule 10b5-1 trading plans or instructions. Under the terms of our current restricted stock award certificates, as a condition of receiving restricted stock grants, recipients, including our named executive officers, must give instructions and authorization to our company and any brokerage firm determined acceptable to us for such purpose to sell on the recipient’s behalf a whole number of shares of our common stock from those shares of stock underlying the stock grant as indicated by the recipient or as we determine to be appropriate to generate cash proceeds sufficient to satisfy any applicable tax withholding obligation. Such instructions, however, may be revoked by the recipient if the recipient pays any applicable required tax withholding obligation in cash on or prior to the applicable due date.

EXECUTIVE COMPENSATION

Compensation Committee Report
Our board of directors has delegated to our compensation committee the responsibility, among other things, to approve any and all compensation payable to our executive officers, including annual salaries, incentive compensation, long-term incentive compensation and any special or supplemental benefits or perquisites, and to administer our equity and incentive compensation plans applicable to our executive officers. Our board of directors has retained, however, the authority to approve the adoption of and any amendment to our compensation plans applicable to our executive officers, including incentive compensation plans and equity-based plans.
Our compensation committee has reviewed and discussed the foregoing “Compensation Discussion and Analysis” section of this proxy statement with our management. Based on this review and discussion, the compensation committee recommended to our board of directors that the “Compensation Discussion and Analysis” section be included in this proxy statement for filing with the Securities and Exchange Commission.
This report is dated as of March 25, 2010.
Compensation Committee
John L. Miclot, Chair
Douglas W. Kohrs
Elizabeth H. Weatherman
Summary of Cash and Other Compensation
The following table provides summary information concerning all compensation awarded to, earned by or paid to our named executive officers for the fiscal years ended December 31, 2009, 2008 and 2007.
SUMMARY COMPENSATION TABLE — 2009

						Non-Equity
						Incentive Plan	All Other
				Stock	Option	Compen-	Compen-
Name and Principal Position	Year	Salary(1)	Bonus(2)	Awards(3)	Awards(4)	sation(5)	sation(6)	Total
Robert J. Palmisano(7)	2009	$600,000	$—	$614,215	$642,324	$691,200	$236,483	$2,784,222
President and Chief Executive Officer	2008	441,153	—	—	3,351,404	451,809	170,527	4,414,893

Shawn McCormick(8) Senior Vice President and Chief Financial Officer	2009	334,294	210,000	348,880	364,840	229,377	7,350	1,494,741

Patrick D. Spangler(9)	2009	15,538	—	—	—	—	344,328	359,866
Former Senior Vice President	2008	314,800	—	249,300	—	193,522	6,900	764,522
and Chief Financial Officer	2007	298,654	—	655,534	582,236	57,897	8,852	1,603,173

Pascal E.R. Girin(10)	2009	375,707	—	313,399	327,732	458,958	710,467	2,186,263
Executive Vice President and	2008	365,198	114,575	859,661	445,670	267,735	194,801	2,247,640
Chief Operating Officer	2007	355,617	64,820	752,418	671,285	73,790	108,858	2,026,788

Stacy Enxing Seng	2009	356,000	—	477,871	499,677	233,627	12,351	1,579,526
Executive Vice President and	2008	325,973	—	249,300	—	200,915	21,900	798,088
President, Worldwide Peripheral Vascular	2007	307,498	—	583,681	521,274	50,127	11,010	1,473,590

Non-Equity
						Incentive Plan	All Other
				Stock	Option	Compen-	Compen-
Name and Principal Position	Year	Salary(1)	Bonus(2)	Awards(3)	Awards(4)	sation(5)	sation(6)	Total
Brett A. Wall(11)	2009	283,935	—	316,425	332,782	162,061	10,637	1,105,840
Senior Vice President and
President, International

(1)	Includes amounts paid for accrued but previously unpaid time off.

(2)	For 2009, reflects a signing bonus of $100,000 and a cash retention bonus equal to $110,000 paid to Mr. McCormick in January 2009. For 2008, reflects a special retention bonus of $75,000 paid to Mr. Girin in February 2008 and a special retention bonus of $39,575 paid to Mr. Girin in April 2008. The amount of the April 2008 cash bonus, which bonus was based in part on the performance of our international business during first quarter 2008, was deducted from Mr. Girin’s payout under our 2008 annual performance incentive plan. For 2007, reflects the guaranteed portion of Mr. Girin’s bonus under our 2007 annual performance incentive plan.

(3)	Amount reported represents the aggregate grant date fair value for stock awards granted to each named executive officer computed in accordance with FASB ASC Topic 718. The grant date fair value is determined based on the closing sale price of our common stock on the date of grant.

(4)	Amount reported represents the aggregate grant date fair value for option awards granted to each named executive officer computed in accordance with FASB ASC Topic 718. The grant date fair value is determined based on our Black-Scholes option pricing model. The following table sets forth the specific assumptions used in the valuation of each such option award:

	Grant Date				Expected
Grant	Fair Value	Risk Free	Expected	Expected	Dividend
Date	Per Share	Interest Rate	Life	Volatility	Yield
10/05/2009	$5.10	1.99%	3.85 years	53.2%	0
03/10/2009	2.46	1.57%	3.85 years	53.5%	0
02/12/2009	2.59	1.57%	3.85 years	53.5%	0
01/19/2009	2.61	1.57%	3.85 years	53.5%	0
08/12/2008	4.46	3.05%	3.85 years	44.6%	0
04/06/2008	3.18	2.39%	3.85 years	44.5%	0
10/04/2007	6.30	4.16%	3.85 years	42.7%	0
01/22/2007	7.12	4.77%	3.85 years	45.3%	0

(5)	Represents amounts paid under our annual performance incentive compensation plan, which is described in more detail under the headings “—Grants of Plan-Based Awards—ev3 Inc. Employee Performance Incentive Compensation Plan” and “Compensation Discussion and Analysis.” For Mr. Girin, the amount shown for 2008 does not include the portion of Mr. Girin’s bonus that was paid in April 2008 and based in part on the performance of our international business, which discretionary bonus is reflected in the “Bonus” column. In addition, for Mr. Girin, the amount shown for 2007 does not include the guaranteed portion of Mr. Girin’s bonus, which is reflected in the “Bonus” column.

(6)	The amounts shown in this column for 2009 include the following with respect to each named executive officer:

				Perquisites and
	401(k)	International	Severance	Other Personal		Tax Gross-
Name	Match	Benefits	Benefits	Benefits		Ups	Total
Robert J. Palmisano	$7,350	$—	$—	$137,968	(a)	$91,165 (b)	$236,483
Shawn McCormick	7,350	—	—	—		—	7,350
Patrick D. Spangler	—	—	344,328 (c)	—		—	344,328
Pascal E.R. Girin	—	144,522 (d)	—	565,945	(e)	—	710,467
Stacy Enxing Seng	7,350	—	—	5,001	(f)	—	12,351
Brett A. Wall	7,350	—	—	3,287	(g)	—	10,637

(a)	Represents: (i) $59,968 in commuting expenses; (ii) a $60,000 housing allowance; and (iii) a $18,000 automobile allowance.

(b)	Represents: (i) a tax gross-up of $29,129 for income tax incurred by Mr. Palmisano for reimbursement for commuting expenses; (ii) a tax gross-up of $47,720 for income tax incurred by Mr. Palmisano for his housing allowance; and (iii) a tax gross-up of $14,316 for income tax incurred by Mr. Palmisano for his automobile allowance.

(c)	Represents: (i) $314,800 in severance pay and (ii) $29,528 in reimbursement of health care coverage premiums.

(d)	Represents mobility premium payments under French tax law relating to travel by Mr. Girin outside of France.

(e)	Represents: (i) housing lease payments of $51,750; (ii) an automobile allowance of $18,622; (iii) $61,394 in reimbursement of family travel expenses; (iv) $18,280 in reimbursement of family education expenses; (v) a relocation allowance of $84,000; and (vi) $331,899 in tax equalization payments.

(f)Represents a $5,001 cash value of travel expenses incurred in connection with attending a sales award trip.

(g)	Represents a $3,287 cash value of travel expenses incurred in connection with attending a sales award trip.
(7)	Mr. Palmisano was appointed as President and Chief Executive Officer effective April 6, 2008.

(8)	Mr. McCormick was appointed as Senior Vice President and Chief Financial Officer effective January 19, 2009.

(9)	Mr. Spangler resigned as Senior Vice President and Chief Financial Officer effective January 19, 2009.

(10)	Reflected in U.S. dollars but paid in Euros for all payments prior to October 2009. Conversion into U.S. dollars based on conversion rates as of December 31, 2007, 2008 and 2009, respectively. Conversion rate as of December 31, 2007 was one Euro to $1.4603, as of December 31, 2008 was one Euro to $1.4094, and as of December 31, 2009 was one Euro to $1.4333 for amounts paid in France and one Euro to $1.50 for amounts paid in U.S. dollars from the United States.

(11)	Mr. Wall was appointed as Senior Vice President and President, International effective October 5, 2009.
Employment Agreements — Generally. We typically execute employment offer letters in conjunction with the hiring or promotion of our named executive officers that describe annual base salary, eligibility for participation in our annual performance incentive compensation plan and any talent acquisition equity-based compensation grants. The acceptance of our offer of employment by new employees is conditioned upon the execution of an employment agreement that includes non-compete, non-solicitation and confidentiality provisions. Our employment agreements with our named executive officers, other than Mr. Palmisano, do not contain any commitments regarding future salary increases or benefits, except for the timing of payment and a general description of benefits. Other than Mr. Palmisano, all of our named executive officers are employed at-will and are not guaranteed employment for any specified duration.
Employment Agreement — Robert J. Palmisano. In connection with the appointment of Mr. Palmisano as our President and Chief Executive Officer, we entered into an employment and change in control agreement and a confidentiality, non-competition and non-solicitation agreement with Mr. Palmisano in April 2008. The employment agreement provides that Mr. Palmisano will be paid a minimum annual base salary of $600,000, subject to further increases by our board of directors, and will be entitled to earn an annual bonus of up to 100 percent of his base salary based upon the achievement of performance objectives set by our compensation committee. Mr. Palmisano’s compensation under the employment agreement also includes a monthly housing allowance of $5,000 for housing in or near Plymouth, Minnesota, and a monthly automobile allowance of $1,500, each of which we have agreed to gross-up to the extent that such payments are subject to income taxes payable by Mr. Palmisano. We also have agreed to pay or reimburse Mr. Palmisano for expenses incurred for weekly air travel between his personal residences in Massachusetts and Florida and Plymouth, Minnesota and to the extent such payments are subject to income taxes payable by Mr. Palmisano, to make an additional payment to Mr. Palmisano to reimburse him for such income taxes on a gross-up basis.

The employment agreement has an initial term expiring April 6, 2011, and contains a provision that automatically extends the term for additional one-year periods unless either party provides notice to the other of its intent not to extend the term of the employment agreement at least 90 days prior to the expiration of the then current term. The employment agreement further provides that if we provide notice of our intent not to renew the agreement, it will be treated as a termination of Mr. Palmisano’s employment by us without cause, in which case Mr. Palmisano would be entitled to the severance benefits described in more detail under the heading “—Potential Payments Upon Termination or Change in Control — Severance Arrangement — Robert J. Palmisano.” The employment agreement contains other severance provisions, as well as change in control provisions, which are described in more detail under the headings “—Potential Payments Upon Termination or Change in Control — Severance Arrangement — Robert J. Palmisano” and “—Potential Payments Upon Termination or Change in Control — Change in Control Arrangement — Robert J. Palmisano.” The confidentiality, non-competition and non-solicitation agreement contains customary perpetual confidentiality provisions as well as customary non-competition and non-solicitation covenants for the term of Mr. Palmisano’s employment and for one year following any termination of his employment.
Employment Agreement — Pascal E.R. Girin. In connection with our hiring of Mr. Girin in June 2003, we entered into an employment agreement with him pursuant to French law, which agreement was amended most recently in July 2009 in connection with Mr. Girin’s relocation from Paris, France to Irvine, California. Under the employment agreement, Mr. Girin is currently on secondment for a period of up to five years. If we desire to terminate the secondment, we must give Mr. Girin at least three months prior notice. In order to induce Mr. Girin to relocate from Paris, France to Irvine, California, we agreed to provide Mr. Girin the following benefits: (1) a relocation allowance of 60,000 Euros; (2) reimbursement of all moving costs and expenses to and from the United States at the beginning and end of the secondment; (3) reimbursement of two annual trips to and from France for Mr. Girin and his three immediate family members; (4) a monthly housing allowance or monthly lease payment of up to $11,500; (5) use of two automobiles leased by our company; (6) payment of school fees for the secondary education of Mr. Girin’s daughter in the United States; (7) the preparation of income tax returns for Mr. Girin for both France and the United States; and (8) reimbursement for any taxes owed by Mr. Girin with respect to his compensation that exceed the amount of taxes Mr. Girin would have been obligated to pay had he not relocated to Irvine, California. We encouraged Mr. Girin to relocate to Irvine, California to be closer to our neurovascular business headquarters. We believed his physical proximity to our neurovascular business headquarters was important in light of his then position as Executive Vice President and President, Worldwide Neurovascular and International and in anticipation of his new position as Chief Operating Officer. Prior to his secondment to Irvine, California, we provided Mr. Girin as described earlier mobility premium payments under French tax laws relating to travel by Mr. Girin outside of France. We provided Mr. Girin the mobility premium payments in lieu of part of his base salary since such payments receive tax preferred status for Mr. Girin.
Employment Letter Agreement — Brett A. Wall. In order to induce Mr. Wall to relocate from Irvine, California to Paris, France, we entered into a letter agreement with Mr. Wall in January 2010 pursuant to which we agreed to provide Mr. Wall the following benefits: (1) an annual cost of living allowance of $39,741 to cover the difference in every day expenses between Irvine, California and Paris, France; (2) monthly lease costs up to a maximum of 7,500 Euros, monthly utility costs and a furniture allowance; (3) use of two automobiles leased by the company; (4) reimbursement of monthly club dues; (5) a relocation allowance of $25,000; (6) reimbursement of all moving costs and expenses to and from France at the beginning and end of the assignment; (7) reimbursement of airfare to and from France for Mr. Wall and his immediate family members at the beginning and end of the assignment; (8) reimbursement of four annual trips to and from the United States for Mr. Wall and one other immediate family member; (9) reimbursement of routine house maintenance necessary to maintain Mr. Wall’s California residence up to $485 per month; (10) immigration fees; (11) destination services to assist Mr. Wall and his family in

“settling in” France; (12) cross-cultural training and language lessons for Mr. Wall and his family; (13) temporary lodging, meals and incidental expenses for up to 30 days; (14) the preparation of income tax returns for Mr. Wall for both the United States and France; and (15) reimbursement for any taxes owed by Mr. Wall with respect to his compensation that exceed the amount of taxes Mr. Wall would have been obligated to pay had he not relocated to Paris, France. We encouraged Mr. Wall to relocate to Paris, France to be closer to our international headquarters. We believed his physical proximity to our international headquarters was important in light of his new position as Senior Vice President and President, International.
Equity and Non-Equity Incentive Compensation and Other Bonus Payments. Our named executive officers received during 2009 grants of stock options and stock grants under the ev3 Inc. Second Amended and Restated 2005 Incentive Stock Plan. These grants and the plan are described in more detail under the headings “Compensation Discussion and Analysis” and “—Grants of Plan-Based Awards.” Our named executive officers also received annual cash bonuses under the ev3 Inc. 2009 Employee Performance Incentive Compensation Plan for their 2009 performance. The bonus amounts and the plan are described in more detail under the headings “Compensation Discussion and Analysis” and “—Grants of Plan-Based Awards.” From time to time, we also award special discretionary bonuses to one or more of our named executive officers to reward extraordinary performance and/or for retention or other purposes. These bonuses may be paid in cash and/or equity-based awards, such as stock options and stock grants. Although we awarded such a discretionary bonus to Mr. Palmisano for his 2009 performance, we paid this bonus in the form of a stock option and stock grant which were granted in January 2010. We refer you to the information under the heading “Compensation Discussion and Analysis.”
As an inducement to encourage Mr. McCormick to accept our Senior Vice President and Chief Financial Officer position with our company, we paid Mr. McCormick a signing bonus of $100,000 and a cash retention bonus equal to $110,000. If we terminate Mr. McCormick’s employment for cause or if Mr. McCormick terminates his employment with our company for any reason (other than death or disability) prior to January 19, 2012, Mr. McCormick will be required to repay a portion of the signing bonus and retention bonus, the amount of which depends upon when the termination of employment occurs.
Severance Payments. The “All Other Compensation” column of the Summary Compensation Table for 2009 includes amounts paid or accrued pursuant to a severance arrangement with Mr. Spangler. The terms of this arrangement is described in more detail under the heading “—Potential Payments Upon Termination or Change in Control — Severance Arrangement —Patrick D. Spangler.”
Consulting Payments. The “All Other Compensation” column of the Summary Compensation Table for 2009 includes amounts paid to Mr. Spangler pursuant to a consulting arrangement entered into in connection with his separation of employment from our company. The terms of this arrangement are described in more detail under the heading “—Potential Payments Upon Termination or Change in Control — Severance Arrangement — Patrick D. Spangler.”
Perquisites and Personal Benefits. As described above, we are required under Mr. Palmisano’s employment agreement to provide Mr. Palmisano certain perquisites and personal benefits, including a monthly housing allowance of $5,000, a monthly automobile allowance of $1,500 and reimbursement of weekly air travel expenses between his residences in Massachusetts and Florida and Plymouth, Minnesota. In addition, to the extent these payments to Mr. Palmisano are subject to income taxes payable by Mr. Palmisano, we have agreed to make additional payments to Mr. Palmisano to reimburse him for such income taxes on a gross-up basis. Also as described above, we provide Mr. Girin and Mr. Wall certain perquisites and personal benefits in connection with their foreign assignments.

The only other perquisite and personal benefit that we provide our named executive officers that are not available to all of our salaried employees generally are annual sales award trips for certain executives and their spouses. Our named executive officers also receive other benefits, which are also received by our other employees, including 401(k) matching contributions, ability to purchase shares of our common stock at a discount with payroll deductions under our employee stock purchase plan and health, dental and life insurance benefits.
ev3 Inc. 401(k) Retirement Plan. Under the ev3 Inc. 401(k) Retirement Plan, participants, including named executive officers, may voluntarily request that we reduce his or her pre-tax compensation by up to 75 percent (subject to certain special limitations) and contribute such amounts to the 401(k) plan’s trust. We contribute matching contributions in an amount equal to three percent of the participant’s eligible earnings for a pay period, or if less, 50 percent of the participant’s pre-tax 401(k) contributions (other than catch-up contributions) for that pay period. The 401(k) plan also has a “true-up” provision, meaning that at the end of the plan year an eligible participant may receive an additional matching contribution by applying the plan’s matching contribution formula to the participant’s aggregate 401(k) contributions and eligible earnings for the entire plan year. Under the 401(k) plan, we may, in our sole discretion, also make profit sharing contributions on behalf of eligible participants for any plan year. For 2009, we did not make any discretionary profit sharing contributions under the 401(k) plan.
Pension, Post-Retirement and Non-qualified Deferred Compensation Plans. We do not provide pension arrangements or post-retirement health coverage for our employees, including our named executive officers. We also do not maintain any nonqualified defined contribution or other deferred compensation plans for our employees, including our named executive officers.
Indemnification Agreements. We have entered into agreements with all of our named executive officers under which we are required to indemnify them against expenses, judgments, penalties, fines, settlements and other amounts actually and reasonably incurred, including expenses of a derivative action, in connection with an actual or threatened proceeding if any of them may be made a party because he or she is or was one of our executive officers. We will be obligated to pay these amounts only if the executive officer acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to our best interests. With respect to any criminal proceeding, we will be obligated to pay these amounts only if the executive officer had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification.
Grants of Plan-Based Awards
The following table provides information concerning grants of plan-based awards to each of our named executive officers during the fiscal year ended December 31, 2009. Non-equity incentive plan-based awards were granted to our named executive officers under the ev3 Inc. 2009 Employee Performance Incentive Compensation Plan. We do not grant equity incentive plan-based awards. Stock awards and option awards were granted under the ev3 Inc. Second Amended and Restated 2005 Incentive Stock Plan. The material terms of these awards and the material plan provisions relevant to these awards are described in the notes to the table below or in the narrative following the table below. We did not grant an “equity incentive plan” awards within the meaning of the SEC rules during the fiscal year ended December 31, 2009.

GRANTS OF PLAN-BASED AWARDS — 2009

						All Other	All Other		Grant Date Fair
						Stock Awards:	Option Awards:		Value
						Number of	Number of	Exercise or Base	Stock and
		Board	Estimated Future Payouts Under Non-Equity			Shares of	Securities	Price of	Option
	Grant	Approval	Incentive Plan Awards(2)			Stock or Units	Underlying	Option	Awards
Name	Date	Date(1)	Threshold ($)	Target ($)	Maximum ($)	(#)(3)	Options(#)(4)	Awards ($/Sh)	($)(5)
Robert J. Palmisano	01/01/09	02/18/09	$300,000	$600,000	$900,000	—	—	$—	$—
	02/12/09	02/12/09	—	—	—	99,067	—	—	614,215
	02/12/09	02/12/09	—	—	—	—	247,667	6.20	642,324

Shawn McCormick	01/19/09	02/18/09	99,534	199,068	298,602	—	—	—	—
	01/19/09	12/19/08	—	—	—	56,000	—	—	348,880
	01/19/09	12/19/08	—	—	—	—	140,000	6.23	364,840

Patrick D. Spangler	—	—	—	—	—	—	—	—	—

Pascal E.R. Girin	01/01/09	02/18/09	174,908	349,816	524,724	—	—	—	—
	03/10/09	02/12/09	—	—	—	53,390	—	—	313,399
	03/10/09	02/12/09	—	—	—	—	133,474	5.87	327,732

Stacy Enxing Seng	01/01/09	02/18/09	115,700	231,400	347,100	—	—	—	—
	02/12/09	02/12/09	—	—	—	77,076	—	—	477,871
	02/12/09	02/12/09	—	—	—	—	192,665	6.20	499,677

Brett A. Wall	01/01/09	02/18/09	66,987	133,973	200,960	—	—	—	—
	02/12/09	02/12/09	—	—	—	7,125	—	—	44,175
	02/12/09	02/12/09	—	—	—	—	17,825	6.20	46,229
	10/05/09	09/29/09	—	—	—	22,500	—	—	272,250
	10/05/09	09/29/09	—	—	—	—	56,200	12.10	286,553

(1)	In most cases, the grant date and the board approval date are identical. However, in the case of ev3’s non-equity incentive plan awards, the grant date, in each case, was effective as of January 1, 2009, the beginning of the relevant performance period, but the board approval date was different. See note (2) below. In addition, in the case of equity-based incentive awards granted to new executives or in connection with promotions, the grant date may not necessarily be the board approval date since the grant date is often tied to the first date of employment or the effective date of the promotion. Furthermore, in the case of equity-based incentive awards granted to Mr. Girin, the grant date was not necessarily the board approval date since the grant date, in some cases, was the first trading day after 10 full trading days had elapsed after the public release of our then most recent financial results, in accordance with our equity grant procedures for French residents.

(2)	Represents amounts payable under our annual performance incentive compensation plan for 2009, which was approved by our compensation committee in February 2009. The threshold, target and maximum estimated future payouts for Mr. McCormick under the plan have been prorated to reflect his January 19, 2009 start date. Mr. Spangler did not have an incentive target under the plan since he had departed prior to the adoption of the plan. The threshold, target and maximum estimated future payouts for Mr. Wall have been prorated to reflect his increased incentive target and increased base salary received in connection with his promotion to Senior Vice President and President, International on October 5, 2009.

(3)	Represents restricted stock grants in the case of Messrs. Palmisano, McCormick and Wall and Ms. Enxing Seng, and a restricted stock unit, in the case of Mr. Girin granted under the ev3 Inc. Second Amended and Restated 2005 Incentive Stock Plan. The restricted stock grants vest and become non-forfeitable over time, with the last tranche becoming non-forfeitable on November 15, 2012, in each case, so long as the individual remains an employee or consultant of our company. The restricted stock units vest and become issuable over time, with the last tranche becoming issuable on November 15, 2012, in each case, so long as the individual remains an employee or consultant of our company.

(4)	Represents options granted under the ev3 Inc. Second Amended and Restated 2005 Incentive Stock Plan. All options have a ten-year term and vest over a four-year period, with 25 percent of the underlying shares vesting on the one-year anniversary of the date of grant and 1/36 of the remaining 75 percent of the underlying shares vesting during each of the next 36 months after the one-year anniversary date, in each case, so long as the individual remains an employee or consultant of our company.

(5)	We refer you to notes (3) and (4) to the Summary Compensation Table for a discussion of the assumptions made in calculating the grant date fair value of stock awards and option awards.

ev3 Inc. Employee Performance Incentive Compensation Plan. Under the terms of the ev3 Inc. Employee Performance Incentive Compensation Plan, our named executive officers, as well as other executives of our company, earned annual cash bonuses based on our financial performance and individual objectives. The material terms of the plan are described in detail under the heading “Compensation Discussion and Analysis — Short-Term Cash Incentive Compensation.”
ev3 Inc. Second Amended and Restated 2005 Incentive Stock Plan. Under the terms of the ev3 Inc. Second Amended and Restated 2005 Incentive Stock Plan, our named executive officers, in addition to other employees and individuals, are eligible to receive equity-based compensation awards, such as stock options, stock appreciation rights, stock grants and stock unit grants. To date, only non-statutory stock options, stock grants and stock unit grants have been granted under the plan. The plan is administered by a subcommittee consisting of solely “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act of our compensation committee and contains both an overall limit on the number of shares of our common stock that may be issued, as well as individual and other grant limits.
Under the terms of the plan, stock options must be granted with a per share exercise price equal to at least 100 percent of the fair market value of a share of our common stock on the date of grant. For purposes of the plan, the fair market value of our common stock is the closing sale price of our common stock, as reported by the NASDAQ Global Select Market. We set the per share exercise price of all stock options granted under the plan at an amount equal to 100 percent of the fair market value of a share of our common stock on the date of grant. The plan prohibits our board of directors to take any action, whether through amendment, cancellation, replacement grants, or any other means, to reduce the exercise price of any outstanding stock options absent the approval of our stockholders.
Options become exercisable at such times and in such installments as may be determined by our board of directors or compensation committee, provided that most options may not be exercisable after 10 years from their date of grant. The vesting of our stock options is generally time-based and is as follows: 25 percent of the shares underlying the stock option on the one-year anniversary of the date of grant and 1/36 of the remaining 75 percent of the shares during each of the next 36 months after the one-year anniversary of the date of grant and in each case so long as the individual remains an employee or consultant of our company.
Currently, optionees must pay the exercise price of stock options in cash, except that our compensation committee may allow payment to be made (in whole or in part) by tender, or attestation as to ownership, of shares that are already owned by the grantee that are acceptable to the committee, by a “cashless exercise” effected through an unrelated broker through a sale on the open market, by a “net exercise” of the option, or by a combination of such methods. In the case of a “net exercise” of an option, we will not require a payment of the exercise price of the option from the grantee but will reduce the number of shares of common stock issued upon the exercise by the largest number of whole shares that has a fair market value that does not exceed the aggregate exercise price for the shares exercised under this method. Shares of common stock will no longer be outstanding under an option (and will therefore not thereafter be exercisable) following the exercise of such option to the extent of (i) shares used to pay the exercise price of an option under the “net exercise,” (ii) shares actually delivered to the participant as a result of such exercise and (iii) any shares withheld for purposes of tax withholding.
Under the terms of the grant certificates under which stock options have been granted to the named executive officers, if an officer’s employment or service with our company terminates for any reason, the unvested portion of the option will immediately terminate and the executive’s right to exercise the then vested portion of the option will:

•	immediately terminate if the executive’s employment or service relationship with our company terminated for “cause”;

•	continue for a period of one year if the executive’s employment or service relationship with our company terminated as a result of his or her death or disability; or

•	continue for a period of 90 days if the executive’s employment or service relationship with our company terminated for any reason, other than for cause or upon death or disability.
“Cause” for purposes of the grant certificates means: (1) an optionee has engaged in conduct that in the judgment of the board of directors constitutes gross negligence, misconduct or gross neglect in the performance of the optionee’s duties and responsibilities, including conduct resulting or intending to result directly or indirectly in gain or personal enrichment for the optionee at our expense; (2) an optionee has been convicted of or has pled guilty to a felony for fraud, embezzlement or theft; (3) an optionee has engaged in a breach of any of our policies for which termination of employment or service is a permissible consequence or an optionee has not immediately cured any performance or other issues raised by an optionee’s supervisor; (4) an optionee had knowledge of (and did not disclose to us in writing) any condition that could potentially impair the optionee’s ability to perform the functions of his or her job or service relationship fully, completely and successfully; or (5) an optionee has engaged in any conduct that would constitute “cause” under the terms of his or her employment or consulting agreement, if any.
Stock grants under the plan are generally restricted and assuming the recipient continuously provides services to our company (whether as an employee or as a consultant) vest typically over time. The specific terms of vesting of a stock grant depends upon whether the award is a performance recognition grant, talent acquisition grant or special recognition grant. Performance recognition grants were typically made in the first quarter of each year or in connection with the promotion of an individual and vest and become non-forfeitable in four equal annual installments on November 15th of each year, commencing on the November 15th of the year of grant. Commencing in 2010, time-based talent acquisition grants granted to new hires, and time-based special recognition grants of restricted stock awards, vest in a similar manner, except that the first installment is pro-rated, depending on the date of grant.
Recipients of stock grants (other than restricted stock units) under the plan have the right to vote and receive cash dividends with respect to the shares subject to such stock grants, even if the stock grants are restricted or subject to forfeiture. Any stock dividends or other distributions of property made with respect to shares that remain subject to forfeiture are held by us and the recipient’s rights to receive such dividends or other property will be forfeited or will be nonforfeitable at the same time the shares of stock with respect to which the dividends or other property are attributable are forfeited or become nonforfeitable.
Under the terms of the grant certificates under which the restricted stock grants have been granted to the named executive officers, other than Mr. Girin for grants prior to October 2009, if a named executive officer ceases to be an employee or consultant of our company for any reason, then the officer will forfeit all of the unvested or restricted shares of our common stock subject to the stock grant. Under the terms of the grant certificate under which Mr. Girin was granted restricted stock units prior to October 2009, if Mr. Girin ceases to be an employee or consultant of our company for any reason, other than his death, then he will forfeit all of the unvested or unissued shares of our common stock subject to the stock grant. If Mr. Girin ceases to be an employee or consultant of our company as a result of his death, then all of the unvested or unissued shares of our common stock subject to the stock grant will be immediately vested and issued to Mr. Girin’s heirs. Any shares of our common stock issued to Mr. Girin as a result of a restricted stock unit grant must be held by him for a minimum of two years after issuance; provided, however, that in light of Mr. Girin’s recent status as a U.S. taxpayer the compensation committee has amended Mr. Girin’s award certificate to permit him to sell some of the shares to pay U.S. tax withholding obligations, if required.
As a condition of receiving restricted stock grants, recipients, including our named executive officers, must give instructions and authorization to our company and any brokerage firm determined acceptable to us for such purpose to sell on the recipient’s behalf a whole number of shares of our common stock from those shares of stock underlying the stock grant as indicated by the recipient or as we determine to be appropriate to generate cash proceeds sufficient to satisfy any applicable tax withholding obligation. Such instructions, however, may be revoked by the recipient if the recipient pays any applicable required tax withholding obligation in cash on or prior to the applicable due date.
As described in more detail under the heading “—Potential Payments Upon Termination or Change in Control,” if there is a change in control of our company, then, under the terms of the 2005 plan, all conditions to the exercise of all outstanding options and all issuance or forfeiture conditions on all outstanding stock grants and stock unit grants will be deemed satisfied; provided if any such issuance or forfeiture condition relates to satisfying any performance goal and there is a target for the goal, the issuance or forfeiture condition will be deemed satisfied generally only to the extent of the stated target.
As described in more detail under the heading “Proposal Two — Approval of the ev3 Inc. Third Amended and Restated 2005 Incentive Plan,” our board of directors has amended the ev3 Inc. Second Amended and Restated 2005 Incentive Stock Plan, subject to stockholder approval.
Outstanding Equity Awards at Fiscal Year End
The following table provides information regarding unexercised stock options, restricted stock or restricted stock units that have not vested for each of our named executive officers that remained outstanding at December 31, 2009. We did not have any “equity incentive plan” awards within the meaning of the SEC rules outstanding at December 31, 2009.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END — 2009

	Option Awards						Stock Awards
	Number of Securities							Market Value of
	Underlying		Number of Securities				Number of Shares or	Shares or Units
	Unexercised Options		Underlying Unexercised				Units of Stock That	That Have Not
	(#)		Options (#)		Option Exercise	Option Expiration	Have Not Vested	Vested
Name	Exercisable		Unexercisable(1)		Price ($)	Date(2)	(#)(3)	($)(4)
Robert J. Palmisano	0		247,667		$6.20	02/12/2019	—	$—
	314,167	(5)	439,833	(5)	8.64	04/06/2018	—	—
	125,000		175,000		8.64	04/06/2018	—	—
	—		—		—	—	74,301	991,175

Shawn McCormick	0		140,000		6.23	01/19/2019	—	—
	—		—		—	—	44,336	591,442

Patrick D. Spangler(6)	27,083		0		16.64	03/31/2010	—	—
	27,344		0		17.67	03/31/2010	—	—
	24,479		0		16.05	03/31/2010	—	—
	66,000		0		14.00	03/31/2010	—	—
	59,000		0		8.82	03/31/2010	—	—

Pascal E.R. Girin	0		133,474		5.87	03/10/2019	—	—
	33,333		66,667		11.82	08/12/2018	—	—
	27,083		22,917		16.64	10/04/2017	—	—
	36,458		13,542		17.67	01/22/2017	—	—
	24,479		521		16.05	01/20/2016	—	—
	88,000		0		14.00	07/01/2015	—	—
	6,666		0		8.82	01/07/2015	—	—

	Option Awards				Stock Awards
	Number of Securities					Market Value of
	Underlying	Number of Securities			Number of Shares or	Shares or Units
	Unexercised Options	Underlying Unexercised			Units of Stock That	That Have Not
	(#)	Options (#)	Option Exercise	Option Expiration	Have Not Vested	Vested
Name	Exercisable	Unexercisable(1)	Price ($)	Date(2)	(#)(3)	($)(4)
	5,000	0	8.82	07/19/2014	—	—
	30,600	0	8.82	08/15/2013	—	—
	—	—	—	—	155,888	2,079,546

Stacy Enxing Seng	0	96,350	6.20	02/12/2019	—	—
	0	96,315	6.20	02/12/2019	—	—
	20,313	17,187	16.64	10/04/2017	—	—
	29,167	10,833	17.67	01/22/2017	—	—
	19,583	417	16.05	01/20/2016	—	—
	99,072	0	14.00	07/01/2015	—	—
	25,000	0	8.82	02/01/2015	—	—
	8,333	0	8.82	01/07/2015	—	—
	2,916	0	8.82	07/19/2014	—	—
	12,500	0	8.82	05/07/2014	—	—
	15,300	0	8.82	04/07/2013	—	—
	27,097	0	8.82	08/07/2012	—	—
	8,574	0	3.54	06/20/2012	—	—
	12,860	0	8.82	06/20/2012	—	—
	—	—	—	—	89,110	1,188,727

Brett A. Wall	0	56,200	12.10	10/05/2019	—	—
	0	17,825	6.20	02/12/2019	—	—
	3,460	7,615	12.21	09/01/2018	—	—
	5,417	4,583	16.64	10/04/2017	—	—
	8,203	3,047	17.67	01/22/2017	—	—
	18,000	0	13.54	12/06/2015	—	—
	1,488	0	12.70	07/03/2011	—	—
	379	0	9.35	05/02/2011	—	—
	692	0	9.35	05/02/2011	—	—
	4,400	0	10.30	04/04/2011	—	—
	5,125	0	10.30	04/04/2011	—	—
	16,373	0	15.74	09/15/2010	—	—
	1,090	0	15.74	09/15/2010	—	—
	—	—	—	—	33,536	447,370

(1)	Except as otherwise noted, all stock options vest over a four-year period, with 25 percent of the underlying shares vesting on the one-year anniversary of the date of grant and 1/36 of the remaining 75 percent of the underlying shares vesting during each of the next 36 months after the one-year anniversary date. Upon the occurrence of a change in control, the unvested and unexercisable options described in this table may be accelerated and become fully vested and immediately exercisable as of the date of the change in control. For more information, we refer you to the discussion under the heading “—Potential Payments Upon Termination or Change in Control.”

(2)	All option awards have a 10-year term, but may terminate earlier if the recipient’s employment or service relationship with our company terminates. The option expiration dates for Mr. Spangler reflect the fact that his consulting arrangement with ev3 ended on December 31, 2009 and his option awards expired 90 days thereafter. For more information, we refer you to the discussion under the heading “—Potential Payments Upon Termination or Change in Control—Severance Arrangement—Patrick D. Spangler.”

(3)	The release dates and release amounts for the unvested restricted stock grants, in the case of Messrs. Palmisano, McCormick and Wall and Ms. Enxing Seng, and restricted stock unit grants, in the case of Mr. Girin, are as follows:
•	Mr. Palmisano: November 15, 2010 (24,766 shares), November 15, 2011 (24,766 shares) and November 15, 2012 (24,769 shares).

•	Mr. McCormick: November 15, 2010 (14,778 shares), November 15, 2011 (14,778 shares) and November 15, 2012 (14,780 shares).

•	Mr. Girin: March 1, 2010 (17,500 shares), April 30, 2010 (15,000 shares), August 12, 2010 (19,275 shares), March 10, 2011 (26,695 shares), November 15, 2010 (28,103 shares), November 15, 2011 (35,967 shares) and November 15, 2012 (13,348 shares).

•	Ms. Enxing Seng: November 15, 2010 (36,844 shares), November 15, 2011 (32,458 shares) and November 15, 2012 (19,808 shares).

•	Mr. Wall: November 15, 2010 (12,820 shares), November 15, 2011 (11,590 shares) and November 15, 2012 (9,126 shares).
If there is a change in control of our company, then, under the terms of our existing equity incentive plan, all issuance or forfeiture conditions on all outstanding stock grants and stock unit grants will be deemed satisfied; provided if any such issuance or forfeiture condition relates to satisfying any performance goal and there is a target for the goal, the issuance or forfeiture condition will be deemed satisfied generally only to the extent of the stated target.

(4)	The market value of restricted stock or restricted stock units that had not vested as of December 31, 2009 is based on the closing sale price of our common stock on December 31, 2009 ($13.34).

(5)	This option was granted outside the terms of our existing equity incentive plan, was approved by the compensation committee of our board of directors, and was granted pursuant to an exemption from NASDAQ’s stockholder approval requirements under former NASDAQ Marketplace Rule Section 4350(i)(1)(A)(iv).

(6)	Upon the termination of Mr. Spangler’s consulting arrangement on December 31, 2009, all of Mr. Spangler’s unvested option awards and stock awards terminated at that time.
Options Exercised and Stock Vested During Fiscal Year
The following table provides information regarding the exercise of stock options and the vesting of restricted stock or restricted stock units during the fiscal year ended December 31, 2009 for each of our named executive officers on an aggregated basis.
OPTIONS EXERCISED AND STOCK VESTED — 2009

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares Acquired on Vesting	Value Realized on
Name	Acquired on Exercise (#)	Exercise ($)(1)	(#)	Vesting ($)(2)
Robert J. Palmisano	—	$—	24,766	$311,309
Shawn McCormick	—	—	11,664	146,616
Patrick D. Spangler	16,000	50,304	—	—
Pascal E.R. Girin	—	—	29,912	280,726
Stacy Enxing Seng	—	—	43,450	546,167
Brett A. Wall	—	—	5,944	74,716

(1)	The aggregate dollar value realized upon exercise is the difference between the market price of the underlying shares of our common stock on the date of exercise, based on the closing sale price of our common stock on the date of exercise, and the exercise price of the options.

(2)	The aggregate dollar value realized upon vesting is equal to the market value of the underlying shares of our common stock, based on the closing sale price of our common stock on the date of vesting.

Potential Payments Upon Termination or Change in Control
Severance or Retirement Arrangements — Generally. None of our named executive officers, other than Robert J. Palmisano and Brett A. Wall, are entitled to any severance or other payments under any agreement or contract upon their termination of employment without cause or otherwise. In the event the employment of one of our named executive officers, other than Mr. Palmisano or Mr. Wall, was terminated, the compensation committee would exercise its business judgment in determining whether or not a separation arrangement, including any severance pay, was appropriate and would determine the terms of any separation arrangement in light of all relevant circumstances including the individual’s term of employment, past accomplishments and reasons for separation from our company. We do not have any retirement arrangements with our employees, including our named executive officers.
Severance Arrangement — Robert J. Palmisano. Under the terms of Mr. Palmisano’s employment and change in control agreement, in the event we terminate Mr. Palmisano’s employment without cause or Mr. Palmisano terminates his employment for good reason, Mr. Palmisano will be entitled to (1) receive any accrued and unpaid base salary and bonus; (2) receive the value of any accrued and unused vacation; (3) receive a single lump sum payment equal to (x) 150 percent of his then current base pay and (y) a pro rata portion of his bonus that would have been earned with respect to the year in which the termination event occurred had Mr. Palmisano remained employed through the end of the performance period to the extent the applicable performance objectives have been achieved; (4) elect continuation coverage under COBRA for 18 months following the date of termination, the premiums for which will be paid by us; (5) elect health care continuation coverage for an additional 18 months following such 18-month severance period and (6) receive, for 18 months following the date of termination, all fringe benefits and perquisites to which he is entitled under his agreement and which may legally be provided by us to non-employees, as well as the housing and car allowances described above (but, with respect to the housing allowance, only to the extent necessary to pay lease or rental obligations existing on the date of termination and in any case not to exceed the 18-month severance period). In the event Mr. Palmisano’s employment is terminated as a result of his disability or otherwise (other than by us without cause or by Mr. Palmisano for good reason), he will be entitled to receive accrued but unpaid base salary and bonus payments through the date of termination and unused vacation pay accrued through the date of termination. For purposes of Mr. Palmisano’s agreement, “cause” is defined as: (1) Mr. Palmisano’s gross misconduct; (2) willful and continued failure to perform substantially his duties after notice of such failure; or (3) his conviction of willfully engaging in illegal conduct constituting a felony or gross misdemeanor under federal or state law which is materially and demonstrably injurious to our company or which impairs his ability to perform substantially his duties. For purposes of the agreement, “good reason” is defined as: (1) a substantial change in status, position(s), duties or responsibilities; (2) a material reduction in base pay, a material reduction in the annual bonus plan payment opportunity; (3) our material breach of Mr. Palmisano’s employment and change in control agreement; or (4) our failure to obtain the assent to the agreement by any successor entity. Mr. Palmisano’s receipt of any severance payments and benefits is conditioned upon his execution of a waiver and release agreement. In the event any compensation with respect to Mr. Palmisano’s termination is subject to the six-month suspension under Section 409A of the Internal Revenue Code and the regulations promulgated thereunder, such suspended payments will bear simple interest at the prime rate of interest as published by The Wall Street Journal’s bank survey as of the first day of the six-month period.
Severance Arrangement — Brett A. Wall. In his letter agreement outlining the terms and conditions of his assignment to Paris, France, we agreed to provide Mr. Wall a severance package equal to 12 months base salary and outplacement services if at the end of his assignment or if upon earlier termination of the agreement, we do not offer him a mutually agreeable position within our company.

Severance Arrangement — Patrick D. Spangler. In connection with his resignation as Senior Vice President and Chief Financial Officer on January 19, 2009, we entered into a separation agreement and release of claims and a consulting agreement with Patrick D. Spangler. The separation and release agreement provides for the following, among other things:
•	payments by us to Mr. Spangler in an aggregate amount equal to his annual base salary of $314,800, paid in the form of salary continuation over the 12 months following his resignation;

•	payment by us to Mr. Spangler of a lump sum cash payment equal to $193,522, which represented Mr. Spangler’s annual performance incentive plan payout (which was 60 percent of his annual base salary) for 2008 in accordance with the terms of ev3’s 2008 performance incentive compensation plan;

•	if timely elected, payment of COBRA continuation coverage premiums for a period through no later than December 31, 2009; and

•	payment of outplacement services for a period of up to one year from the date of his resignation.
The separation and release agreement includes a general release of claims against us by Mr. Spangler and an agreement by Mr. Spangler to cooperate with respect to any future investigations and litigation. Mr. Spangler remains bound by the confidentiality, assignment of inventions, non-competition, non-solicitation and similar provisions of his prior agreement with ev3.
In connection with Mr. Spangler’s resignation, we and Mr. Spangler also entered into a consulting agreement dated as of January 20, 2009 pursuant to which Mr. Spangler served as a consultant to us until December 31, 2009, reporting to our President and Chief Executive Officer. Mr. Spangler received $1,000 per month for up to 10 hours of consulting services per month and was compensated at a rate of $150 per hour for any consulting services in excess of the foregoing. The consulting agreement also contains customary confidentiality provisions.
Change in Control Arrangements — Generally. Our stock incentive plans under which stock options, restricted stock and restricted stock units have been granted to our named executive officers contain “change in control” provisions. In addition, we have entered into agreements with our named executive officers that require us to provide compensation to them in the event of a “change in control” of our company and/or a termination of their employment in connection with, or within a certain period of time after, a change in control of our company.
For purposes of the change in control agreements, a “change in control” means:
•	the sale, lease, exchange or other transfer, directly or indirectly, of all or substantially all of our assets, in one transaction or in a series of related transactions, to a third party;

•	any third party, other than a bona fide underwriter, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities (x) representing 50 percent or more of the combined voting power of our outstanding securities ordinarily having the right to vote at elections of directors, or (y) resulting in such third party becoming an affiliate of our company, including pursuant to a transaction described in the next bullet below;

•	the consummation of any transaction or series of transactions under which we are merged or consolidated with any other company, other than a merger or consolidation which would result in our stockholders immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50 percent of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation; or

•	the “continuity directors” cease for any reason to constitute at least a majority of our board of directors.
For purposes of this definition, a “continuity director” means an individual who, as of the date of the plan or change in control agreement, was a member of our board of directors, and any other individual who becomes a director subsequent to such date whose election, or nomination for election by our stockholders, was approved by a vote of at least a majority of the directors then comprising the continuity directors, but excluding for this purpose any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or entity other than our board of directors.
Under the ev3 Inc. Second Amended and Restated 2005 Incentive Stock Plan, a “change in control” means a change in control of ev3 that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 whether or not our company is then subject to such reporting requirements, including:
•	the acquisition (other than from ev3) by any person, entity or group, subject to certain exceptions, of 20 percent or more of either the then-outstanding shares of our common stock or the combined voting power of our then-outstanding shares entitled to vote generally in the election of directors;

•	the “continuity directors” cease for any reason to constitute at least a majority of our board of directors; or

•	approval by our stockholders of any reorganization, merger or consolidation with respect to which persons who were our stockholders immediately prior to such transaction do not immediately thereafter own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the surviving corporation’s then-outstanding voting securities, a liquidation or dissolution of our company or the sale of all or substantially all of our assets.
Change in Control Arrangements — Stock Incentive Plans. Under the terms of the ev3 Inc. Second Amended and Restated 2005 Incentive Stock Plan, if there is a change in control of our company, then, all conditions to the exercise of all outstanding options and all issuance or forfeiture conditions on all outstanding stock grants and stock unit grants will be deemed satisfied; provided if any such issuance or forfeiture condition relates to satisfying any performance goal and there is a target for the goal, the issuance or forfeiture condition will be deemed satisfied generally only to the extent of the stated target. Under the terms of the ev3 LLC 2003 Incentive Plan, if there is a change in control of our company, then, generally, we will require the successor entity or parent thereof to assume all outstanding options granted under the plan. In addition, the plan administrator may, in its discretion and in lieu of requiring such assumption, provide that all outstanding stock options will terminate as of the consummation of such change in control, and (1) accelerate the exercisability of, or cause all vesting restrictions to lapse on all outstanding options to a date at least 10 days prior to the date of the change in control and/or (2) provide that the holders of options will receive a cash payment in respect of cancellation of their options based on the amount (if any) by which the per share consideration being paid for the common stock in connection with the change in control exceeds the applicable exercise price, if any. Most of the outstanding unvested stock options and stock grants held by the named executive officers were granted under the 2005 plan and thus will become immediately vested (and, in the case of options, exercisable) upon the completion of a change in control of our company.
Change in Control Arrangement — Robert J. Palmisano. Under the terms of Mr. Palmisano’s employment and change in control agreement, in the event that following a change in control, we terminate Mr. Palmisano’s employment without cause or Mr. Palmisano terminates his employment for good reason, Mr. Palmisano will be entitled to (1) receive any accrued and unpaid base salary; (2) receive the value of any accrued and unused vacation; (3) receive a pro rata portion of his annual target bonus based on the number of months in the year worked prior to the change in control and based on the assumption that all of the annual performance milestones will have been satisfied at target for such year; (4) receive a lump sum payment equal to the sum of (x) 36 months of his then current base pay and (y) 300 percent of his annual target bonus based on the assumption that all of the annual performance milestones will have been satisfied at target for such year; (5) elect continuation coverage under COBRA for 36 months following the date of termination, the premiums for which will be paid by us; (6) elect health care continuation coverage for an additional 18 months following such 36-month severance period and (7) receive, for 36 months following the date of termination, all fringe benefits and perquisites to which he is entitled under his agreement and which may legally be provided by us to non-employees, as well as the housing and car allowances described above (but, with respect to the housing allowance, only to the extent necessary to pay lease or rental obligations existing on the date of termination and in any case not to exceed the 36-month severance period). In addition, upon a change in control, the agreement provides that all unvested stock options and stock awards will become fully vested and immediately exercisable.
Mr. Palmisano’s agreement also provides that in the event any payment or benefit provided by us to or for the benefit of Mr. Palmisano, either under the agreement or otherwise, will be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, we will make an additional lump sum payment to Mr. Palmisano that will be sufficient, after giving effect to all federal, state and other taxes and charges with respect to such payment, to make Mr. Palmisano whole for all taxes (including withholding taxes) imposed under Section 4999 of the Internal Revenue Code.
Mr. Palmisano’s agreement contains the same change in control definition as the ev3 Inc. Second Amended and Restated 2005 Incentive Stock Plan, as discussed above under the heading “— Change in Control Agreements — Generally.”
Other Named Executive Officers Change in Control Agreements. The agreements with our other named executive officers entitle (or entitled, in case of Mr. Spangler who is no longer an executive of our company) each of them, upon the occurrence of a change in control, to base pay owed to the executive through such date and a pro rata portion of the executive’s target bonus plan payment based on the number of months in the year worked prior to the change in control. In addition, if the executive’s employment is terminated by us for any reason other than for cause and other than the executive’s death or is terminated by the executive for good reason and the termination of employment occurs within 24 months of the change in control or prior to the change in control if the termination was either a condition of the change in control or was at the request or insistence of a person related to the change in control, then the executive would be entitled to certain additional benefits. Such benefits include receipt of a lump sum cash payment equal to 12 months of the executive’s then-current base pay and the full amount of the executive’s bonus plan payment for the next 12 months, with the amount of the bonus plan payment based on the assumption that all of the annual performance milestones will have been satisfied at target for such year. In addition, the executive also would be entitled to group health plan benefits for the executive and his or her dependents for up to 18 months, reasonable outplacement services with a cost of up to $20,000. To the extent any payments received by an executive under the agreement constitute parachute payments which result in an excise tax under Section 4999 of the Internal Revenue Code, the executive is entitled to receive a gross-up payment to cover such excise tax as well as applicable taxes on such gross-up payment. The agreements also provide that, in addition to any other indemnification obligations that we may have, if, following a change in control of our company, the executive incurs damages, costs or expenses (including, without limitation, judgments, fines and reasonable attorneys’ fees) as a result of the executive’s service to our company or status as an officer of our company, we will indemnify the executive to the fullest extent permitted by law, except to the extent that such damages, costs or expenses arose as a result of the executive’s gross negligence or willful misconduct. In March 2010, we hired a new executive officer and in connection with our hiring of this executive we revised our standard change in control agreement to eliminate the requirement that we make an additional “gross-up” payment to an executive to the extent any payments received by the executive constitute parachute payments which result in an excise tax under Section 4999 of the Internal Revenue Code. We made this change as to avoid being identified by RiskMetrics Group as implementing a “problematic pay practice.” We intend to use the revised change in control agreement without the “gross-up” payment language going forward with respect to new executives. Other than entering into a change in control agreement with Mr. McCormick upon his hiring in January 2009, we did not enter into or amend any change in control agreements with our named executive officers during 2009.
Potential Payments to Named Executive Officers. The following table describes the potential maximum payments to each of our named executive officers who was employed by ev3 on December 31, 2009 (i) in the event of their termination upon the occurrence of a change in control of our company or (ii) within 24 months following the change in control, their involuntary termination or termination by them with good reason. For purposes of this calculation, we have assumed that the change in control and termination event occurred on December 31, 2009. The following table does not include any accrued and unpaid base salary to which the executives also would be entitled.

		Dollar Amount of
	Description of Payments	Potential Maximum
Name	and Executive Benefits	Payments/Benefits
Robert J. Palmisano	Pro Rata Portion of 2009 Bonus(1)	$691,200
	Lump Sum Payment Based on Base Salary	1,800,000
	Lump Sum Payment Based on Annual Bonus Plan	1,800,000
	Unvested and Accelerated Stock Options(2)	4,658,059
	Unvested and Accelerated Restricted Stock(3)	991,175
	Group Health Plan Benefits(4)	28,968
	Accrued Paid Time Off(5)	73,846
	Housing Allowance(6)	180,000
	Automobile Allowance	54,000
	Housing and Automobile Tax Gross-up Payment	168,771
	Fringe Benefit Tax Gross-up Payment(7)	89,097
	280G Tax Gross-up Payment(8)	2,541,309
	Total:	13,076,425

Shawn McCormick	Pro Rata Portion of 2009 Bonus(1)	229,377
	Lump Sum Payment Based on Base Salary	350,000
	Lump Sum Payment Based on Annual Bonus Plan(1)(9)	210,000
	Accelerated Sign On and Retention Bonuses	210,000
	Unvested and Accelerated Stock Options(2)	995,400
	Unvested and Accelerated Restricted Stock(3)	591,442
	Group Health Plan Benefits(4)	21,966
	Outplacement Services	20,000
	Accrued Paid Time Off (5)	10,826
	280G Tax Gross-up Payment(8)	—
	Total:	2,639,011

Pascal E.R. Girin(10)	Pro Rata Portion of 2009 Bonus(1)	458,958
	Lump Sum Payment Based on Base Salary	514,218
	Lump Sum Payment Based on Annual Bonus Plan(1)(9)	334,242
	Unvested and Accelerated Stock Options(2)	1,098,384
	Unvested and Accelerated Restricted Stock Units(3)	2,079,546
	Group Health Plan Benefits(4)	41,167
	Outplacement Services	20,000
	Accrued Paid Time Off (5)	81,658
	280G Tax Gross-up Payment(8)	754,133
	Total:	5,382,306

Stacy Enxing Seng	Pro Rata Portion of 2009 Bonus(1)	233,627
	Lump Sum Payment Based on Base Salary	356,000
	Lump Sum Payment Based on Annual Bonus Plan(1)(9)	231,400
	Unvested and Accelerated Stock Options(2)	1,375,628
	Unvested and Accelerated Restricted Stock(3)	1,188,727
	Group Health Plan Benefits(4)	21,966
	Outplacement Services	20,000
	Accrued Paid Time Off (5)	30,355
	280G Tax Gross-up Payment(8)	—
	Total:	3,457,703

Brett A. Wall	Pro Rata Portion of 2009 Bonus(1)	162,061
	Lump Sum Payment Based on Base Salary	300,000
	Lump Sum Payment Based on Annual Bonus Plan(1)(9)	180,000
	Unvested and Accelerated Stock Options(2)	205,562
	Unvested and Accelerated Restricted Stock(3)	447,370
	Group Health Plan Benefits(4)	14,484
	Outplacement Services	20,000
	Accrued Paid Time Off (5)	36,923
	280G Tax Gross-up Payment(8)	—
	Total:	1,366,400

(1)	Assumes performance milestones were satisfied at target.

(2)	The value of the automatic acceleration of the vesting of unvested stock options held by a named executive officer is based on the difference between: (i) the market price of the shares of our common stock underlying the unvested stock options held by such officer as of December 31, 2009 ($13.34), and (ii) the exercise price of the options. The range of exercise prices of unvested stock options held by our named executive officers included in the table as of December 31, 2009 was $5.87 to $17.67.

(3)	The value of the automatic acceleration of the vesting of restricted stock or restricted stock units held by a named executive officer is based on: (i) the number of unvested shares of restricted stock or restricted stock units held by such officer as of December 31, 2009, multiplied by (ii) the market price of our common stock on December 31, 2009 ($13.34).

(4)	The value of the group health plan benefits is based on premiums rates in effect in December 2009.

(5)	Represents amounts paid for accrued time off in excess of the accrual cap under our Paid Time Off Policy for U.S. Employees.

(6)	Mr. Palmisano would be entitled to a housing allowance, but only to the extent necessary to pay lease or rental obligations existing on the date of termination for up to 36 months. Amount assumes that Mr. Palmisano’s lease or rental obligations equal his housing allowance of $5,000 per month and extend for 36 months.

(7)	The value of the gross-up payment assumes a 35 percent U.S. federal income tax rate, a 7.85 percent state income tax rate and a 1.45 percent Medicare tax.

(8)	These payments are only payable in the case that the executive’s payments following a change in control result in excess parachute payments under Internal Revenue Code Section 280G. The named executive officers’ change in control agreements provide that any excise tax and gross-up payments will equal only that amount required to assure that the executive receives payment at least equal to the expected severance payment without the executive incurring golden parachute excise tax out of pocket. The estimated calculations incorporate the following tax rates: 280G excise tax rate of 20 percent, a statutory 35 percent federal income tax rate, a 1.45 percent Medicare tax rate and the applicable state income tax rate. In the case of a change in control with no termination of employment, none of the executives would receive payments in an amount that would require an excise tax gross-up.

(9)	Amount based on base salary and target bonus percentage in effect on December 31, 2009. Assumes performance milestones were satisfied at target.

(10)	For purposes of determining the value of payments to Mr. Girin, it is assumed that any notice requirements under applicable law will have been satisfied.
Risk Considerations in our Compensation Programs
Our compensation committee with the assistance of Mercer, its independent compensation consultant, recently reviewed our executive compensation programs, as well as our compensation policies and practices for all of our employees, to determine whether such programs, policies and practices encourage excessive risk taking. Mercer reported the results of its review to our compensation committee. Our compensation committee concluded that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our company and that our executive incentive compensation arrangements in particular do not encourage our executives to take unnecessary or excessive risks that could threaten the value of our company. In making this determination, our compensation committee took into account the compensation mix for our employees and various risk control and mitigation features of our programs, policies and practices, including appropriate bonus maximums, our recoupment policy, our performance targets and our stock ownership guidelines.

RELATED PERSON RELATIONSHIPS AND TRANSACTIONS

Relationship with Warburg Pincus Entities
As of March 29, 2010, Warburg Pincus beneficially owned approximately 24.0 percent of our outstanding common stock. Elizabeth H. Weatherman, one of our directors, is a Managing Director of Warburg Pincus LLC and a member of the firm’s Executive Management Group. As described in more detail below under the heading “—Holders Agreement,” Ms. Weatherman was elected to our board of directors as a board designee of Warburg Pincus and the Vertical Funds, as was Richard B. Emmitt, another one of our directors. Four of our current directors are executives of one or more portfolio companies of Warburg Pincus.
•	John K. Bakewell is Executive Vice President and Chief Financial Officer of RegionalCare Hospital Partners, Inc. a privately-held company, acquirer and operator of acute care hospitals in non-urban markets.

•	Douglas W. Kohrs is President and Chief Executive Officer of Tornier B.V., a privately-held global orthopedic company.

•	Daniel J. Levangie is President and Chief Executive Officer of Keystone Dental, Inc., a privately-held dental implant medical device company, and a Managing Partner of Constitution Medical Investors, Inc., a Boston-based private investment firm focused on healthcare sector-related acquisitions.

•	John L. Miclot is President and Chief Executive Officer of CCS Medical, Inc., a privately-held provider of home healthcare products, such as insulin pumps, incontinence products and respiratory equipment.
Holders Agreement
We are a party to a holders agreement along with certain of our stockholders, Warburg Pincus and the Vertical Fund, and certain of our directors, former directors, executive officers and former executive officers, including Stacy Enxing Seng, our Executive Vice President and President, Worldwide Peripheral Vascular. Pursuant to the terms of this agreement, we are required to nominate and use our best efforts to have elected to our board of directors:
•	two persons designated by Warburg Pincus and the Vertical Funds if Warburg Pincus and the Vertical Funds collectively beneficially own 20 percent or more of our common stock; or

•	one person designated by Warburg Pincus and the Vertical Funds if Warburg Pincus and the Vertical Funds collectively beneficially own at least 10 percent but less than 20 percent of our common stock.
Mr. Emmitt and Ms. Weatherman are the initial designees under the holders agreement. The parties to the holders agreement also agreed to be subject to lock-up agreements in certain circumstances, including in up to two registration statements filed after our initial public offering.

Registration Rights Agreement
We are a party to a registration rights agreement with certain of our stockholders, former directors, former officers, officers and employees, including, among others, Warburg Pincus, the Vertical Funds and Stacy Enxing Seng, who we refer to as the holders, with respect to shares of our common stock held by them. Pursuant to the registration rights agreement, we agreed to:
•	use our reasonable best efforts to effect up to two registered offerings of at least $10 million each upon the demand of the holders of not less than a majority of the shares of our common stock then held by the holders;

•	use our best efforts to effect up to three registrations of at least $1 million each on Form S-3, once we become eligible to use such form, if any holder so requests; and

•	maintain the effectiveness of each such registration statement for a period of 120 days or until the distribution of the registrable securities pursuant to the registration statement is complete.
Pursuant to the registration rights agreement, the holders also have incidental or “piggyback” registration rights with respect to any registrable shares, subject to certain volume and marketing restrictions imposed by the underwriters of the offering with respect to which the rights are exercised. We also agreed to use our best efforts to qualify for the use of Form S-3 for secondary sales. We agreed to bear the expenses, including the fees and disbursements of one legal counsel for the holders, in connection with the registration of the registrable securities, except for any underwriting commissions relating to the sale of the registrable securities.
Product Sales to Warburg Pincus Portfolio Company
During 2009, we sold certain products to Beijing Lepu Medical Device, Inc., a privately-held provider of drug eluting stents, for an aggregate price of $2.7 million. Funds affiliated with Warburg Pincus own approximately 18 percent of Beijing Lepu Medical Device. Elizabeth H. Weatherman, one of our directors, is a Managing Director of Warburg Pincus LLC and a member of the firm’s Executive Management Group.
Director and Executive Officer Compensation
Please see “Director Compensation” and “Executive Compensation” for information regarding the compensation of our directors and executive officers and for information regarding employment, consulting, change in control, indemnification and other agreements we have entered into with our current and former directors and executive officers.
Policies and Procedures Regarding Related Party Transactions
Our board of directors has delegated to our audit committee, pursuant to the terms of a written policy, the authority to review, approve and ratify related party transactions. If it is not feasible for our audit committee to take an action with respect to a proposed related party transaction, the board or another committee of the board, may approve or ratify it. No member of the board or any committee may participate in any review, consideration or approval of any related party transaction with respect to which such member or any of his or her immediate family members is the related party.

Our policy defines a “related party transaction” as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) were, are or will be a participant and in which any related party had, has or will have a direct or indirect interest.
Prior to entering into or amending any related party transaction, the party involved must provide notice to our legal department of the facts and circumstances of the proposed transaction, including:
•	the related party’s relationship to us and his or her interest in the transaction;

•	the material facts of the proposed related party transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal that would be involved;

•	the purpose and benefits of the proposed related party transaction with respect to us;

•	if applicable, the availability of other sources of comparable products or services; and

•	an assessment of whether the proposed related party transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.
If the legal department determines the proposed transaction is a related party transaction, the proposed transaction will be submitted to the audit committee for consideration. In determining whether to approve a proposed related party transaction, the audit committee will consider, among other things, the following:
•	the purpose of the transaction;

•	the benefits of the transaction to us;

•	the impact on a director’s independence in the event the related party is a non-employee director, an immediate family member of a non-employee director or an entity in which a non-employee director is a partner, shareholder or executive officer;

•	the availability of other sources for comparable products or services;

•	the terms of the transaction; and

•	the terms available to unrelated third parties or to employees generally.
Under our policy, certain related party transactions as defined under our policy will be deemed to be pre-approved by the audit committee and will not be subject to these procedures.

PROPOSAL TWO — APPROVAL OF ev3 INC. THIRD AMENDED
AND RESTATED 2005 INCENTIVE PLAN

Introduction
On February 10, 2010, the board of directors, upon recommendation of the compensation committee, approved the ev3 Inc. Third Amended and Restated 2005 Incentive Plan (referred to in this section as the “Amended and Restated 2005 Plan” or the “plan”), subject to approval by our stockholders at the Annual Meeting.
The Amended and Restated 2005 Plan includes a number of changes from our currently existing ev3 Inc. Second Amended and Restated 2005 Incentive Stock Plan, which are described in more detail under the heading “Comparison of Amended and Restated 2005 Plan to Current 2005 Plan” below, including an increase in the number of shares of common stock available for issuance to 14,500,000 shares plus the number of shares subject to awards outstanding under our predecessor equity-based compensation plans as of the date of stockholder approval of the Amended and Restated 2005 Plan but only to the extent that such outstanding awards are forfeited, expire or otherwise terminate without the issuance of such shares. The Amended and Restated 2005 Plan provides for the grant of nonqualified and incentive stock options, stock appreciation rights or SARs, stock grants (in the form of restricted stock or restricted stock units), stock unit grants, performance awards, annual performance cash awards, non-employee director awards and other cash-based and stock-based awards.
Our stockholders are being asked to approve the Amended and Restated 2005 Plan in order to satisfy rules and regulations of the NASDAQ Stock Market relating to equity compensation, to qualify compensation under the Amended and Restated 2005 Plan as performance-based for purposes of Section 162(m) of the Code, and to qualify stock options for treatment as incentive stock options for purposes of Section 422 of the Code in the event the compensation committee (or subcommittee of such committee) decides to grant incentive stock options in the future. If our stockholders do not approve the Amended and Restated 2005 Plan, the ev3 Inc. Second Amended and Restated 2005 Incentive Stock Plan as it currently exists will remain in effect until it expires or is terminated in accordance with its terms.
Reasons Why You Should Vote in Favor of the Approval of the Amended and Restated 2005 Plan
The board of directors recommends a vote for the approval of the Amended and Restated 2005 Plan because the board of directors believes the plan is in the best interests of our company and our stockholders for the following reasons:
•	Aligns directors, employee and stockholder interests. We currently provide long-term incentives primarily in the form of stock grants (in the form of restricted stock or restricted stock units) and stock option grants to our outside directors, executive officers and other key employees. We believe that our stock-based compensation programs, along with our stock ownership guidelines for our directors and executives, help align the interests of our directors, executive officers and other key employees with our stockholders. We believe that our long-term stock-based incentives help promote long-term retention of our employees and encourage significant ownership of our common stock. We also provide short-term incentives under our annual performance incentive compensation plan that reinforce achievement of specified financial and other business goals by linking a significant portion of a participant’s compensation to the achievement by our company, and in certain cases, a particular business or individual, of performance goals. If the Amended and Restated 2005

Plan is approved, we will be able to maintain our means of aligning the interests of our directors, executive officers and other key employees with the interests of our stockholders.
•	Attracts and retains talent. Talented, motivated and effective directors, executives and employees are essential to executing our business strategies. Stock-based and annual cash incentive compensation has been an important component of total compensation at our company for many years because such compensation enables us to effectively recruit executives and other employees while encouraging them to act and think like owners of our company. If the Amended and Restated 2005 Plan is approved, we believe we will maintain our ability to offer competitive compensation packages to both retain our best performers and attract new talent.

•	Supports our pay-for-performance philosophy. We believe that stock-based compensation, by its very nature, is performance-based compensation. The largest component of total compensation for our executives is incentive compensation in the form of both stock-based and cash-based incentives that are tied to the achievement of financial and other business results. We use incentive compensation to help reinforce desired financial and other business results to our executives and to motivate them to make decisions to produce those results.

•	Avoids disruption in our compensation programs. The approval of the Amended and Restated 2005 Plan by our stockholders is critical because there is an insufficient number of shares of our common stock available for issuance under the currently existing 2005 plan. If the Amended and Restated 2005 Plan is approved, we will not have to restructure our existing compensation programs for reasons that are not directly related to the achievement of our financial and other business objectives. To remain competitive without stock-based compensation arrangements, it likely will be necessary to replace components of compensation previously awarded in equity with cash or with other instruments that may not necessarily align director, executive officer and employee interests with those of our stockholders as well as stock-based awards do. Additionally, replacing equity with cash will increase cash compensation expense and use cash that would be better utilized toward other strategic purposes, such as research and development of new products, improvements in the quality and performance of existing products and strategic acquisitions.

•	Will be implemented consistent with a new burn rate policy. In connection with the approval of the Amended and Restated 2005 Plan and in order to address potential stockholder concerns regarding the number of stock-based awards we intend to grant in a given year, our compensation committee commits to adopt a burn rate policy for fiscal years 2010, 2011 and 2012. During this three-year period, beginning with 2010 and ending with 2012, the new burn rate policy will limit the number of shares that we grant subject to stock-based awards over the three-year period to an annual average of 4.02% of our outstanding common stock (which is equal to the average of the 2009 and 2010 “burn rate” limit for Russell 3000 companies in our Global Industry Classification Standards Peer Group (3510 – Health Care Equipment and Services), as established by RiskMetrics Group). Our annual burn rate will be calculated as the number of shares subject to stock-based awards (including stock options, stock appreciation rights, stock grants, stock unit grants, performance awards, non-employee director awards and other stock-based awards) granted during our fiscal year and the number of shares subject to performance shares that are paid out during a fiscal year divided by our weighted average outstanding common stock, measured as of the last day of each fiscal year, both as reported in our periodic filings with the SEC. Awards that are settled in cash, awards that are granted pursuant to a stockholder approved exchange programs, awards sold under our employee stock purchase plan and awards assumed or substituted in acquisitions will be excluded from our burn rate calculation. For purposes of our calculation, each share subject to a “full value” award (i.e., stock grants, stock unit grants, performance shares and any other award that does not have an exercise price per share equal to the per share fair market value of our common stock on the grant date) will be counted as two shares. Our burn rates for the fiscal years ended December 31, 2009 was 3.66%.
•	Protects stockholder interests and embraces sound stock-based compensation practices. As described in more detail below under the heading “Summary of Sound Governance Features of the Amended and Restated 2005 Plan,” the Amended and Restated 2005 Plan includes a number of features that are consistent with the interests of our stockholders and sound corporate governance practices.
Summary of Sound Governance Features of the Amended and Restated 2005 Plan
The board of directors and compensation committee believe that the Amended and Restated 2005 Plan contains several features that are consistent with the interests of our stockholders and sound corporate governance practices, including the following:
•	No “evergreen” provision. The number of shares of our common stock available for issuance under the Amended and Restated 2005 Plan is fixed and will not adjust based upon the number of outstanding shares of our common stock. We currently expect the number of shares authorized for issuance under the Amended and Restated 2005 Plan will last between three and four years, at which time we expect to ask our stockholders to approve an additional share authorization.

•	Will not be excessively dilutive to our stockholders. Subject to adjustment, the maximum number of shares of our common stock authorized for issuance under the Amended and Restated 2005 Plan is 14,500,000 shares, plus the number of shares subject to awards outstanding under our predecessor equity-based compensation plans as of the date of stockholder approval of the Amended and Restated 2005 Plan but only to the extent that such outstanding awards are forfeited, expire or otherwise terminate without the issuance of such shares. As of March 29, 2010, an aggregate of 1,746,562 shares of common stock were available for issuance under the currently existing 2005 plan. As of March 29, 2010, 186 shares of common stock were available for issuance under the ev3 Inc. Employee Stock Purchase Plan. As described in more detail under the heading “Proposal Three – Approval of ev3 Inc. Amended and Restated Employee Stock Purchase Plan,” we also are seeking the approval by our stockholders of an Amended and Restated Employee Stock Purchase Plan that will authorize the issuance of an additional 1,000,000 shares under that plan. Other than the ev3 Inc. Amended and Restated Employee Stock Purchase Plan, we do not have any other equity-based compensation plans under which shares of our common stock are available for issuance but not subject to any outstanding awards. As of March 29, 2010, we had total (including plan and non-plan) outstanding options to purchase an aggregate of 9,201,416 shares of our common stock with a weighted average exercise price of $11.6162 and a weighted average remaining term of 6.45 years, and 1,510,834 unvested “full value” awards outstanding. No new awards will be granted under the 2005 plan or otherwise between March 29, 2010 and the Annual Meeting, except for anticipated grants of options to purchase up to an aggregate of 120,000 shares of our common stock and up to an aggregate of 68,000 “full value” awards for new hire, retention and recognition purposes.

•	Limit on number of “full value” awards. No more than 7,500,000 of the shares authorized for issuance under the Amended and Restated 2005 Plan may be issued pursuant to “full value” awards, which are awards other than stock options or SARs that are settled by the issuance of shares of our common stock.
•	No “recycling” of shares from exercised stock options or SARs. Shares withheld to satisfy tax withholding obligations on awards or to pay the exercise price of awards and any shares not issued or delivered as a result of a “net exercise” of a stock option will not become available for issuance as future award grants under the Amended and Restated 2005 Plan.

•	No reload stock options or SARs. Reload stock options and SARs are not authorized under the Amended and Restated 2005 Plan.

•	Stock option and SAR exercise prices will not be lower than the fair market value on the grant date. The Amended and Restated 2005 Plan prohibits granting stock options and SARs with exercise prices lower than the fair market value of a share of our common stock on the grant date, except in connection with certain mergers, consolidations, acquisitions of property or stock, reorganizations or other similar transactions.

•	No repricing or exchange without stockholder approval. The Amended and Restated 2005 Plan prohibits the repricing of outstanding “underwater” stock options or SARs without stockholder approval, except for any adjustments required in connection with certain corporate transactions. Repricing is broadly defined to include amendments or modifications to the terms of an outstanding stock option or SAR to lower the exercise or grant price or cancelling an outstanding stock option or SAR in exchange for cash, other awards or other stock options or SARs having a lower exercise price.

•	Stock options, SARs and unvested performance awards are not entitled to dividend equivalent rights. Stock option, SAR and unvested performance award holders have no rights as stockholders with respect to the shares underlying their awards until their stock options, SARs or unvested performance awards are exercised or vested and shares are issued. As a result, stock options and SARs and unvested performance awards, the vesting of which is based on the achievement of performance goals, under the Amended and Restated 2005 Plan have no dividend equivalent rights associated with them.

•	Minimum vesting and performance period requirements. The Amended and Restated 2005 Plan provides that any stock options, SAR, stock grants and stock unit grants under the plan will vest on a pro rata basis (which may be determined on a monthly, annual or other basis and may be tied to a specific vesting date each year, such as November 15) over a vesting term of not less than three years after the grant date of the award or no more rapidly than ratably over a three-year period after the grant date and performance-based stock-based awards will have a minimum performance period of one year, except under certain limited circumstances.

•	Stockholder approval is required for material revisions to the plan. The Amended and Restated 2005 Plan requires stockholder approval of material revisions to the plan, as well as certain additional revisions to the plan that do not require stockholder approval under the NASDAQ rules.

•	Members of the committee administering the plan are non-employee, independent and outside directors. The Amended and Restated 2005 Plan will be administered by the compensation committee or a subcommittee of the compensation committee. All members of the committee administering the plan will be “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, “independent directors” under the listing standards of NASDAQ, the rules and regulations of the SEC and applicable law, and “outside directors” within the meaning of Section 162(m) of the Code.
•	“Clawback” provisions. The Amended and Restated 2005 Plan contains “clawback” provisions, which provide that if a participant is determined by the committee to have taken action that would constitute “cause” or an “adverse action,” as those terms are defined in the Amended and Restated 2005 Plan, during or within one year after the termination of the participant’s employment or other service, all rights of the participant under the plan and any agreements evidencing an award then held by the participant will terminate and be forfeited and the committee may require the participant to surrender and return to us any shares received, and/or to disgorge any profits or any other economic value made or realized by the participant in connection with any awards or any shares issued upon the exercise or vesting of any awards during or within one year after the termination of the participant’s employment or other service.
Comparison of Amended and Restated 2005 Plan to Current 2005 Plan
As mentioned above, if the Amended and Restated 2005 Plan is approved by our stockholders, it will replace in its entirety the currently existing 2005 Plan. The following are some of the material differences between the Amended and Restated 2005 Plan and the currently existing 2005 Plan:
•	Types of Awards. The Amended and Restated 2005 Plan permits the grant of several incentive awards, including nonqualified and incentive stock options, SARs, stock grants, stock unit grants, performance awards, annual performance cash awards, non-employee director awards and other cash-based and stock-based awards; whereas, the currently existing 2005 Plan only permits the grant of nonqualified and incentive stock options, SARs, stock grants (in the form of restricted stock or restricted stock units) and stock unit grants.

•	Number of Shares Available. The number of shares of our common stock authorized for issuance under the Amended and Restated 2005 Plan will be 14,500,000 shares plus the number of shares subject to awards outstanding under our predecessor equity-based compensation plans as of the date of stockholder approval of the Amended and Restated 2005 Plan but only to the extent that such outstanding awards are forfeited, expire or otherwise terminate without the issuance of such shares. The currently existing 2005 Plan authorizes 8,000,000 shares of our common stock for issuance.

•	Limits on “Full Value” Awards. The Amended and Restated 2005 Plan will limit the number of “full value” awards; whereas the currently existing 2005 Plan does not contain limitations on “full value” awards.

•	“Clawback” Provisions and Sarbanes-Oxley Forfeiture Standard. Unlike the currently existing 2005 Plan, the Amended and Restated 2005 Plan provides for the “clawback” provisions discussed above and expressly incorporates the Sarbanes-Oxley Act of 2002 automatic forfeiture standard for certain participants in connection with material noncompliance, as a result of misconduct, resulting in an accounting restatement.

•	Definition of a Change in Control. The definition of “change in control” in the Amended and Restated 2005 Plan is narrower than the definition in the currently existing 2005 Plan since the change in control provisions will not be triggered unless we consummate certain reorganizations, mergers or consolidations, as opposed to being triggered when our stockholders merely approve such a transaction that is never consummated.
Summary of the Amended and Restated 2005 Plan
A general description of the material features of the Amended and Restated 2005 Plan is outlined below. Unless otherwise indicated, the following summary of the principal provisions of the Amended and Restated 2005 Plan assumes the approval of the Amended and Restated 2005 Plan by our stockholders at the Annual Meeting. The summary is qualified in its entirety by reference to the full text of the Amended and Restated 2005 Plan, a copy of which may be obtained by contacting us. A copy of the Amended and Restated 2005 Plan also has been filed electronically with the SEC as an appendix to this proxy statement and is available through the SEC’s website at http://www.sec.gov.
Purpose. The primary purpose of the Amended and Restated 2005 Plan is to promote the interest of our company and our subsidiaries by authorizing the compensation committee to grant incentive awards to eligible employees, non-employee directors and consultants in order to (a) attract and retain such individuals, (b) provide an incentive to such individuals to work to increase the value of the common stock of our company and (c) provide such individuals with a stake in the future of our company that corresponds with the stake of our stockholders.
Eligibility. Employees and consultants of our company or our subsidiaries and our non-employee directors are eligible to receive awards under the Amended and Restated 2005 Plan. Consultants eligible to participate in the Amended and Restated 2005 Plan are those persons that we or our subsidiaries engage to provide consulting or advisory services that are not in connection with the offer and sale of our securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for our securities. A non-employee director is any member of our board of directors who is not an employee of us or a subsidiary. As of March 29, 2010, approximately 215 individuals were eligible to receive incentive awards under the Amended and Restated 2005 Plan, including approximately 207 employees, eight non-employee directors, and no consultants. Although not necessarily indicative of future grants under the Amended and Restated 2005 Plan, approximately 167 of the eligible recipients have been granted stock options or stock grants under our currently existing 2005 Plan.
Administration. The Amended and Restated 2005 Plan will be administered by the compensation committee or a subcommittee of the compensation committee of our board of directors. All members of the committee administering the plan (referred to in this section as the “committee”) will be “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, “independent directors” under the listing standards of NASDAQ, the rules and regulations of the SEC and applicable law, and “outside directors” within the meaning of Section 162(m) of the Code. The committee will grant all awards under the Amended and Restated 2005 Plan. Under the Amended and Restated 2005 Plan, the committee has the authority to administer and interpret the plan and to take such action in the administration and operation of the plan as the committee deems equitable under the circumstances, which will be binding on our company and on each affected eligible employee, non-employee director or consultant. The committee has the authority and discretion to establish the terms, conditions, performance criteria, restrictions and other provisions of awards (subject to the restrictions contained in the Amended and Restated 2005 Plan) granted under the Amended and Restated 2005 Plan. In addition, the committee may establish “sub plans” for the purposes of local laws and tax compliance for international employees. The committee may not reduce the exercise price of an “underwater” option or SAR after it is granted, whether through amendment, cancellation, replacement grant or otherwise, without obtaining stockholder approval, except in connection with certain mergers, consolidations, acquisitions of property or stock, reorganizations or other similar transactions. A stock option or SAR is “underwater” if its fair market value is less than its exercise price.

Shares Available for Issuance. If this proposal to approve the Amended and Restated 2005 Plan is approved by our stockholders, the number of shares of our common stock authorized for issuance under the Amended and Restated 2005 Plan will be 14,500,000 shares plus the number of shares subject to awards outstanding under our predecessor equity-based compensation plans as of the date of stockholder approval of the Amended and Restated 2005 Plan but only to the extent that such outstanding awards are forfeited, expire or otherwise terminate without the issuance of such shares. In addition, awards assumed under the Amended and Restated 2005 Plan in connection with acquisitions (and shares issued under such awards) do not count against the shares reserved for issuance, and shares available under plans assumed in acquisitions will be added to the shares reserved for issuance, consistent with exemptions available under NASDAQ stockholder approval requirements. No more than 7,500,000 shares authorized for issuance under the Amended and Restated 2005 Plan may be granted as “full value” awards and no more than 14,000,000 shares may be granted as incentive stock options.
Shares of our common stock covered by an award granted under the Amended and Restated 2005 Plan will not be counted as used unless and until the shares are issued and delivered to a participant, except that the full number of shares granted subject to a SAR that is settled by the issuance of shares will be counted against the shares authorized for issuance under the Amended and Restated 2005 Plan. Shares withheld to satisfy tax withholding obligations on awards or to pay the exercise price of awards and any shares not issued or delivered as a result of a “net exercise” of an option will not become available for issuance as future award grants under the plan. Any shares of our common stock that we repurchase on the open market using the proceeds from the exercise of an award under the Amended and Restated 2005 Plan will not increase the number of shares available for future grants of awards under the Amended and Restated 2005 Plan. Any shares of our common stock that are subject to an award under the Amended and Restated 2005 Plan that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of shares or are settled in cash in lieu of shares, or are exchanged with the committee’s permission and to the extent permitted under the Amended and Restated 2005 Plan, prior to the issuance of shares, for awards not involving shares, will be available again for grant under the Amended and Restated 2005 Plan. The shares of our common stock available for issuance under the Amended and Restated 2005 Plan may be authorized and unissued shares or treasury shares.
Annual Grant Limits. The following annual limits apply to grants of awards to designated “covered employees,” as defined under Section 162(m) of the Code, that are intended to qualify as performance-based compensation under the Amended and Restated 2005 Plan:
•	1,500,000 shares subject to stock options, SARs, stock grants, stock unit grants, performance awards and other stock-based awards; and

•	$5,000,000 in annual performance cash awards or other cash-based awards.
Adjustments. The number and kind of securities or other property, including cash, available for issuance or payment under the Amended and Restated 2005 Plan, the sub-limits on certain types of award grants, and the annual grant limits will be adjusted by the committee in the event of any reorganization, merger, consolidation and other similar corporate transactions in order to preserve the benefits or potential benefits of awards under the plan.
Stock Options. Under the Amended and Restated 2005 Plan, non-incentive stock options may be granted to eligible employees, non-employee directors and consultants. Incentive stock options, however, which are intended to qualify for special tax treatment under Section 422 of the Internal Revenue Code, may only be granted to eligible employees of our company or a subsidiary or parent of our company, as those terms are defined in Sections 424(e) and 424(f) of the Internal Revenue Code, respectively. The terms and conditions of each option will be determined by the committee, but no option will be granted at an exercise price that is less than the fair market value of our common stock as determined on the grant date in accordance with the terms of the Amended and Restated 2005 Plan. In addition, if the option is an incentive stock option that is granted to a 10% stockholder of our company or any parent or subsidiary of our company, the exercise price may be no less than 110% of the fair market value of the shares of common stock underlying the option on the grant date. Moreover, no eligible employee may be granted incentive stock options that are first exercisable in any calendar year for shares of our common stock having an aggregate fair market value (determined as of the date that the incentive stock option was granted) that exceeds $100,000. “Fair market value” under the Amended and Restated 2005 Plan means the closing price of our common stock, as reported by the NASDAQ Stock Market. As of March 29, 2010, the fair market value of a share of our common stock was $15.94.
Each stock option will vest and become exercisable at such time or times as determined by the committee; provided, however, that any option that becomes exercisable solely based on the continued service of a participant will become exercisable on a pro rata basis (which may be determined on a monthly, annual or other basis and may be tied to a specific vesting date each year, such as November 15) over a vesting term of not less than three years after the grant date of the option or no more rapidly than ratably over a three-year period after the grant date of the option, except (a) in connection with the death, disability or retirement of the participant or a change in control; or (b) for any option granted to a participant who within six months of the grant date is first appointed or elected as an officer, hired as an employee, elected as a director or retained as a consultant. No option may be exercisable more than ten years from the grant date (or, if the option is an incentive stock option granted to a 10% stockholder of our company and our affiliates, more than five years from the grant date). Any events that result in a forfeiture of the grant will be set forth in the grantee’s award agreement.
Grantees may pay the exercise price of stock options in cash, except that our compensation committee may allow payment to be made (in whole or in part) by tender, or attestation as to ownership, of shares that are already owned by the grantee that are acceptable to the committee, by a “cashless exercise” effected through an unrelated broker through a sale on the open market, by a “net exercise” of the option, by a combination of such methods, or by any other method approved or accepted by the committee. In the case of a “net exercise” of an option, we will not require a payment of the exercise price of the option from the grantee but will reduce the number of shares of common stock issued upon the exercise by the largest number of whole shares that has a fair market value that does not exceed the aggregate exercise price for the shares exercised under this method. Shares of common stock will no longer be outstanding under an option (and will therefore not thereafter be exercisable) following the exercise of such option to the extent of (i) shares used to pay the exercise price of an option under the “net exercise,” (ii) shares actually delivered to the participant as a result of such exercise and (iii) any shares withheld for purposes of tax withholding.
Stock Appreciation Rights. Each SAR granted must be evidenced by an award agreement that specifies the exercise price, the term, and such other provisions as the committee may determine. The exercise price of a SAR must be at least 100% of the fair market value of our common stock on the date of grant. Upon the exercise of a SAR, the holder is entitled to receive the excess of the fair market value of the shares for which the right is exercised over the exercise price of the SAR. Payment upon the exercise of a SAR will be in cash, shares of our common stock, or some combination of cash and shares of our common stock as determined by the committee. The committee may impose any conditions or restrictions on the exercise of a SAR as it deems appropriate. The committee will fix the term of each SAR, but SARs granted under the Amended and Restated 2005 Plan will not be exercisable more than 10 years after the date the SAR is granted. Each SAR granted under the Amended and Restated 2005 Plan will vest and become exercisable at such time or times as determined by the committee; provided, however, that any SAR that becomes exercisable solely based on the continued service of a participant will become exercisable on a pro rata basis (which may be determined on a monthly, annual or other basis and may be tied to a specific vesting date each year, such as November 15) over a vesting term of not less than three years after the grant date of the SAR or no more rapidly than ratably over a three-year period after the grant date of the SAR, except (a) in connection with the death, disability or retirement of the participant or a change in control; or (b) for any SAR granted to a participant who within six months of the grant date is first appointed or elected as an officer, hired as an employee, elected as a director or retained as a consultant.
Stock Grants and Stock Unit Grants. Stock grants are grants that are designed to result in the issuance of common stock to the eligible employee, non-employee director or consultant to whom the grants are made. Stock grants are commonly referred to as restricted stock grants or restricted stock unit grants, depending upon whether the common stock issued on the date of grant or on the date of vesting. Stock unit grants are awards designed to result in cash payments to the eligible employees, non-employee directors and consultants to whom such grants are made based on the fair market value of the common stock underlying the grant. Stock grants and stock unit grants may be made by the committee subject to such terms and conditions, if any, as the committee acting in its sole discretion deems appropriate. The committee, in its discretion, may provide that the rights of an eligible employee, non-employee director or consultant in a stock grant or stock unit grant will be forfeitable unless certain conditions are satisfied. These conditions may include, for example, a requirement that the eligible employee continue employment or the non-employee director or consultant continue service with our company or a parent, subsidiary or affiliate of our company for a specified period or that our company or the eligible employee achieve stated performance goals or other objectives. If a stock grant or stock unit grant vests solely based on the continued service of a participant, the award will vest on a pro rata basis (which may be determined on a monthly, annual or other basis and may be tied to a specific vesting date each year, such as November 15) over a vesting term of not less than three years after the grant date of the stock grant or stock unit grant or no more rapidly than ratably over a three-year period after the grant date of the stock grant or stock unit grant, except (a) in connection with the death, disability or retirement of the participant or a change in control; or (b) for any such award granted to a participant who within six months of the grant date is first appointed or elected as an officer, hired as an employee, elected as a director or retained as a third-party service provider. If a stock grant or stock unit grant vests solely on the achievement of one or more performance goals, the award agreement must provide that the performance period for the achievement of such performance goals will be at least one year, except in connection with the death or disability of the participant or a change in control.
Except as otherwise set forth in the award agreement, if a cash or stock dividend is paid on common stock subject to a stock grant while such stock grant remains subject to forfeiture conditions, then the cash dividend will be held by us subject to the same conditions or restrictions as the related stock grant. However, no dividends will be paid on unvested awards that vest based on the achievement of performance goals. Except as otherwise set forth in the award agreement, an eligible employee, non-employee director or consultant will have the right to vote common stock issued under a stock grant while such common stock remains subject to forfeiture conditions. After all conditions and restrictions applicable to stock grants and/or stock units have been satisfied or have lapsed (including the satisfaction of any applicable tax withholding obligations), shares of common stock underlying stock grants will become freely transferable (except as otherwise provided in the Amended and Restated 2005 Plan) and stock units will be paid in cash, shares of our common stock, or some combination of cash and shares of our common stock as determined by the committee. The committee may provide that a stock grant is conditioned upon the participant making or refraining from making an election with respect to the award under Section 83(b) of the Code.
Performance Awards. Performance awards may be granted under the Amended and Restated 2005 Plan in such amounts and upon such terms as the committee may determine, including performance periods and performance goals. The award agreement for each performance award will specify any performance goals upon which the award is subject, and the performance period during which the performance goals must be met. The extent to which the participant achieves his or her performance goals during the applicable performance period will determine the amount of payout under the performance award. The performance period set forth in any award agreement for any performance award must be at least one year, except in connection with the death or disability of a participant or a change in control. Payment of earned performance shares and/or performance units will be in cash, shares of our common stock, or some combination of cash and shares of our common stock, as determined by the committee and stated in the award agreement.
Annual Performance Cash Awards. Annual performance awards payable in cash may be granted under the Amended and Restated 2005 Plan in such amounts and upon such terms as the committee may determine, based on the achievement of specified performance goals for annual periods or other time periods as determined by the committee. The committee will determine the target amount that may be paid with respect to an annual performance cash award, which will be based on a percentage of a participant’s actual annual base salary at the time of grant. That percentage may be up to 150% for any participant. The committee may establish a maximum potential payout amount with respect to an annual performance award of up to 300% of the target payout in the event performance goals are exceeded by an amount established by the committee at the time performance goals are established and may establish measurements for prorating the amount of payments for achievement of performance goals at less than or greater than the target payout but less than the maximum payout.
Non-Employee Director Awards. Awards to non-employee directors must be granted by a committee that is comprised solely of members of the board of directors who are “independent directors” under the NASDAQ rules. The committee may provide for automatic award grants to non-employee directors under the Amended and Restated 2005 Plan and may grant discretionary awards of nonqualified stock options, SARs or “full value” awards to non-employee directors. Awards of nonqualified stock options, SARs or “full value” awards to non-employee director awards will not be subject to the minimum vesting requirements applicable to other awards under the Amended and Restated 2005 Plan. The committee may choose to permit non-employee directors to elect to receive shares of our common stock in lieu of their annual retainers and meeting fees otherwise payable in cash by giving written notice to the committee within a time period specified by the committee. The election to receive our common stock in lieu of cash may be revoked only by a subsequent election to receive payment of annual retainers and meeting fees in cash or to defer such fees. The number of shares to be issued is determined by dividing the amount of director fees payable by the closing price of our common stock, as reported on the NASDAQ Stock Market, for the date that such fees would have been paid in cash if the non-employee director had not otherwise elected to receive such fees in the form of common stock. The amount of any fractional share will be paid in cash. The committee may also choose to permit non-employee directors to elect to defer the grant or payment of an award under the Amended and Restated 2005 Plan pursuant to such terms and conditions as the committee may determine.
Other Cash-Based Awards. Cash-based awards that are not annual performance cash awards may be granted to participants in such amounts and upon such terms as the committee may determine. These other cash-based awards will be paid in cash only. If the other cash-based awards are subject to performance goals, the number and/or value of the other cash-based awards that will be paid out to the participant will depend on the extent to which the performance goals are met.
Other Stock-Based Awards. Other stock-based or stock-related awards (including the grant or offer for sale of unrestricted shares of our common stock or the payment in cash or otherwise of amounts based on the value of shares of our common stock) may be granted in such amounts and subject to such terms and conditions (including performance goals) as determined by the committee. Each other stock-based award shall be expressed in terms of shares of our common stock or units based on shares of our common stock, as determined by the committee. Other stock-based awards will be paid in cash or shares of our common stock, as determined by the committee. If the other stock-based awards are subject to performance goals, the number and/or value of other stock-based awards that will be paid out to the participant will depend on the extent to which the performance goals are met.
Performance-Based Compensation. If the committee intends to qualify an award under the Amended and Restated 2005 Plan as “performance-based compensation” under Section 162(m) of the Code, the performance goals selected by the committee must be based on the achievement of specified levels of one, or any combination, of the following performance measures: (a) sales and revenue measures, including gross revenue, sales allowances, net revenue, invoiced revenue, collected revenue, revenues from new products, and bad debts; (b) expense measures, including direct material costs, direct labor costs, indirect labor costs, direct manufacturing costs, indirect manufacturing costs, cost of goods sold, sales, general and administrative expenses, operating expenses, non-cash expenses, tax expense, non-operating expenses, and total expenses; (c) profitability and productivity measures, including gross margin, net operating income, EBITDA (earnings before interest, taxes, depreciation and amortization), EBIT (earnings before interest and taxes), net operating income after taxes (NOPAT), net income, net cash flow, and net cash flow from operations; (d) asset utilization and effectiveness measures, including cash, excess cash, accounts receivable, inventory (WIP or finished goods), inventory days on hand, days sales outstanding, current assets, working capital, total capital, fixed assets, total assets, standard hours, plant utilization, purchase price variance, and manufacturing overhead variance; (e) debt and equity measures, including accounts payable, current accrued liabilities, total current liabilities, total debt, debt principal payments, net current borrowings, total long-term debt, credit rating, retained earnings, total preferred equity, total common equity, and total equity; (f) stockholder and return measures, including earnings per share (diluted and fully diluted), stock price, dividends, shares repurchased, total return to stockholders, debt coverage ratios, return on assets, return on equity, return on invested capital, and economic profit (for example, economic value added); (g) customer and market measures, including dealer/channel size/scope, dealer/channel performance/effectiveness, order fill rate, customer satisfaction, customer service/care, brand awareness and perception, market share, warranty rates, product quality, and channel inventory; and (h) organizational and employee measures, including headcount, employee performance, employee productivity, standard hours, employee engagement/satisfaction, employee turnover, and employee diversity.
Any of the above performance measures can be used in an algebraic formula (e.g., averaged over a period), combined into a ratio, compared to a budget or standard, compared to previous periods and other formulaic combinations based on the performance measures to create a performance measure. Any of the performance measures specified in the Amended and Restated 2005 Plan may be used to measure the performance of our company or any subsidiary, as a whole, or any division or business unit, product or product group, region or territory as the committee deems appropriate. Performance measures may be compared to the performance of a group of comparator companies or a published or special index that the committee deems appropriate or, with respect to share price, various stock market indices. The committee also may provide for accelerated vesting of any award based on the achievement of performance goals.
Any award that is intended to qualify as performance-based compensation under Section 162(m) of the Code will be granted, and performance goals for such an award will be established, by the committee in writing not later than 90 days after the commencement of the performance period to which the performance goals relate, or such other period required under Section 162(m) of the Code; provided that the outcome is substantially uncertain at the time the committee establishes the performance goal; and provided further that in no event will a performance goal be considered to be pre-established if it is established after 25% of the performance period (as scheduled in good faith at the time the performance goal is established) has elapsed. Before any payment is made in connection with any award intended to qualify as performance-based compensation under Section 162(m) of the Code, the committee must certify in writing that the performance goals established with respect to such award have been achieved.
The committee may provide in any such award including performance goals that any evaluation of performance may include or exclude any of the following events that occur during a performance period: items related to a change in accounting principles; items relating to financing activities; expenses for restructuring or productivity initiatives; other non-operating items; items related to acquisitions; items attributable to the business operations of any entity acquired by us during the performance period; items related to the disposal of a business or segment of a business; items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the performance period; any other items of significant income or expense which are determined to be appropriate adjustments; items relating to unusual or extraordinary corporate transactions, events or developments; items related to amortization of acquired intangible assets; items that are outside the scope of our core, on-going business activities; items related to acquired in-process research and development; items relating to changes in tax laws; items relating to major licensing or partnership arrangements; items relating to asset impairment charges; items relating to gains or losses for litigation, arbitration and contractual settlements; foreign currency exchange rate fluctuations; foreign currency exchange rate gains and losses; or items relating to any other unusual or nonrecurring events, or changes in applicable laws, accounting principles or business conditions.
The committee may adjust the amount payable pursuant to an award under the Amended and Restated 2005 Plan that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code downwards but not upwards. In the event that applicable tax or securities laws change to permit committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the committee will have sole discretion to make such changes without obtaining stockholder approval.
Dividend Equivalents. With the exception of stock options and SARs and unvested performance awards, the vesting of which is based on the achievement of performance goals, awards under the Amended and Restated 2005 Plan may, in the committee’s discretion, earn dividend equivalents with respect to the cash or stock dividends or other distributions that would have been paid on the shares of our common stock covered by such award had such shares been issued and outstanding on the dividend payment date. Such dividend equivalents will be converted to cash or additional shares of our common stock by such formula and at such time and subject to such limitations as determined by the committee.
Termination of Service. Except to the extent otherwise provided in the Amended and Restated 2005 Plan or an award agreement at the time of grant, in the event a participant’s employment or other service with our company or any of our subsidiaries, as the case may be, is terminated by reason of death or disability, then:
•	All outstanding stock options and SARs held by the participant will, to the extent exercisable as of such termination, remain exercisable for a period of one year after such termination, but not later than the date the stock options or SARs expire, and options and SARs not exercisable as of such termination will terminate and be forfeited;

•	All outstanding stock grants and stock unit grants held by the participant that then have not vested will terminate and be forfeited;

•	All outstanding, but unpaid, performance awards and other cash-based or stock-based awards held by the participant will terminate and be forfeited, provided, however, that with respect to any such awards that vest based on the achievement of performance goals, if a participant’s employment or other service with our company or any subsidiary, as the case may be, is terminated by death or disability prior to the end of the performance period of such award, but after the conclusion of a portion of the performance period (but in no event less than one year), the committee may, in its sole discretion, cause shares to be delivered or payment made with respect to the participant’s award, but only if otherwise earned for the entire performance period and only with respect to the portion of the applicable performance period completed at the date of such event, with proration based on full fiscal years only and no shares to be delivered for partial fiscal years; and
•	If the effective date of such termination is before the end of the time period to which an annual performance cash award relates, then any such annual performance cash award held by a participant will terminate and be forfeited, but if the effective date of such termination is on or after the end of the time period to which an annual performance cash award relates, then any such annual performance cash award held by a participant will be paid to the participant in accordance with the payment terms of such award.
Except to the extent otherwise provided in the Amended and Restated 2005 Plan or an award agreement at the time of grant, if a plan participant’s employment or other service with our company or any subsidiary, as the case may be, is terminated for any reason other than death or disability, then:
•	All outstanding stock options and SARs held by the participant that then are exercisable will remain exercisable for three months after the date of termination, but those that are not exercisable will terminate and be forfeited;

•	All outstanding stock grants and stock unit grants held by the participant that then have not vested will terminate and be forfeited;

•	All outstanding, but unpaid, performance awards and other cash-based or stock-based awards held by the participant will terminate and be forfeited;

•	If the effective date of such termination is before the end of the time period to which an annual performance cash award relates, then any such annual performance cash award held by a participant will terminate and be forfeited, but if the effective date of such termination is on or after the end of the time period to which an annual performance cash award relates, then any such annual performance cash award held by a participant will be paid to the participant in accordance with the payment terms of such award.
Forfeiture and Recoupment. If a participant is determined by the committee to have taken any action that would constitute “cause” or an “adverse action” during or within one year after the termination of the participant’s employment or other service with our company or a subsidiary, all rights of the participant under the Amended and Restated 2005 Plan and any agreements evidencing an award then held by the participant will terminate and be forfeited and the committee may require the participant to surrender and return to us any shares received, and/or to disgorge any profits or any other economic value made or realized by the participant in connection with any awards or any shares issued upon the exercise or vesting of any awards during or within one year after the termination of the participant’s employment or other service.
“Cause,” with respect to any participant, means (i) the participant has engaged in conduct that in the judgment of the committee constitutes gross negligence, misconduct or gross neglect in the performance of the participant’s duties and responsibilities, including any breach of our Code of Business Conduct and conduct resulting or intending to result directly or indirectly in gain or personal enrichment for the participant at our expense; (ii) the participant has been convicted of or has pled guilty to a felony for fraud, embezzlement or theft; (iii) the participant has engaged in a breach of any policy of our company for which termination of employment or service is a permissible consequence or the participant has not immediately cured any performance or other issues raised by the participant’s supervisor; (iv) the participant had knowledge of (and did not disclose to us in writing) any condition that could potentially impair the participant’s ability to perform the functions of his or her job or service relationship fully, completely and successfully; or (v) the participant has engaged in any conduct that would constitute “cause” under the terms of his or her employment or consulting agreement, if any.
An “adverse action” includes any of the following actions that the committee determines to be injurious, detrimental, prejudicial or adverse to our interests: (i) disclosing any confidential information of our company or any subsidiary to any person not authorized to receive it; (ii) engaging, directly or indirectly, in any commercial activity that in the judgment of the committee competes with our business or the business of any of our subsidiaries; or (iii) interfering with the our relationships or the relationships of our subsidiaries and our and their respective employees, independent contractors, customers, prospective customers and vendors.
In addition, if we are required to prepare an accounting restatement due to our material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, then any participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 will reimburse us for the amount of any award received by such individual under the Amended and Restated 2005 Plan during the 12-month period following the first public issuance or filing with the SEC, as the case may be, of the financial document embodying such financial reporting requirement.
Change in Control. Unless otherwise determined by the committee either in an award agreement or after the making of an award under the Amended and Restated 2005 Plan, but prior to a change in control of our company, upon a change in control (as defined in the Amended and Restated 2005 Plan): (i) all stock options and SARs granted under the plan will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the grantee remains in employment or service with us or one of our subsidiaries; (ii) all restrictions and vesting requirements applicable to any award based solely on the continued service of a participant will terminate; and (iii) all awards the vesting or payment of which are based on performance goals will vest as though such performance goals were fully achieved at target and will become immediately payable. The treatment of any other awards in the event of a change in control will be as determined by the committee in connection with the grant thereof, as reflected in the applicable award agreement. The committee is given the power under the Amended and Restated 2005 Plan to alternatively provide that upon a change in control any or all outstanding stock-based awards will be canceled and terminated and the holders will receive a payment of cash or stock equal to the difference, if any, between the consideration received by our stockholders in respect of a share of common stock in connection with the change in control and the purchase price per share, if any, under the award, multiplied by the number of shares subject to such award, provided that if such product is zero or less, or the award is not then exercisable, the award may be canceled and terminated without payment for such award.
Generally, and subject to some exceptions, a change in control is deemed to have occurred if: (i) another person becomes the beneficial owner of at least 20% of our then-outstanding common stock or the combined voting power of our then-outstanding voting stock; (ii) a majority of our board of directors becomes comprised of persons other than those for whom election proxies have been solicited by the board; (iii) the completion of certain business combinations, including certain reorganizations, mergers, consolidations, the sale of all or substantially all of our assets or the acquisition by us of assets or stock of another entity, where the stockholders before the business combination fail to beneficially own and have voting power for more than 50% of our company or the resulting company after the business combination; or (iv) our stockholders approve a complete liquidation or dissolution of our company.
Transferability. All awards granted under the Amended and Restated 2005 Plan are non-transferable, except for certain transfers as described below and transfers by an eligible employee, non-employee director or consultant pursuant to a will or under the laws of descent and distribution. Nonqualified stock options granted under the Amended and Restated 2005 Plan may be transferred by an eligible employee, non-employee director or consultant to family members (as defined for purposes of Form S-8 under the Securities Act of 1933, as amended) of such eligible employee, non-employee director or consultant to a trust exclusively for the benefit of one or more of the family members of such eligible employee, non-employee director or consultant; however, such transfer must be made as a gift without consideration and comply with applicable securities laws. A stock option or SAR exercisable during the lifetime of an eligible employee, non-employee director or consultant may be exercised only by the eligible employee, non-employee director or consultant.
Term; Amendment and Termination. Unless sooner terminated by our board of directors, the Amended and Restated 2005 Plan will terminate at midnight on May 14, 2017. Subject to certain exceptions, the board has the authority to terminate and the committee has the authority to amend the Amended and Restated 2005 Plan or any outstanding award agreement at any time and from time to time. No amendments to the Amended and Restated 2005 Plan will be effective without approval of our stockholders if: (a) stockholder approval of the amendment is then required pursuant to Section 422 of the Code, the rules of the primary stock exchange or stock market on which our common stock is then traded, applicable U.S. state corporate laws or regulations, applicable U.S. federal laws or regulations, and the applicable laws of any foreign country or jurisdiction where awards are, or shall be, granted under the Amended and Restated 2005 Plan; or (b) such amendment would: (i) modify the prohibitions on repricing in the Amended and Restated 2005 Plan; (ii) materially increase benefits accruing to participants; (iii) increase the aggregate number of shares of our common stock issued or issuable under the plan; (iv) increase any limitation set forth in the plan on the number of shares of our common stock which may be issued or the aggregate value of awards which may be made, in respect of any type of award to any single participant during any specified period; (v) modify the eligibility requirements for participants in the Amended and Restated 2005 Plan; (vi) reduce the minimum exercise price of stock options or SARs; or (vii) reduce the minimum vesting period or performance period requirements applicable to awards under the plan to employee participants. No termination or amendment of the Amended and Restated 2005 Plan or an award agreement shall adversely affect in any material way any award previously granted under the Amended and Restated 2005 Plan without the written consent of the participant holding such award.
No Waiver, Lapse or Acceleration of Exercisability or Vesting. The committee does not have the authority to waive, lapse or accelerate the exercisability or vesting of any award held by an employee, except (i) in connection with the death, disability or retirement of the participant or a change in control or (ii) to the extent that the aggregate number of shares of our common stock covered by all such waived, lapsed or accelerated awards do not exceed 10% of the total number of shares authorized for awards under the Amended and Restated 2005 Plan.
Federal Income Tax Consequences
The following is a general summary, as of the date of this proxy statement, of the federal income tax consequences to participants and our company of grants under the Amended and Restated 2005 Plan. This summary is intended for the information of stockholders considering how to vote at the annual meeting and not as tax guidance to participants in the Amended and Restated 2005 Plan, as the consequences may vary with the types of grants made, the identity of the participant and the method of payment or settlement. The summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Each participant shall be encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the Amended and Restated 2005 Plan.
Incentive Stock Options. With respect to incentive stock options, generally the stock option holder is not taxed, and we are not entitled to a deduction, on either the grant or the exercise of an incentive stock option so long as the requirements of Section 422 of the Code continue to be met. If the stock option holder meets the employment requirements and does not dispose of the shares of our common stock acquired upon exercise of an incentive stock option until at least one year after date of the exercise of the stock option and at least two years after the date the stock option was granted, gain or loss realized on sale of the shares will be treated as long-term capital gain or loss. If the shares of our common stock are disposed of before those periods expire, which is called a disqualifying disposition, the stock option holder will be required to recognize ordinary income in an amount equal to the lesser of (i) the excess, if any, of the fair market value of our common stock on the date of exercise over the exercise price, or (ii) if the disposition is a taxable sale or exchange, the amount of gain realized. Upon a disqualifying disposition, we will generally be entitled, in the same tax year, to a deduction equal to the amount of ordinary income recognized by the stock option holder.
Nonqualified Stock Options. The grant of a stock option that does not qualify for treatment as an incentive stock option, or a nonqualified stock option, is generally not a taxable event for the stock option holder. Upon exercise of the stock option, the stock option holder will generally be required to recognize ordinary income in an amount equal to the excess of the fair market value of our common stock acquired upon exercise (determined as of the date of exercise) over the exercise price of the stock option, and we will be entitled to a deduction in an equal amount in the same tax year. At the time of a subsequent sale or disposition of shares obtained upon exercise of a nonqualified stock option, any gain or loss will be a capital gain or loss, which will be either a long-term or short-term capital gain or loss, depending on how long the shares have been held.
SARs. The grant of a SAR will not cause the participant to recognize ordinary income or entitle us to a deduction for federal income tax purposes. Upon the exercise of a SAR, the participant will recognize ordinary income in the amount of the cash or value of shares of our common stock payable to the participant (before reduction for any withholding taxes), and we will receive a corresponding deduction in an amount equal to the ordinary income recognized by the participant, assuming that a deduction is allowed under Section 162(m) of the Code.
Stock Grants, Stock Unit Grants and Other Stock-Based Awards. The federal income tax consequences with respect to stock grants, stock unit grants, performance awards and other stock-based awards depend on the facts and circumstances of each award, including, in particular, the nature of any restrictions imposed with respect to the awards. In general, if the awards that are granted to the participant are subject to a “substantial risk of forfeiture” (e.g., the awards are conditioned upon the future performance of substantial services by the participant) and are nontransferable, a taxable event occurs when the risk of forfeiture ceases or the awards become transferable, whichever first occurs. At such time, the participant will recognize ordinary income to the extent of the excess of the fair market value of the awards on such date over the participant’s cost for such awards (if any), and the same amount is deductible by us, assuming that a deduction is allowed under Section 162(m) of the Code. Under certain circumstances, the participant, by making an election under Section 83(b) of the Code, can accelerate federal income tax recognition with respect to awards that are subject to a substantial risk of forfeiture and transferability restrictions, in which event the ordinary income amount and our deduction will be measured and timed as of the grant date of the awards. If the awards granted to the participant are not subject to a substantial risk of forfeiture or transferability restrictions, the participant will recognize ordinary income with respect to the awards to the extent of the excess of the fair market value of the awards at the time of grant over the participant’s cost, if any, and the same amount is deductible by us, assuming that a deduction is allowed under Section 162(m) of the Code. If a stock grant or stock unit grant is granted but no stock is actually issued to the participant at the time the award is granted, the participant will recognize ordinary income at the time the participant receives stock free of any substantial risk of forfeiture and the amount of such income will be equal to the fair market value of the stock at such time over the participant’s cost, if any, and the same amount is then deductible by us.
Annual Performance Cash Awards and Other Cash-Based Awards. Annual performance cash awards and other cash-based awards will be taxable as ordinary income to the participant in the amount of the cash received by the participant (before reduction for any withholding taxes), and we will receive a corresponding deduction in an amount equal to the ordinary income recognized by the participant, assuming that a deduction is allowed under Section 162(m) of the Code.
Withholding Obligations. We have the right to require the recipient to pay to us an amount necessary for us to satisfy the recipient’s federal, state or local tax withholding obligations with respect to awards granted under the Amended and Restated 2005 Plan. As permitted by applicable law, we may withhold from other amounts payable to a recipient an amount necessary to satisfy these obligations, and the committee may permit a participant to satisfy our withholding obligation with respect to awards paid in common stock by having shares withheld, at the time the awards become taxable, provided that when withholding for taxes is effected, it will be withheld only up to the minimum required tax withholding rates or such other rate that will not trigger a negative accounting impact on our company.
Code Section 409A. A grant may be subject to a 20% penalty tax, in addition to ordinary income tax, at the time the grant becomes vested, plus interest, if the grant constitutes deferred compensation under Section 409A of the Code and the requirements of Section 409A of the Code are not satisfied.
Code Section 162(m). Pursuant to Section 162(m) of the Code, the annual compensation paid to an individual, who on the last day of the taxable year was the chief executive officer or otherwise covered by this provision because his or her compensation was reported in the Summary Compensation Table, may not be deductible to the extent that it exceeds $1 million unless the compensation qualifies as “performance-based” under Section 162(m) of the Code. The Amended and Restated 2005 Plan has been designed to permit the committee to grant awards that qualify as “performance-based” for purposes of satisfying the conditions of Section 162(m) of the Code.
Excise Tax on Parachute Payments. Unless otherwise provided in a separate agreement between a participant and us, if, with respect to a participant, the acceleration of the vesting of an award or the payment of cash in exchange for all or part of an award, together with any other payments that such participant has the right to receive from us, would constitute a “parachute payment” then the payments to such participant will be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code. Such reduction, however, will only be made if the aggregate amount of the payments after such reduction exceeds the difference between the amount of such payments absent such reduction minus the aggregate amount of the excise tax imposed under Section 4999 of the Code attributable to any such excess parachute payments. If such provisions are applicable and if an employee will be subject to a 20% excise tax on any “excess parachute payment” pursuant to Section 4999 of the Code, we will be denied a deduction with respect to such excess parachute payment pursuant to Section 280G of the Code.
Incentive Awards Granted Under the Amended and Restated 2005 Plan
We have not provided a new plan benefits table or the benefits or amounts that would have been received by or allocated to participants for the last completed fiscal year under the Amended and Restated 2005

Plan for the last completed fiscal year if the Amended and Restated 2005 Plan had then been in effect because all awards made under the Amended and Restated 2005 Plan will be made at the committee’s discretion. However, on an annual basis, each outside director receives effective as of the date of our annual meeting of stockholders, $150,000, one-half of which is paid in stock options and the remaining one-half of which is paid in stock grants (in the form of restricted stock).
Except as set forth above, no information can be provided with respect to the number or types of awards that may be granted to particular eligible recipients or groups of recipients in the future under the Amended and Restated 2005 Plan. Such awards are within the discretion of the committee administering the plan and the committee has not determined any other future awards or who might receive them. It has been the practice of the committee, however, to grant new outside directors and certain new employees stock options and stock grants and to grant current outside directors and certain employees stock options and stock grants on an annual basis.
As of the date of this proxy statement, we had granted options and other incentive awards under the currently existing 2005 Plan as follows:

	Number of Shares	Number of Restricted
Name and Position	Underlying Options	Shares/Units
Robert J. Palmisano	561,272	104,509
President and Chief Executive Officer

Shawn McCormick	142,418	56,967
Senior Vice President and Chief Financial Officer

Patrick D. Spangler	178,500	68,377
Former Senior Vice President and Chief Financial Officer

Pascal E.R. Girin	511,327	214,241
Executive Vice President and Chief Operating Officer

Stacy Enxing Seng.	391,886	195,440
Executive Vice President and President Worldwide Peripheral Vascular

Brett A. Wall	126,582	44,113
Senior Vice President and President of International

Executive Group	2,291,143	917,663

Non-Executive Director Group	652,506	126,575

All Other Employee Group	5,164,715	2,027,683

Securities Authorized for Issuance Under Equity Compensation Plans
The following table and notes provide information about shares of our common stock that may be issued under all of our existing equity compensation plans as of December 31, 2009.

					(c)
					Number of Securities
	(a)		(b)		Remaining Available for
	Number of Securities to		Weighted-Average		Future Issuance Under
	be Issued Upon Exercise		Exercise Price of		Equity Compensation Plans
	of Outstanding Options,		Outstanding Options,		(excluding securities
Plan Category	Warrants and Rights		Warrants and Rights		reflected in column (a))
Equity compensation plans approved by security holders	8,839,309	(1)(2)(5)(6)	$9.60	(3)	3,010,110	(4)
Equity compensation plans not approved by security holders	754,000	(7)	8.64		0

Total	9,593,309		$9.53		3,010,110

(1)	Amount includes shares of our common stock issuable upon the exercise of stock options outstanding as of December 31, 2009 under the ev3 Inc. Second Amended and Restated 2005 Incentive Stock Plan and the ev3 LLC Amended and Restated 2003 Incentive Plan and shares of our common stock issuable upon the vesting of restricted stock units outstanding as of December 31, 2009 under the ev3 Inc. Second Amended and Restated 2005 Incentive Stock Plan.

(2)	Excludes employee stock purchase rights under the ev3 Inc. Employee Stock Purchase Plan. Under such plan, each eligible employee may purchase up to 2,500 shares of our common stock at semi-annual intervals on June 30th and December 31st each year at a purchase price per share equal to 85% of the lower of (i) the closing sales price per share of our common stock on the first day of the offering period or (ii) the closing sales price per share of our common stock on the last day of the offering period.

(3)	Included in the weighted-average exercise price calculation are 1,429,795 restricted stock units with an exercise price of $0.00. The weighted-average exercise price of all outstanding stock options as of December 31, 2009 and reflected in column (a) was $11.19.

(4)	Amount includes 2,009,924 shares remaining available at December 31, 2009 for future issuance under the ev3 Inc. Second Amended and Restated 2005 Incentive Stock Plan and 1,000,186 shares remaining available at December 31, 2009 for future issuance under the ev3 Inc. Employee Stock Purchase Plan, of which 1,000,000 shares remaining available under the ev3 Inc. Employee Stock Purchase Plan are subject to approval by ev3’s stockholders at the next annual meeting of stockholders. No shares remain available for grant under the ev3 LLC Amended and Restated 2003 Incentive Plan since such plan was terminated with respect to future grants in June 2005.

(5)	Excludes options assumed by us in connection with our acquisitions of Micro Therapeutics, Inc. and FoxHollow Technologies, Inc. As of December 31, 2009, a total of 1,360,489 shares of our common stock were issuable upon exercise of the assumed options. The weighted average exercise price of the outstanding assumed options as of such date was $12.86 per share and they have an average weighted life remaining of 5.18 years. All of the 520,087 options outstanding in connection with our acquisition of Micro Therapeutics, Inc. were exercisable as of December 31, 2009. 798,618 of the 840,644 options assumed and outstanding in connection with our acquisition of FoxHollow Technologies, Inc. were exercisable as of December 31, 2009. No additional options, restricted stock units or other equity incentive awards may be granted under the assumed Micro Therapeutics, Inc. and FoxHollow Technologies, Inc. plans.

(6)	Excludes shares issuable upon the vesting of restricted stock units assumed by us in connection with our acquisition of FoxHollow Technologies, Inc. As of December 31, 2009, a total of 242 shares of our common stock were issuable upon the vesting of the assumed restricted stock units.

(7)	Consists of a non-plan option to purchase 754,000 shares of our common stock granted outside of the terms of our existing stockholder-approved equity incentive plans to Robert J. Palmisano, our President and Chief Executive Officer, as an inducement grant in April 2008 pursuant to an exemption from NASDAQ’s shareholder approval requirements under former NASDAQ Marketplace Rule Section 4350(i)(1)(A)(iv).

Board of Directors Recommendation
Our board of directors unanimously recommends that the stockholders vote FOR approval of the amendment to the ev3 Inc. Third Amended and Restated 2005 Incentive Plan.

PROPOSAL THREE — APPROVAL OF ev3 INC. AMENDED AND RESTATED
EMPLOYEE STOCK PURCHASE PLAN

Introduction
The ev3 Inc. Employee Stock Purchase Plan was first approved by our board of directors and stockholders in 2006. On December 10, 2009, the board of directors, upon recommendation of the compensation committee, approved the ev3 Inc. Amended and Restated Employee Stock Purchase Plan (referred to in this section as the “Amended and Restated ESPP” or the “plan”), which includes an amendment to increase the number of shares of our common stock available for sale under the plan from 750,000 to 1,750,000 shares, subject to stockholder approval at the Annual Meeting. This increase in the number of shares of common stock available for sale under the plan is necessary to continue the operation of the plan since of the original 750,000 shares available for sale under the original plan, only 186 shares remain available for sale. Although we commenced an offering period under the Amended and Restated ESPP on February 1, 2010, which offering period is scheduled to end on June 30, 2010, the purchase of shares of our common stock by participants in the Amended and Restated ESPP pursuant to this offering period is expressly subject to and conditioned upon the prior approval by our stockholders of the Amended and Restated ESPP at the Annual Meeting.
Our stockholders are being asked to approve the Amended and Restated ESPP at the Annual Meeting. Our board of directors believes the Amended and Restated ESPP advances the interest of our company and our stockholders by allowing our employees to purchase shares of our common stock on favorable terms through payroll deductions thereby aligning the interests of our employees with those of our stockholders. The Amended and Restated ESPP is designed to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended.
Summary of the Amended and Restated ESPP
The major features of the Amended and Restated ESPP are summarized below, which summary is qualified in its entirety by reference to the actual text of the Amended and Restated ESPP, a copy of which has been filed with the Securities and Exchange Commission as an appendix to this proxy statement and is available through the SEC’s website at www.sec.gov or which may be obtained from us upon written request.
Purpose. The purpose of the Amended and Restated ESPP is to advance the interests of our company and our stockholders by allowing our employees to purchase shares of our common stock on favorable terms through payroll deductions.
Authorized Shares. The maximum number of shares of our common stock available for sale under the Amended and Restated ESPP is 1,750,000 shares, subject to appropriate adjustment in the event of any common stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange or other similar change in our corporate or capital structure. If the total number of shares that would otherwise be issuable to participants at the end of any offering period exceeds the number of shares then remaining available under the Amended and Restated ESPP (after deduction of all shares previously purchased under the plan), the remaining shares will be allocated among participants on a pro rata basis.
Administration. The administration of the Amended and Restated ESPP has been delegated to a subcommittee comprising solely of “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, of the compensation committee of our board of directors.

Members of the compensation committee, including any subcommittee, are appointed from time to time by the board of directors, serve at the pleasure of the board of directors, and may resign at any time upon written notice to the board of directors. The subcommittee of the compensation committee has the authority to make, administer and interpret such rules and regulations as it deems necessary to administer the Amended and Restated ESPP.
Participation. Any employee (including any executive officer) of our company or any participating subsidiary, other than an employee whose customary employment with our company or any participating subsidiary is for 20 hours or less per week, who has been continuously employed by us or a subsidiary prior to the beginning of an offering period under the Amended and Restated ESPP will be eligible to participate in that offering period.
An eligible employee may participate by completing an enrollment form and authorizing payroll deductions not later than the 15th day of the month immediately preceding the beginning of the next offering period in which the employee wishes to participate. Payroll deductions for the participant will begin with the first payroll following the beginning of the applicable offering period and will continue until the employee withdraws from, or ceases to be eligible for, the Amended and Restated ESPP or until the termination of the plan. An otherwise eligible employee will not be entitled to participate in the plan if further participation would cause the employee to own shares of our common stock and/or hold outstanding options to purchase an aggregate of more than 5% of our outstanding shares of common stock. Approximately 1,312 employees are currently eligible to participate in the Amended and Restated ESPP.
Offering Periods. The Amended and Restated ESPP provides for six-month offering periods beginning on January 1 and July 1 of each year; provided, however, that the committee administering the plan may decide in its sole discretion when to commence an offering after any suspension of the plan. At the beginning of each offering period, each eligible participating employee, or “participant” is granted, by operation of the Amended and Restated ESPP, options to purchase as many shares of our common stock as can be purchased with payroll deductions authorized by the participant and credited to the participant’s account during the offering period.
Under the terms of the Amended and Restated ESPP, offerings under the plan will continue until either the committee administering the plan decides, in its sole discretion, that no further offerings will be made because the common stock remaining available under the plan is insufficient to make an offering to all eligible employees, or the plan is terminated. Notwithstanding the foregoing, the committee administering the plan, in its sole discretion, may accelerate the purchase date of a then current offering and provide for the exercise of options thereunder by participants, or accelerate the purchase date of a then current offering and provide that all payroll deductions credited to the accounts of participants will be paid to participants as soon as practicable after such purchase date and that all options for such offering will automatically be canceled and will no longer be exercisable, if such change is announced at least five days prior to the newly scheduled purchase date.
Payroll Deductions. By completing and filing a participation form, a participant elects to have payroll deductions made from the participant’s total cash compensation on each payday at a rate equal to any whole percentage from 1% to 10% (or such other minimum or maximum percentages as the committee administering the plan may from time to time establish) of the participant’s total cash compensation. Participants are not entitled to change the rate of their payroll deductions during an offering period. A participant may increase or decrease the rate of payroll deductions for subsequent offering periods by filing an amended enrollment form no later than the 15th day of the month preceding the offering period for which the change is to become effective. A participant may discontinue participation in the Amended and Restated ESPP at any time as described below.

The funds accumulated through a participant’s payroll deductions under the Amended and Restated ESPP are credited to an account established under the Amended and Restated ESPP for the participant. These funds are held by us as part of our general assets, usable for any corporate purpose, and we are not obligated to keep these funds separate from our other corporate funds. Participants will not receive any interest on the funds accumulated in their accounts from payroll deductions and may not make any separate cash payments or contributions to their accounts.
Purchase of Shares. At the beginning of each offering period, each participant is granted, by operation of the Amended and Restated ESPP, an option to purchase as many shares of our common stock as may be purchased with the payroll deductions credited to his or her account during the offering period plus the balance (if any) carried forward from the preceding offering period. Unless a participant withdraws from the Amended and Restated ESPP as described below, the participant’s option under the plan will be exercised automatically at the end of the offering period to purchase the number of shares of common stock that the accumulated payroll deductions in the participant’s account will purchase at the applicable price. The number of shares of common stock that may be purchased under the Amended and Restated ESPP, however, will be limited as follows: (1) no participant may purchase more than 2,500 shares of common stock under the plan in any offering period; and (2) no participant may be granted an option under the plan that permits the participant to purchase common stock under the plan (and any other “employee stock purchase plans” of ours) at a rate that exceeds $25,000 of fair market value of shares of our common stock (determined at the time the option is granted) for each calendar year.
The purchase price of the shares will be 85% of the lower of the fair market value of our common stock at the beginning of the offering period and at end of the offering period, which corresponds to the maximum discount rate permitted for plans of this type under Section 423 of the Internal Revenue Code. For this purpose, the fair market value of the common stock will be the closing sale price as of such date at the end of the regular trading session, as reported by the NASDAQ Stock Market, the New York Stock Exchange or any national securities exchange on which our common stock is then listed or quoted (or, if no shares were traded on such date as of the next preceding date on which there was such a trade). On March 29, 2010, the closing sales price of our common stock on the NASDAQ Global Select Market was $15.94 per share.
Shares purchased in an offering period will be issued as soon as practicable after the end of the offering period. The committee administering the plan may determine, in its sole discretion, the manner of delivery of shares of our common stock purchased under the plan. No participant will have any interest in any shares of common stock subject to an option under the plan until the option has been exercised.
Non-Transferability of Plan Options. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option under the plan or to receive shares of common stock under the plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or by designation of a beneficiary as provided in the plan). Any attempt at assignment, transfer, pledge or other disposition will have no effect, except that we may treat such act as an election to withdraw from the Amended and Restated ESPP, in which case the provisions described below will apply.
Withdrawal and Termination of Employment. A participant may terminate participation in the Amended and Restated ESPP and withdraw all, but not less than all, of the payroll deductions credited to the participant’s account under the plan prior to the end of any offering period by giving written notice to us. The notice must state the participant’s desire to terminate involvement in the Amended and Restated ESPP, specify a termination date and request the withdrawal of all of the participant’s payroll deductions held under the plan. All of the payroll deductions credited to the participant’s account will be paid to the participant as soon as practicable after the termination date specified in the notice (or, if no date is specified, as soon as practicable after receipt of the notice of termination and withdrawal), the option for the offering period will automatically be canceled, and no further payroll deductions will be made during the offering period or for any subsequent offering period unless a new enrollment form is filed. A participant’s withdrawal from an offering period will not have any effect upon the participant’s eligibility to participate in a succeeding offering period or in any similar plan that we may adopt.
Following the termination of a participant’s employment for any reason, including retirement, death or disability, the payroll deductions credited to the participant’s account will be returned to the participant (or, in the case of the participant’s death, to the representative of the participant’s estate) and the participant’s option will automatically be canceled. A transfer of employment between our company and a participating subsidiary or between participating subsidiaries and absences or leaves approved by us are not considered termination of employment under the Amended and Restated ESPP.
Termination; Amendment. The Amended and Restated ESPP will terminate at midnight on February 12, 2016 unless our board of directors terminates the plan earlier. When the plan terminates or is terminated, no more offering periods will commence and no more options can be granted under the plan. Under the Amended and Restated ESPP, our board of directors may terminate or suspend the plan or the granting of options pursuant to the plan at any time, or amend the plan to the extent that the board of directors deems necessary or appropriate in light of, and consistent with, Section 423 of the Internal Revenue Code; provided, however, that no such amendment will be effective, without approval of our stockholders, if stockholder approval of the amendment is then required pursuant to Rule 16b-3 under the Exchange Act or any successor rule, the rules of any stock exchange or NASDAQ if our common stock is then listed on such exchange or NASDAQ or similar regulatory body, or Section 423 of the Internal Revenue Code.
Federal Income Tax Consequences
The following general description of federal income tax consequences is based upon current statutes, regulations and interpretations. This description does not include foreign, state or local income tax consequences. This description is not intended to address specific tax consequences applicable to an individual participant who receives an option under the Amended and Restated ESPP and does not address special rules that may be applicable to directors, officers and greater-than-10% stockholders of our company.
The Amended and Restated ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended. If the Amended and Restated ESPP so qualifies, the amount withheld from a participant’s compensation under the plan will constitute ordinary income for federal income tax purposes in the year in which such amounts would otherwise have been paid to the participant. However, a participant will generally not recognize any income for federal income tax purposes either on the grant of an option or upon the issuance of any shares of common stock under the Amended and Restated ESPP.
The federal income tax consequences of disposing of shares of common stock acquired under the Amended and Restated ESPP depend upon how long a participant holds the shares. If a participant disposes of shares acquired under the plan (other than a transfer by reason of death) within a period of two years from the beginning of the offering period in which the shares were acquired, an amount equal to the difference between the purchase price and the fair market value of the shares on the last day of the offering period will be treated as ordinary income for federal income tax purposes in the taxable year in which the disposition takes place. Such amount is not subject to wage withholding. The difference between the amount realized upon such disposition of the shares and their fair market value on the last day of the offering period will constitute capital gain or loss. Whether the gain (or loss) constitutes long-term or short-term capital gain (or loss) will depend upon the length of time the participant held the stock prior to its disposition. Participants should consult their tax advisors to determine whether any specific gain (or loss) constitutes long-term or short-term capital gain (or loss).
If a participant disposes of any shares acquired under the Amended and Restated ESPP more than two years after the beginning of the offering period in which the shares were acquired (or if no disposition has occurred by the time of participant’s death) an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of disposition (or death) over the purchase price, or (2) the fair market value of the shares at the beginning of the offering period in which the shares were acquired over the purchase price will be recognized as ordinary income and is not subject to wage withholding. With respect to a disposition of such shares, any remaining gain on such disposition will be taxed as long-term capital gain.
No income tax deduction ordinarily is allowed to us with respect to the grant of any option, the issuance of any shares of common stock or the disposition of any shares acquired under the Amended and Restated ESPP and held for two years. However, if a participant disposes of shares purchased under the Amended and Restated ESPP within two years after the beginning of the offering period in which the shares were acquired, we will receive an income tax deduction in the year of such disposition in an amount equal to the amount constituting ordinary income to the participant.
Plan Benefits
Participation in the Amended and Restated ESPP is voluntary and is dependent upon each eligible employee’s election to participate and his or her determination as to the level of payroll deduction. Accordingly, future purchases under the Amended and Restated ESPP are not determinable. Although we commenced an offering period under the Amended and Restated ESPP on February 1, 2010, which offering period is scheduled to end on June 30, 2010, the purchase of shares of our common stock by participants in the Amended and Restated ESPP pursuant to this offering period is expressly subject to and conditioned upon the prior approval by our stockholders of the Amended and Restated ESPP at the Annual Meeting. The table below sets forth the number of shares of our common stock for which the options of our named executive officers and the various groups indicated in the table will be automatically exercised at the end of the offering period commenced on February 1, 2010, assuming: (a) approval by our stockholders of the Amended and Restated ESPP at the Annual Meeting; (b) no such participants withdraw from the offering prior to the end of the offering period; and (c) a purchase price per share of $12.58 (which is 85% of the fair market value of our common stock at the beginning of the offering period):

Benefits Since February 1, 2010
Number of Shares to be Purchased
Assuming Approval by Stockholders
Name and Position	of Amended and Restated ESPP
Robert J. Palmisano	0
President and Chief Executive Officer

Shawn McCormick	0
Senior Vice President and Chief Financial Officer

Patrick D. Spangler	0
Former Senior Vice President and Chief Financial Officer

Pascal E.R. Girin	856
Executive Vice President and Chief Operating Officer

Stacy Enxing Seng	0
Executive Vice President and President, Worldwide Peripheral Vascular

Brett A. Wall	596
Senior Vice President and President, International

Executive Group	1,200

Non-Executive Director Group	0

All Other Employees Group	85,321

The table below sets forth, as to each of our named executive officers and the various indicated groups, the aggregate number of shares of our common stock purchased under the ev3 Inc. Employee Stock Purchase Plan since the plan’s inception:

	Benefits Since May 9, 2006
	Number of Shares	Average Purchase
Name and Position	Purchased	Price Per Share
Robert J. Palmisano	0	$ N/A
President and Chief Executive Officer

Shawn McCormick	0	N/A
Senior Vice President and Chief Financial Officer

Patrick D. Spangler	0	N/A
Former Senior Vice President and Chief Financial Officer

Pascal E.R. Girin	836	12.24
Executive Vice President and Chief Operating Officer

Stacy Enxing Seng	0	N/A
Executive Vice President and President, Worldwide Peripheral Vascular

Brett A. Wall	3,898	7.24
Senior Vice President and President, International

Executive Group	9,858	7.83

Non-Executive Director Group	0	N/A

All Other Employees Group	749,814	7.45
Board of Directors Recommendation
Our board of directors unanimously recommends that our stockholders vote FOR approval of the ev3 Inc. Amended and Restated Employee Stock Purchase Plan.

PROPOSAL FOUR— RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Selection of Independent Registered Public Accounting Firm
The audit committee of our board of directors has selected Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2010. Although it is not required to do so, our board of directors is asking our stockholders to ratify the audit committee’s selection of Ernst & Young LLP. If our stockholders do not ratify the selection of Ernst & Young LLP, another independent registered public accounting firm will be considered by the audit committee of our board of directors. Even if the selection is ratified by our stockholders, the audit committee may in its discretion change the appointment at any time during the year, if it determines that such a change would be in the best interests of our company and its stockholders.
Representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions. They also will have the opportunity to make a statement if they wish to do so.
Audit, Audit-Related, Tax and Other Fees
The following table presents the aggregate fees for professional services rendered by Ernst & Young LLP for the fiscal years ended December 31, 2009 and December 31, 2008.

	Aggregate Amount Billed by
	Ernst & Young LLP
	2009	2008
Audit Fees(1)	$1,198,540	$1,288,336
Audit-Related Fees(2)	62,615	28,400
Tax Fees(3)	90,000	175,500
All Other Fees(4)	1,995	—

(1)	These fees consisted of the audit of our annual consolidated financial statements, including the audit of internal control over financial reporting, reviews of our consolidated condensed financial statements included in our quarterly reports on Form 10-Q and services provided in connection with our statutory and regulatory filings. For 2009, audit fees also included fees in connection with the review of our Form S-3 registration statement in connection with our acquisition of Chestnut Medical Technologies, Inc.

(2)	These fees consisted of assurance and related services including due diligence related to mergers and acquisitions and other attest services not required by statute or regulation.

(3)	These fees consisted of sales and property tax compliance and calculations related to tax attributes of acquired companies. The audit committee of our board of directors has considered whether the provision of these services is compatible with maintaining Ernst & Young LLP’s independence and has determined that it is.

(4)	These fees consisted of a subscription to an on-line accounting research tool. The audit committee of our board of directors has considered whether the provision of these services is compatible with maintaining Ernst & Young LLP’s independence and has determined that it is.

Pre-Approval Policies and Procedures
The audit committee of our board of directors has adopted procedures pursuant to which all audit, audit-related and tax services, and all permissible non-audit services provided by Ernst & Young LLP to us, are pre-approved by our audit committee or, under certain circumstances, the chair of our audit committee. Our audit committee has delegated to the chair of our audit committee the authority to pre-approve services, up to a maximum of $50,000 per engagement, between meetings of our audit committee. The chair must report any pre-approval decisions to the full audit committee at its next scheduled meeting. All services rendered by Ernst & Young LLP to us during 2009 were permissible under applicable laws and regulations, and all such services provided by Ernst & Young LLP to us during such time, other than de minimis non-audit services allowed under applicable law, were approved in advance by our audit committee or the chair of our audit committee in accordance with the rules adopted by the SEC in order to implement requirements of the Sarbanes-Oxley Act of 2002.
Board Recommendation
The board of directors unanimously recommends a vote FOR ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2010.

OTHER MATTERS

Stockholder Proposals for 2011 Annual Meeting
Stockholder proposals intended to be presented in our proxy materials relating to our 2011 Annual Meeting of Stockholders must be received by us at our principal executive offices on or before December 10, 2010, unless the date of the meeting is delayed by more than 30 calendar days, and must satisfy the requirements of the proxy rules promulgated by the SEC.
Any other stockholder proposals to be presented at the 2011 Annual Meeting of Stockholders must be given in writing to our Corporate Secretary and received at our principal executive offices not later than February 24, 2011 nor earlier than January 25, 2011; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from the anniversary date of the previous year’s meeting, notice by the stockholder to be timely must be received not later than the 10th day following the day on which public announcement of the date of such meeting is first made. The proposal must contain specific information required by our bylaws, a copy of which may be obtained by writing to our Corporate Secretary or accessing the SEC’s EDGAR filing database at www.sec.gov. If a proposal is not timely and properly made in accordance with the procedures set forth in our bylaws, it will be defective and may not be brought before the meeting. If the proposal is nonetheless brought before the meeting and the chairman of the meeting does not exercise the power and duty to declare the proposal defective, the persons named in the proxy may use their discretionary voting with respect to the proposal.
Director Nominations for 2011 Annual Meeting
Our board of directors will consider recommendations submitted by our stockholders for the nomination of directors to be elected at the 2011 Annual Meeting of Stockholders. In accordance with procedures set forth in our bylaws, stockholders of record of our company may propose nominees for election to our board of directors only after providing timely written notice to our Corporate Secretary. To be timely, a stockholder’s notice to our Corporate Secretary must be delivered to or mailed and received at our principal executive offices not later than February 24, 2011 nor earlier than January 25, 2011; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from the anniversary date of the previous year’s meeting, notice by the stockholder to be timely must be received not later than the 10th day following the day on which public announcement of the date of such meeting is first made. Public announcement of an adjournment of an annual meeting will not commence a new time period for the giving of a stockholder’s notice. The notice must contain specific information required by our bylaws, a copy of which may be obtained by writing to our Corporate Secretary or accessing the SEC’s EDGAR filing database at www.sec.gov. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. Submissions must be made by mail, courier or personal delivery. E-mailed submissions will not be considered. Our board of directors will consider only those stockholder recommendations whose submissions comply with these procedural requirements. Our board of directors will evaluate candidates recommended by stockholders in the same manner as those recommended by others.
Copies of 2009 Annual Report
We have sent or made electronically available to each of our stockholders a copy of our annual report on Form 10-K (without exhibits) for the year ended December 31, 2009. The exhibits to our Form 10-K are available by accessing the SEC’s EDGAR filing database at www.sec.gov. We will furnish a copy of any exhibit to our Form 10-K upon receipt from any such person of a written request for such exhibits upon the payment of our reasonable expenses in furnishing the exhibits.

This request should be sent to: ev3 Inc., 3033 Campus Drive, Plymouth, Minnesota 55441, Attn: Stockholder Information.
Householding of Annual Meeting Materials
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy materials and annual reports as permitted by the SEC. This means that only one copy of our proxy materials or annual report to stockholders may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request to our Investor Relations Department, ev3 Inc., 3033 Campus Drive, Plymouth, Minnesota 55441, telephone: (763) 398-7000. Any stockholder who wants to receive separate paper or electronic copies of our proxy statement or annual report to stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address and phone number.
Proxy Solicitation Costs
The cost of soliciting proxies, including the preparation, assembly, mailing and making electronically available of proxies and soliciting material, as well as the cost of forwarding this material to the beneficial owners of our common stock will be borne by us. Our directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies by telephone, facsimile, e-mail or personal conversation. We may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of our common stock.
Other Business
Our management does not intend to present other items of business and knows of no items of business that are likely to be brought before the Annual Meeting, except those described in this proxy statement. However, if any other matters should properly come before the Annual Meeting, the persons named in the proxy will have discretionary authority to vote such proxy in accordance with their best judgment on the matters.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please exercise your right to vote as soon as possible by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials you received for the meeting or, if you received a paper copy of the proxy materials, by completing, signing, dating and returning your proxy card or by using Internet or telephone voting as described on the proxy card.

By Order of the Board of Directors,
/s/ Kevin M. Klemz
Kevin M. Klemz
Senior Vice President, Secretary and Chief Legal Officer

April 9, 2010
Plymouth, Minnesota

APPENDIX A
ev3 Inc.
THIRD AMENDED AND RESTATED
2005 INCENTIVE PLAN
(As proposed to be amended on May 25, 2010)

Appendix A-1

Appendix A-2

1. BACKGROUND AND PURPOSE
     The purpose of this Plan is to promote the interest of the Company and its Subsidiaries by authorizing the Committee to grant Awards to Eligible Recipients in order to (1) attract and retain such individuals, (2) provide an additional incentive to such individuals to work to increase the value of Stock and (3) provide such individuals with a stake in the future of the Company which corresponds to the stake of each of the Company’s stockholders.
2. DEFINITIONS
     2.1. Adverse Action. Adverse Action means any action or conduct by a Participant that the Committee, in its sole discretion, determines to be injurious, detrimental, prejudicial or adverse to the interests of the Company or any Subsidiary, including: (a) disclosing confidential information of the Company or any Subsidiary to any person not authorized by the Company or Subsidiary to receive it, (b) engaging, directly or indirectly, in any commercial activity that in the judgment of the Committee competes with the business of the Company or any Subsidiary or (c) interfering with the relationships of the Company or any Subsidiary and their respective employees, independent contractors, customers, prospective customers and vendors.
     2.2. Annual Grant Limit or Annual Grant Limits. Annual Grant Limit or Annual Grant Limits has the meaning set forth in Section 3.5 of this Plan.
     2.3. Award. Award means, individually or collectively, an Option, Stock Appreciation Right, Stock Grant, Stock Unit Grant, Annual Performance Cash Award, Non-Employee Director Award, Other Cash-Based Award or Other Stock-Based Award, in each case granted to an Eligible Recipient pursuant to this Plan.
     2.4. Award Agreement. Award Agreement means either: (a) a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof, or (b) a written or electronic certificate or statement issued by the Company to a Participant describing the terms and provisions of such an Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet or other non-paper Award Agreements, and the use of electronic, Internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.
     2.5. Board. Board means the Board of Directors of the Company.
     2.6. Cause. Cause means with respect to any Participant (A) the Participant has engaged in conduct that in the judgment of the Committee constitutes gross negligence, misconduct or gross neglect in the performance of the Participant’s duties and responsibilities, including any breach of the Company’s Code of Business Conduct and conduct resulting or intending to result directly or indirectly in gain or personal enrichment for the Participant at the Company’s expense, (B) the Participant has been convicted of or has pled guilty to a felony for fraud, embezzlement or theft, (C) the Participant has engaged in a breach of any policy of the Company for which termination of employment or service is a permissible consequence or the Participant has not immediately cured any performance or other issues raised by the Participant’s supervisor, (D) the Participant had knowledge of (and did not disclose to the Company in

Appendix A-3

writing) any condition that could potentially impair the Participant’s ability to perform the functions of his or her job or service relationship fully, completely and successfully, or (E) the Participant has engaged in any conduct that would constitute “cause” under the terms of his or her employment or consulting agreement, if any.
     2.7. Change in Control. Change in Control means a change in control of the Company occurring after the effective date of this Plan of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the 1934 Act, whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, a Change in Control shall include: (i) the acquisition (other than from the Company) after the date hereof by any person, entity or “group” within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act (excluding, for this purpose, the Company or its subsidiaries, any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company, any qualified institutional investor who meets the requirements of Rule 13d-1(b)(1) promulgated under the 1934 Act, Warburg Pincus LLC and its affiliates, and The Vertical Group, L.P. and its affiliates) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of either the then-outstanding shares of common stock or the combined voting power of the Company’s then-outstanding capital stock entitled to vote generally in the election of directors; (ii) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) ceasing for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; (iii) consummation of a reorganization, merger, or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger, or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, consolidated or other surviving corporation’s then-outstanding voting securities; (iv) approval by the stockholders of the Company of a liquidation or dissolution of the Company; or (v) the sale of all or substantially all of the assets of the Company.
     2.8. Code. Code means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall be deemed to include a reference to any applicable regulations thereunder and any successor or amended section of the Code.
     2.9. Committee. Committee means the Compensation Committee of the Board or a subcommittee thereof, or any other committee comprised solely of directors designated by the Board to administer this Plan who are (a) “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, (b) “independent directors” as defined in the Listing Rules of the Nasdaq Stock Market (or other applicable exchange or market on which the Stock may be traded or quoted) and (c) “outside directors” within the meaning of Section 162(m) of the Code. The members of the Committee shall be appointed from time to time by and shall serve at the

Appendix A-4

discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under this Plan that would otherwise be the responsibility of the Committee, except as otherwise provided in the Plan.
     2.10. Company. Company means ev3 Inc., a Delaware corporation, and any successor thereto as provided in Section 24.11 of this Plan.
     2.11. Consultant. Consultant means a person engaged to provide consulting or advisory services (other than as an Employee or a Non-Employee Director) to the Company or any Subsidiary that: (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.
     2.12. Covered Employee. Covered Employee means any Employee who is or may become a “Covered Employee,” as defined in Section 162(m) of the Code, and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of: (a) ninety (90) days after the beginning of any Performance Period, or (b) twenty-five percent (25%) of any Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.
     2.13. Director. Director means any member of the Board.
     2.14. Director Fees. Director Fees means any compensation payable by the Company in the form of cash to a Non-Employee Director for service as a Non-Employee Director on the Board or any committee of the Board as may be approved from time to time by the Board, excluding expense allowances, reimbursements and insurance premiums paid to or on behalf of such Non-Employee Directors.
     2.15. Disability. Disability means any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months and which renders a Participant unable to engage in any substantial gainful activity. The Committee shall determine whether a Participant has a Disability. If a Participant disputes such determination, the issue shall be submitted to a competent licensed physician appointed by the Board, and the physician’s determination as to whether a Participant has a Disability shall be binding on the Company and the Participant.
     2.16. Effective Date. Effective Date has the meaning set forth in Section 4 of this Plan
     2.17. Eligible Recipients. Eligible Recipients means all Employees, all Non-Employee Directors and all Consultants.
     2.18. Employee. Employee means any individual performing services for the Company or a Subsidiary and designated as an employee of the Company or a Subsidiary on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company or Subsidiary as an independent contractor, a consultant or any employee of an employment, consulting or temporary agency or any other entity other than the Company or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law

Appendix A-5

employee of the Company or Subsidiary during such period. An individual shall not cease to be an Employee in the case of: (a) any leave of absence approved by the Company, or (b) transfers between locations of the Company or between the Company or any Subsidiaries. For purposes of ISOs, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company or a Subsidiary, as applicable, is not so guaranteed, then three (3) months following the ninety-first (91st) day of such leave, any ISO held by a Participant shall cease to be treated as an ISO and shall be treated for tax purposes as a Non-ISO. Neither service as a Non-Employee Director nor payment of a Non-Employee Director’s retainer or other fee by the Company shall be sufficient to constitute “employment” by the Company.
     2.19. Fair Market Value. Fair Market Value means with respect to the Stock, as of any date: (a) the closing sale price of the Stock as of such date at the end of the regular trading session, as reported by the Nasdaq Stock Market, the New York Stock Exchange, the American Stock Exchange or any national securities exchange on which the Stock is then listed (or, if no shares were traded on such date, as of the next preceding date on which there was such a trade); (b) if the Stock is not so listed, admitted to unlisted trading privileges or reported on any national exchange, the closing sale price as of such date at the end of the regular trading session, as reported by the OTC Bulletin Board or the Pink Sheets LLC, or other comparable service (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote); or (c) if the Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion, and consistent with the definition of “fair market value” under Section 409A of the Code. If determined by the Committee, such determination shall be final, conclusive and binding for all purposes and on all persons, including the Company, the stockholders of the Company, the Participants and their respective successors-in-interest. No member of the Committee shall be liable for any determination regarding the fair market value of the Stock that is made in good faith.
     2.20. Full Value Award. Full Value Award means an Award other than in the form of an Option or Stock Appreciation Right, and which is settled by the issuance of shares of Stock.
     2.21. Grant Date. Grant Date means the date an Award is granted to a Participant pursuant to this Plan.
     2.22. Individual Performance Goals. Individual Performance Goals has the meaning set forth in Section 11.4 of this Plan.
     2.23. Individual Performance Participants. Individual Performance Participants has the meaning set forth in Section 11.4 of this Plan.
     2.24. ISO. ISO means an option granted under this Plan to purchase Stock which is intended to satisfy the requirements of Section 422 of the Code.
     2.25. 1933 Act. 1933 Act means the Securities Act of 1933, as amended. Any reference to a section of the 1933 Act herein shall be deemed to include a reference to any applicable regulations thereunder and any successor or amended section of the 1933 Act.

Appendix A-6

     2.26. 1934 Act. 1934 Act means the Securities Exchange Act of 1934, as amended. Any reference to a section of the 1934 Act herein shall be deemed to include a reference to any applicable regulations thereunder and any successor or amended section of the 1934 Act.
     2.27. Maximum Payout. Maximum Payout has the meaning set forth in Section 11.3 of this Plan.
     2.28. Non-Employee Director. Non-Employee Director means any Director who is not an Employee of the Company or a Subsidiary of the Company.
     2.29. Non-Employee Director Award. Non-Employee Director Award means any Non-ISO, Stock Appreciation Right or Full Value Award granted, whether singly, in combination, or in tandem, to an Eligible Recipient who is a Non-Employee Director, pursuant to such applicable terms, conditions and limitations as the Committee may establish in accordance with this Plan.
     2.30. Non-ISO. Non-ISO means an option granted under this Plan to purchase Stock which is intended to fail to satisfy the requirements of Section 422 of the Code.
     2.31. Option. Option means an ISO or a Non-ISO.
     2.32. Other Cash-Based Award. Other Cash-Based Award means an Award, denominated and paid in cash, not otherwise described by the terms of this Plan, granted pursuant to Section 13.1 of this Plan.
     2.33. Other Stock-Based Award. Other Stock-Based Award means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Section 13.2 of this Plan.
     2.34. Participant. Participant means an Eligible Recipient who receives one or more Awards under this Plan.
     2.35. Participation Factor. Participation Factor has the meaning set forth in Section 11.2 of this Plan.
     2.36. Performance-Based Compensation. Performance-Based Compensation means compensation under an Award that is intended to satisfy the requirements of Section 162(m) of the Code for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Section 162(m) of the Code does not constitute performance-based compensation for other purposes, including Section 409A of the Code.
     2.37. Performance Goals. Performance Goals mean with respect to any applicable Award, one or more targets, goals or levels of attainment required to be achieved in terms of the specified Performance Measures during the specified Performance Period, as set forth in the related Award Agreement.

Appendix A-7

     2.38. Performance Measures. Performance Measures mean: (a) with respect to any Award intended to qualify as Performance-Based Compensation, any one or more of the measures described in Section 14.1 of this Plan on which the Performance Goals are based and which measures are approved by the Company’s stockholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation; and (b) with respect to any other Award, any performance measures as determined by the Committee in its sole discretion and set forth in the applicable Award Agreement for purposes of determining the applicable Performance Goal.
     2.39. Performance Period. Performance Period means the period of time, as determined by the Committee, during which the Performance Goals must be met in order to determine the degree of payout or vesting with respect to an Award.
     2.40. Plan. Plan means this ev3 Inc. Third Amended and Restated 2005 Incentive Plan as effective as of the date approved by the stockholders of the Company, and as amended from time to time thereafter.
     2.41. Predecessor Plans. Predecessor Plans means the Company’s equity-based compensation plans in effect prior to the establishment of this Plan or equity-based compensation plans assumed by the Company, under which Awards are outstanding as of the Effective Date of this Plan, including the ev3 LLC Amended and Restated 2003 Incentive Plan, as amended, FoxHollow Technologies, Inc. 2004 Equity Incentive Plan, FoxHollow Technologies, Inc. 1997 Stock Plan, Micro Therapeutics, Inc. 1996 Stock Incentive Plan, as amended and the Micro Therapeutics, Inc. 1993 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan.
     2.42. Retirement. Retirement means, unless otherwise defined in an Award Agreement or in a written employment, services or other agreement between the Participant and the Company or a Subsidiary, “Retirement” as defined from time to time for purposes of this Plan by the Committee or by the Company’s chief human resources officer or other person performing that function or, if not so defined, means voluntary termination of employment or service by the Participant on or after the date the Participant reaches age fifty-five (55) with the present intention to leave the Company’s industry or to leave the general workforce.
     2.43. Rule 16b-3. Rule 16b-3 means the exemption under Rule 16b-3 to Section 16(b) of the 1934 Act or any successor to such rule.
     2.44. Stock. Stock means the common stock of the Company, par value $0.01 per share, or the number and kind of shares of stock or other securities into which such Stock may be changed in accordance with Section 3.6 of this Plan..
     2.45. Stock Appreciation Right. Stock Appreciation Right means a right which is granted under Section 8 of this Plan to receive the appreciation in a share of Stock.
     2.46. Stock-Based Award. Stock-Based Award means any equity-based or equity-related Award made pursuant to this Plan, including Options, Stock Appreciation Rights, Stock Grants, Stock Unit Grants and Other Stock-Based Awards.

Appendix A-8

     2.47. Stock Grant. Stock Grant means a grant under Section 9 of this Plan which is designed to result in the issuance of the number of shares of Stock described in such grant rather than a payment in cash based on the Fair Market Value of such shares of Stock.
     2.48. Stock Unit Grant. Stock Unit Grant means a grant under Section 9 of this Plan which is designed to result in the payment of cash based on the Fair Market Value of the number of shares of Stock described in such grant rather than the issuance of the number of shares of Stock described in such grant.
     2.49. Subsidiary. Subsidiary means a corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) of the Company.
     2.50. Ten Percent Stockholder. Ten Percent Stockholder means a person who owns (after taking into account the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of either the Company, a Subsidiary or a “parent corporation” (within the meaning of Section 424(e) of the Code).
3. SHARES AVAILABLE FOR ISSUANCE; GRANT LIMITS AND ADJUSTMENTS
     3.1. Shares Available for Issuance. Subject to adjustment as provided in Section 3.6, the maximum number of shares of Stock that shall be available for issuance under this Plan shall be the sum of:
(a)	14,500,000;

(b)	The number of shares of Stock subject to Awards outstanding under the Predecessor Plans as of the Effective Date but only to the extent that such outstanding Awards are forfeited, expire or otherwise terminate without the issuance of such shares of Stock;

(c)	The number of shares issued or Awards granted under the Plan in connection with the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of the Company and/or any Subsidiar(ies) acquiring, merging or consolidating with another entity; and

(d)	The number of shares that are unallocated and available for grant under a stock plan assumed by the Company or any Subsidiary(ies) in connection with the merger, consolidation, or acquisition of another entity by the Company and/or any of its Subsidiaries, based on the applicable exchange ratio and other transaction terms, but only to the extent that such shares may be utilized by the Company or its Subsidiaries following the transaction pursuant to the rules and regulations of the Nasdaq Stock Market (or other applicable market or exchange on which the Company’s Stock may be quoted or traded), including the shares previously transferred pursuant to this Section 3.1(d) of this Plan in connection with the Company’s acquisition of FoxHollow Technologies, Inc.;

Appendix A-9

provided, however, that no more than 7,500,000 shares of Stock authorized for issuance under this Plan may be issued pursuant to Full Value Awards and no more than 14,000,000 shares of Stock may be issued in connection with the exercise of ISOs.
     3.2. Source of Shares. The shares of Stock described in Section 3.1 shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by the Company.
     3.3. Accounting for Awards. Shares of Stock that are issued under this Plan or that are subject to outstanding Awards shall be applied to reduce the maximum number of shares of Stock remaining available for issuance under this Plan only to the extent they are used; provided, however, that the full number of shares of Stock subject to a Stock Appreciation Right granted that is settled by the issuance of shares of Stock shall be counted against the shares of Stock available for issuance under this Plan, regardless of the number of shares actually issued upon settlement of such Stock Appreciation Right. Furthermore, any shares of Stock withheld to satisfy tax withholding obligations on Awards issued under this Plan, any shares of Stock withheld to pay the exercise price of Awards under this Plan and any shares of Stock not issued or delivered as a result of the “net exercise” of an outstanding Option pursuant to Section 7.4 shall be counted against the shares of Stock available for issuance under this Plan and shall not be available again for grant under this Plan. Any shares of Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares of Stock available for issuance under this Plan. Any shares of Stock related to Awards under this Plan that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of the shares of Stock, or are settled in cash in lieu of shares of Stock, or are exchanged with the Committee’s permission, prior to the issuance of shares of Stock, for Awards not involving shares of Stock, shall be available again for grant under this Plan.
     3.4. Use of Proceeds. The proceeds which the Company receives from the sale of any shares of Stock under this Plan shall be used for general corporate purposes and shall be added to the general funds of the Company.
     3.5. Annual Grant Limits. The following limits (each an “Annual Grant Limit” and, collectively, “Annual Grant Limits”), as adjusted pursuant to Section 3.6, shall apply to grants of Awards unless the Committee specifically determines at the time of grant that an Award is not intended to qualify as Performance-Based Compensation under this Plan:
(a)	The maximum aggregate number of shares of Stock subject to Options and Stock Appreciation Rights granted to any one Participant in any one calendar year shall be 1,500,000 shares.

(b)	The maximum aggregate number of shares of Stock subject to Stock Grants and Stock Unit Grants granted to any one Participant in any one calendar year shall be 1,500,000 shares.

(c)	The maximum aggregate number of shares of Stock subject to Performance Awards granted to any one Participant in any one calendar year shall be 1,500,000 shares.

Appendix A-10

(d)	The maximum aggregate dollar amount granted with respect to Annual Performance Cash Awards to any one Participant in any one calendar year shall not exceed $5,000,000, determined as of the date of payout.

(e)	The maximum aggregate dollar amount granted with respect to Other Cash-Based Awards to any one Participant in any one calendar year shall not exceed $5,000,000, determined as of the date of payout.

(f)	The maximum aggregate number of shares of Stock granted with respect to Other Stock-Based Awards to any one Participant in any one calendar year shall not exceed 1,500,000 shares, determined as of the date of payout.
     3.6. Adjustments to Shares and Awards.
(a)	In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin off) or any other similar change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) shall make appropriate adjustment (which determination shall be conclusive) as to: (i) the number and kind of securities or other property (including cash) available for issuance or payment under this Plan, including the sub-limits set forth in Section 3.1 and the Annual Award Limits set forth in Section 3.5, and (ii) in order to prevent dilution or enlargement of the rights of Participants, the number and kind of securities or other property (including cash) subject to outstanding Awards and the exercise price of outstanding Awards. The determination of the Committee as to the foregoing adjustments, if any, shall be final, conclusive and binding on Participants under this Plan.

(b)	Notwithstanding anything else herein to the contrary, without affecting the number of shares of Stock reserved or available hereunder, the sublimits in Section 3.1 and the Annual Award Limits in Section 3.5, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Sections 422 and 424 of the Code, as and where applicable.
4. EFFECTIVE DATE
     The effective date of this Plan shall be the date the stockholders of the Company (acting at a duly called meeting of such stockholders) approve the adoption of this Plan as amended and restated (the “Effective Date”).

Appendix A-11

5. COMMITTEE
     5.1. Plan Administration. This Plan shall be administered by the Committee. The Committee acting in its sole discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to Section 17 and Section 22 and Rule 16b-3) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Company, on each affected Participant and on each other person directly or indirectly affected by such action. The Committee shall not be obligated to treat Participants or Eligible Recipients uniformly, and determinations made under this Plan may be made by the Committee selectively among Participants or Eligible Recipients, whether or not such Participants and Eligible Recipients are similarly situated. Furthermore, the Committee as a condition to making any grant under this Plan to any Eligible Recipient shall have the right to require him or her to execute an agreement which makes the Eligible Recipient subject to non-competition provisions and other restrictive covenants which run in favor of the Company.
     5.2. No Repricing. Notwithstanding any other provision of this Plan other than Section 3.6, the Committee shall not, without prior approval of the Company’s stockholders, seek to effect any re-pricing of any previously granted, “underwater” Option or Stock Appreciation Right by: (i) amending or modifying the terms of the Option or Stock Appreciation Right to lower the exercise price; (ii) canceling the underwater Option or Stock Appreciation Right in exchange for (A) cash; (B) replacement Options or Stock Appreciation Rights having a lower exercise price; or (C) other Awards; or (iii) repurchasing the underwater Options or Stock Appreciation Rights and granting new Awards under this Plan. For purposes of this Section 5.2, an Option or Stock Appreciation Right shall be deemed to be “underwater” at any time when the Fair Market Value of the Stock is less than the exercise price of the Option or Stock Appreciation Right.
     5.3. Participants Based Outside of the United States. In addition to the authority of the Committee under Section 5.1 and notwithstanding any other provision of the Plan, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to Participants resident outside of the United States or employed by a non-U.S. Subsidiary in order to comply with local legal requirements, to otherwise protect the Company’s or Subsidiary’s interests, or to meet objectives of the Plan, and may, where appropriate, establish one or more sub-plans (including the adoption of any required rules and regulations) for the purposes of qualifying for preferred tax treatment under foreign tax laws. The Committee shall have no authority, however, to take action pursuant to this Section 5.3: (i) to reserve shares or grant Awards in excess of the limitations provided in this Plan; (ii) to effect any re-pricing in violation of Section 5.2; (iii) to grant an Option or Stock Appreciation Right having an exercise price less than 100% of the Fair Market Value of one share of Stock on the Grant Date in violation of this Plan; or (iv) for which stockholder approval would then be required pursuant to Section 22.2.
     5.4. Non-Employee Director Awards. Notwithstanding any other provision of this Plan, all grants of Non-Employee Director Awards shall only be granted and administered by a Committee comprised solely of members of the Board who are “independent directors” within

Appendix A-12

the meaning of the Listing Rules of the Nasdaq Stock Market (or other applicable exchange or market on which the Stock may be traded or quoted).
6. ELIGIBILITY
     Only Employees shall be eligible for the grant of ISOs under this Plan. All Eligible Recipients shall be eligible for the grant of Non-ISOs, Stock Appreciation Rights, Performance Awards, Annual Performance Cash Awards, Other Cash-Based Awards, Other Stock-Based Awards, and for Stock Grants and Stock Unit Grants under this Plan.
7. OPTIONS
     7.1. Grant; Award Agreement. The Committee acting in its sole discretion shall have the right to grant Options to Eligible Recipients under this Plan to purchase shares of Stock subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion. Each grant of an Option to an Eligible Recipient shall be evidenced by an Award Agreement, and each Award Agreement shall set forth whether the Option is an ISO or a Non-ISO and shall set forth such other terms and conditions of such grant as the Committee acting in its sole discretion deems consistent with the terms of this Plan; provided, however, that if the Committee grants an ISO and a Non-ISO to an Employee on the same date, the right of the Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO. To the extent that any ISO (or portion thereof) granted under this Plan ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such ISO (or portion thereof) shall continue to be outstanding for purposes of this Plan but shall thereafter be deemed to be a Non-ISO. Options may be granted to an Eligible Recipient for services provided to a Subsidiary only if, with respect to such Eligible Recipient, the underlying shares of Stock constitute “service recipient stock” within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(iii).
     7.2. $100,000 Limit. No Option shall be treated as an ISO to the extent that the aggregate Fair Market Value of the Stock subject to the Option which would first become exercisable in any calendar year exceeds $100,000. Any such excess shall instead automatically be treated as a Non-ISO. The Committee shall interpret and administer the ISO limitation set forth in this Section 7.2 in accordance with Section 422(d) of the Code, and the Committee shall treat this Section 7.2 as in effect only for those periods for which Section 422(d) of the Code is in effect.
     7.3. Exercise Price. The per share price to be paid by a Participant upon exercise of an Option granted pursuant to this Section 7 shall be determined by the Committee in its sole discretion at the time of grant; provided, however, that such price shall not be less than one hundred percent (100%) of the Fair Market Value of one share of Stock on the Grant Date and; provided, further, that if the Option is an ISO granted to an Employee who is a Ten Percent Stockholder, the per share price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted.

Appendix A-13

     7.4. Payment.
(a)	The exercise price of an Option shall be payable in full upon the exercise of such Option in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion, may allow such payments to be made, in whole or in part, by (i) by tender, or attestation as to ownership, of Shares that are already owned by the Participant that are acceptable to the Committee (“Previously Acquired Shares”); (ii) by a “net exercise” of the Option (as further described in paragraph (b), below); (iii) through cashless exercise procedure which is effected by an unrelated broker through a sale of Stock in the open market; (iv) by a combination of such methods; or (v) any other method approved or accepted by the Committee in its sole discretion.

(b)	In the case of a “net exercise” of an Option, the Company shall not require a payment of the exercise price of the Option from the Participant but shall reduce the number of shares of Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value that does not exceed the aggregate exercise price for the shares exercised under this method. Shares of Stock shall no longer be outstanding under an Option (and shall therefore not thereafter be exercisable) following the exercise of such Option to the extent of (i) shares used to pay the exercise price of an Option under the “net exercise,” (ii) shares actually delivered to the Participant as a result of such exercise and (iii) any shares withheld for purposes of tax withholding.

(c)	Previously Acquired Shares tendered or covered by an attestation as payment of the exercise price of an Option shall be valued at their Fair Market Value on the exercise date.
     7.5. Exercisability and Duration. An Option shall become exercisable at such times and in such installments and upon such terms and conditions as may be determined by the Committee in its sole discretion at the time of grant and as set forth in the related Award Agreement, including (i) the achievement of one or more of the Performance Goals; or that (ii) the Participant remain in the continuous employment or service with the Company or a Subsidiary for a certain period; provided, however, that no Option shall be exercisable after ten (10) years from the Grant Date (five (5) years from the Grant Date in the case of an ISO that is granted to an Employee who is a Ten Percent Stockholder on the date the Option is granted). The Award Agreement for any Option granted pursuant to this Section 7 that becomes exercisable solely based on the continued service of the Participant shall provide that such Option shall become exercisable on a pro rata basis (which may be determined on a monthly, annual or other basis and may be tied to a specific vesting date each year, such as November 15) over a vesting term of not less than three years after the Grant Date of the Option or no more rapidly than ratably over a three-year period after the Grant Date of the Option, except (a) in connection with the death, Disability or Retirement of the Participant or a Change in Control; or (b) for any Option granted to a Participant who within six months of the Grant Date is first appointed or elected as an officer of the Company, hired as an Employee, elected as a Director or retained as a

Appendix A-14

Consultant. Notwithstanding the foregoing, if the exercise of an Option that is exercisable in accordance with its terms is prevented by the provisions of Section 20, the Option shall remain exercisable until thirty (30) days after the date such exercise first would no longer be prevented by such provisions, but in any event no later than the expiration date of such Option.
     7.6. Manner of Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in this Plan and in the Award Agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company at its principal executive office in Plymouth, Minnesota (or to the Company’s designee as may be established from time to time by the Company and communicated to Participants) and by paying in full the total exercise price for the shares of Stock to be purchased in accordance with Section 7.4 of this Plan.
8. STOCK APPRECIATION RIGHTS
     8.1. Grant; Award Agreement. The Committee acting in its sole discretion shall have the right to grant Stock Appreciation Rights to Eligible Recipients under this Plan subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion. Each Stock Appreciation Right grant shall be evidenced by an Award Agreement or, if such Stock Appreciation Right is granted as part of an Option, shall be evidenced by an Award Agreement for the related Option. Stock Appreciation Rights may be granted to an Eligible Recipient for services provided to a Subsidiary only if, with respect to such Eligible Recipient, the underlying shares of Stock constitute “service recipient stock” within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(iii).
     8.2. Exercise Price. The exercise price of a Stock Appreciation Right shall be determined by the Committee, in its sole discretion, at the time of grant; provided, however, that such price shall not be less than one hundred percent (100%) of the Fair Market Value of one share of Stock on the Grant Date.
     8.3. Exercisability and Duration. A Stock Appreciation Right shall become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Stock Appreciation Right shall be exercisable after ten (10) years from its Grant Date. The Award Agreement for any Stock Appreciation Right that becomes exercisable solely based on the continued service of the Participant shall provide that such Stock Appreciation Right shall become exercisable on a pro rata basis (which may be determined on a monthly, annual or other basis and may be tied to a specific vesting date each year, such as November 15) over a vesting term of not less than three years after the Grant Date of the Stock Appreciation Right or no more rapidly than ratably over a three-year period after the Grant Date of the Stock Appreciation Right, except (a) in connection with the death, Disability or Retirement of the Participant or a Change in Control; or (b) for any Stock Appreciation Right granted to a Participant who within six months of the Grant Date is first appointed or elected as an officer of the Company, hired as an Employee, elected as a Director or retained as a Consultant. Notwithstanding the foregoing, if the exercise of a Stock Appreciation Right that is exercisable in accordance with its terms is prevented by the provisions of Section 20, the Stock Appreciation Right shall remain exercisable until thirty (30) days after

Appendix A-15

the date such exercise first would no longer be prevented by such provisions, but in any event no later than the expiration date of such Stock Appreciation Right.
     8.4. Manner of Exercise. A Stock Appreciation Right shall be exercised by giving notice in the same manner as for Options, as set forth in Section 7.6, subject to any other terms and conditions consistent with the other provisions of this Plan as may be determined by the Committee in its sole discretion.
     8.5. Settlement. Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
(a)	The excess of the Fair Market Value of a share of Stock on the date of exercise over the per share exercise price; by

(b)	The number of shares of Stock with respect to which the Stock Appreciation Right is exercised.
     8.6. Form of Payment. Payment, if any, with respect to a Stock Appreciation Right settled in accordance with Section 8.5 shall be made in accordance with the terms of the applicable Award Agreement, in cash, shares of Stock or a combination thereof, as the Committee determines in its sole discretion.
9. STOCK GRANTS AND STOCK UNIT GRANTS
     9.1. Grant; Award Agreement. The Committee acting in its sole discretion shall have the right to make Stock Grants and Stock Unit Grants to Eligible Recipients, subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion. Each Stock Grant and each Stock Unit Grant shall be evidenced by an Award Agreement, and each Award Agreement shall set forth the conditions, if any, under which Stock shall be issued under the Stock Grant or cash shall be paid under the Stock Unit Grant and the conditions under which the Participant’s interest in any Stock which has been issued shall become non-forfeitable.
     9.2. Conditions.
(a)	Conditions to Issuance of Stock. The Committee acting in its sole discretion may make the issuance of Stock under a Stock Grant subject to the satisfaction of one or more conditions which the Committee deems appropriate under the circumstances for Participants generally or for a Participant in particular, and the related Award Agreement shall set forth each such condition and the deadline for satisfying each such condition. Stock subject to a Stock Grant shall be issued in the name of a Participant only after each such condition, if any, has been timely satisfied, and any Stock which is so issued shall be held by the Company pending the satisfaction of the forfeiture conditions, if any, under Section 9.2(b) for the related Stock Grant.

Appendix A-16

(b)	Conditions on Forfeiture of Stock or Cash Payment. The Committee acting in its sole discretion may make any cash payment due under a Stock Unit Grant or Stock issued in the name of a Participant under a Stock Grant non-forfeitable subject to the satisfaction of one or more conditions, including the achievement of one or more Performance Goals, that the Committee acting in its sole discretion deems appropriate under the circumstances for Participants generally or for a Participant in particular, and the related Award Agreement shall set forth each such condition, if any, and the deadline, if any, for satisfying each such condition. A Participant’s non-forfeitable interest in the shares of Stock underlying a Stock Grant or the cash payable under a Stock Unit Grant shall depend on the extent to which he or she timely satisfies each such condition. If a share of Stock is issued under this Section 9.2(b) before a Participant’s interest in such share of Stock is non-forfeitable, (1) such share of Stock shall not be available for re-issuance under Section 3 until such time, if any, as such share of Stock thereafter is forfeited as a result of a failure to timely satisfy a forfeiture condition and (2) the Company shall have the right to condition any such issuance on the Participant first signing an irrevocable stock power in favor of the Company with respect to the forfeitable shares of Stock issued to such Participant in order for the Company to effect any forfeiture called for under the related Award Agreement.

(c)	Minimum Period of Service. If a Stock Grant or Stock Unit Grant vests solely based on the continued service of the Participant, the Award Agreement shall provide that such Stock Grant or Stock Unit Grant shall vest on a pro rata basis (which may be determined on a monthly, annual or other basis and may be tied to a specific vesting date each year, such as November 15) over a vesting term of not less than three years after the Grant Date of the Stock Grant or Stock Unit Grant or no more rapidly than ratably over a three-year period after the Grant Date of the Stock Grant or Stock Unit Grant, except (a) in connection with the death, Disability or Retirement of the Participant or a Change in Control; or (b) for any such Stock Grant or Stock Unit Grant granted to a Participant who within six months of the Grant Date is first appointed or elected as an officer of the Company, hired as an Employee, elected as a Director or retained as a Consultant. If a Stock Grant or Stock Unit Grant vests solely on the achievement of one or more Performance Goals, the Award Agreement shall provide that the Performance Period for the achievement of such Performance Goals shall be at least one year, except in connection with the death or Disability of the Participant or a Change in Control.
     9.3. Dividends and Voting Rights.
(a)	Regular Cash Dividends. Except as otherwise provided in Section 15 or as otherwise set forth in an Award Agreement, if a regular dividend is paid in cash on a share of Stock after such Stock has been issued under a Stock

Appendix A-17

Grant but before the first date that a Participant’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall hold such dividend subject to the same conditions under Section 9.2(b) as the related Stock Grant.
(b)	Stock Dividends. Except as otherwise provided in Section 15, if a dividend is paid on a share of Stock in Stock after such Stock has been issued under a Stock Grant but before the first date that a Participant’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall hold such dividend Stock subject to the same conditions under Section 9.2(b) as the related Stock Grant.

(c)	Other. Except as otherwise provided in Section 15, if a dividend (other than a dividend described in Section 9.3(a) or Section 9.3(b)) is paid with respect to a share of Stock after such Stock has been issued under a Stock Grant but before the first date that a Participant’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall hold such dividend in accordance with such rules as the Committee shall adopt with respect to each such dividend.

(d)	Voting. Except as otherwise set forth in an Award Agreement, a Participant shall have the right to vote the Stock issued under his or her Stock Grant during the period which comes after such Stock has been issued under a Stock Grant but before the first date that a Participant’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable.
     9.4. Satisfaction of Forfeiture Conditions. A share of Stock shall cease to be subject to a Stock Grant at such time as a Participant’s interest in such Stock becomes non-forfeitable under this Plan, and the certificate or other evidence of ownership representing such share shall be transferred to the Participant as soon as practicable thereafter.
     9.5. Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Stock Grant, the Participant must file, within thirty (30) days following the Grant Date of the Stock Grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in the Award Agreement that the Stock Grant is conditioned upon the Participant’s making or refraining from making an election with respect to the award under Section 83(b) of the Code.
10. PERFORMANCE AWARDS
     10.1. Grant; Award Agreement. An Eligible Recipient may be granted one or more Performance Awards under this Plan, and such awards shall be subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion, including the achievement of one or more Performance Goals.

Appendix A-18

Each Performance Award shall be evidenced by an Award Agreement that shall specify the amount of cash, shares of Stock or combination of both to be received by the Participant upon payout of the Performance Award, any Performance Goals upon which the Performance Award is subject, any Performance Period during which any Performance Goals must be achieved and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.
     10.2. Vesting. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of this Plan, to the vesting of such Performance Awards as it deems appropriate, in its sole discretion, including the achievement of one or more of the Performance Goals. If a Performance Award vests solely on the achievement of one or more Performance Goals, the Award Agreement shall provide that the Performance Period for the achievement of such Performance Goals shall be at least one year, except in connection with the death or Disability of the Participant or a Change in Control.
     10.3. Form and Timing of Performance Award Payment. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Awards shall be entitled to receive payment on the value and number of Performance Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved. Payment of earned Performance Awards shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Awards in the form of cash or in shares of Stock (or in a combination thereof) equal to the value of the earned Performance Awards at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period, except to the extent that a Participant has properly elected to defer payment that may be attributable to a Performance Award under a Company deferred compensation plan or arrangement. The determination of the Committee with respect to the form of payment of Performance Awards shall be set forth in the Award Agreement pertaining to the grant of the award. Any shares of Stock issued in payment of earned Performance Awards may be granted subject to any restrictions deemed appropriate by the Committee, in it sole discretion, including that the Participant remain in the continuous employment or service with the Company or a Subsidiary for a certain period.
11. ANNUAL PERFORMANCE CASH AWARDS
     11.1. Grant. Subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion, the Committee, at any time and from time to time, may grant to Participants Awards denominated in cash in such amounts and upon such terms as the Committee shall determine, based on the achievement of specified Performance Goals for annual periods or other time periods as determined by the Committee (the “Annual Performance Cash Awards”).
     11.2. Target Payout. The target amount that may be paid with respect to an Annual Performance Cash Award (the “Target Payout”) shall be determined by the Committee pursuant to this Section 11.2 and shall be based on a percentage of a Participant’s actual annual base salary at the time of grant (“Participation Factor”), within the range established by the Committee for each Participant and subject to adjustment as provided in the second to last

Appendix A-19

sentence of this paragraph. The Participation Factors, which are intended to reflect a Participant’s level of responsibility, may be up to 150% for any Participant. The Chief Executive Officer may approve modifications to the foregoing Participation Factors for any Participant who is not a Covered Employee, if such modification is based on level of responsibility. The Committee may establish curves, matrices or other measurements for prorating the amount of payments for achievement of Performance Goals at less or greater than the Target Payout.
     11.3. Maximum Payout. The Committee also may establish a maximum potential payout amount (the “Maximum Payout”) with respect to an Annual Performance Cash Award of up to 300% of the Target Payout in the event Performance Goals are exceeded by an amount established by the Committee at the time Performance Goals are established. The Committee may establish curves, matrices or other measurements for prorating the amount of payments for achievement of Performance Goals at greater than the Target Payout but less than the Maximum Payout.
     11.4. Individual Performance Goals. At the time an Annual Performance Cash Award is made, the Committee may increase the Target Payout and the Maximum Payout (as either may be prorated in accordance with Sections 11.2 and 11.3) for selected Participants (“Individual Performance Participants”) to reflect individual performance goals (“Individual Performance Goals”) established at that time by the Committee. The Committee shall have the discretion to reduce by an amount up to 100% the amount that would otherwise be paid under the payout formula to an Individual Performance Participant based on the Committee’s evaluation of the individual’s achievement of the Individual Performance Goals.
     11.5. Payment. Payment of any earned Annual Performance Cash Awards shall be made as soon as possible after the Committee has determined the extent to which the applicable Performance Goals and Individual Performance Goals have been achieved and not later than the last day of the short term deferral period determined in accordance with Treas. Reg. Sec. 1.409A-1(b)(4), except to the extent that a Participant has properly elected to defer payment that may be attributable to an Annual Performance Cash Award under a Company deferred compensation plan or arrangement.
12. NON-EMPLOYEE DIRECTOR AWARDS
     12.1. Automatic and Discretionary Grants to Non-Employee Directors. The Committee at any time and from time to time may approve resolutions providing for the automatic grant to Non-Employee Directors of Awards granted under this Plan and may grant to Non-Employee Directors such discretionary Non-Employee Director Awards on such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion, and set forth in an applicable Award Agreement. Notwithstanding any other provision in this Plan to the contrary, any Non-Employee Director Awards granted under this Plan shall not be subject to the minimum vesting requirements set forth in Sections 7.5, 8.3, 9.2(c) and 10.2.
     12.2. Shares in Lieu of Retainers and Other Director Fees. If the Committee so permits, a Non-Employee Director may elect to receive shares of Common Stock in lieu of Director Fees

Appendix A-20

by giving written notice of such election to the Company in a form approved by the Committee within a time period specified by the Committee. An election to receive payment of Director Fees in the form of shares of Common Stock may be revoked only by a subsequent election to receive payment of Director Fees in cash or to defer such Director Fees pursuant to Section 12.3. The number of shares of Common Stock to be paid to a Non-Employee Director pursuant to this Section 12.2 shall be determined by dividing the amount of Director Fees payable by the Fair Market Value of the Common Stock on the date such Director Fees would have been paid in cash but for the Participant’s election to receive payment of such Director Fees in the form of Common Stock. The amount of any fractional share shall be paid in cash.
     12.3. Deferral of Award Payment. If the Committee so permits, a Non-Employee Director may elect to defer the grant or payment of a Non-Employee Director Award pursuant to such terms and conditions as the Committee may prescribe.
     12.4. Composition of Committee. For purposes of this Section 12, all references to “Committee” in this Section 12 shall mean a Committee that consists solely of directors who are “independent directors” as defined in the Listing Rules of the Nasdaq Stock Market (or other applicable exchange or market on which the Stock may be traded or quoted).
13. OTHER CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS
     13.1. Other Cash-Based Awards. Subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion, the Committee, at any time and from time to time, may grant Other Cash-Based Awards to Participants in such amounts and upon such terms as the Committee shall determine.
     13.2. Other Stock-Based Awards. Subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion, the Committee may grant Other Stock-Based Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted shares of Stock) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Other Stock-Based Awards may involve the transfer of actual shares of Stock to Participants or payment in cash or otherwise of amounts based on the value of shares of Stock, and may include Stock-Based Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
     13.3. Value of Other Cash-Based Awards and Other Stock-Based Awards. Each Other Cash-Based Award shall specify a payment amount or payment range as determined by the Committee in its sole discretion. Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on shares of Stock, as determined by the Committee in its sole discretion. The Committee may establish Performance Goals in its sole discretion for any Other Cash-Based Award or any Other Stock-Based Award. If the Committee exercises its discretion to establish Performance Goals for any such Awards, the number or value of Other Cash-Based Awards or Other Stock-Based Awards that shall be paid out to the Participant shall depend on the extent to which the Performance Goals are met.

Appendix A-21

     13.4. Payment of Other Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to an Other Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash for any Other Cash-Based Award and in cash or shares of Stock for any Other Stock-Based Award, as the Committee determines in its sole discretion, except to the extent that a Participant has properly elected to defer payment that may be attributable to an Other Cash-Based Award or Other Stock-Based Award under a Company deferred compensation plan or arrangement.
14. PERFORMANCE MEASURES
     14.1. Performance Measures. The Performance Goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to one or more specified objective Performance Measures that are based on the following Performance Measures: Sales and Revenue Measures: Gross Revenue, Sales Allowances, Net Revenue, Invoiced Revenue, Collected Revenue, Revenues from New Products, Bad Debts; Expense Measures: Direct Material Costs, Direct Labor Costs, Indirect Labor Costs, Direct Manufacturing Costs, Indirect Manufacturing Costs, Cost of Goods Sold, Sales, General and Administrative Expenses, Operating Expenses, Non-cash Expenses, Tax Expense, Non-operating Expenses, Total Expenses; Profitability and Productivity Measures: Gross Margin, Net Operating Income, EBITDA (earnings before interest, taxes, depreciation and amortization), EBIT (earnings before interest and taxes), Net Operating Income After Taxes (NOPAT), Net Income, Net Cash Flow, Net Cash Flow from Operations; Asset Utilization and Effectiveness Measures: Cash, Excess Cash, Accounts Receivable, Inventory (WIP or Finished Goods), Inventory Days on Hand, Days Sales Outstanding, Current Assets, Working Capital, Total Capital, Fixed Assets, Total Assets, Standard Hours, Plant Utilization, Purchase Price Variance, Manufacturing Overhead Variance; Debt and Equity Measures: Accounts Payable, Current Accrued Liabilities, Total Current Liabilities, Total Debt, Debt Principal Payments, Net Current Borrowings, Total Long-term Debt, Credit Rating, Retained Earnings, Total Preferred Equity, Total Common Equity, Total Equity; Stockholder and Return Measures: Earnings per Share (diluted and fully diluted), Stock Price, Dividends, Shares Repurchased, Total Return to Stockholders, Debt Coverage Ratios, Return on Assets, Return on Equity, Return on Invested Capital, Economic Profit (for example, economic value added); Customer and Market Measures: Dealer/Channel Size/Scope, Dealer/Channel Performance/Effectiveness, Order Fill Rate, Customer Satisfaction, Customer Service/Care, Brand Awareness and Perception, Market Share, Warranty Rates, Product Quality, Channel Inventory; Organizational and Employee Measures: Headcount, Employee Performance, Employee Productivity, Standard Hours, Employee Engagement/Satisfaction, Employee Turnover, Employee Diversity.
     Any of the Performance Measures can be used in an algebraic formula (e.g., averaged over a period, combined into a ratio, compared to a budget or standard, compared to previous periods or other formulaic combinations) based on the Performance Measure to create a Performance Measure. Any Performance Measure(s) may be used to measure the performance of the Company or Subsidiary as a whole or any division or business unit of the Company, product or product group, region or territory, or Subsidiary, or any combination thereof, as the Committee may deem appropriate. Any Performance Measure(s) can be compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select any

Appendix A-22

Performance Measure(s) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to any Performance Measure(s) specified in this Section 14.1.
     14.2. Establishment of Performance Goals. Any Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be granted, and Performance Goals for such an Award shall be established, by the Committee in writing not later than ninety (90) days after the commencement of the Performance Period to which the Performance Goals relate, or such other period required under Section 162(m) of the Code; provided that the outcome is substantially uncertain at the time the Committee establishes the Performance Goal; and provided further that in no event shall a Performance Goal be considered to be pre-established if it is established after twenty-five percent (25%) of the Performance Period (as scheduled in good faith at the time the Performance Goal is established) has elapsed.
     14.3. Certification of Payment. Before any payment is made in connection with any Award to a Covered Employee that is intended to qualify as Performance-Based Compensation, the Committee shall certify in writing, as reflected in the minutes, that the Performance Goals established with respect to such Award have been achieved.
     14.4. Evaluation of Performance. The Committee may provide in any such Award Agreement including Performance Goals that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) items related to a change in accounting principles; (b) items relating to financing activities; (c) expenses for restructuring or productivity initiatives; (d) other non-operating items; (e) items related to acquisitions; (f) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (g) items related to the disposal of a business or segment of a business; (h) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (i) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (j) any other items of significant income or expense which are determined to be appropriate adjustments; (k) items relating to unusual or extraordinary corporate transactions, events or developments; (l) items related to amortization of acquired intangible assets; (m) items that are outside the scope of the Company’s core, on-going business activities; (n) items related to acquired in-process research and development; (o) items relating to changes in tax laws; (p) items relating to major licensing or partnership arrangements; (q) items relating to asset impairment charges; (r) items relating to gains or losses for litigation, arbitration and contractual settlements; (s) foreign currency exchange rate fluctuations; (t) foreign currency exchange rate gains and losses; or (u) items relating to any other unusual or nonrecurring events, or changes in applicable laws, accounting principles or business conditions. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility.
     14.5. Adjustment of Performance Goals, Performance Periods or other Vesting Criteria. Subject to Section 14.6, the Committee may amend or modify the vesting criteria (including any Performance Goals, Performance Measures or Performance Periods) of any outstanding Awards based in whole or in part on the financial performance of the Company (or any Subsidiary or division, business unit or other sub-unit thereof) in recognition of unusual or nonrecurring events

Appendix A-23

(including the events described in Sections 3.6 or 14.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be final, conclusive and binding on Participants under this Plan.
     14.6. Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.
     14.7. Committee Discretion. In the event that applicable tax or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Section 162(m) of the Code and base vesting on Performance Measures other than those set forth in Section 14.1.
15. DIVIDEND EQUIVALENTS
Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee. Notwithstanding the foregoing or any other provision of this Plan to the contrary, the Committee shall not grant dividend equivalents based on the dividends declared on shares of Stock that are subject to an Option or Stock Appreciation Right and further, no dividend or dividend equivalents shall be paid out with respect to any unvested Awards, the vesting of which is based on the achievement of Performance Goals.
16. EFFECT OF TERMINATION OF EMPLOYMENT OR OTHER SERVICE
     16.1. Termination Due to Death or Disability. Unless otherwise expressly provided by the Committee in its sole discretion in an Award Agreement, and subject to Sections 16.3 and 16.5, in the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of death or Disability:
(a)	All outstanding Options and Stock Appreciation Rights held by the Participant as of the effective date of such termination shall, to the extent exercisable as of such termination, remain exercisable for a period of one year after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right) and Options and Stock

Appendix A-24

Appreciation Rights not exercisable as of such termination shall be terminated and forfeited;
(b)	All outstanding Stock Grants and Stock Unit Grants held by the Participant as of the effective date of such termination that have not vested as of the date of such termination shall be terminated and forfeited;

(c)	All outstanding but unpaid Performance Awards, Other Cash-Based Awards and Other Stock-Based Awards held by the Participant as of the effective date of such termination shall be terminated and forfeited; provided, however, that with respect to any such Awards the vesting of which is based on the achievement of Performance Goals, if a Participant’s employment or other service with the Company or any Subsidiary, as the case may be, is terminated by reason of death or Disability prior to the end of the Performance Period of such Award, but after the conclusion of a portion of the Performance Period (but in no event less than one year), the Committee may, in its sole discretion, cause shares of Stock to be delivered or payment made with respect to the Participant’s Award, but only if otherwise earned for the entire Performance Period and only with respect to the portion of the applicable Performance Period completed at the date of such event, with proration based on full fiscal years only and no shares to be delivered for partial fiscal years. The Committee shall consider the provisions of Section 16.5 and shall have the discretion to consider any other fact or circumstance in making its decision as to whether to deliver such shares of Stock or other payment, including whether the Participant again becomes employed; and

(d)	If the effective date of such termination is before the end of the Performance Period to which an Annual Performance Cash Award relates, then any such Annual Performance Cash Award held by a Participant shall be terminated and forfeited; if the effective date of such termination is on or after the end of the Performance Period to which an Annual Performance Cash Award relates, then any such Annual Performance Cash Award held by a Participant shall be paid to the Participant in accordance with the payment terms of such Award.
     16.2. Termination for Reasons Other than Death or Disability. Unless otherwise expressly provided by the Committee in its sole discretion in an Award Agreement, and subject to Sections 16.3 and 16.5 of this Plan, in the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated for any reason other than death or Disability:
(a)	All outstanding Options and Stock Appreciation Rights held by the Participant as of the effective date of such termination shall, to the extent exercisable as of such termination, remain exercisable for a period of three months after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right) and Options and Stock

Appendix A-25

Appreciation Rights not exercisable as of such termination shall be terminated and forfeited.
(b)	All Stock Grants and Stock Unit Grants held by the Participant as of the effective date of such termination that have not vested as of such termination shall be terminated and forfeited;

(c)	All outstanding unpaid Performance Awards, Other Cash-Based Awards and Other Stock-Based Awards held by the Participant as of the effective date of such termination shall be terminated and forfeited; and

(d)	If the effective date of such termination is before the end of the Performance Period to which an Annual Performance Cash Award relates, then any such Annual Performance Cash Award held by a Participant shall be terminated and forfeited; if the effective date of such termination is on or after the end of the Performance Period to which an Annual Performance Cash Award relates, then any such Annual Performance Cash Award held by a Participant shall be paid to the Participant in accordance with the payment terms of such Award.
     16.3. Modification of Rights upon Termination. Notwithstanding the other provisions of this Section 16, upon a Participant’s termination of employment or other service with the Company or any Subsidiary, as the case may be, the Committee may, in its sole discretion (which may be exercised at any time on or after the Grant Date, including following such termination) cause Options or Stock Appreciation Rights (or any part thereof) held by such Participant as of the effective date of such termination to terminate, become or continue to become exercisable or remain exercisable following such termination of employment or service, and Stock Grants, Stock Unit Grants, Performance Awards, Annual Performance Cash Awards, Non-Employee Director Awards, Other Cash-Based Awards and Other Stock-Based Awards held by such Participant as of the effective date of such termination to terminate, vest or become free of restrictions and conditions to payment, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that (a) no Option or Stock Appreciation Right may remain exercisable beyond its expiration date; (b) the Committee may not take any action not permitted pursuant to Section 14.3 or Section 22.5; (c) the Committee taking any such action relating to Non-Employee Director Awards shall consist solely of “independent directors” as defined in the Listing Rules of the NASDAQ Stock Market (or other applicable exchange or market on which the Stock may be traded or quoted); and (d) any such action by the Committee adversely affecting any outstanding Award shall not be effective without the consent of the affected Participant (subject to the right of the Committee to take whatever action it deems appropriate under Section 3.6, 16.5, 17 or 22).
     16.4. Determination of Termination of Employment or Other Service. Unless the Committee otherwise determines in its sole discretion, a Participant’s employment or other service shall, for purposes of this Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, as determined by the Committee in its sole discretion based upon such records. Notwithstanding the foregoing, if payment of an Award that is subject to Section

Appendix A-26

409A of the Code is triggered by a termination of a Participant’s employment or other service, such termination shall also constitute a “separation from service” within the meaning of Section 409A of the Code, and any change in employment status that constitutes a “separation from service” under Section 409A of the Code shall be treated as a termination of employment or service, as the case may be.
     16.5. Additional Forfeiture Events.
(a)	Effect of Actions Constituting Cause or Adverse Action. Notwithstanding anything in this Plan to the contrary and in addition to the other rights of the Committee under this Section 16.5, if a Participant is determined by the Committee, acting in its sole discretion, to have taken any action that would constitute Cause or an Adverse Action during or within one year after the termination of employment or other service with the Company or a Subsidiary, irrespective of whether such action or the Committee’s determination occurs before or after termination of such Participant’s employment or other service with the Company or any Subsidiary and irrespective of whether or not the Participant was terminated as a result of such Cause or Adverse Action, (i) all rights of the Participant under this Plan and any Award Agreements evidencing an Award then held by the Participant shall terminate and be forfeited without notice of any kind, and (ii) the Committee in its sole discretion shall have the authority to rescind the exercise, vesting or issuance of, or payment in respect of, any Awards of the Participant that were exercised, vested or issued, or as to which such payment was made, during such period and to require the Participant to pay to the Company, within ten (10) days of receipt from the Company of notice of such rescission, any amount received or the amount of any gain realized as a result of such rescinded exercise, vesting, issuance or payment (including any dividends paid or other distributions made with respect to any shares subject to any Award). The Company may defer the exercise of any Option or Stock Appreciation Right for a period of up to six (6) months after receipt of the Participant’s written notice of exercise or the issuance of share certificates upon the vesting of any Award for a period of up to six (6) months after the date of such vesting in order for the Committee to make any determination as to the existence of Cause or an Adverse Action. The Company shall be entitled to withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary) or make other arrangements for the collection of all amounts necessary to satisfy such payment obligations. Unless otherwise provided by the Committee in an applicable Award Agreement, this Section 16.5(a) shall not apply to any Participant following a Change in Control.

(b)	Forfeiture of Awards under Sarbanes-Oxley Act. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any

Appendix A-27

Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under this Plan during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.
17. CHANGE IN CONTROL
     17.1. Acceleration of Vesting. Without limiting the authority of the Committee under Sections 3.6 and 5.1 of this Plan, if a Change in Control of the Company occurs, then, unless otherwise provided by the Committee in its sole discretion either in the Award Agreement evidencing an Award at the time of grant or at any time after the grant of an Award, (a) all outstanding Options and Stock Appreciation Rights shall become immediately exercisable in full and shall remain exercisable for the remainder of their terms, regardless of whether the Participant to whom such Options or Stock Appreciation Rights have been granted remains in employment or service with the Company or any Subsidiary; (b) all restrictions and vesting requirements applicable to any Award based solely on the continued service of the Participant shall terminate; and (c) all Awards the vesting or payment of which are based on Performance Goals shall vest as though such Performance Goals were fully achieved at target and shall become immediately payable; provided, however, that no Award that provides for a deferral of compensation within the meaning of Section 409A of the Code shall be cashed out upon the occurrence of a Change in Control unless the event or circumstances constituting the Change in Control also constitute a “change in the ownership” of the Company, a “change in the effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, in each case as determined under Section 409A of the Code. The treatment of any other Awards in the event of a Change in Control shall be as determined by the Committee in connection with the grant thereof, as reflected in the applicable Award Agreement.
     17.2. Alternative Treatment of Stock-Based Awards. In connection with a Change in Control, the Committee in its sole discretion, either in an Award Agreement at the time of grant of a Stock-Based Award or at any time after the grant of such an Award, may determine that any or all outstanding Stock-Based Awards granted under this Plan, whether or not exercisable or vested, as the case may be, shall be canceled and terminated and that in connection with such cancellation and termination the holder of such Stock-Based Award shall receive for each share of Stock subject to such Award a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities with a fair market value (as determined by the Committee in good faith) equivalent to such cash payment) equal to the difference, if any, between the consideration received by stockholders of the Company in respect of a share of Stock in connection with such Change in Control and the purchase price per share, if any, under the Award, multiplied by the number of shares of Stock subject to such Award (or in which such Award is denominated); provided, however, that if such product is zero ($0) or less or to the extent that the Award is not then exercisable, the Award may be canceled and terminated without payment therefor. If any portion of the consideration pursuant to a Change in Control may be received by holders of shares of Stock on a contingent or delayed basis, the Committee may, in its sole discretion, determine the fair market value per share of such consideration as of the time

Appendix A-28

of the Change in Control on the basis of the Committee’s good faith estimate of the present value of the probable future payment of such consideration. Notwithstanding the foregoing, any shares of Stock issued pursuant to a Stock-Based Award that immediately prior to the effectiveness of the Change in Control are subject to no further restrictions pursuant to this Plan or an Award Agreement (other than pursuant to the securities laws) shall be deemed to be outstanding shares of Stock and receive the same consideration as other outstanding shares of Stock in connection with the Change in Control.
     17.3. Limitation on Change in Control Payments. Notwithstanding anything in Section 17.1 or 17.2 to the contrary, if, with respect to a Participant, the acceleration of the vesting of an Award as provided in Section 17.1 or the payment of cash in exchange for all or part of a Stock-Based Award as provided in Section 17.2 (which acceleration or payment could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other “payments” that such Participant has the right to receive from the Company or any corporation that is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the “payments” to such Participant pursuant to Section 17.1 or 17.2 shall be reduced (or acceleration of vesting eliminated) to the largest amount as shall result in no portion of such “payments” being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that such reduction shall be made only if the aggregate amount of the payments after such reduction exceeds the difference between (a) the amount of such payments absent such reduction minus (b) the aggregate amount of the excise tax imposed under Section 4999 of the Code attributable to any such excess parachute payments; and provided further that such payments shall be reduced (or acceleration of vesting eliminated) in the following order: (i) options with an exercise price above fair market value that have a positive value for purposes of Section 280G of the Code, (ii) pro rata among Awards that constitute deferred compensation under Section 409A of the Code, and (iii) finally, among the Awards that are not subject to Section 409A of the Code. Notwithstanding the foregoing sentence, if a Participant is subject to a separate agreement with the Company or a Subsidiary that expressly addresses the potential application of Section 280G or 4999 of the Code, then this Section 17.3 shall not apply and any “payments” to a Participant pursuant to Section 17.1 or 17.2 shall be treated as “payments” arising under such separate agreement.
18. PAYMENT OF WITHHOLDING TAXES
     18.1. General Rules. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all amounts the Company reasonably determines are required to satisfy any and all federal, foreign, state and local withholding and employment related tax requirements attributable to an Award, including the grant, exercise, vesting or settlement of, or payment of dividends with respect to, an Award or a disqualifying disposition of stock received upon exercise of an ISO, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Stock, with respect to an Award. When withholding for taxes is effected under this Plan, it shall be withheld only up to the minimum required tax

Appendix A-29

withholding rates or such other rate that will not trigger a negative accounting impact on the Company.
     18.2. Special Rules. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment related tax obligation described in Section 18.1 by withholding shares of Common Stock underlying an Award, electing to tender, or by attestation as to ownership of, other shares of Common Stock held by a Participant, by delivery of a Broker Exercise Notice or a combination of such methods. For purposes of satisfying a Participant’s withholding or employment-related tax obligation, shares of Common Stock withheld by the Company or tendered or covered by an attestation shall be valued at their Fair Market Value.
19. NON-TRANSFERABILITY
     19.1. General Rule. Except as provided in Section 19.2, no Award shall be transferable by a Participant other than by will or by the laws of descent and distribution, and any Option or Stock Appreciation Right shall be exercisable during a Participant’s lifetime only by the Participant. The person or persons to whom an Award is transferred by will or by the laws of descent and distribution or pursuant to Section 19.2, thereafter shall be treated as the Participant.
     19.2. Transfers to Family Members. A Non-ISO may be transferred by a Participant to a “family member” (as defined for purposes of Form S-8 under the 1933 Act) of such Participant or to a trust exclusively for the benefit of one or more of such family members of such Participant; provided, however, that such transfer is made as a gift without consideration, and such transfer complies with applicable securities laws.
20. SECURITIES REGISTRATION
     As a condition to the receipt of shares of Stock under this Plan, a Participant shall, if so requested by the Company, agree to hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Furthermore, if so requested by the Company, a Participant shall make a written representation to the Company that he or she shall not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the 1933 Act and any applicable state securities law or he or she shall have furnished to the Company an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required. Certificates or other evidence of ownership representing the Stock transferred upon the exercise of an Option or Stock Appreciation Right or upon the lapse of the forfeiture conditions, if any, on any Stock Grant may at the discretion of the Company bear a legend to the effect that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required.

Appendix A-30

21. LIFE OF PLAN
     Subject to earlier termination as provided in Section 22 below, this Plan shall terminate at midnight on May 14, 2017. No Award shall be granted after termination of this Plan, but Awards outstanding upon termination of this Plan shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.
22. AMENDMENT, MODIFICATION OR TERMINATION
     22.1. Generally. Subject to other subsections of this Section 22 and Sections 5.2 and 22.3, the Board at any time may suspend or terminate this Plan (or any portion thereof) or terminate any outstanding Award Agreement and the Committee, at any time and from time to time, may amend this Plan or amend or modify the terms of an outstanding Award. The Committee’s power and authority to amend or modify the terms of an outstanding Award includes the authority to modify the number of shares of Stock or other terms and conditions of an Award, extend the term of an Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Award, accept the surrender of any outstanding Award or, to the extent not previously exercised or vested, authorize the grant of new Awards in substitution for surrendered Awards; provided, however, that the amended or modified terms are permitted by this Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification.
     22.2. Stockholder Approval. No amendments to this Plan shall be effective without approval of the Company’s stockholders if: (a) stockholder approval of the amendment is then required pursuant to Section 422 of the Code, the rules of the primary stock exchange or stock market on which the Stock is then traded, applicable U.S. state corporate laws or regulations, applicable U.S. federal laws or regulations, and the applicable laws of any foreign country or jurisdiction where Awards are, or shall be, granted under this Plan; or (b) such amendment would: (i) modify Section 5.2; (ii) materially increase benefits accruing to Participants; (iii) increase the aggregate number of shares of Stock issued or issuable under this Plan; (iv) increase any limitation set forth in this Plan on the number of shares of Stock which may be issued or the aggregate value of Awards which may be made, in respect of any type of Award to any single Participant during any specified period; (v) modify the eligibility requirements for Participants in this Plan; (vi) reduce the minimum exercise price as set forth in Sections 7.3 and 8.2; or (vii) to reduce the minimum vesting period or Performance Period requirements applicable to Awards under this Plan to Participants who are Employees.
     22.3. Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary, no termination, suspension or amendment of this Plan may adversely affect any outstanding Award without the consent of the affected Participant; provided, however, that this sentence shall not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.6, 14.5, 16.5, 17 or 22.4 of this Plan.
     22.4. Amendments to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Committee may amend this Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming this Plan or an Award Agreement to any present or future law relating to plans of this or similar

Appendix A-31

nature, and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 22.4 to any Award granted under this Plan without further consideration or action.
     22.5. Waiver, Lapse or Acceleration of Exercisability or Vesting. Notwithstanding any other provision of this Plan, the Committee shall not have the authority to waive, lapse or accelerate the exercisability or vesting of any Award held by any Participant who is an Employee, except (a) in connection with the death, Disability or Retirement of the Participant or a Change in Control or (b) to the extent that the number of shares of Stock covered by such waived, lapsed or accelerated Award (together with the number of shares of Stock covered by all other Awards, the exercisability or vesting of which previously have been waived, lapsed or accelerated by the Committee under this Plan) do not exceed ten percent (10%) of the total number of shares of Stock authorized for Awards under this Plan.
     22.6. Non-Employee Director Awards. Notwithstanding any other provision of this Plan to the contrary, no action may be taken with respect to any outstanding Non-Employee Director Award other than by the Committee, which for such actions shall consist solely of “independent directors” as defined in the Listing Rules of the Nasdaq Stock Market (or other applicable exchange or market on which the Stock may be traded or quoted).
23. DEFERRED COMPENSATION
     It is intended that all Awards issued under this Plan be in a form and administered in a manner that shall comply with the requirements of Section 409A of the Code, or the requirements of an exception to Section 409A of the Code, and the Award Agreements and this Plan shall be construed and administered in a manner that is consistent with and gives effect to such intent. The Committee is authorized to adopt rules or regulations deemed necessary or appropriate to qualify for an exception from or to comply with the requirements of Section 409A of the Code. Notwithstanding anything in this Section 23 to the contrary, with respect to any Award subject to Section 409A of the Code, no amendment to or payment under such Award shall be made except and only to the extent permitted under Section 409A of the Code.
24. MISCELLANEOUS
     24.1. Stockholder Rights. No Participant shall have any rights as a stockholder of the Company as a result of the grant of an Option or a Stock Appreciation Right pending the actual delivery of the Stock subject to such Option or Stock Appreciation Right to such Participant. A Participant’s rights as a stockholder in the shares of Stock which remain subject to forfeiture under Section 9.2(b) shall be set forth in the related Award Agreement.
     24.2. No Contract of Employment. The grant of an Award to a Participant under this Plan shall not constitute a contract of employment or a right to continue to serve on the Board and shall not confer on a Participant any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in this Plan or the related Award Agreement.
     24.3. Construction. All references to Sections are to Sections of this Plan unless otherwise indicated. Each term set forth in Section 2 shall, unless otherwise stated, have the

Appendix A-32

meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular. In this Plan, except where otherwise indicated by clear contrary intention, “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term, and “or” is used in the inclusive sense of “and/or”. Wherever possible, each provision of this Plan and any Award Agreement shall be interpreted so that it is valid under the applicable law. If any provision of this Plan or any Award Agreement is to any extent invalid under the applicable law, that provision shall still be effective to the extent it remains valid. The remainder of this Plan and the Award Agreement also shall continue to be valid, and the entire Plan and Award Agreement shall continue to be valid in other jurisdictions. If there is any conflict between the terms of this Plan and the terms of any Award Agreement, the terms of this Plan shall control.
     24.4. Other Conditions. Each Award Agreement may require that a Participant (as a condition to the exercise of an Option or a Stock Appreciation Right or the issuance of Stock or cash subject to any other Award) enter into any agreement or make such representations prepared by the Company, including any agreement which restricts the transfer of Stock acquired pursuant to the exercise of an Option or a Stock Appreciation Right or a Stock Grant or other Award or provides for the repurchase of such Stock by the Company.
     24.5. Rule 16b-3. The Committee shall have the right to amend any Award to withhold or otherwise restrict the transfer of any Stock or cash under this Plan to a Participant as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Section 16 of the 1934 Act might be applicable to such grant or transfer.
     24.6. Coordination with Employment Agreements and Other Agreements. If the Company enters into an employment agreement or other agreement with a Participant which expressly provides for the acceleration in vesting of an outstanding Award or for the extension of the deadline to exercise any rights under an outstanding Award, any such acceleration or extension shall be deemed effected pursuant to, and in accordance with, the terms of such outstanding Award and this Plan even if such employment agreement or other agreement is first effective after the date the outstanding Award was granted; provided, however, no extension of the deadline to exercise any rights under an outstanding Option or Stock Appreciation Right shall be permitted to the extent such extension would cause the Option or Stock Appreciation Right to become subject to the requirements of Section 409A of the Code.
     24.7. Fractional Shares. No fractional shares of Stock shall be issued or delivered under this Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of fractional shares of Stock or whether such fractional shares of Stock or any rights thereto shall be forfeited or otherwise eliminated by rounding up or down.
     24.8. Unfunded Plan. Participants shall have no right, title or interest whatsoever in or to any investments that the Company or its Subsidiaries may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other

Appendix A-33

individual. To the extent that any individual acquires a right to receive payments from the Company or any Subsidiary under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or the Subsidiary, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company or the Subsidiary, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.
     24.9. Relationship to Other Benefits. No payment under this Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or benefit plan of the Company or any Subsidiary unless provided otherwise in such plan.
     24.10. Governing Law. Except to the extent expressly provided herein or in connection with other matters of corporate governance and authority (all of which shall be governed by the laws of the Company’s jurisdiction of incorporation), the validity, construction, interpretation, administration and effect of this Plan and any rules, regulations and actions relating to this Plan shall be governed by and construed exclusively in accordance with the laws of the State of Delaware, notwithstanding the conflicts of laws principles of any jurisdictions. Unless otherwise provided in an Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the State of Minnesota to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.
     24.11. Successors. All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.
     24.12. Delivery and Execution of Electronic Documents. To the extent permitted by applicable law, the Company may: (a) deliver by email or other electronic means (including posting on a Web site maintained by the Company or by a third party under contract with the Company) all documents relating to this Plan or any Award hereunder (including prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including annual reports and proxy statements), and (b) permit Participants to use electronic, internet or other non-paper means to execute applicable Plan documents (including Award Agreements) and take other actions under this Plan in a manner prescribed by the Committee.

Appendix A-34

APPENDIX B
ev3 INC.
EMPLOYEE STOCK PURCHASE PLAN
(As amended and restated by the Board of Directors of ev3 Inc. on December 10, 2009,
subject to approval by the stockholders of ev3 Inc.)
     Section 1. Purpose. This Employee Stock Purchase Plan (the “Plan”) is intended to advance the interests of ev3 Inc., a Delaware corporation (“the Company”) and its stockholders by providing Employees of the Company and its Designated Subsidiaries with opportunities to acquire shares of the Company’s Common Stock on favorable terms through payroll deductions. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and will be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.
     Section 2. Definitions.
     (a) “Board” means the Board of Directors of the Company.
     (b) “Common Stock” means the common stock, par value $0.01 per share, of the Company, or the number and kind of shares of stock or other securities into which such common stock may be changed in accordance with Section 13 of the Plan.
     (c) “Committee” means the entity administering the Plan, as provided in Section 3 below.
     (d) “Compensation” means regular straight-time earnings and commissions that are included in regular compensation, including amounts that would have constituted compensation but for a Participant’s election to defer or reduce compensation pursuant to any deferred compensation, cafeteria, capital accumulation or any other similar plan of the Company and excluding all other amounts such as amounts attributable to overtime, shift premium, incentive compensation and bonuses (except to the extent that the inclusion of any such item is specifically directed by the Committee), determined in a manner consistent with the requirements of Section 423 of the Code.
     (e) “Designated Subsidiary” means a Subsidiary that has been designated by the Board from time to time, in its sole discretion, as eligible to participate in the Plan.
     (f) “Employee” means any person, including an officer, who is employed by the Company or one of its Designated Subsidiaries, excluding any such person whose customary employment with the Company or a Designated Subsidiary is for 20 hours or less per week.
     (g) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     (h) “Fair Market Value” means, with respect to the Common Stock, as of any date: (i) the closing sale price of the Common Stock as of such date at the end of the regular trading session, as reported by the Nasdaq Stock Market, the New York Stock Exchange, the American Stock Exchange or any national securities exchange on which the Common Stock is then listed or quoted (or, if no shares were traded on such date, as of the next preceding date on which there was such a trade); or (ii) if the Common Stock is not so listed, admitted to unlisted trading privileges, or reported on any national securities exchange, the closing sale price as of such date at the end of the regular trading session, as reported by the OTC Bulletin Board or the Pink

Appendix B-1

Sheets, LLC, or other comparable service (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote); or (iii) if the Common Stock is not so listed or reported, such price as the Committee determines in its sole discretion in a manner acceptable under Section 423 of the Code.
     (i) “Offering” means any of the offerings to Participants of options to purchase Common Stock under the Plan, as described in Section 5 below.
     (j) “Offering Date” means the first day of the period of an Offering under the Plan, as described in Section 5 below.
     (k) “Option Price” is defined in Section 8 below.
     (l) “Participant” means an eligible Employee who elects to participate in the Plan pursuant to Section 6 below.
     (m) “Securities Act” means the Securities Act of 1933, as amended.
     (n) “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.
     (o) “Purchase Date” means the last day of the period of an Offering under the Plan, as described in Section 5 below.
     Section 3. Administration. The Plan will be administered by the Board or by a committee of the Board. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, the Plan will be administered by a committee (the “Committee”) consisting solely of not less than two members of the Board who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act. Such a committee, if established, will act by majority approval of the members (but may also take action with the written consent of all the members of such committee), and a majority of the members of such a committee will constitute a quorum. As used in the Plan, “Committee” will refer to the Board or to such a committee, if established. To the extent consistent with corporate law, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Participants who are subject to Section 16 of the Exchange Act. The Committee may exercise its duties, power and authority under the Plan in its sole discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be final, conclusive and binding for all purposes and on all persons, including, without limitation, the Company, the stockholders of the Company, the Participants and their respective successors-in-interest. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under the Plan.
     Section 4. Eligibility.
     (a) With respect to an Offering, any Employee employed by the Company or a Designated Subsidiary on the Offering Date shall be eligible to participate in the Plan, subject to the limitations imposed by Section 423(b) of the Code.

Appendix B-2

     (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan if:
     (i) immediately after the grant, such Employee (or any other person whose stock ownership would be attributed to such Employee pursuant to Section 424(d) of the Code) would own shares of Common Stock and/or hold outstanding options to purchase             shares of Common Stock possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary; or
     (ii) the amount of payroll deductions that the Employee has elected to have withheld under such option (pursuant to Section 7 below) would permit the Employee to purchase shares of Common Stock under all “employee stock purchase plans” (within the meaning of Section 423 of the Code) of the Company and its Subsidiaries to accrue (i.e., become exercisable) at a rate that exceeds $25,000 of the Fair Market Value of such shares of Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.
     Section 5. Offerings. Options to purchase shares of Common Stock shall be offered to Participants under the Plan through a continuous series of Offerings, each continuing for six months and each of which shall commence on January 1 and July 1 of each year, as the case may be, and shall terminate on June 30 and December 31 of such year, as the case may be; provided, however, that the first Offering under the Plan and any subsequent Offering commenced immediately after a suspension of the Plan shall have an Offering Date and Purchase Date as determined by the Committee in its sole discretion. Offerings under the Plan shall continue until either (a) the Committee decides, in its sole discretion, that no further Offerings shall be made because the Common Stock remaining available under the Plan is insufficient to make an Offering to all eligible Employees, or (b) the Plan is terminated under Section 17 below. Notwithstanding the foregoing, and without limiting the authority of the Committee under Section 3, 13(b) and 17 of the Plan, the Committee, in its sole discretion, may (a) accelerate the Purchase Date of the then current Offering and provide for the exercise of options thereunder by Participants in accordance with Section 9 of the Plan, or (b) accelerate the Purchase Date of the then current Offering and provide that all payroll deductions credited to the accounts of Participants will be paid to Participants as soon as practicable after such Purchase Date and that all options for such Offering will automatically be canceled and will no longer be exercisable, if such change is announced at least five (5) days prior to the newly scheduled Purchase Date.
     Section 6. Participation.
     (a) An eligible Employee may become a Participant in the Plan by completing a subscription agreement authorizing payroll deductions on the form provided by the Company (the “Participation Form”) and filing the Participation Form with the Company’s Human Resources Department or the stock brokerage or other financial services firm designated by the Company (“Designated Broker”) not less than 15 days before the Offering Date of the first Offering in which the Participant wishes to participate.
     (b) Except as provided in Section 7(a) below, payroll deductions for a Participant shall begin with the first payroll following the applicable Offering Date, and shall continue until the termination date of the Plan, subject to earlier termination by the Participant as provided in Section 11 below or increases or decreases by the Participant in the amount of payroll deductions as provided in Section 7(c) below.

Appendix B-3

     Section 7. Payroll Deductions.
     (a) By completing and filing a Participation Form, a Participant shall elect to have payroll deductions made from the Participant’s total Compensation (in whole percentages from 1% to a maximum of 10% of the Participant’s total Compensation) on each payday during the time he or she is a Participant in the Plan in such amount as he or she shall designate on the Participation Form; provided, however, that no Participant’s payroll deductions shall be less than $10.00 per pay period.
     (b) All payroll deductions authorized by a Participant shall be credited to an account established under the Plan for the Participant. The monies represented by such account shall be held as part of the Company’s general assets, usable for any corporate purpose, and the Company shall not be obligated to segregate such monies. A Participant may not make any separate cash payment or contribution to such account.
     (c) No increases or decreases of the amount of payroll deductions for a Participant may be made during an Offering. A Participant may increase or decrease the amount of the Participant’s payroll deductions under the Plan for subsequent Offerings by completing an amended Participation Form and filing it with the Company’s Human Resources Department or Designated Broker not less than 15 days prior to the Offering Date as of which such increase or decrease is to be effective.
     (d) A Participant may discontinue the Participant’s participation in the Plan at any time as provided in Section 11 below.
     Section 8. Grant of Option. On each Offering Date, each eligible Employee who is then a Participant shall be granted (by operation of the Plan) an option to purchase as many full shares of Common Stock at the Option Price as he or she will be able to purchase with (a) the payroll deductions credited to the Participant’s account during the Participant’s participation in the Offering beginning on such Offering Date and (b) the balance (if any) carried forward from the Employee’s payroll deduction account from the preceding Offering. Notwithstanding the foregoing, in no event may the number of shares purchased by any Employee during an Offering exceed 2,500 shares of Common Stock. The option price per share of such shares (the “Option Price”) shall be equal to the lesser of: (a) 85% of the Fair Market Value of one share of Common Stock on the Offering Date or (b) 85% of the Fair Market Value of one share of Common Stock on the Purchase Date.
     Section 9. Exercise of Option.
     (a) Unless a Participant gives written notice to the Company as provided in Section 9(d) below or withdraws from the Plan pursuant to Section 11 below, the Participant’s option for the purchase of shares of Common Stock granted for an Offering will be exercised automatically at the Purchase Date of such Offering for the purchase of the number of full shares of Common Stock that the accumulated payroll deductions in the Participant’s account on such Purchase Date will purchase at the applicable Option Price.
     (b) A Participant may only purchase one or more full shares in connection with the automatic exercise of an option granted for any Offering. That portion of any balance remaining in a Participant’s payroll deduction account at the close of business on the Purchase Date of any Offering that is less than the purchase price of one full share will be carried forward into the Participant’s payroll deduction account for the following Offering. In no event will the balance carried forward be equal to or greater than the purchase price of one share on the Purchase Date

Appendix B-4

of an Offering. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, that in lieu of carrying such cash balances forward, such balances will be deemed to have purchased such number of fractional shares of Common Stock as would then be purchasable at the applicable Option Price, with such fractional shares calculated to the fourth (4th) decimal place.
     (c) No Participant (or any person claiming through such Participant) shall have any interest in any Common Stock subject to an option under the Plan until such option has been exercised, at which point such interest shall be limited to the interest of a purchaser of the Common Stock purchased upon such exercise pending the delivery or credit of such Common Stock in accordance with Section 10 below. During the Participant’s lifetime, a Participant’s option to purchase shares of Common Stock under the Plan is exercisable only by the Participant.
     (d) By written notice to the Company prior to the Purchase Date of any Offering, a Participant may elect, effective on such Purchase Date to withdraw all of the accumulated payroll deductions in the Participant’s account as of the Purchase Date (which withdrawal may, but need not, also constitute a notice of termination and withdrawal pursuant to Section 11(a)).
     Section 10. Delivery.
     (a) Except as provided in paragraph (b) below, as promptly as practicable after the Purchase Date of each Offering, the Company will deliver to each Participant, as appropriate, either:
     (i) a certificate representing the shares of Common Stock purchased upon exercise of the Participant’s option granted for such Offering, registered in the name of the Participant or, if the Participant so directs on the Participant’s Participation Form, in the names of the Participant and the Participant’s spouse; or
     (ii) if the Participant makes an election pursuant to Section 9(d) for the Offering, a cash payment equal to the total of the payroll deductions credited to the Participant’s account.
     (b) Notwithstanding paragraph (a) above, in lieu of delivering certificates to each of the Participants with respect to shares of Common Stock purchased in connection with an Offering, the Company may deliver a certificate to a third party representing an aggregate of all of the shares of Common Stock purchased in connection with the Offering (including an aggregate of all of the fractional shares deemed to have been purchased pursuant to Section 9(b), if applicable) rounded down to the nearest full share, plus cash in an amount equal to the Option Price multiplied by any remaining fractional share deemed to have been purchased pursuant to Section 9(b), if applicable, which shares will be held for the benefit of the Participants in accordance with their respective interests, and will deliver a statement of account to each Participant indicating the number of shares of Common Stock purchased by that Participant in connection with that Offering. In the event shares are held for the benefit of Participants, all full shares purchased and fractional shares deemed to have been purchased by a Participant in an Offering and in any subsequent Offerings will accumulate for the benefit of the Participant until the Participant’s withdrawal or termination pursuant to Section 11.

Appendix B-5

     Section 11. Withdrawal; Termination of Employment.
     (a) A Participant may terminate the Participant’s participation in the Plan and withdraw all, but not less than all, the payroll deductions credited to the Participant’s account under the Plan at any time prior to the Purchase Date of an Offering, for such Offering, by giving written notice to the Company’s Human Resources Department or Designated Broker. Such notice shall state that the Participant wishes to terminate the Participant’s involvement in the Plan, specify a termination date and request the withdrawal of all of the Participant’s payroll deductions held under the Plan. All of the Participant’s payroll deductions credited to the Participant’s account will be paid to the Participant as soon as practicable after the termination date specified in the notice of termination and withdrawal (or, if no such date is specified, as soon as practical after receipt of the Participant’s notice of termination and withdrawal), and the Participant’s option for such Offering will be automatically canceled, and no further payroll deductions for the purchase of shares of Common Stock will be made for such Offering or for any subsequent Offering, except in accordance with a new Participation Form filed pursuant to Section 6 above.
     (b) Upon termination of a Participant’s employment for any reason, including retirement or death, the payroll deductions accumulated in the Participant’s account will be returned to the Participant as soon as practicable after such termination or, in the case of the Participant’s death, to the person or persons entitled thereto under Section 14 below, and the Participant’s option will be automatically canceled. In the event that shares are held for the benefit of Participants pursuant to Section 10(b), then upon the termination of a Participant’s employment for any reason, including retirement or death, the Participant, or, in the case of death, the Participant’s designated beneficiary (if allowed by the Committee) or the executor or administrator of the Participant’s estate will be entitled to receive, a certificate representing the number of full shares of Common Stock held for the benefit of the Participant plus cash in an amount equal to the Fair Market Value of any remaining fractional share deemed to have been purchased. In any event, Fair Market Value will be determined as of such termination and such certificate will be delivered and such amounts paid as soon thereafter as practicable. For purposes of the Plan, the termination date of employment shall be the Participant’s last date of actual employment and shall not include any period during which such Participant receives any severance payments. A transfer of employment between the Company and a Designated Subsidiary or between one Designated Subsidiary and another Designated Subsidiary, or absence or leave approved by the Company, shall not be deemed a termination of employment under this Section 11(b).
     (c) A Participant’s termination and withdrawal pursuant to Section 11(a) above will not have any effect upon the Participant’s eligibility to participate in a subsequent Offering by completing and filing a new Participation Form pursuant to Section 6 above or in any similar plan that may hereafter be adopted by the Company.
     Section 12. Interest. No interest shall accrue on a Participant’s payroll deductions under the Plan.
     Section 13. Stock Subject to the Plan.
     (a) The maximum number of shares of Common Stock that shall be reserved for sale under the Plan shall be 1,750,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 13(b) below. The shares to be sold to Participants under the Plan may be, at the election of the Company, either treasury shares or shares authorized but

Appendix B-6

unissued. If the total number of shares of Common Stock that would otherwise be subject to options granted pursuant to Section 8 above on any Purchase Date exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares of Common Stock remaining available for issuance in as uniform and equitable a manner as is practicable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Participant affected thereby and shall return any excess funds accumulated in each Participant’s account as soon as practicable after the Purchase Date of such Offering.
     (b) In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other similar change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, the number and kind of securities or other property (including cash) subject to, and the exercise price of, outstanding options.
     (c) In the event that Participants are deemed to have purchased fractional shares of Common Stock pursuant to Section 9(b), the aggregate of such fractional share interests at any given time will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan; provided, however, that any fractional shares that are paid out to a Participant in cash pursuant to Section 11 will automatically again become available for issuance under the Plan.
     Section 14. Designation of Beneficiary.
     (a) In the discretion of the Committee, a Participant may file written designation of a beneficiary who is to receive shares of Common Stock and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death at a time when cash or shares of Common Stock are held for the Participant’s account.
     (b) Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant in the absence of a valid designation of a beneficiary who is living at the time of such Participant’s death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant; or, if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant; or, if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
     Section 15. Transferability. Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14 above) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 11(a) above.

Appendix B-7

     Section 16. Share Transfer Restrictions.
     (a) Shares of Common Stock shall not be issued under the Plan unless such issuance is either registered under the Securities Act and applicable state securities laws or is exempt from such registration.
     (b) Shares of Common Stock issued under the Plan may not be sold, assigned, transferred, pledged encumbered, or otherwise disposed of (whether voluntarily or involuntarily) except pursuant to registration under the Securities Act and applicable state securities laws, or pursuant to exemptions from such registration.
     (c) The Company may condition the issuance, sale or transfer of shares of Common Stock upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.
     Section 17. Amendment. The Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate in light of, and consistent with, Section 423 of the Code; provided, however, that no such amendment shall be effective, without approval of the stockholders of the Company, if stockholder approval of the amendment is then required pursuant to Rule 16b-3 under the Exchange Act or any successor rule, the rules of any stock exchange or Nasdaq if the Common Stock is then listed on such exchange or Nasdaq or similar regulatory body, or Section 423 of the Code.
     Section 18. Notices. All notices or other communications by a Participant to the Company in connection with the Plan shall be deemed to have been duly given when received by the Chief Financial Officer of the Company or by any other person designated by the Company for the receipt of such notices or other communications, in the form and at the location specified by the Company.
     Section 19. No Right to Employment. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Designated Subsidiary to terminate the employment of any Employee or Participant at any time, nor confer upon any Employee or Participant any right to continue in the employ of the Company or any Designated Subsidiary.
     Section 20. Effective Date of Plan; Termination. The Plan shall be effective as of February 13, 2006, the date it was adopted by the Board. The Plan has been adopted by the Board subject to stockholder approval, and prior to stockholder approval shares of Common Stock may be issued under the Plan subject to such approval. The Board may terminate or suspend the Plan or the granting of options pursuant to the Plan at any time. The Plan will automatically terminate at midnight on February 12, 2016. No option will be granted after termination of the Plan.
     Section 21. Governing Law. Except to the extent expressly provided herein or in connection with other matters of corporate governance and authority (all of which shall be governed by the laws of the Company’s jurisdiction of incorporation), the validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota, notwithstanding the conflicts of laws principles of any jurisdictions.

Appendix B-8

     Section 22. Miscellaneous. The headings to Sections in the Plan have been included for convenience of reference only. Except as otherwise expressly indicated, all references to Sections in the Plan shall be to Sections of the Plan.

Appendix B-9

ev3 INC.
EMPLOYEE STOCK PURCHASE PLAN
Payroll Deduction Authorization Form And Subscription Agreement
                          Original Application
                          Change in Payroll Deduction Amount
1.	hereby elects to participate in the ev3 Inc. Employee Stock Purchase Plan (the “Plan”) and subscribes to purchase shares of the Company’s Common Stock (the “Shares”) according to this Agreement and the Plan.

2.	I hereby authorize payroll deductions, beginning , 20___, from each paycheck in the amount of $ (may not exceed 10% of total compensation on each payday) in accordance with the Plan.

3.	I understand that such payroll deductions will be accumulated to purchase shares according to the Plan, and that shares will be purchased for me automatically at the end of each offering period under the Plan unless I withdraw my accumulated payroll deductions, withdraw from the Plan, or both, by giving written notice to the Company prior to the end of the offering period, as provided in the Plan.

4.	Shares purchased for me under the Plan should be issued or held in an account in the name(s) of:

(name(s))

(address)

(social security number)
5.	I understand that if I dispose of any shares I receive under the Plan within two years after the first day of the offering period during which I purchased the shares, I may be treated for U.S. federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares on the date purchased over the option price paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any such disposition. However, if I dispose of any such shares at any time after the expiration of the two-year holding period, I understand that I will be treated for U.S. federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the amount paid for the shares under the option, or (b) the excess of the fair market value of the shares on the

Appendix B-10

first day of the offering period during which I purchased such shares over the option price. The remainder of the gain, if any, recognized on such disposition will be taxed at capital gains rates.
6.	I have read the current prospectus for the ev3 Inc. Employee Stock Purchase Plan.

7.	In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and Shares due me under the Plan:

Name (Please Print)

	First	Middle	Last

Relationship

Address

Name (Please Print)

	First	Middle	Last

Relationship

Address

Date:

Signature of Employee

Appendix B-11

ev3 INC. ATTN: KEVIN KLEMZ 3033 CAMPUS DRIVE PLYMOUTH, MN 55441
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M22472-P90711	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

ev3 INC.

The Board of Directors recommends you vote FOR the following proposals:

1.	Election of the following three nominees as directors for a three-year term.
			For	Against	Abstain
Nominees:

	1a.	John K. Bakewell	☐	☐	☐

	1b.	Richard B. Emmitt	☐	☐	☐

	1c.	Douglas W. Kohrs	☐	☐	☐

	For	Against	Abstain

2. To consider a proposal to approve the ev3 Inc. Third Amended and Restated 2005 Incentive Plan.	☐	☐	☐

3. To consider a proposal to approve the ev3 Inc. Amended and Restated Employee Stock Purchase Plan.	☐	☐	☐

4. To consider a proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2010.	☐	☐	☐

This proxy when properly executed, will be voted as directed or, if no direction is given, will be voted FOR all nominees for director and FOR proposals 2, 3 and 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ev3 INC.
ANNUAL MEETING OF STOCKHOLDERS
Tuesday, May 25, 2010
2:00 p.m., CDT
ev3 Inc.
3033 Campus Drive
Plymouth, MN 55441
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2009 Annual Report and Notice & Proxy Statement are available at www.proxyvote.com.

M22473-P90711
ev3 Inc.
This proxy is solicited on behalf of the board of directors of ev3 Inc., for use at the Annual Meeting of Stockholders on May 25, 2010.
By signing, dating and returning this proxy card, you revoke all prior proxies, including any proxy previously given by telephone or Internet, and appoint Robert J. Palmisano and Kevin M. Klemz, or either of them, with full power of substitution to vote the shares on the matters shown on the reverse side and any other matter which may properly come before the Annual Meeting of Stockholders to be held on May 25, 2010, and at any adjournment or postponement of the meeting.
You are encouraged to specify your choices by marking the appropriate boxes on the reverse side.
This proxy, when properly signed, will be voted in the manner directed. If no direction is given, this proxy will be voted FOR all of the nominees for director and FOR Proposals 2, 3 and 4 and, in the proxies’ discretion, upon such other matters as may properly come before the meeting.
Continued and to be signed on reverse side